Exhibit 10.13

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

MASTER RESEARCH AND COLLABORATION AGREEMENT

by and among

JOUNCE THERAPEUTICS, INC.

and

CELGENE CORPORATION

and

CELGENE RIVOT LLC

Dated as of July 18, 2016

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 1. DEFINITIONS		1

ARTICLE 2. COLLABORATION AND DEVELOPMENT		24

2.1	Collaboration Overview	24

2.2	Program Development	31

2.3	Responsibilities	36

2.4	Development & Commercialization Post-Option Exercise	38

2.5	Regulatory Filings and Activities Post-Option Exercise	38

2.6	Subcontracting	39

2.7	Audit	39

2.8	Material Transfer	40

2.9	Delivery of Data Packages	41

2.10	Confirmation of Available Targets	41

ARTICLE 3. OPTION EXERCISE; DEVELOPMENT & COMMERCIALIZATION AGREEMENT		42

3.1	Option Grant	42

3.2	Government Approvals	47

ARTICLE 4. GOVERNANCE		49

4.1	Generally	49

4.2	Joint Steering Committee	50

4.3	Patent Committee	54

ARTICLE 5. EXCLUSIVITY		56

5.1	Jounce Exclusivity	56

5.2	Celgene Exclusivity	57

5.3	Exceptions	57

ARTICLE 6. FINANCIAL TERMS		59

6.1	Upfront Payment	59

6.2	Equity Purchase Agreement	60

6.3	Research Term Extension	60

6.4	Option Fees	60

6.5	Milestones	61

6.6	Royalty Payments	61

6.7	Additional Payment Terms	61

6.8	Tax Matters	61

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.9	[***]	62

ARTICLE 7. INTELLECTUAL PROPERTY		62

7.1	Licenses	62

7.2	Ownership	64

7.3	Prosecution and Maintenance of Patents	66

7.4	Defense of Claims Brought by Third Parties	69

7.5	Enforcement of Patents Prior to Exercise of Option	69

7.6	Patent Term Extensions	71

7.7	Common Interest Agreement	71

7.8	Third Party Licenses	71

ARTICLE 8. CONFIDENTIALITY		73

8.1	Nondisclosure	73

8.2	Exceptions	74

8.3	Authorized Disclosure	75

8.4	Terms of this Agreement	76

8.5	Securities Filings	76

8.6	Publicity	77

8.7	Permitted Publications	79

8.8	Relationship to Existing Confidentiality Agreement	80

8.9	Relationship with Other Agreements	80

8.10	Clinical Trials Registry	80

ARTICLE 9. REPRESENTATIONS AND WARRANTIES		81

9.1	Representations and Warranties of Both Parties	81

9.2	Representations and Warranties of Jounce	81

9.3	Representations and Warranties of Celgene	83

9.4	Covenants	83

9.5	Disclaimer	84

ARTICLE 10. INDEMNIFICATION; INSURANCE		85

10.1	Indemnification by Celgene	85

10.2	Indemnification by Jounce	85

10.3	Notice of Claims	85

10.4	Indemnification Procedures	85

10.5	Indemnification Following Exercise of the Option	87

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.6	Insurance	87

10.7	LIMITATION OF LIABILITY	87

ARTICLE 11. TERM AND TERMINATION		87

11.1	Term; Expiration	87

11.2	Termination for Breach	88

11.3	Voluntary Termination	89

11.4	Termination for Bankruptcy	89

11.5	Effects of Expiration or Termination	89

11.6	Surviving Provisions	90

ARTICLE 12. MISCELLANEOUS		91

12.1	Severability	91

12.2	Notices	92

12.3	Force Majeure	93

12.4	Assignment	94

12.5	Waivers and Modifications	94

12.6	WAIVER OF JURY TRIAL	94

12.7	Choice of Law; Jurisdiction; Venue	95

12.8	Relationship of the Parties	95

12.9	Entire Agreement	95

12.10	Counterparts	96

12.11	Equitable Relief	96

12.12	Interpretation	96

12.13	Further Assurances	97

12.14	Celgene Parties	97

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LIST OF EXHIBITS

Exhibit A	Form of Celgene Lead Co-Development and Co-Commercialization Agreement
Exhibit B	Form of Jounce Lead Co-Development and Co-Commercialization Agreement
Exhibit C	Form of PD-1 License Agreement
Exhibit D	Form of Collaboration Material Transfer Agreement
Exhibit E	Form of Press Release
Exhibit F	Available Targets
[***]	[***]

LIST OF SCHEDULES

Schedule 2.2.2	LO Criteria
Schedule 2.6	Subcontracting Essential Provisions
Schedule 7.3.1(c)	Core Countries
Schedule 9.2.1	Jounce Patents
Schedule 9.2.2	Jounce Agreements
Schedule 9.2.3	Payment Obligations to Third Parties

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

MASTER RESEARCH AND COLLABORATION AGREEMENT

This MASTER RESEARCH AND COLLABORATION AGREEMENT (this “Agreement”) is entered into and made effective as of July 18, 2016 (the “Effective Date”) by and among Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), and Celgene Corporation, a Delaware corporation (“Celgene Corp.”), with respect to all rights and obligations under this Agreement in the United States, and Celgene RIVOT LLC (“Celgene RIVOT”), a Delaware limited liability company, with respect to all rights and obligations under this Agreement outside of the United States (Celgene RIVOT and Celgene Corp., together, “Celgene”).  Celgene and Jounce are each referred to herein by name or as a “Party”, or, collectively, as the “Parties.”

RECITALS

WHEREAS, Jounce has developed a proprietary translational science platform for the screening, identification, validation and characterization of target proteins involved in cancer, and is engaged in developing new immunotherapies;

WHEREAS, Celgene possesses expertise in the development and commercialization of pharmaceutical products, including drug therapies to treat cancer, inflammation and immunology;

WHEREAS, in connection with research and development activities conducted by Jounce for each of the Programs (as defined below), Jounce is willing to grant Celgene the exclusive option to enter into a co-development and co-commercialization agreement or license agreement with Jounce with respect to Collaboration Candidates and Development Candidates in each such Program, as further described herein; and

WHEREAS, upon exercise of such option, the Parties shall enter into such separate co-development and co-commercialization agreement or license agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS

“Academic Essential Provisions” has the meaning set forth in Section 5.3.1.

“Accounting Principles” means either U.S. generally accepted accounting principles (“GAAP”) or International Financial Reporting Standards (“IFRS”), as designated and used by the applicable Party in preparing its financial statements from time to time.

“Acquirer Program” has the meaning set forth in Section 5.3.3(d).

“Additional Bundled Program” is defined in Section 3.1.6(a).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[***]

“Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement or any Development & Commercialization Agreement, if applicable.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of [***] or more of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise; provided, however, that notwithstanding the foregoing, neither (i) Third Rock Ventures II, L.P., and Third Rock Ventures III, L.P. each with an address of 29 Newbury Street, 3rd Floor Boston, MA 02116, (collectively, the “Third Rock Fund”) nor (ii) any entity with respect to which the Third Rock Fund owns or controls any direct or indirect ownership of [***] or more of the voting securities or other voting interest of any entity (each, a “Third Rock Portfolio Company”) shall be deemed an Affiliate of Jounce.  For purposes of this Agreement and any Development & Commercialization Agreement, if applicable neither Celgene nor Jounce shall be deemed an Affiliate of the other Party.

“Alliance Manager” has the meaning set forth in Section 4.1.3.

“Antibody” means any antibody, [***].

“Antitrust Law” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws of the United States, a state or territory thereof, or any foreign government that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Available B-Cell/Treg Target” has the meaning set forth in Section 2.1.1.

“Available Macrophage Target” has the meaning set forth in Section 2.1.1.

“Available Targets” means, collectively, the Available B-Cell/Treg Targets, the Available Macrophage Targets, ICOS, PD-1 and, subject to Sections 2.1.1(b)(iii) and 2.2.2(b), any other Targets added to the Pre-LO Target Pool or LO Target Pool. The Parties understand and agree that, when a Pre-LO Target progresses to the LO Target Pool and becomes a Collaboration Target, such Target shall remain an “Available Target”.  For clarity, Available Targets do not include any Excluded Celgene Target or any Excluded Jounce Target.

“B-Cell” means a lymphocyte that expresses immunoglobulin on its surface or secretes immunoglobulin and is responsible for mediating humoral immunity.

“B-Cell/Treg Program” has the meaning set forth in the definition of “Program”.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

“B-Cell/Treg Target” means any Available B-Cell/Treg Target or any Collaboration B-Cell/Treg Target.

“Background IP” has the meaning set forth in Section 7.2.2.

“Bankruptcy Code” has the meaning set forth in Section 7.1.5.

“Biomarker” means a parameter or characteristic in a patient or Patient Sample, the measurement of which is useful (a) for purposes of selecting appropriate therapies or patient populations or monitoring therapies for such patient and/or (b) for predicting the outcome of a particular treatment of such patient.

“Biologic” shall, with respect to a Target, mean: (a) a protein, Antibody or peptide [***]; or (b) a nucleic acid-containing molecule comprising a nucleotide sequence (RNA or DNA) that encodes any of the molecules described in (a) above; [***]. The Parties agree that a [***] shall not be a Biologic.

“Biologically Similar” means that, with respect to any two (2) particular Targets, the binding of either such Target by a Biologic that is Specifically Directed to such Target has a [***].

“Biologics License Application” or “BLA” means a Biologics License Application (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation) and all amendments and supplements thereto submitted to the FDA, or any equivalent filing, including an MAA, in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority, or any similar application or submission for Regulatory Approval filed with a Regulatory Authority to obtain marketing approval for a biologic product in a country or in a group of countries.

“Bundled B-Cell/Treg Collaboration Candidate” is defined in Section 2.1.5(b).

“Bundled B-Cell/Treg Program” is defined in Section 2.1.5(b).

“Bundled B-Cell/Treg Target Group” is defined in the definition of “Bundled B-Cell/Treg Targets”

“Bundled B-Cell/Treg Targets” means any group of two (2) or more Available B-Cell/Treg Targets and/or Collaboration B-Cell/Treg Targets that are [***].

“Bundled Macrophage Collaboration Candidate” shall have the meaning set forth in Section 2.1.4(b).

“Bundled Macrophage Program” is defined in Section 2.1.4(b).

“Bundled Macrophage Target Group” is defined in the definition of Bundled Macrophage Targets.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

“Bundled Macrophage Targets” means (a) [***], as one bundle within the Initial Macrophage Targets; and (b) any two (2) or more Available Macrophage Targets and/or Collaboration Macrophage Targets that are [***].

“Bundled Programs” means any of the Bundled Macrophage Programs and the Bundled B-Cell/Treg Programs.

“Bundled Targets” means any of the Bundled Macrophage Targets and the Bundled B-Cell/Treg Targets.

“Bundled Target Group” means any of the Bundled Macrophage Target Groups and the Bundled B-Cell/Treg Target Groups.

“Business Combination” means, with respect to a Party, any of the following events: (a) any Third Party (or group of Third Parties acting in concert) acquires, directly or indirectly, shares of such Party representing at least a majority of the voting power (where, for purposes of this definition, voting refers to being entitled to vote for the election of directors) then outstanding of such Party; (b) (i) such Party consolidates with or merges into another corporation or entity which is a Third Party, or (ii) any corporation or entity which is a Third Party consolidates with or merges into (x) such Party or (y) any entity which holds, directly or indirectly, at least a majority of the voting power of such Party (a “Parent Entity”), in each event pursuant to a transaction in which at least a majority of the voting power of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting power of such Party or Parent Entity immediately preceding such consolidation or merger; or (c) such Party or Parent Entity conveys, transfers, licenses and/or leases all or substantially all of its respective assets to a Third Party.  Notwithstanding the foregoing, the following shall not constitute a Business Combination: (1) a sale of capital stock to underwriters in an underwritten public offering of a Party’s capital stock solely for the purpose of financing, or (2) a transaction solely to change the domicile of a Party or Parent Entity.

“Business Day” means a day on which banking institutions in New York City, New York are open for business, excluding any Saturday or Sunday.

“Calendar Quarter” means the period beginning on the Effective Date or the effective date of the applicable Development & Commercialization Agreement, as applicable, and ending on the last day of the calendar quarter in which the Effective Date or the effective date of the applicable Development & Commercialization Agreement, as applicable, falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that, the final Calendar Quarter shall end on the last day of the Term or the term of the applicable Development & Commercialization Agreement, as applicable.

“Calendar Year” means the period beginning on the Effective Date or the effective date of the applicable Development & Commercialization Agreement, as applicable, and ending on December 31 of the calendar year in which the Effective Date or the effective date of the applicable Development & Commercialization Agreement, as applicable, falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ending on December 31; provided that, the final Calendar Year shall end on the last day of the Term or the term of the applicable Development & Commercialization Agreement, as applicable.

“CDR” has the meaning set forth in Section 5.1.

“Celgene IP” means (a) Celgene Patents, and (b) Collaboration Know-How solely owned by Celgene to the extent not claimed in Celgene Patents (“Celgene Know-How”).

“Celgene Indemnitees” has the meaning set forth in Section 10.2.

“Celgene Independent Products”  has the meaning set forth in Section 7.1.1(b).

“Celgene Know-How” is defined in the definition of Celgene IP.

“Celgene Patents” has the meaning set forth in Section 7.3.1(d).

“Claims” means any and all suits, claims, actions, proceedings or demands brought by a Third Party.

“Clinical Trial” means a human clinical trial, including any Phase 1a Clinical Trial, Phase 1b Clinical Trial, Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial, any study incorporating more than one of these phases (including a Pivotal Clinical Trial), or any human clinical trial commenced after Regulatory Approval.

“Co-Co Program” shall have the meaning set forth in the definition of “Program”.

“Co-Co Product” means, with respect to a Co-Co Program, any product that constitutes, incorporates, comprises or contains a Co-Co Candidate arising under such Co-Co Program, whether or not as the sole active ingredient, and in all forms, presentations and formulations (including manner of delivery and dosage).

“Co-Development and Co-Commercialization Agreement” means the co-development and co-commercialization agreements attached hereto as Exhibit A (the “Celgene Lead Co-Development and Co-Commercialization Agreement”) and Exhibit B (the “Jounce Lead Co-Development and Co-Commercialization Agreement”).

“Collaboration” has the meaning set forth in Section 2.1.

“Collaboration B-Cell/Treg Target” is defined in Section 2.1.1(b)(iii).

“Collaboration Candidate” means, on a Program-by-Program basis, the Biologics Specifically Directed to such Program’s Available Target or Collaboration Target for use in the Field that are either Immune Activating (“Immune Activating Collaboration Candidates”) or Immune Suppressing (“Immune Suppressing Collaboration Candidates”), as applicable for such Program, that are discovered, generated, invented or acquired [***].

“Collaboration IP” means, collectively:

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(a)                                 “Collaboration Know-How,” which means all Know-How, including physical embodiments of Collaboration Candidates and Development Candidates, Products and Diagnostic Products, that is discovered, generated or invented by or on behalf of either Party or its respective Affiliates, whether solely or jointly with any Third Party, but not by or on behalf of both Parties or their respective Affiliates, pursuant to the conduct of activities under the Collaboration at any time during the Term; and

(b)                                 “Collaboration Patents,” which means any Patents that Cover any Collaboration Know-How.

For clarity, Collaboration IP does not include either Party’s interest in Joint Collaboration IP.

“Collaboration Macrophage Target” is defined in Section 2.1.1(b)(iii).

“Collaboration Material Transfer Agreement” has the meaning set forth in Section 2.8.1.

“Collaboration Other Target” is defined in Section 2.1.1(b)(iii).

“Collaboration Target” means each of the following: (a) as of the Effective Date, ICOS (solely with respect to Collaboration Candidates that are Immune Activators); (b) as of the Effective Date, PD-1 (solely with respect to Collaboration Candidates that are Immune Activators); and (c) each Target that is in the LO Target Pool, [***].

“Commercialization” means any and all activities directed to the manufacturing (including Manufacturing) of commercial supply of a product and related diagnostic product, the marketing, detailing, promotion and securing of pricing and reimbursement of such products, whether before or after Regulatory Approval has been obtained (including making, having made, using, importing, selling and offering for sale such product or related diagnostic product), and will include post-launch marketing, promoting, detailing, marketing, research, distributing, customer service, administering and commercially selling such products, importing, exporting or transporting such products for commercial sale, and all regulatory compliance with respect to the foregoing.  For clarity, “Commercialization” does not include any Clinical Trial commenced after Regulatory Approval.

“Commercialization Lead Party” has the meaning set forth in Section 2.4.1.

“Commercially Reasonable Efforts” means, with respect to either Party in relation to this Agreement or any Development & Commercialization Agreement, such efforts that are consistent with the efforts and resources used by a biopharmaceutical company of similar size and market capitalization as such Party in the exercise of its commercially reasonable business practices relating to an exercise of a right or performance of an obligation under this Agreement or any applicable Development & Commercialization Agreement, including the research, development, manufacture and commercialization of a pharmaceutical or biologic compound or product, as applicable, at a similar stage in its research, development or commercial life as the relevant Biologic or Product (including any Collaboration Candidate), and that has commercial and market potential similar to the relevant compound or Product (including any Collaboration Candidate), taking into account issues of intellectual property coverage, safety and efficacy, stage of development, product profile, competitiveness of the marketplace, proprietary position, regulatory exclusivity, anticipated or approved labeling, present and future market and commercial potential, the likelihood of receipt of Regulatory Approval, profitability (including pricing and reimbursement status achieved or likely to be achieved), amounts payable to licensors of patent or other intellectual property rights, alternative products and legal issues.

“Competitive Program” has the meaning set forth in Section 5.3.2.

“Competitive Program Party” has the meaning set forth in Section 5.3.2.

“Confidential Information” means, with respect to a Party, all non-public, confidential and proprietary information and materials, including Know-How, marketing plans, strategies, and customer lists, in each case, that are disclosed by such Party to the other Party, regardless of

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the disclosing Party in oral, written, visual, graphic or electronic form.

“Control”, “Controls” or “Controlled” means, with respect to any intellectual property (including Know-How) or Confidential Information, the ability of a Party (whether through ownership or license by itself or through its Affiliates (other than a license granted in this Agreement or a Development & Commercialization Agreement)) to grant to the other Party and/or its Affiliates, as applicable, the licenses or sublicenses as provided herein or in a Development & Commercialization Agreement, or to otherwise disclose such intellectual property or Confidential Information to the other Party without violating the terms of any then-existing agreement with any Third Party or misappropriating such intellectual property or Confidential Information.

“Core Countries” has the meaning set forth in Schedule 7.3.1(c)

“Cover”, “Covering” or “Covered” means, with respect to a claim of a Patent and a Product, that the manufacture, use, offer for sale, sale or importation of the Product would infringe a Valid Claim of such Patent in the country in which such activity occurred, but for the licenses granted in this Agreement (or ownership thereof).

“Cure Period” has the meaning set forth in Section 11.2.1.

“Data Lock” means, with respect to a Phase 1 Clinical Trial or any Phase 1a Clinical Trial being conducted by Jounce for a Collaboration Candidate under the Collaboration, the locking by or on behalf of Jounce of the database that contains the data for such Phase 1 Clinical Trial in a manner to prevent or control any further changes to such data after review, query resolution and reasonable determination by Jounce (in accordance with industry standards) that such database is ready for analysis.

“Data Package” means, on a Program-by-Program basis, a data package prepared by Jounce with respect to Development activities conducted under such Program by Jounce and its Affiliates, and provided to Celgene promptly following the occurrence of the following events during Development activities conducted by or on behalf of Jounce for such Program (each, a “Data Package Trigger Event”):

(a)                                 for any Pre-LO Target, the date upon which either [***] (the “LO Data Package”);

(b)                                 for the ICOS Activator Program, the date upon which [***](“JTX-2011 Data Package”);

(c)                                  for the PD-1 Activator Program, the date upon which the following is available [***] (“PD-1 Activator Program Top-Line Data”), [***] (“JTX-4014 Data Package”);

(d)                                 for the Lead Program, the date upon which the following is available [***] (“Lead Program Top-Line Data”) [***] (“Lead Program Data Package”); and

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(e)                                  [***] (“IND Data Package”).

Each Data Package shall contain the following, in a form reasonable under the circumstances: [***] for the JTX-2011 Data Package, the JTX-4014 Data Package and the Lead Program Data Package[***] to the extent Controlled by Jounce, [***].

“Data Package Verification Date” means, with respect to a Data Package, the date that is [***] after the date of receipt by Celgene of such Data Package; provided, that if Celgene requests additional reasonable information and clarifications that are not available in such Data Package during the first [***] of such [***] period, then such [***] period will be automatically extended (as necessary) an additional [***], during which period Celgene may continue to request additional reasonable information and clarifications and Jounce shall use reasonable best efforts to provide such information and clarifications to Celgene.  Notwithstanding the foregoing, in no event shall the Data Package Verification Date be later than [***] after the date of receipt by Celgene of such Data Package.  For clarity, in requesting additional reasonable information, Celgene may not request that Jounce perform any additional experiments or studies beyond what Jounce actually performed, including in accordance with the applicable IDP.

“Deferral Request” has the meaning set forth on Exhibit G.

[***] has the meaning set forth in Section 6.9.

“Development” (and other correlative terms) means preclinical and clinical drug development activities with respect to a product or diagnostic product, including: test method development and stability testing, toxicology, formulation, process development, qualification and validation, manufacture scale-up, development-stage manufacturing (including Manufacturing), quality assurance/quality control, Clinical Trials (including Clinical Trials and other studies commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs, NDAs, BLAs and MAAs (and their equivalents in any country), regulatory affairs with respect to the foregoing and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval.

“Development Candidate” has the meaning set forth in Section 2.1.1(c).

“Development & Commercialization Agreement” means any one or more of (a) the PD-1 License Agreement and (b) a Co-Development and Co-Commercialization Agreement, as applicable.

“Development Lead Party” has the meaning set forth in Section 2.4.1.

“Diagnostic Product” means, on a Collaboration Candidate-by-Collaboration Candidate and on a Product-by-Product basis, any product used to identify, diagnose, screen or monitor patients with a predisposition to a human condition, disease or disorder, or to predict prognosis, safety and/or efficacy of therapeutic treatment of a human condition, disease or disorder in a patient, and in each case which product:  (a) contains a Collaboration Candidate, a functional fragment of such Collaboration Candidate, any variant of the foregoing (including splice variants), any nucleic acid sequence encoding any of the foregoing, or a complementary nucleic

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acid sequence to such nucleic acid sequence;  and/or (b) primarily functions by determining the absence or presence (and/or quantity) of any Biomarker, including any molecule described in (a) or any Collaboration Target, for each that is present in a Patient Sample, in each case of (a) and (b), developed for use in connection with the applicable Collaboration Candidate or Product, or pharmaceutical product comprising a Collaboration Candidate or Product.

“Disclosing Party” has the meaning set forth in Section 8.1.

“DOJ” has the meaning set forth in Section 3.2.2.

“Dollars” or “$” means the legal tender of the United States.

“Electronic Delivery” has the meaning set forth in Section 12.10.

“EMA” means the European Medicines Agency, and any successor entity thereto.

“Equity Purchase Agreement” means the Series B-1 Preferred Stock Purchase Agreement, entered into by Celgene Switzerland LLC and Jounce of even date herewith.

“EU” means all countries that are officially recognized as member states of the European Union at any particular time.

“Evaluation of POC” means, with respect to the ICOS Activator Program, [***].

“Excluded Celgene Program is defined in Section 2.2.2(b)(ii).

“Excluded Celgene Target” is defined in Section 2.2.2(b)(ii).

“Excluded Jounce Target” means any Target for which Jounce, as of the Effective Date, [***].

“Executive Officers” means Jounce’s Chief Executive Officer (or such Chief Executive Officer’s designee, in no case below the level of a Vice President who reports directly to Jounce’s Chief Executive Officer) and Celgene’s Chief Scientific Officer (or such Chief Scientific Officer’s designee, in no case below the level of a Vice President who reports directly to Celgene’s Chief Scientific Officer).

“Existing Confidentiality Agreement” has the meaning set forth in Section 8.8.

“FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

“Field” means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human or animal disease, disorder or condition.

“First Extension” has the meaning set forth in Section 6.3.1.

“First Extension Term” means the period beginning on the end of the Initial Term and ending on the [***] thereof.

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“First Other Program” has the meaning set forth in Section 2.1.7(b).

“Force Majeure” has the meaning set forth in Section 12.3.

“Former Lead Program” has the meaning set forth in 2.1.7(a).

“FTC” has the meaning set forth in Section 3.2.2.

“Funding Agreement” means an agreement pursuant to which a Party or its Affiliate provides funding to a Third Party [***].

“Good Clinical Practices” or “GCP” means the ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Law in the relevant jurisdiction.  In the United States, GCP shall be based on Good Clinical Practices established through FDA guidances (including Guideline for Good Clinical Practice — ICH Harmonized Tripartite Guideline (ICH E6)), and, outside the United States, GCP shall be based on Guideline for Good Clinical Practice — ICH Harmonized Tripartite Guideline (ICH E6).

“Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the United States, as they may be updated from time to time).

“Good Manufacturing Practices” or “GMP” means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products and/or finished pharmaceutical products, including (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211 and “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, as each may be amended from time to time, and (b) all applicable Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of any Collaboration Candidate or Product, as applicable.

“Governmental Authority” means any:  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Guiding Principles” has the meaning set forth in Section 3.1.2.

“HSR Act” has the meaning set forth in the definition of “Antitrust Law.”

“HSR Clearance Date” has the meaning set forth in Section 3.2.2.

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“HSR Filing” has the meaning set forth in Section 3.2.2.

“ICOS” means the Target inducible T-cell costimulatory protein, including any isoform thereof.

“ICOS Activator Program” has the meaning set forth in the definition of “Program”.

“ICOS POC Study” means a single Clinical Trial which (a) [***].

“IIT” or “Investigator Initiated Trial” means a human clinical study sponsored and conducted by an investigator at a research institution for which a Party or its Affiliate provides or develops pharmaceutical compounds or biologic supplies; provided that such Party or Affiliate has no right or ability to direct or control such human clinical study, excluding (a) any human clinical study with a cooperative group, (b) any human clinical study that could reasonably be expected, in and of itself, to be used to obtain a regulatory approval, and (c) any human clinical study that includes a head-to-head comparison of any pharmaceutical compound or biologic, either alone or in combination with any other pharmaceutical compound or biologic.

“Implementation Date” has the meaning set forth in Section 3.2.2.

“Immune Activating” and “Immune Activator” means having an immune activating effect that (a) [***], and (b) [***].  References herein to “Immune Activating Program” means a Program for which the Collaboration Candidates are Immune Activating Collaboration Candidates.

“Immune Activating Collaboration Candidates” has the meaning set forth in the definition of Collaboration Candidate.

“Immune Suppressing” and “Immune Suppressor” means having an immune suppressing effect that (a) [***], and (b) [***]. References herein to “Immune Suppressing Program” means a Program for which the Collaboration Candidates are Immune Suppressing Collaboration Candidates.

“Immune Suppressing Collaboration Candidates” has the meaning set forth in the definition of Collaboration Candidate.

“IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto.  References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application (“CTA”) in the EU).

“IND Approval” means, with respect to a Development Candidate, that the applicable Regulatory Authority permits such Development Candidate to be administered to humans in a Clinical Trial, including by issuing a “safe to proceed” letter or similar authorization.

“IND-Enabling Studies” means studies that are required to meet the requirements for filing an IND with a Regulatory Authority, including pharmacokinetic studies, tissue cross-

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reactivity studies and GLP (good laboratory practice) toxicology studies in pharmacologically relevant species, or studies required for the preparation of the CMC (chemistry, manufacturing and controls) section of such IND, including but not limited to studies relating to analytical methods and purity analysis, and formulation and Manufacturing development studies, all as necessary to obtain the permission of the Regulatory Authority to begin human clinical testing.

“Indemnification Claim” has the meaning set forth in Section 10.3.

“Indemnitee” has the meaning set forth in Section 10.3.

“Indemnitor” has the meaning set forth in Section 10.3.

“Indication” means any human disease or condition, or sign or symptom of a human disease or condition in a particular target patient population.

“Indirect Taxes” has the meaning set forth in Section 6.8.1(a).

“Initial Development Plan” or “IDP” means any of the following, as applicable, and to the extent agreed by the JSC following the Effective Date, and which may be amended from time to time by the JSC pursuant to Section 4.2.3:

(a)                                 the initial development plan governing the research and Development activities to be conducted by the Parties as part of the Collaboration with respect to ICOS (solely with respect to Collaboration Candidates that are Immune Activators), including pre-clinical work and Clinical Trials for JTX-2011 through the Evaluation of POC (the “JTX-2011 IDP”);

(b)                                 the initial development plan governing the research and Development activities to be conducted by the Parties as part of the Collaboration with respect to JTX-4014, including pre-clinical work and [***] (the “JTX-4014 IDP”);

(c)                                  the initial development plan governing the research and Development activities to be conducted by the Parties as part of the Collaboration with respect to the Pre-Clinical Collaboration Candidates and Development Candidates Specifically Directed against the Available Macrophage Targets and/or Available B-Cell/Treg Targets until the first IND for a Collaboration Candidate Specifically Directed against one (1) of the Available Macrophage Targets and/or Available B-Cell/Treg Targets is filed (in which case, the remaining Available Macrophage Targets and/or Available B-Cell/Treg Targets shall no longer be included in such plan, but instead shall be included in an Other IDP), including all pre-clinical work, [***] (the “Lead IDP”);

(d)                                 the initial development plans governing the research and Development activities to be conducted by the Parties as part of the Collaboration with respect to all Other Programs except the Available Macrophage Target or Available B-Cell/Treg Target that is the subject of the Lead IDP, including pre-clinical work (an “Other IDP”);

and “Initial Development Plans” or “IDPs” shall mean all of the foregoing.

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“Initial Macrophage Targets” is defined in Section 2.1.1(b)(i).

“Initial Term” means the period beginning on the Effective Date and ending on the [***] thereof.

“Inventions” means any process, method, composition of matter, article of manufacture, discovery, improvement or finding that is discovered, generated or invented (whether patentable or not) by or on behalf of either Party or its respective Affiliates or both Parties or their respective Affiliates, whether solely or jointly with any Third Party, in the course of activities performed under this Agreement or a Development & Commercialization Agreement, as applicable.

“Joint Collaboration IP” means, collectively:

(a)                                 “Joint Collaboration Know-How,” which means all Know-How, including physical embodiments of Collaboration Candidates, Development Candidates, Products and Diagnostic Products, that is discovered, generated or invented by or on behalf of both Parties or their respective Affiliates, whether solely or jointly with any Third Party, pursuant to the conduct of activities under the Collaboration at any time during the Term; and

(b)                                 “Joint Collaboration Patents,” which means Patents that Cover any Joint Collaboration Know-How.

“Jounce Agreements” has the meaning set forth in Section 9.2.2.

“Jounce Deferral” has the meaning set forth on Exhibit G.

“Jounce Exclusivity Target” has the meaning set forth in Section 5.1.

“Jounce In-Licenses” has the meaning set forth in Section 9.2.2.

“Jounce Indemnitees” has the meaning set forth in Section 10.1.

“Jounce IP” means the Jounce Patents and the Jounce Know-How.

“Jounce Know-How” means all Know-How Controlled by Jounce or its Affiliates as of the Effective Date or at any time during the Term that is (a) reasonably necessary or useful for the research, Development, Manufacture and/or Commercialization of any Collaboration Candidate, Product, or related Diagnostic Product or to use the Program Biological and Chemical Materials, or (b) incorporated or otherwise used in (including in the Manufacture of) any Collaboration Candidate, Product, or related Diagnostic Product; but excluding any Know-How solely related to any Lapsed Program, Lapsed Targets or Excluded Jounce Targets, including any Know-How solely related to any Biologic that binds to any Lapsed Target or Excluded Jounce Target (except as and to the extent applicable to any then-existing Program under this Collaboration from time to time).

“Jounce Out-Licenses” has the meaning set forth in Section 9.2.2.

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“Jounce Owned Inventions” has the meaning set forth in Section 7.2.4.

“Jounce Patents” means, on a Program-by-Program basis, any and all (a) Patents that are set forth on Schedule 9.2.1 related to such Program and (b) Patents Controlled by Jounce or its Affiliates at any time during the Term that Cover (x) any Collaboration Candidate, Product, or related Diagnostic Product under such Program or the research, Development, Manufacture and/or Commercialization thereof or (y) any Jounce Know-How related to such Program.  For example and without limitation, if an Immune Activating Program with respect to a Collaboration Target becomes a Lapsed Program but such Collaboration Target has not become a Lapsed Target because the Immune Suppressing Program with respect to the same Collaboration Target remains a Program subject to Celgene’s Option, then a claim in a Patent satisfying (a) and/or (b) above with respect to such Immune Suppressing Program would continue to be a Jounce Patent.  By way of further example and without limitation: if a Patent satisfying clause (a) and/or (b) above includes a claim Covering only the composition of matter of a Collaboration Candidate that is Specifically Directed to a Collaboration Target — and such claim does not claim that such Collaboration Candidate has activity as either an Immune Activator or Immune Suppressor with respect to such Collaboration Target — and the Immune Activating Program for such Collaboration Target becomes a Lapsed Program but Celgene continues to have an Option on the Immune Suppressing Program for such Collaboration Target, then such composition of matter claim would continue to be a Jounce Patent for purposes of this Agreement.  Each Patent described in (b) above shall automatically be added to Schedule 9.2.1 upon coming into existence.  Notwithstanding anything in this Agreement or any Development and Commercialization Agreement to the contrary, “Jounce Patents” excludes any claim Covering any invention solely related to any Lapsed Program, Lapsed Target or Excluded Jounce Target (including claims solely Covering the composition of matter, use or manufacture of any Biologic that binds to the Collaboration Target of any Lapsed Program or Excluded Jounce Target) (except as and to the extent applicable to any then-existing Program under this Collaboration from time to time).

“JSC” has the meaning set forth in Section 4.2.1.

“JTX-2011” means Jounce’s proprietary Antibody that is Specifically Directed to ICOS that will be the subject of a Phase 1 Clinical Trial.

“JTX-4014” means Jounce’s proprietary Antibody that is Specifically Directed to PD-1 and is known, as of the Effective Date, as JTX-4014.

“Know-How” means all (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results, chemical structures, sequences, processes, formulae, techniques, research data, reports, standard operating procedures and batch records), analytical and quality control data, analytical methods (including applicable reference standards), full batch documentation, packaging records, release, stability, storage and shelf-life data, and manufacturing process information, results or descriptions, software and algorithms; and (b) tangible manifestations thereof, including any and all Program Biological and Chemical Materials, including any and all of the foregoing relating to Program Biological and Chemical Materials.  As used in this Agreement, “clinical test data” shall include all

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information related to clinical or non-clinical testing, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

“Lapsed Program” means any Program for which Celgene has: (a) not exercised its Option before the expiration of such Program’s Option Term; (b) elected to exclude such Program as an Excluded Celgene Program as described in Section 2.2.2(b)(ii); (c) removed such Program’s Pre-LO Target from the Collaboration as described in Section 2.2.2(e); or (d) exercised its termination right under Section 11.3.

“Lapsed Target” has the meaning set forth in Section 3.1.7(a).

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision.

“Lead Collaboration Target” has the meaning set forth in Section 2.1.6.

“Lead Party” means the Commercialization Lead Party, the Development Lead Party or the Regulatory Lead Party, as applicable.

“Lead Program” has the meaning set forth in Section 2.1.6.

“Lead Program Data Package” has the meaning set forth in the definition of Data Package.

“Lead Program Top-Line Data” has the meaning set forth in the definition of Data Package.

“Lead Program Option” has the meaning set forth in Section 3.1.3.

“Licensed Candidate” has the meaning defined in the PD-1 License Agreement.

“Licensed Product” means, with respect to a Licensed Program, any product that constitutes, incorporates, comprises or contains a Licensed Candidate arising under such Licensed Program, whether or not as the sole active ingredient, and in all forms, presentations, and formulations (including manner of delivery and dosage).

“Licensed Program” shall have the meaning set forth in the definition of “Program”.

[***]

“Litigation Conditions” means, with respect to a Claim, (a) such Claim does not seek injunctive relief or non-monetary damages from the Indemnitee and (b) the Indemnitor expressly agrees in writing that as between the Indemnitor and Indemnitee, the Indemnitor shall be solely obligated to satisfy and discharge such Claim in full and is able to reasonably demonstrate that it has sufficient financial resources to meet such indemnification obligations.

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“LO Criteria” means the criteria set forth on Schedule 2.2.2.

“LO Target Pool” means, on a Program-by-Program basis: (a) the Collaboration Macrophage Targets, (b) the Collaboration B-Cell/Treg Targets, (c) the Collaboration Other Targets, and (d) as of the Effective Date, ICOS (solely with respect to Collaboration Candidates that are Immune Activators) and PD-1 (solely with respect to Collaboration Candidates that are Immune Activators).

“MAA” means a regulatory application filed with the EMA seeking Regulatory Approval of a biological, pharmaceutical or diagnostic product, and all amendments and supplements thereto filed with the EMA.

“Macrophage” means the major differentiated cell of the mononuclear phagocyte system.

“Macrophage Targets” means the Available Macrophage Targets and the Collaboration Macrophage Targets; [***], PD-1, [***].

“Major Market Country” means any one of the following countries: [***].

“Manufacture” means all activities related to the manufacturing of a product or diagnostic product or, in either case, any component or ingredient thereof, including test method development and stability testing, formulation, process development, manufacturing scale-up whether before or after Regulatory Approval, manufacturing any product or diagnostic product in bulk or finished form for Development or Commercialization (as applicable), including filling and finishing, packaging, labeling, shipping and holding, in-process and finished product testing, release of a product or diagnostic product or, in either case, any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a Product, and regulatory activities related to any of the foregoing. “Manufacturing” has a corresponding meaning.

“Material Breach” means, with respect to each Party, a material breach of this Agreement in a manner that fundamentally frustrates the transactions contemplated by this Agreement taken as a whole.

“Material Receiving Party” has the meaning set forth in Section 2.8.1.

“Materials” has the meaning set forth in Section 2.8.1.

“New Committee” has the meaning set forth in Section 4.1.1(a)

“New Drug Application” or “NDA” means a New Drug Application (as more fully described in U.S. 21 C.F.R. Parts 314.50 et seq. or its successor regulation) and all amendments and supplements thereto, submitted to the FDA, or any equivalent filing, including an MAA, in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority, or any similar application or submission for Regulatory Approval filed with a Regulatory Authority to obtain marketing approval for a Biologic, in a country or in a group of countries.

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“Option” has the meaning set forth in Section 3.1.

“Option Exercise Notice” has the meaning set forth in Section 3.1.7.

“Option Term” means, on a Program-by-Program basis, any of the following, as applicable:

(a)                                 with respect to the ICOS Activator Program, the period commencing on the Effective Date and ending on, subject to Sections 2.9, 3.1.1 and 3.1.7, the Data Package Verification Date for the ICOS Activator Program (the “JTX-2011 Option Term”);

(b)                                 with respect to the PD-1 Activator Program, the period commencing on the Effective Date and ending on, subject to Sections 2.9, 3.1.2 and 3.1.7, the Data Package Verification Date for the PD-1 Activator Program (the “JTX-4014 Option Term”); and

(c)                                  with respect to an Other Program (including the Lead Program), the period commencing on the Effective Date and ending on, subject to Sections 2.9 and 3.1.7, the Data Package Verification Date (with respect to either the Lead Program Data Package or any IND Data Package, as applicable) for such Other Program (the “Other Program Option Term”; and together with JTX-2011 Option Term and JTX-4014 Option Term, the “Option Terms”).

Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that the term “Option Term” is applicable only to a Program that is subject to an Option. For the purposes of the definition of “JTX-2011 Option Term,” [***].

“Other Program Option” has the meaning set forth in Section 3.1.4(a).

“Other Programs” has the meaning set forth in the definition of “Program”.

“Outstanding Amount” has the meaning set forth on Exhibit G.

“Paired Program” has the meaning set forth in Section 3.1.

“Patent Committee” has the meaning set forth in Section 4.3.1.

“Patent Liaison” has the meaning set forth in Section 4.1.4.

“Patent Strategy” has the meaning set forth in Section 4.3.6(c).

“Patents” means (a) all issued patents and pending patent applications, including the parents thereof and issued patents maturing therefrom, in any country or supranational jurisdiction worldwide, (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

“Patient Sample” means a sample obtained or derived from humans, including without limitation samples of human tissue, blood, plasma, urine or serous fluids.

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“PD-1” means the Target programmed death-1 protein[***].

“PD-1 Activator Program” has the meaning set forth in the definition of “Program”.

“PD-1 Activator Program Top-Line Data” has the meaning set forth in the definition of Data Package.

“PD-1 License Agreement” means the form of license agreement attached hereto as Exhibit C.

“PD-1 Agreement” has the meaning set forth in Section 9.4.1(e)(ii).

“PD-1 Notice” has the meaning set forth in Section 3.1.2.

[***]

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

“Phase 1 Clinical Trial” means (a) both a Phase 1a Clinical Trial and a Phase 1b Clinical Trial, or (b) a single trial that may contain elements of both a Phase 1a Clinical Trial and a Phase 1b Clinical Trial.

“Phase 1a Clinical Trial” means a human clinical trial of a compound, the principal purpose of which is a preliminary determination of safety, pharmacokinetics, and pharmacodynamic parameters in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

“Phase 1b Clinical Trial” means a human clinical trial of a compound, the principal purpose of which is a further determination of safety and pharmacokinetics (including exploration of trends of a biomarker-based or clinical endpoint-based efficacy relationship to dose which are not designed to be statistically significant) of the compound whether or not in combination with concomitant treatment after an initial Phase 1a Clinical Trial, prior to commencement of Phase 2 Clinical Trials or Phase 3 Clinical Trials, and which provides (itself or together with other available data) sufficient evidence of safety to be included in filings for a Phase 2 Clinical Trial or a Phase 3 Clinical Trial with Regulatory Authorities, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

“Phase 2 Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety and effectiveness for a particular Indication or Indications in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

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“Phase 3 Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c) and is intended to (a) establish that the product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

“Pivotal Clinical Trial” means a human clinical trial of a product on a sufficient number of subjects that, prior to commencement of the trial, satisfies both of the following ((a) and (b)):

(a)                                 such trial is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar clinical study prescribed by the FDA or EMA; and

(b)                                 such trial is a registration trial sufficient for filing an application for a Regulatory Approval for such product in a Major Market Country, as evidenced by (i) an agreement with or statement from the FDA or the EMA on a Special Protocol Assessment or equivalent, or (ii) other guidance or minutes issued by the FDA or EMA, for such registration trial.

“Portfolio Roadmap” is defined in Section 2.2.4.

“Pre-LO Targets” mean any Available Target (including ICOS and PD-1, each solely with respect to Collaboration Candidates that are Immune Suppressors) that is included in the Pre-LO Target Pool in accordance with Sections 2.1.1(b)(iii) and 2.2.2(b); but excluding [***].

“Pre-LO Target Pool” means all of the following: (a) any Available Macrophage Targets (including, as of the Effective Date, the Initial Macrophage Targets); (b) any Available B-Cell/Treg Target; (c) ICOS and PD-1, each solely with respect to Collaboration Candidates Specifically Directed to ICOS or PD-1, respectively, that are Immune Suppressors; and (d) any Proposed Target that is identified by mutual written agreement of the Parties [***]; but excluding [***].

“Premium” has the meaning set forth on Exhibit G.

“Product” means a Co-Co Product or a Licensed Product.

“Product Liability” means any product liability claims asserted or filed by a Third Party (without regard to their merit or lack thereof), seeking damages or equitable relief of any kind, relating to personal injury, wrongful death, medical expenses, an alleged need for medical monitoring, consumer fraud or other alleged economic losses, allegedly caused by any Co-Co Product (under a Co-Development and Co-Commercialization Agreement) or Licensed Product (under the PD-1 License Agreement), and including claims by or on behalf of users (including spouses, family members and personal representatives of such users) of any Co-Co Product or Licensed Product (as applicable) relating to the use, sale, distribution or purchase of any Co-Co Product or Licensed Product (as applicable) sold by a Party, its Affiliates, sublicensees

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(including, in the case of Celgene, Sublicensees) or distributors, including claims by Third Party payers, such as insurance carriers and unions.

“Program” means any of the following, as applicable:

a)             the research and Development program for JTX-2011 or any other Collaboration Candidates Specifically Directed to ICOS that are Immune Activators conducted by Jounce (including applicable Program-Specific Reagents), whether or not pursuant to the JTX-2011 IDP, as further described in Section 2.1.2, and all other Immune Activator activities conducted under the Collaboration with respect to ICOS (the “ICOS Activator Program”); provided, however, that any research and Development program for any Collaboration Candidates Specifically Directed to ICOS that are Immune Suppressors and applicable Program-Specific Reagents conducted by Jounce shall be included in the Collaboration as an “Other Program”;

b)             the research and Development program for JTX-4014 or any other Collaboration Candidates Specifically Directed to PD-1 that are Immune Activators conducted by Jounce (including applicable Program-Specific Reagents), whether or not pursuant to the JTX-4014 IDP, as further described in Section 2.1.3, and all other Immune Activator activities conducted under the Collaboration with respect to PD-1 (the “PD-1 Activator Program”); provided, however, that any research and Development program for any Collaboration Candidates Specifically Directed to PD-1 that are Immune Suppressors and applicable Program-Specific Reagents conducted by Jounce shall be included in the Collaboration as an “Other Program”

c)              each research and Development program for Collaboration Candidates and Development Candidates Specifically Directed to the Macrophage Targets that are either Immune Activators or Immune Suppressors, as applicable, conducted by Jounce (including applicable Program-Specific Reagents), whether or not pursuant to the IDP for such Collaboration Target, as further described in Section 2.1.4, and all other activities conducted under the Collaboration with respect to the Macrophage Target, including any applicable Program-Specific Reagents (each such research and development program, including each Bundled Macrophage Program, a “Macrophage Program”).  By way of example and not limitation, if for a given Macrophage Target Jounce Develops Immune Activator Collaboration Candidates Specifically Directed to such Macrophage Target, and also Develops Immune Suppressor Collaboration Candidates Specifically Directed to such Macrophage Target, then such Macrophage Target shall be the subject of two (2) distinct Macrophage Programs; and

d)             each research and Development program for Collaboration Candidates and Development Candidates Specifically Directed to B-Cell/Treg Targets that are either Immune Activators or Immune Suppressors, as applicable, conducted by Jounce (including applicable Program-Specific Reagents), whether or not pursuant to the IDP for such Target, as further described in Section 2.1.5, and all other activities conducted under the Collaboration with respect to such B-Cell/Treg Target, including any applicable Program-Specific Reagents (each, including each Bundled B-Cell/Treg Program, a “B-Cell/Treg Program”). By way of example and not limitation, if for a given B-Cell/Treg Target Jounce Develops Immune Activator Collaboration Candidates Specifically Directed to such B-Cell/Treg Target, and also Develops Immune Suppressor Collaboration

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Candidates Specifically Directed to such B-Cell/Treg Target, then such B-Cell/Treg Target shall be the subject of two (2) distinct B-Cell/Treg Programs.

And “Other Programs” means, collectively, the Macrophage Programs, B-Cell/Treg Programs and any other Program for Available Targets (excluding, in any event, the ICOS Activator Program and the PD-1 Activator Program); and “Programs” means all of the foregoing (including for the avoidance of doubt the Lead Program).  For clarity, each Program will only include Collaboration Candidates that are Immune Activators or Immune Suppressors, of a Collaboration Target, but not both, and if a Collaboration Target is the subject of both a Program for Immune Activating Collaboration Candidates and a Program for Immune Suppressing Collaboration Candidates, such Collaboration Target shall be a Collaboration Target of each such Program.

Following the exercise of the Option with respect to a Program, such Program shall be referred to in such Development & Commercialization Agreements as a “Licensed Program” (where such Development & Commercialization Agreement is the PD-1 License Agreement), or a “Co-Co Program” (where such Development & Commercialization Agreement is a Co-Development and Co-Commercialization Agreement).

“Program Assets” has the meaning set forth in Section 3.1.8.

“Program Biological and Chemical Materials” means, on a Program-by-Program basis, such Program’s compositions of matter, cells, cell lines, assays, animal models and any other physical, biological or chemical material, each to the extent Controlled by Jounce and related to Collaboration Candidates, and Development Candidates, including physical embodiments of such Program’s Collaboration Candidates, and Development Candidates, Products and Diagnostic Products.

“Program-Specific Reagents” means, with respect to a specific Program, the Biologics that (i) specifically bind to the applicable Collaboration Target but do not have functional activity and (ii) are necessary or useful for the Development of the Collaboration Candidates and Development Candidates for such Program.

“Proposed Target” means any Target, other than an Excluded Jounce Target or Excluded Celgene Target, that is expressed primarily on B-Cells, Tregs, or Macrophages, and is proposed by either Party to the JSC as a potential addition to the Pre-LO Target Pool or LO Target Pool.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, appeals, and, subject to Section 7.6, requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, oppositions, inter partes, re-examinations, post-grant proceedings and other similar proceedings with respect to the particular Patent, and any appeals therefrom.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

“Publishing Party” has the meaning set forth in Section 8.7.1.

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“Purpose” has the meaning set forth in Section 2.8.1.

“Quarterly Calculation Day” has the meaning set forth on Exhibit G.

“Receiving Party” has the meaning set forth in Section 8.1.

“Regulatory Activities” has the meaning set forth in Section 2.5.1.

“Regulatory Approval” means the approval, license or authorization of the applicable Regulatory Authority necessary for the marketing and sale of a product for a particular Indication in a country in the world, including (a) separate pricing or reimbursement approvals whether or not legally required in order to sell the product in such country, and (b) the approval by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

“Regulatory Authority” means any national or supranational Governmental Authority, including the FDA in the U.S., the EMA in Europe or any health regulatory authority in any country in the Territory that is a counterpart to the foregoing agencies and holds responsibility for development and commercialization of, and the granting of Regulatory Approval for, a Collaboration Candidate, Product or Diagnostic Product, as applicable, in such country.

“Regulatory Lead Party” has the meaning set forth in Section 2.5.1.

“Regulatory Materials” means the regulatory registrations, applications, Regulatory Approvals or other submissions made to or with any Regulatory Authority necessary for the research, development (including the conduct of Clinical Trials), manufacture, or commercialization of a Collaboration Candidate, Product or Diagnostic Product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each NDA, including all Drug Master File(s) (if any), IND, CTA in the EU, MAA and supplemental new drug applications (sNDAs) or foreign equivalents of any of the foregoing.

“Research Term” means the Initial Term, the First Extension Term, the Second Extension Term and the Third Extension Term, as applicable.

“Residual Information” has the meaning set forth in Section 8.2.4.

“ROW PD-1 License Agreement” has the meaning set forth in Section 9.4.1(e)(i).

“ROW Territory” means the world, excluding the United States.

“SEC” has the meaning set forth in Section 8.3.1(a).

“Second Extension” has the meaning set forth in Section 6.3.2.

“Second Extension Term” means the period beginning on the end of the First Extension Term and ending on the [***] thereof.

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“Securities Regulators” has the meaning set forth in Section 8.5.

“Special Protocol Assessment” means the procedures adopted by the United States Center for Drug Evaluation and Research and the Center for Biologics Evaluation and Research for evaluating issues related to the adequacy of certain proposed studies associated with the development of products in human drug applications as defined in section 735(1) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 379g(1)) for products covered by the Prescription Drug User Fee Act of 1992, as further described in section 119(a) of the Food and Drug Administration Modernization Act.

“Specifically Directed” means, with respect to a Target, the ability of a molecule, agent, or compound to selectively and specifically bind to such Target to inhibit, activate or otherwise modulate the activity of such Target.

“Subcommittee” has the meaning set forth in Section 4.1.1(b)

“Subcontracting Essential Provisions” has the meaning set forth in Section 2.6.

“Sublicensee” means, with respect to Celgene, a Third Party to whom Celgene has granted a sublicense under Know-How or Patents licensed to Celgene by Jounce pursuant to a Development & Commercialization Agreement, to Develop, Manufacture, have Manufactured, use, offer for sale, sell, import and otherwise Commercialize Collaboration Candidates, Development Candidates, Diagnostic Products or Products in the Field worldwide or in a particular territory or field, in accordance with the applicable Development & Commercialization Agreement but excluding any Third Party acting solely as a distributor and excluding Jounce, its Affiliates, sublicensees and other licensees.

“Target” means any protein described in either (a) or (b) below: (a) a human protein [***]; (b) any protein that has an amino acid sequence that is at least [***].

“Term” has the meaning set forth in Section 11.1.

“Territory” means worldwide.

“Third Extension” has the meaning set forth in Section 6.3.3.

“Third Extension Term” means the period beginning on the end of the Second Extension Term and ending on the [***] thereof.

“Third Party” means any Person other than Jounce or Celgene that is not an Affiliate of Jounce or of Celgene.

“Third Party Damages” means all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind and is limited to matters asserted by Third Parties against a Party; provided, that no Party shall be liable to hold harmless or indemnify the Jounce Indemnitees or Celgene Indemnitees, as applicable, for any claims, threatened claims, damages, losses, suits, proceedings, liabilities,

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costs or judgments for consequential, punitive or exemplary damages or lost profits, except to the extent the Party seeking indemnification is actually liable to a Third Party for such consequential, punitive or exemplary damages or lost profits in connection with a claim by such Third Party.

“Third Party License” has the meaning set forth in Section 7.8.3(a).

“Third Party Transaction” means any transaction with any Third Party, whether, directly or indirectly, as a licensing transaction, sale of assets, sale of stock, merger, consolidation, reorganization, de-merger or other comparable transaction), the result of which is that a Third Party directly or indirectly owns, possesses a license, or otherwise controls the right to Develop or Commercialize a Biologic.

[***]

“Transferring Party” has the meaning set forth in Section 2.8.1.

“Treg” means regulatory T cells that are a subpopulation of T cells which negatively regulate the immune system, maintain tolerance to self-antigens, suppress immune system in cancers and/or abrogate autoimmune disease. The Parties understand and agree that “Treg Cells” includes both natural Treg Cells (nTreg) and inducible Treg Cells (iTreg).

“United States” or “U.S.” means the United States of America and all of its territories and possessions.

“U.S. PD-1 License Agreement” has the meaning set forth in Section 9.4.1(e)(i).

“Valid Claim” means a claim of (a) an issued patent in the U.S. or in a jurisdiction outside the U.S., as applicable, that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant review, other post grant procedures or similar proceedings; or (b) a pending patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than [***] years (or, in the case of any such pending patent application in [***]) from the date [***].  For clarity, a claim which issues after being pending for more than [***] (or, in the case of any such pending patent application [***] shall be considered a Valid Claim as of the date of issuance.

ARTICLE 2.
COLLABORATION AND DEVELOPMENT

2.1                                     Collaboration Overview. Pursuant to the terms and conditions of this Agreement, Jounce may conduct, in its sole discretion, research and Development activities pursuant to the Programs and, if Celgene exercises its Options, the Parties shall collaborate on the further Development and Commercialization of one or more Development Candidates pursuant to each Development & Commercialization Agreement (the “Collaboration”), as follows:

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2.1.1                     General Description.  As set forth in Section 3.1, Celgene has Options on Programs, each of which is focused on a Collaboration Target as described below.

(a)                                                                           ICOS Activator Program and PD-1 Activator Program.  As of the Effective Date, Jounce has developed JTX-2011 to treat cancer by targeting ICOS, and has developed JTX-4014 to treat cancer by targeting PD-1.  Both ICOS and PD-1, each solely with respect to Collaboration Candidates that are Immune Activators, are Collaboration Targets and subjects of the ICOS Activator Program and the PD-1 Activator Program, respectively.

(b)                                                                           Other Programs; Expansion of Pre-LO Target Pool.  In addition, the Collaboration may include certain “Other Programs” that contain Biologics that are Specifically Directed to Available Targets and that are either Immune Activators or Immune Suppressors as follows (provided that, solely with respect to ICOS and PD-1, “Other Programs” shall only include Biologics that are Immune Suppressors):

(i)                                     Macrophages.  By screening Macrophages, Jounce has discovered certain Targets, listed on Exhibit F, that may be useful in treating diseases in the Field (such Targets listed on Exhibit F as of the Effective Date under the column “Available Macrophage Targets” the “Initial Macrophage Targets”).  During the Research Term, as part of the Collaboration, Jounce may (a) perform various screens in accordance with Section 2.2.2(a) to identify, or (b) otherwise Develop alone or with Third Parties, for each of (a) and (b), additional potential Targets (other than Excluded Jounce Targets and Excluded Celgene Targets) expressed by Macrophages which, by binding of a Biologic (Developed by or on behalf of Jounce) to an applicable Target on such Macrophage or by binding of a Biologic (Developed by or on behalf of Jounce) that is a ligand trap that contains such Target or a fragment thereof, causes significant Immune Activation or Immune Suppression (together with the Initial Macrophage Targets, such Targets the “Available Macrophage Targets”)

(ii)                                  B-Cell/Treg Targets.  During the Research Term, as part of the Collaboration, Jounce may (a) perform various screens in accordance with Section 2.2.2(a) to identify, or (b) otherwise Develop alone or with Third Parties, for each of (a) and (b), additional potential Targets (other than Excluded Jounce Targets and Excluded Celgene Targets) expressed by B-Cell/Treg Targets which, by binding of a Biologic (Developed by or on behalf of Jounce) to an applicable Target on such B-Cell or Treg or by binding of a Biologic (Developed by or on behalf of Jounce) that is a ligand trap that contains such Target or a fragment thereof, causes significant Immune Activation or Immune Suppression (such Targets the “Available B-Cell/Treg Targets”).

(iii)                               Progression of Pre-LO Targets to Collaboration Targets.  As further described and subject to the definition of “Pre-LO Target Pool” and Section 2.2.2(b), (A) the Available Macrophage Targets and the Available B-Cell/Treg Targets, (B) any additional Proposed Targets that are added by mutual written agreement of the Parties (which shall thereafter be deemed other “Available Targets”) and (C) ICOS and PD-1 (each solely with respect to Collaboration Candidates Specifically Directed to ICOS or PD-1, respectively, that are Immune Suppressors), will form the Pre-LO Target Pool.  Each (x) Available Macrophage Target or Available B-Cell/Treg Target and/or (y) other Available Target (including ICOS or PD-1, each solely with respect to Collaboration Candidates Specifically Directed to ICOS or PD-

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1, respectively, that are Immune Suppressors), that [***] shall be deemed to be moved from the Pre-LO Target Pool to the LO Target Pool in accordance with Section 2.2.2 and shall thereafter be deemed a “Collaboration Macrophage Target”, “Collaboration B-Cell/Treg Target”, or “Collaboration Other Target” (with respect to subpart (y) above), as applicable, and each such Collaboration Macrophage Target, Collaboration B-Cell/Treg Target or Collaboration Other Target and its corresponding Biologics that are Immune Activators or Immune Suppressors, as applicable, shall together be deemed “Other Programs” (subject to Section 2.1.6).

(c)                                                                            Development.  Jounce will provide updates on the progress of each Program at the JSC meetings, including providing a periodic Portfolio Roadmap in accordance with Section 2.2.4.  If merited by the research results, Jounce may in its sole discretion pursue one or more Collaboration Candidates within a Program through [***], a “Development Candidate”).

2.1.2                     ICOS Activator Program.

(a)                                                                           Commencing on the Effective Date until expiration of the JTX-2011 Option Term, Jounce may, in its sole discretion, conduct the ICOS Activator Program (which may be in accordance with the JTX-2011 IDP when any such IDP is established) with the goal of advancing JTX-2011 through the Evaluation of POC.

(b)                                                                           Pursuant to the terms of the Jounce Lead Co-Development and Co-Commercialization Agreement and subject to JSC approval, Jounce and Celgene shall use their Commercially Reasonable Efforts to negotiate a clinical supply agreement for supply of PD-1 antibodies that are commercially available from a Third Party to be used in combination with JTX-2011, the costs of which will be borne by Celgene as set forth in such Jounce Lead Co-Development and Co-Commercialization Agreement.

2.1.3                     PD-1 Activator Program.  Commencing on the Effective Date until expiration of the JTX-4014 Option Term, Jounce may, in its sole discretion, conduct the PD-1 Activator Program (which may be in accordance with the JTX-4014 IDP when any such IDP is established) with the goal of performing the Development of JTX-4014 to generate the JTX-4014 Data Package.

2.1.4                     Macrophage Program; Bundled Macrophage Programs.

(a)                                                                           Commencing on the Effective Date until the end of the applicable Other Program Option Term, Jounce may, in its sole discretion, conduct any Macrophage Program (which may be in accordance with the Portfolio Roadmap, Lead IDP or Other IDP, as applicable, when any such Portfolio Roadmap or IDP is established) with the goal of performing the discovery and Development of Collaboration Candidates and Development Candidates Specifically Directed against Macrophage Targets to generate the Lead Program Data Package and/or IND Data Package with the goal of obtaining an IND Approval from the FDA for such Development Candidates Specifically Directed against such Macrophage Targets.

(b)                                                                           The Parties acknowledge that in the course of Jounce performing the research activities under this Agreement with respect to the Macrophage Targets, certain Macrophage Targets may be Bundled Macrophage Targets.  In the event that Jounce

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develops an Immune Activating Collaboration Candidate or Immune Suppressing Collaboration Candidate Specifically Directed against a Bundled Macrophage Target (each such Collaboration Candidate, a “Bundled Macrophage Collaboration Candidate”), and Jounce decides to advance such Bundled Macrophage Collaboration Candidate, Jounce may, in its sole discretion, conduct the Macrophage Program consisting of such Bundled Macrophage Target and such Bundled Macrophage Collaboration Candidate (each such Macrophage Program a “Bundled Macrophage Program”) in accordance with Section 2.1.4(a).

(c)                                                                            In the event that Jounce advances more than one (1) Bundled Macrophage Collaboration Candidate that is Specifically Directed to separate Bundled Macrophage Targets that are included in the same Bundled Macrophage Target Group, then: (x) each such Bundled Macrophage Collaboration Candidate shall be the subject of a separate Bundled Macrophage Program, (y) each such separate Bundled Macrophage Program described in (x) above shall be offered as an additional Option to Celgene in accordance with Section 3.1.6, and (z) the second and any subsequent Option exercised by Celgene with respect to the same Bundled Target Group shall not count towards Celgene’s maximum Option exercise Option Cap under Section 3.1.

2.1.5                     B-Cell/Treg Programs; Bundled B-Cell/Treg Programs.

(a)                                                                           Commencing on the Effective Date until the end of the applicable Other Program Option Term, Jounce may, in its sole discretion, conduct the B-Cell/Treg Programs (which may be in accordance with the Portfolio Roadmap, Lead IDP or Other IDP, as applicable, when any such Portfolio Roadmap or IDP is established) with the goal of performing the discovery and Development of Collaboration Candidates and Development Candidates Specifically Directed against Collaboration B-Cell/Treg Targets to generate the Lead Program Data Package and/or [***].

(b)                                                                           The Parties acknowledge that in the course of Jounce performing the research activities under this Agreement with respect to the B-Cell/Treg Targets, certain B-Cell/Treg Targets may be Bundled B-Cell/Treg Targets.  In the event that Jounce develops a Collaboration Candidate Specifically Directed against a Bundled B-Cell/Treg Target (each such Collaboration Candidate a “Bundled B-Cell/Treg Collaboration Candidate”), and Jounce decides to advance such Bundled B-Cell/Treg Collaboration Candidate, Jounce may, in its sole discretion, conduct the B-Cell/Treg Program consisting of such Bundled B-Cell/Treg Target and such Bundled B-Cell/Treg Collaboration Candidate (each such B-Cell/Treg Program, a “Bundled B-Cell/Treg Program”) in accordance with Section 2.1.5(a).

(c)                                                                            In the event that Jounce advances more than one (1) Bundled B-Cell/Treg Collaboration Candidate that is Specifically Directed to separate Bundled B-Cell/Treg Targets that are included in the same Bundled B-Cell/Treg Target Group, then: (x) each such Bundled B-Cell/Treg Collaboration Candidate shall be the subject of a separate Bundled B-Cell/Treg Program; (y) each such separate Bundled B-Cell/Treg Program described in (x) above shall be offered as an additional Option to Celgene in accordance with Section 3.1.6; and (z) the second and any subsequent Option exercised by Celgene with respect to the same Bundled Target Group shall not count towards Celgene’s maximum Option exercise Option Cap under Section 3.1.

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2.1.6                     Lead Program.  As of the Effective Date, the first Development Candidate Specifically Directed against an Available Target (excluding ICOS and PD-1 solely with respect to Collaboration Candidates that are Immune Activators) for which an IND is filed and which Jounce elects to advance shall be deemed the “Lead Program” and such Collaboration Target shall be the “Lead Collaboration Target”.  For the avoidance of doubt, at the time of designation of the Lead Program, the remaining Collaboration Targets shall thereafter continue to be “Collaboration Targets”.

2.1.7                     Lead Program Substitution.  In the event that Jounce delivers the Lead Program Data Package to Celgene, Celgene may (i) exercise its Lead Program Option for such Lead Program and enter into a Celgene Lead Co-Development and Co-Commercialization Agreement, (ii) notify Jounce that it declines to exercise its Lead Program Option for such Lead Program, and upon delivery of such notification Celgene’s Lead Program Option shall expire, or (iii) substitute the “Lead Program” that is described in such Lead Program Data Package for a different Other Program in accordance with and under the following conditions described in this Section 2.1.7 (any such substitution, the “Lead Program Substitution”).  Notwithstanding anything to the contrary in this Agreement, Celgene shall only be permitted to exercise its Lead Program Substitution right once during the Research Term.

(a)                                                                           If, at the time of delivery of such Lead Program Data Package, Celgene has not exercised any Other Program Option, then Celgene may, instead of exercising its Lead Program Option under Section 3.1.3 for the Program described in such Lead Program Data Package, in its Option Exercise Notice: (A) elect to designate the Lead Program described in such Lead Program Data Package (the “Former Lead Program”) as the First Other Program (at which time such Former Lead Program shall thereafter be deemed the “First Other Program” for purposes of Celgene’s Option Cap and for entry into the applicable Jounce Lead Co-Development and Co-Commercialization Agreement with related economics as further described in Section 6.4.4) and elect to enter into a Jounce Lead Co-Development and Co-Commercialization Agreement for the Former Lead Program as the First Other Program in accordance with Section 3.1.7, provided that if Celgene does not elect to designate the Former Lead Program as the First Other Program in such Option Exercise Notice as described herein, then the Lead Program Option shall automatically expire; and (B) designate a replacement Collaboration Target from the Other Programs in existence as of the date of delivery of such Option Exercise Notice to advance as the Lead Collaboration Target.  After the occurrence of the Lead Program Substitution in accordance with this Section 2.1.7(a), Jounce may in its sole discretion advance such replacement Lead Collaboration Target as the Lead Program in accordance with this Agreement, including Section 4.2.5, up to obtaining an IND Approval[***] and, if Celgene delivers a timely Option Exercise Notice for such replacement Lead Program, Celgene shall be deemed to have exercised its Lead Program Option with respect to such replacement Lead Program, the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization Agreement for such replacement Lead Program and Celgene shall pay the amount set forth in Section 6.4.2.  Notwithstanding the foregoing, Celgene may postpone exercise of its Lead Program Option with respect to such replacement Lead Program until delivery of an [***] (and for the corresponding period ending on the Data Package Verification Date) for such replacement Lead Program.  Notwithstanding anything to the contrary in this Agreement, Celgene shall only be permitted to exercise the Lead Program Substitution described in this Section 2.1.7(a) one (1) time.

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(b)                                                                           If at the time of delivery of such Lead Program Data Package, Celgene has exercised its Other Program Option for only one (1) Other Program (such Other Program for which Celgene has exercised its first Other Program Option, the “First Other Program”):  (A) Celgene may in its Option Exercise Notice, instead of exercising its Lead Program Option for the Former Lead Program, elect to substitute the Former Lead Program for the First Other Program (at which time, the Former Lead Program shall no longer be the “Lead Program” and shall thereafter be deemed the “First Other Program” under and subject to the then-existing Jounce Lead Co-Development and Co-Commercialization Agreement (and related economics as further described in Section 6.4)) and the Other Program that was the subject of the then-existing Jounce Lead Co-Development and Co-Commercialization Agreement shall thereafter be deemed the “Lead Program” and the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization Agreement (with related Lead Program economics which, for purposes of payment of the Option exercise payments set forth in Section 6.4, shall only include payment of the amount set forth in Section 6.4.2 and not 6.4.4) for such Other Program, and the Parties shall (x) take such actions as are necessary to transition the First Other Program from Jounce-led Development to Celgene-led Development, including transferring regulatory filings, Patent prosecution and other activities, and (y) within [***] after entering into the applicable Celgene Lead Co-Development and Co-Commercialization Agreement, make such payments as are necessary to conform the allocation of all costs incurred for the First Other Program to comply with the provisions of the applicable Celgene Lead Co-Development and Co-Commercialization Agreement as if such First Other Program had been conducted under a Celgene Lead Co-Development and Co-Commercialization Agreement from the date that Celgene exercised its Other Program Option; or (B) in the event that Celgene does not make a Lead Program Substitution under this Section 2.1.7(b), Celgene shall not have the right to substitute the Lead Program with any Other Program under this Agreement under any other circumstances with respect to the conditions described in this Section 2.1.7(b).  Upon the occurrence of the Lead Program Substitution in accordance with this Section 2.1.7(b): (i) Celgene shall be deemed to have exercised its Lead Program Option with respect to the Program that was the subject of the then-existing Jounce Lead Co-Development and Co-Commercialization Agreement (i.e. the former First Other Program); and (ii) Celgene shall be deemed to have exercised its Option for the First Other Program with respect to the Former Lead Program under Section 3.1.4.  Notwithstanding anything to the contrary in this Agreement, Celgene shall only be permitted to exercise the Lead Program Substitution described in this Section 2.1.7(b) one (1) time.

(c)                                                                            If at the time of delivery of such Lead Program Data Package, Celgene has exercised its Option for more than one (1) Other Program, Celgene may in its Option Exercise Notice, instead of exercising its Lead Program Option for the Former Lead Program, elect to substitute such Former Lead Program with either: (i) the First Other Program, at which time the Former Lead Program shall no longer be the “Lead Program” and shall thereafter be deemed the “First Other Program” under and subject to the then-existing Jounce Lead Co-Development and Co-Commercialization Agreement (and related economics as further described in Section 6.4) and the Other Program that was the subject of the then-existing Jounce Lead Co-Development and Co-Commercialization Agreement shall thereafter be deemed the “Lead Program” and the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization Agreement (with related Lead Program economics) for such Other Program, and the Parties shall (x) take such actions as are necessary to transition the First Other Program

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from Jounce-led Development to Celgene-led Development, including transferring regulatory filings, Patent prosecution and other activities, and (y) within [***] after entering into the applicable Celgene Lead Co-Development and Co-Commercialization Agreement, make such payments as are necessary to conform the allocation of all costs incurred for the First Other Program to comply with the provisions of the applicable Celgene Lead Co-Development and Co-Commercialization Agreement as if such First Other Program had been conducted under a Celgene Lead Co-Development and Co-Commercialization Agreement from the date that Celgene exercised its Other Program Option; or (ii) any Other Program for which Celgene has exercised its Other Program Option that is not the First Other Program and is then the subject of a Celgene Lead Co-Development and Co-Commercialization Agreement (with applicable Other Program economics) (“Additional Other Program”), at which time, the Program described in such Lead Program Data Package shall no longer be the “Lead Program” and shall thereafter be deemed the “Additional Other Program” under and subject to the then-existing Celgene Lead Co-Development and Co-Commercialization Agreement and the Additional Other Program that was the subject of the then-existing Celgene Lead Co-Development and Co-Commercialization Agreement shall thereafter be deemed the “Lead Program” and the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization Agreement (with related Lead Program economics) for such Additional Other Program.  In the event that Celgene does not make a Lead Program Substitution under Section 2.1.7(c)(i) or (ii), Celgene shall not be permitted to substitute the Lead Program with an Other Program under this Agreement under any other circumstances with respect to the conditions described in this Section 2.1.7(c). Upon the occurrence of the Lead Program Substitution in accordance with this Section 2.1.7(c): (A) Celgene shall be deemed to have exercised its Lead Program Option with respect to the First Other Program or the Additional Other Program, as applicable; and (B) Celgene shall be deemed to have exercised an Other Program Option with respect to the Program that is described in such Lead Program Data Package with the economics applicable to such Other Program chosen by to Celgene to substitute for the Lead Program as further described in Section 6.4.5 and Section 6.4.6, as applicable.  Notwithstanding anything to the contrary in this Agreement, Celgene shall only be permitted to exercise the Lead Program Substitution described in this Section 2.1.7(c) one (1) time.

(d)                                                                           Notwithstanding the foregoing, in the event that Jounce does not deliver the Lead Program Data Package to Celgene by the end of the Research Term and Celgene has exercised at least one (1) Other Program Option, then Celgene may, instead of exercising its Lead Program Option for the Lead Program in existence at the time of such expiration, either:

(i) select an Other Program for which Celgene has previously exercised its Other Program Option that is the subject of a Development & Commercialization Agreement to designate as the “Lead Program” and following such designation Celgene shall be deemed to have exercised its Lead Program Option and the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization Agreement for such Other Program as the “Lead Program” with the Lead Program economics as further described in Section 6.4 for such Other Program, and, if such Other Program is the First Other Program that is subject to Jounce Lead Co-Development and Co-Commercialization Agreement, then the Parties shall (x) take such actions as are necessary to transition the First Other Program from Jounce-led Development to Celgene-led Development, including transferring regulatory filings, Patent prosecution and other

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activities, and (y) within [***] after entering into the applicable Celgene Lead Co-Development and Co-Commercialization Agreement, make such payments as are necessary to conform the allocation of all costs incurred for the First Other Program to comply with the provisions of the applicable Celgene Lead Co-Development and Co-Commercialization Agreement as if such First Other Program had been conducted under a Celgene Lead Co-Development and Co-Commercialization Agreement from the date that Celgene exercised its Other Program Option; or

(ii) exercise its Lead Program Option with respect any Other Program in existence prior to the expiration of the Research Term for which Celgene has not exercise its Other Program Option.

2.2                               Program Development.

2.2.1                     General.  During the period beginning on the Effective Date and ending on the expiration of the applicable Option Term, on a Program-by-Program basis, Jounce may in its sole discretion perform the activities assigned to Jounce under the applicable IDP at its sole cost and expense. As between the Parties, Jounce (a) shall in its sole discretion be primarily responsible for determining how to achieve the goals described in Section 2.1 with respect to each Program, (b) will determine, at its sole discretion, which Targets to pursue during the Collaboration, and (c) hereby covenants and agrees, on behalf of itself and its Affiliates, that Jounce and its Affiliates will not undertake activities prohibited under Section 5.1.   If Celgene, in its sole discretion and where applicable, agrees to perform the activities assigned to Celgene under the applicable IDP, then Celgene, at its sole cost and expense, shall use diligent efforts to perform such activities in accordance with such IDP.

2.2.2                     Inclusion of Macrophage Targets and B-Cell/Treg Targets into the Collaboration.

(a)                                                                           Screening for Available Macrophage Targets and Available B-Cell/Treg Targets.  Within [***] after the Effective Date, Jounce, in its sole discretion, [***] Initial Macrophage Targets for the purpose of identifying Available Macrophage Targets and Available B-Cell/Treg Targets that may be added to the Pre-LO Target Pool.  Jounce, in its sole discretion, [***] Initial Macrophage Targets [***].

(b)                                                                           Process of Determining Pre-LO Target Pool.   From time to time during the Research Term:

(i)                                     Jounce, promptly after determining the Available Macrophage Targets and Available B-Cell/Treg Targets, including in accordance with Section 2.2.2(a), shall provide to Celgene a cumulative written list of all such Available Macrophage Targets and/or Available B-Cell/Treg Targets (such cumulative list, the “Proposed Pre-LO Target List”); it being understood and agreed that the Proposed Pre-LO Target List shall in all cases exclude any Excluded Jounce Targets.

(ii)                                  Within [***] following receipt of each Proposed Pre-LO Target List, Celgene shall with respect to any Available Target thereon notify Jounce in writing of any Immune Activating Program or Immune Suppressing Program for such Available Target

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[***] (“Excluded Celgene Program”) [***] “Excluded Celgene Target”.  [***] Any Available Macrophage Targets, Available B-Cell/Treg Targets and/or other Available Targets on such Proposed Pre-LO Target List that are not excluded from the Collaboration by Celgene in writing in accordance with this Section 2.2.2(b)(ii) shall automatically be added to the Pre-LO Target Pool and shall be deemed “Pre-LO Targets”; provided, however, that Celgene may, at any time during the Research Term or the Option Term, exclude a Pre-LO Target from the Pre-LO Target Pool as an Excluded Celgene Target upon written notice to Jounce.  Except for any Available Target that is an Excluded Jounce Target, Excluded Celgene Target or Lapsed Target, all of the Available Targets on the Proposed Pre-LO Target List shall be deemed to be included in the “Pre-LO Target Pool”.  For clarity, the Initial Macrophage Targets, ICOS and PD-1 (with respect to to ICOS or PD-1, solely for Collaboration Candidates that are Immune Suppressors) shall be deemed to be included in the Pre-LO Target Pool as of the Effective Date.

(iii)                               With respect to any Excluded Celgene Program or Excluded Celgene Target: (A) all rights granted by Jounce to Celgene with respect to such Excluded Celgene Program or Excluded Celgene Target, as applicable, shall revert to Jounce in accordance with Section 2.2.2(f), (B) subject to ARTICLE 8, Celgene shall return to Jounce, or destroy, at Jounce’s option, all Confidential Information and/or Materials provided by Jounce to Celgene solely with respect to such Excluded Celgene Program or Excluded Celgene Target, as applicable; provided, however, that any Confidential Information and/or Materials that also relate to another Program may be retained and used by Celgene; (C) Celgene shall not have the right to exercise an Option with respect to any Excluded Celgene Program; (D) Jounce’s obligations under this Agreement shall no longer apply, including under Section 5.1; and (E) subject to (B) above, Celgene shall not have the right to use any Jounce Know-How or Jounce Confidential Information that relates to such Excluded Celgene Program or Excluded Celgene Target, as applicable for any purpose.  Notwithstanding anything to the contrary contained herein, Celgene shall additionally be entitled to designate, in a written notice (“Limited Target Notice”) to Jounce, any Pre-LO Target for which Celgene wishes to receive specified or no additional information (and, for clarity, Celgene may include in such Limited Target Notice whether it wishes to receive such information with respect to solely Immune Activators or Immune Suppressors, or both) and/or to have a Third Party designee receive and review such information (any such designated Pre-LO Target, a “Limited Target”); it being understood and agreed that Celgene shall be entitled to modify (x) the designation of any Limited Target such that the corresponding Pre-LO Target is no longer a Limited Target, and (y) the information restrictions and recipients then-imposed with respect to such Limited Target. In each initial Limited Target Notice and in any subsequent modifications to such Limited Target Notice, Celgene shall include (A) the identity of the corresponding Limited Target, (B) a detailed written description of the limited information, if any, that Celgene wishes to receive for such Limited Target (such limited information the “Limited Information”), and (C) the identity and address of Celgene’s designee (if any) that Celgene wishes to receive the Limited Information.

(c)                                                                            Advancement to LO Target Pool; LO Data Package.  Jounce may, in its sole discretion, Develop any applicable Immune Activating Collaboration Candidate or Immune Suppressing Collaboration Candidate Specifically Directed to a Pre-LO Target with the goal of advancing each such Collaboration Candidate towards the LO Criteria set forth on Schedule 2.2.2.   Based upon [***], either Jounce or Celgene may nominate the applicable Pre-LO Target to become an LO Target with respect to the applicable Program (i.e., such Pre-LO

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Target and the applicable Immune Activating Collaboration Candidate(s) or Immune Suppressing Collaboration Candidate(s) that are Specifically Directed to such Pre-LO Target). For clarity, if both Immune Activating Collaboration Candidates and Immune Suppressing Collaboration Candidates are in existence with respect to such Pre-LO Target, such Immune Activating Collaboration Candidate(s) and Immune Suppressing Collaboration Candidate(s) shall be part of two (2) separate Programs hereunder and each such Program shall be assessed separately with respect [***], by providing written notification thereof to Celgene and the JSC.  Within [***] following any such proposed nomination of a Pre-LO Target and the applicable Program(s), Jounce shall use its reasonable efforts to deliver to Celgene and the JSC an LO Data Package for such Pre-LO Target; provided that, for any such Program nominated by Celgene, Jounce shall include only as much data or information as is reasonably available at the time of Celgene’s request for such LO Data Package.

(d)                                                                           LO Criteria.  Following nomination of a Pre-LO Target as an LO Target and delivery of an LO Data Package by Jounce pursuant to Section 2.2.2(c), the [***]; provided that if [***] after the delivery of such Pre-LO Target’s LO Data Package, then: (i) either Party shall have the right to submit such matter to a panel of three Qualified Scientists (each and every such panel of three Qualified Scientists, a “Scientific Panel”) appointed as provided in this Section 2.2.2(d) for [***]; it being understood and agreed that, in connection with any review and determination by the Scientific Panel, the Scientific Panel [***]; and (ii) within [***] following any such submission to a Scientific Panel, each of Jounce and Celgene shall nominate a Qualified Scientist to participate on the applicable Scientific Panel and, if the Parties are unable to agree upon a third Qualified Scientist for such Scientific Panel within [***] following any such request for a Scientific Panel, then the initial two Qualified Scientists shall select such third Qualified Scientist within [***] after the expiration of such [***] period.  For purposes of this Agreement, a “Qualified Scientist” shall mean any scientist (A) with at least [***] of pharmaceutical biologics and antibody development industry experience, (B) who has not worked for or been engaged by either Party in the [***] period immediately prior to the formation of the applicable Scientific Panel, and (C) who does not own equity in either Party.  Each Scientific Panel shall act as follows: (I) each Qualified Scientist (and the Scientific Panel as a whole) shall act as an expert and not as an arbitrator; (II) each decision of the Scientific Panel shall be by majority vote of the three Qualified Scientists; (III) the decision of the Scientific Panel is, in the absence of fraud or manifest error, final and binding on the Parties; (IV) the costs of the Scientific Panel shall be shared equally by Jounce and Celgene; and (V) the Parties agree that only if such Scientific Panel determines that such Collaboration Candidate (which is an Immune Activator or Immune Suppressor, as applicable) for such Pre-LO Target [***] will such Pre-LO Target be presented to Celgene in accordance with Section 2.2.2(e) for a determination of whether such Pre-LO Target shall be added to the LO Target Pool and if such Scientific Panel determines that such Collaboration Candidate (which is an Immune Activator or Immune Suppressor, as applicable) for such Pre-LO Target [***] such Pre-LO Target shall not be presented to Celgene in accordance with Section 2.2.2(e); provided, however, that (x) if the applicable Collaboration Candidate is an Immune Suppressor of such Pre-LO Target and the Scientific Panel determines such Collaboration Candidate [***], then all Biologics which are Immune Activators of such Pre-LO Target (if any) shall remain in the Collaboration as separate Other Programs, or (y) if the applicable Collaboration Candidate is an Immune Activator of the Target, then all Biologics which are Immune Suppressors of such Pre-LO Target (if any) shall remain in the Collaboration as separate Other Programs.  Conversely, if such Scientific Panel

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determines that any such Collaboration Candidate for such Pre-LO Target [***], then such Pre-LO Target shall remain in the Pre-LO Target Pool and remain eligible for nomination to the LO Target Pool as a Collaboration Target during the Research Term.  The Parties shall direct the Scientific Panel to issue a decision with respect to the matter presented before them within [***] after the third Qualified Scientist is appointed to the Scientific Panel.

(e)                                                                            Advancement to LO Target Pool.  In the event that the Collaboration Candidate Specifically Directed to any Pre-LO Target has been determined to [***], then, within [***] following the later of (A) receipt by Celgene of the applicable LO Data Package, or (B) such determination by the JSC or the Scientific Panel, as applicable, Celgene shall notify Jounce in writing of its determination, in Celgene’s sole discretion, to either (x) add such Pre-LO Target to the LO Target Pool with respect to the applicable Program for Immune Activators or the applicable Program for Immune Suppressors, at which time such Pre-LO Target shall be deemed a “Collaboration Target” for such applicable Program; or (y) remove such Pre-LO Target’s Program from the Collaboration entirely in which case such Pre-LO Target’s Program (including the applicable Collaboration Candidates which are Immune Suppressors or Immune Activators, as applicable, of such Pre-LO Target) shall revert to Jounce as further described in Section 2.2.2(f) and no longer be deemed part of the “Pre-LO Target Pool”.

(f)                                                                             Reversion of Lapsed Programs to Jounce.  All Lapsed Programs (including each Pre-LO Target’s Program that is not advanced to the LO Target Pool as described in Section 2.2.2(e)) shall revert to Jounce in accordance with the following:

(i)                               with respect to the Collaboration Candidate for such Lapsed Program, (A) if such Collaboration Candidate for such Program was an Immune Suppressor, then all Biologics that are Immune Suppressors and are Specifically Directed against such Program’s Collaboration Target shall revert to Jounce and shall no longer be Collaboration Candidates (but any Program for Collaboration Candidates that are Immune Activators (if any) against the same Collaboration Target shall not revert to Jounce and shall remain in the Collaboration), or (B) if the Collaboration Candidate for such Program was an Immune Activator, then all Biologics that are Immune Activators and are Specifically Directed against such Program’s Collaboration Target shall revert to Jounce and shall no longer be Collaboration Candidates (but any Program for Collaboration Candidates that are Immune Suppressors (if any) against the same Collaboration Target shall not revert to Jounce and shall remain in the Collaboration).

(ii)                            subject to ARTICLE 8, Celgene shall return to Jounce, or destroy, at Jounce’s option, all Confidential Information and/or Materials provided by Jounce to Celgene in relation to such Lapsed Program solely with respect to such Program’s Available Target; provided, however, that any Confidential Information and/or Materials that also relate to a non-Lapsed Program may be retained and used by Celgene.

(iii)                         Celgene shall not have the right to exercise an Option with respect to such Lapsed Program;

(iv)                        Subject to (ii) above, Celgene shall not have the right to use any Jounce Know-How or Jounce Confidential Information that relates to such Lapsed Program

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for any purpose; and

(v)                           The applicable license under Section 7.2.3 with respect to Lapsed Programs shall apply.

2.2.3                     Identification of Bundled Targets.  During the Research Term, at meetings of the JSC the Parties shall reasonably determine whether or not any Available Targets are Bundled Targets as follows: (i) any such determination by the JSC must be unanimous; or (ii) in the event that the JSC does not unanimously agree at a meeting, then (A) the Parties agree to submit such matter to a Scientific Panel appointed as provided in Section 2.2.2(d); (B) within [***] following the failure to unanimously agree, each of Jounce and Celgene shall nominate a Qualified Scientist to participate on the applicable Scientific Panel and, if the Parties are unable to agree upon a third Qualified Scientist for such Scientific Panel within [***] following any such request for a Scientific Panel, then the initial two Qualified Scientists shall select such third Qualified Scientist.  Each Scientific Panel shall act as follows: (I) each Qualified Scientist (and the Scientific Panel as a whole) shall act as an expert and not as an arbitrator; (II) each decision of the Scientific Panel as to whether or not such Available Targets constitute Bundled Targets shall be by majority vote of the three Qualified Scientists; (III) the decision of the Scientific Panel is, in the absence of fraud or manifest error, final and binding on the Parties; and (IV) the costs of the Scientific Panel shall be shared equally by Jounce and Celgene. The Parties shall direct the Scientific Panel to issue a decision with respect to the matter presented before them within [***] after the third Qualified Scientist is appointed to the Scientific Panel.

2.2.4                     Portfolio Road Map.  Jounce may, in its sole discretion, provide the JSC, or such subcommittee as the JSC may designate, a concise “portfolio roadmap” for the Development of Collaboration Candidates (the “Portfolio Road Map”) at or before every other such JSC meeting commencing with the second such meeting after the Effective Date.  The Portfolio Roadmap may set forth [***].  If Jounce prepares an IDP for such Program (in its sole discretion), then such Program’s Collaboration Candidates or Development Candidates shall no longer be included in the Portfolio Road Map (and, for clarity, will thereafter only be part of an IDP).

2.2.5                     Collaboration Candidate Designation.  During the Research Term, Jounce shall notify Celgene, on a regular basis at JSC meetings, of applicable Collaboration Candidates and Development Candidates identified and pursued by Jounce under this Agreement and shall include the identity of such Collaboration Candidates and Development Candidates in the meeting minutes for such JSC meeting, including any such Collaboration Candidates and Development Candidates that Jounce has advanced [***], as well as notify Celgene with respect to material developments or new data or information in Jounce’s possession and Control relating to such Collaboration Candidates and Development Candidates.

2.2.6                     IND. During the Research Term, subject to Section 2.3, Jounce shall provide to Celgene (a) at least [***] prior to the expected filing of an IND for a particular Development Candidate Specifically Directed to a Collaboration Target, written notice of the expected achievement of an IND filing and a proposed draft of the then-available IND filing, (b) a final copy of the IND along with all associated technical reports within [***] of filing the IND,

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and (c) any communications to and from the FDA with respect to such IND promptly following such communications.

2.2.7                     Final Review. At the final meeting of the JSC prior to the expiration of the Research Term (but in any case at least [***] but no more than [***] prior to the date that written notice is required under Section 6.3 in order for Celgene to extend the Research Term or, if applicable, at least [***] but no more than [***] prior to expiration of the Third Extension of the Research Term), Jounce shall prepare a written list of all Available Targets for which Celgene has not exercised its Option that are the subject of an ongoing Program (whether or not under an IDP) and all Collaboration Candidates Specifically Directed to each such Available Target. Upon Celgene’s reasonable request, Jounce shall provide Celgene with all available data and information related to each such Available Target and Collaboration Candidate, including any intellectual property assets Controlled by Jounce and related thereto.  Upon request by Celgene, the Parties shall meet no later than [***] prior to the date that written notice is required under Section 6.3 in order for Celgene to extend the Research Term or, if applicable, at least [***] but no more than [***] prior to expiration of the Third Extension of the Research Term to discuss each such Available Target and Collaboration Candidate and data and information relating thereto provided to Celgene pursuant to this Section 2.2.7.

2.3                               Responsibilities.

2.3.1                     Regulatory Materials.

(a)                                                                           Rights and Responsibilities.  On a Program-by-Program basis, commencing on the Effective Date until the later of the expiration of the applicable Option Term or the Research Term (but not, for clarity, after execution of any applicable Development & Commercialization Agreement for such Program, subject to Section 2.5.1), Jounce shall have the sole right, in consultation with Celgene, to prepare, file and maintain all Regulatory Materials (including any Regulatory Approvals) necessary for the research, Development or Manufacture of any Products, Collaboration Candidates, and Development Candidates and related Diagnostic Products in the Field in the Territory.  Jounce will provide Celgene with a reasonable opportunity to comment substantively on all material Regulatory Materials prior to filing or taking material action, and will reasonably and in good faith consider any comments and actions recommended by Celgene, including with respect to filing strategy, and will allow Celgene or its representative to attend any and all meetings with Regulatory Authorities wherein such attendance is permitted by such Regulatory Authority.

(b)                                                                           Right of Reference.  On a Program-by-Program basis, each Party shall have access and a right of reference to all data contained or referenced in any Regulatory Materials (including any Regulatory Approvals) necessary for the research, Development, Manufacture or Commercialization of such Program’s Products, Collaboration Candidates, Development Candidates, and related Diagnostic Products, as may be reasonably necessary to enable each Party to perform its obligations hereunder and in the applicable Development & Commercialization Agreement (if executed, and as set forth therein).

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(c)                                  Safety Information.

(i)                                     With respect to all Programs, during the Research Term and applicable Option Term, Jounce shall inform Celgene of the side effect profiles for Collaboration Candidates, Development Candidates or Products in each Program that are discovered by or on behalf of Jounce for such Program in the performance of the Collaboration, including pregnancy and suspected pregnancy, damages, toxicity or sensitivity reactions associated with the use of any Collaboration Candidate or Product, regardless of whether these effects are attributable to such Collaboration Candidate or Product, it being understood and agreed that the Parties shall work together in good faith to develop pharmacovigilance communication procedures.  Each Party shall have the right to take any reasonable action, including the right to withhold research or Development of such Collaboration Candidate or Product, if there are side effects to justify such suspension or any other action.

(ii)                                  In accordance with the procedures established by the Parties under Section 2.3.1(c)(i), each Party shall cooperate with the other Party and share information concerning the pharmaceutical safety of each Collaboration Candidate and Product.  Each Party shall:  (A) promptly advise the other Party of any information that comes to its knowledge that may affect the safety, effectiveness or labeling of such Collaboration Candidate or Product and any actions taken in response to such information; (B) promptly advise the other Party of any new information that comes to its knowledge of chemical, physical or other properties of such Collaboration Candidate or Product or ingredients therein and any changes in chemistry, manufacturing and controls with respect to such Collaboration Candidate or Product or ingredients therein, as far as this concerns information which is necessary to and needed by Jounce or Celgene; and (C) timely provide the other Party with copies or summaries of all reports of toxicological studies or Clinical Trials involving such Collaboration Candidate or Product of which the informing Party may be aware, as far as this relates to changes in the safety profile or significant new information which is necessary to and needed by Jounce or Celgene.  Treatment of safety information, standard operating procedures and training, as well as a statement of respective regulatory obligations shall be agreed in a separate pharmacovigilance agreement between Jounce and Celgene (or an Affiliate of Celgene, as designated by Celgene).

2.3.2                     Reports; Results.  Each Party shall maintain complete, current and accurate records of all research, Development and Manufacturing activities conducted by it hereunder, and all data and other information resulting from such activities.  Such records shall fully and properly reflect all work done and results achieved in the performance of the research and Development activities in good scientific manner appropriate for regulatory and patent purposes.  Each Party shall document all IND-Enabling Studies and Clinical Trials in formal written study records according to applicable Laws, including national and international guidelines such as ICH, GCP, GLP and GMP.  Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times, as reasonably requested by a Party.  At least [***] in advance of each JSC meeting and subject to Section 2.2.4, each Party shall provide the JSC written progress reports on the status of such Party’s material activities under each Program during the Collaboration prepared in a manner consistent with such Party’s customary internal procedures for preparing such reports, including (a) the identification of any Collaboration Candidates that are being pursued by Jounce under this Agreement, and Development Candidates, and (b) reasonably detailed summaries of data associated with such Party’s material activities with respect to each Program.  In addition, at any time upon Celgene’s reasonable request and subject to Section 2.8.1, Jounce shall provide Celgene with reasonable

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quantities of any Collaboration Candidates that are not Development Candidates, and related Diagnostic Products.

2.3.3                     No Representation.  Neither Party makes any representation, warranty or guarantee that the Collaboration will be successful, or that any other particular results will be achieved with respect to the Collaboration, any Program, any Macrophage Target, any Available B-Cell/Treg Target, any Collaboration Target, any Biologic, any Collaboration Candidate, and any Development Candidate, any Diagnostic Product, or any Product hereunder.

2.4                               Development & Commercialization Post-Option Exercise.  Following the exercise of the Option by Celgene, and subject to the terms of any applicable Development & Commercialization Agreement:

2.4.1                     For each of the ICOS Activator Program and the First Other Program, (a) in the United States, Jounce shall be the lead party for all Development activities (the “Development Lead Party”) and as between the Parties shall have the right to lead Commercialization activities (the “Commercialization Lead Party”) conducted under each such Program with respect to the Collaboration Candidates and Development Candidates arising in each such Program, and (b) in the ROW Territory, Celgene shall be the Development Lead Party and Commercialization Lead Party for all Development activities conducted under each such Program with respect to the Collaboration Candidates and Development Candidates arising in each such Program; and

2.4.2                     for any additional Other Program (other than the First Other Program, as described in Section 2.5.1), and the Lead Program, Celgene shall be the Development Lead Party and Commercialization Lead Party in the ROW Territory and the United States for all Development and Commercialization activities conducted under such Programs with respect to the Collaboration Candidates and Development Candidates arising in such Programs.

2.5                               Regulatory Filings and Activities Post-Option Exercise.

2.5.1                     Following Celgene’s exercise of the Option for the ICOS Activator Program or the First Other Program, and subject to the terms of any applicable Development & Commercialization Agreement: (i) in the United States, Jounce shall be the Lead Party for the conduct of all activities directed to obtaining Regulatory Approval (including the preparation and filing of all Regulatory Materials) (the “Regulatory Lead Party”, and such activities the “Regulatory Activities”) for Collaboration Candidates and Development Candidates and Products arising from such Program, and shall be the holder of all such Regulatory Materials and Regulatory Approvals, and (ii) in the ROW Territory, Celgene shall be the Regulatory Lead Party for the conduct of all Regulatory Activities for Collaboration Candidates, Development Candidates and Products arising from such Programs, and shall be the holder of all such Regulatory Materials and Regulatory Approvals; provided, however, that upon the consummation of a Business Combination with respect to Jounce, Celgene shall become the Regulatory Lead Party in the ROW Territory and the United States for all Regulatory Activities for Collaboration Candidates and Development Candidates and Products arising from such Programs in the ROW Territory and in the United States, and shall be the holder of all such Regulatory Materials and Regulatory Approvals.

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2.5.2                     Following Celgene’s exercise of its Option for any Other Program (other than the First Other Program as described in Section 2.5.1), and the Lead Program, and subject to the terms of any applicable Development & Commercialization Agreement, Celgene shall be the Regulatory Lead Party for the Regulatory Activities for Collaboration Candidates, and Development Candidates and Products arising from such Programs in the ROW Territory and in the United States, and shall be the holder of all such Regulatory Materials and Regulatory Approvals.

2.5.3                     Notwithstanding the foregoing Sections 2.5.1 and 2.5.2, in each case, the Regulatory Lead Party shall provide the other Party with a reasonable opportunity to substantively comment on all material filings and communications with any Regulatory Authorities in the Regulatory Lead Party’s territory, and shall permit such other Party to attend meetings with Regulatory Authorities to the extent reasonably practical.  The Regulatory Lead Party will in good faith consider any comments by and actions recommended by the other Party; provided however that the Regulatory Lead Party will do so promptly and consistent with any applicable filing deadlines.

2.6                                     Subcontracting.  Subject to the terms of this Agreement and any Development & Commercialization Agreement, each Party shall have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement or any Development & Commercialization Agreement.  Any such Affiliate or subcontractor shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and perform such work consistent with the terms of this Agreement or any Development & Commercialization Agreement; provided however that any Party engaging an Affiliate or subcontractor hereunder shall remain fully responsible and obligated for such activities.  In addition, any Party engaging a subcontractor shall in all cases retain or obtain Control of any and all Know-How or Patents related to the Collaboration, which may be created by or used with the relevant Party’s permission by such subcontractor in connection with such subcontracted activity (other than Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business).  Prior to subcontracting to any subcontractor, such subcontractor shall have entered into a written agreement with the subcontracting Party under terms and conditions that do not adversely affect any rights granted to Celgene or Jounce under this Agreement or any Development & Commercialization Agreement, including, to the extent necessary, the terms set forth on Schedule 2.6 (the “Subcontracting Essential Provisions”).  The foregoing requirements of this Section 2.6 shall not apply with respect to any subcontracting agreements of any Party existing as of the Effective Date; provided that the subcontracting Party shall not be permitted to amend any such agreement in a way that would result in any of the matters covered by the Subcontracting Essential Provisions being less favorable to the subcontracting Party, or which would adversely affect any rights granted to Celgene or Jounce under this Agreement or any Development & Commercialization Agreement, following such amendment, if such amendment is related thereto without the prior written consent of the other Party, not to be unreasonably withheld.

2.7                               Audit.  Each Party shall have the right, at its own cost, to reasonably audit and inspect the other Party’s activities under each IDP and this Collaboration, which shall include the right to access the other Party’s records related solely to such activities (including records from

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its material subcontractors (where such Party has the right to permit such audit or inspection) and Affiliates regarding work conducted under such IDP, as applicable) and facilities used in conducting such activities, in each case as reasonably requested by the requesting Party to confirm the other Party’s compliance with the requirements of and performance under this Agreement.  Such audit and inspection shall not be performed more than once in any Calendar Year for all IDPs and shall be reasonably coordinated in advance between the Parties and conducted in the least burdensome manner possible in order to minimize disruption of the Party audited.  Each Party shall use Commercially Reasonable Efforts to obtain the right for the other Party to audit and inspect the activities (including accessing records) and facilities of the Party’s material subcontractors.  If a Party cannot secure such audit and inspection rights for the other Party, then to the extent that Party has the right itself to conduct such audit or inspection, it shall conduct such audit or inspection as reasonably requested by the auditing Party and subject to the terms agreed with such subcontractor and share the results with the auditing Party to the extent permitted by the terms of the agreement with such subcontractor.

2.8                                     Material Transfer.

2.8.1                     Transfer.  On a Program-by-Program basis, commencing on the Effective Date until the later of the expiration of the applicable Option Term or the Research Term, each Party (Jounce or any designated Affiliate) (the “Transferring Party”) shall transfer certain biological or chemical materials (the “Materials”) that are specified in each IDP or as reasonably requested by the other Party (the “Material Receiving Party”) solely as follows (the “Purpose”): (i) to conduct the activities allocated to such Party as specified in the applicable IDP; (ii) as agreed in writing by the Parties, as stated in the applicable Collaboration Material Transfer Agreement (as defined below); and (iii) with respect to Celgene, reasonable amounts of Collaboration Candidates that are not Development Candidates as reasonably requested by Celgene from time to time after IND-Enabling Studies have been started by Jounce for the corresponding Development Candidate solely for the purpose of Celgene evaluating whether to exercise its Option with respect to such Program for a period of no more than [***] after receipt of such Materials or the expiration of the Research Term, whichever occurs first.  All transfers of such Materials by the Transferring Party to the Material Receiving Party shall be documented in a material transfer agreement substantially in the form of Exhibit D, which sets forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such Material and the Purpose (each, a “Collaboration Material Transfer Agreement”).  The Material Receiving Party shall only use the Materials for the applicable Purpose and for no other purpose.  The Parties agree that the exchanged Materials shall be used in compliance with applicable Law and the terms and conditions of this Agreement, and shall not be reverse engineered or chemically analyzed, except if provided for in the applicable IDP.

2.8.2                     License; Ownership.  At the time the Transferring Party provides Materials to the Material Receiving Party as provided herein and to the extent not separately licensed under this Agreement, the Transferring Party hereby grants to the Material Receiving Party a non-exclusive license under the Patents and Know-How Controlled by it to use such Materials solely for the Purpose, and such license, upon the first to occur of termination of this Agreement (subject to Article 11), completion of the Purpose, or discontinuation of the use of such Materials (whichever occurs first), shall automatically terminate.  Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the

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Material Receiving Party shall remain the sole property of the Transferring Party, shall only be used by the Material Receiving Party in furtherance of the Purpose, and shall be returned to the Transferring Party or destroyed, in the Transferring Party’s sole discretion, upon the termination of this Agreement (subject to Article 11), the expiration of the Option Term with respect to any Collaboration Candidate to which such Materials solely relate, or upon the discontinuation of the use of such Materials (whichever occurs first).  The Material Receiving Party shall not cause the Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the Transferring Party unless such Third Party is a Third Party subcontractor as set forth in Section 2.6.

2.8.3                     No Warranties; Liability.  THE MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.8 ARE SUPPLIED “AS IS” AND, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE MATERIALS OR USE THEREOF DO NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  The Material Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials.  Except as otherwise set forth in this Agreement, the Transferring Party shall not be liable to the Material Receiving Party for any loss, claim or demand made by the Material Receiving Party, or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the Transferring Party.

2.9                               Delivery of Data Packages.  Within [***] after the date during the Research Term (or such longer period as provided in Section 3.1.1(b)) on which the complete applicable Data Package for a Program is available (whether the end of such [***] occurs prior to or after expiration of the applicable Research Term but subject to Section 3.1.8 below), Jounce shall provide to Celgene, or a Third Party advisor designated by Celgene, the applicable Data Package for such Program.  If Celgene designates a Third Party advisor to receive the Data Package, such Third Party advisor shall agree to be bound by confidentiality obligations consistent with those set forth in Article 8.  Upon receipt of the Data Package, Celgene (or its designee) shall be entitled to review such Data Package until the end of the Data Package Verification Date; provided, that the Data Package Verification Date (and, for the avoidance of doubt, the applicable Option Term) with respect to such Program may be extended as set forth in the definition of “Data Package Verification Date”; it being understood that (x) this extension of the applicable Option Term shall apply even to periods after the expiration of the Research Term so long as the applicable triggering events for such Program were met during the Research Term, and (y) if Celgene has requested data that is either not available or does not constitute a reasonable request under the circumstances (and Jounce so notifies Celgene in writing to such effect at the earliest possible date), the only extension of the Option Term shall be the later of (a) the expiration of such Option Term and (b) [***] after receipt of such notification.

2.10                        Confirmation of Available Targets.  At Jounce’s request at any time, the Parties shall discuss in good faith whether a Target is an Available Target in accordance with Section 2.1.1(b)(i) or Section 2.1.1(b)(ii), as applicable.  If each Party, in its sole discretion, agrees that

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such Target is not an Available Target, then such Target shall not, under any circumstances, thereafter be or become an Available Target, and shall be deemed an Excluded Jounce Target.  If the Parties are unable to agree and Jounce has initiated IND-Enabling Studies for a Biologic that is Specifically Directed to such Target, then in the event that the Parties do not agree within [***] after Jounce’s request for such discussion, then (A) the Parties agree to submit such matter to a Scientific Panel appointed as provided in Section 2.2.2(d); (B) within [***] following the failure to unanimously agree, each of Jounce and Celgene shall nominate a Qualified Scientist to participate on the applicable Scientific Panel and, if the Parties are unable to agree upon a third Qualified Scientist for such Scientific Panel within [***] following any such request for a Scientific Panel, then the initial two Qualified Scientists shall select such third Qualified Scientist.  Each Scientific Panel shall act as follows: (I) each Qualified Scientist (and the Scientific Panel as a whole) shall act as an expert and not as an arbitrator; (II) each decision of the Scientific Panel as to whether or not such Target constitutes an Available Target in accordance with Section 2.1.1(b)(i) or Section 2.1.1(b)(ii), as applicable, shall be by majority vote of the three Qualified Scientists; (III) the decision of the Scientific Panel is, in the absence of fraud or manifest error, final and binding on the Parties and, except in the event of such fraud or manifest error, neither Party may submit such matter with respect to such Target to the Scientific Panel again; and (IV) the costs of the Scientific Panel shall be shared equally by Jounce and Celgene. The Parties shall direct the Scientific Panel to issue a decision with respect to the matter presented before them within [***] after the third Qualified Scientist is appointed to the Scientific Panel.

ARTICLE 3.
OPTION EXERCISE;
DEVELOPMENT & COMMERCIALIZATION AGREEMENT

3.1                         Option Grant.  Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, Jounce hereby grants to Celgene the following exclusive options (each, an “Option”).  Celgene shall be entitled to exercise an Option for up to six (6) total Programs (subject to this Section 3.1, including Sections 3.1.5 and 3.1.6), consisting of the following: (a) the ICOS Activator Program, (b) the PD-1 Activator Program, (c) the Lead Program (subject to Section 2.1.7), and (d) up to three (3) Other Programs that are not the Lead Program (subject to Section 3.1.6 and 3.1.7) (such six (6) total Programs the “Option Cap”); provided, however, (i) that in the event that Jounce terminates the ICOS Activator Program pursuant to Section 3.1.1(b): (x) Celgene shall automatically be granted an Option for one (1) additional Other Program for a total of four (4) Options for Other Programs that are not the Lead Program; and (y) notwithstanding anything to the contrary contained herein, in the event that Jounce re-initiates any research or Development activities for the ICOS Activator Program as further described in 3.1.1(b) below, Celgene shall have the right to exercise its Option for the ICOS Activator Program (including all additional research or Development activities performed by Jounce, its Affiliates or any sublicensees following Jounce’s termination of the ICOS Activator Program) all as further described in Section 3.1.1(b), and in such event, Celgene shall remain entitled to exercise its Option for an additional (fourth (4th)) Other Program; and (ii) for any Available Target for which there are two (2) Programs at any time during the Research Term, one of which is an Immune Activating Program for Immune Activating Collaboration Candidates and one of which is an Immune Suppressing Program for Immune Suppressing Collaboration Candidates (each such Program a “Paired Program”), Celgene shall have the

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right to exercise an Option with respect to each such Paired Program.  The first Option exercise by Celgene with respect to a Paired Program shall only count as one (1) towards Celgene’s maximum Option exercise Option Cap under Section 3.1, and the second of the two (2) Programs included in any Paired Program pairing shall be offered as an additional Option to Celgene in accordance with Section 3.1.5 (and for clarity, each such Option shall not count towards Celgene’s maximum Option exercise Option Cap under Section 3.1).

3.1.1                     ICOS Activator Program Option.

(a)                                                                           With respect to the ICOS Activator Program, Jounce hereby grants to Celgene an exclusive Option, exercisable at any time during the JTX-2011 Option Term, to enter into a Jounce Lead Co-Development and Co-Commercialization Agreement with respect to the ICOS Activator Program (including all Collaboration Candidates Specifically Directed to ICOS as Immune Activators) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in the Development & Commercialization Agreement (and JTX-2011 shall be deemed the “Co-Co Candidate” thereunder).

(b)                                                                           If, during the JTX-2011 Option Term and prior to Celgene’s exercise of the JTX-2011 Option, Jounce terminates the ICOS Activator Program for any reason prior to the date on which JTX-2011 has been administered to [***] in the ICOS POC Study, then Celgene shall be entitled to exercise its Option for such re-initiated ICOS Activator Program in its sole discretion in accordance with Section 3.1 at any time prior to the later of (i) the expiration of the Research Term, and (ii) [***].  Notwithstanding the foregoing, if Jounce re-initiates any research or Development activities for the ICOS Activator Program with respect to JTX-2011 within [***] for any reason prior to JTX-2011 being administered to [***] in such ICOS POC Study (whether or not during the Research Term), then Celgene shall be entitled to exercise its Option for such re-initiated ICOS Activator Program in its sole discretion in accordance with Section 3.1 at any time prior to the later of (i) the Research Term and (ii) [***].  As further described in Section 3.1, the Parties understand and agree that such Option for such re-initiated ICOS Activator Program [***].  In the event that Jounce completes the ICOS POC Study, and Celgene declines to exercise its Option for the ICOS Activator Program within the JTX-2011 Option Term, then Celgene shall have no further Option for the ICOS Activator Program.

3.1.2                     Jounce Anti-PD-1 Option. With respect to the PD-1 Activator Program, Jounce hereby grants to Celgene an exclusive Option, exercisable at any time during the JTX-4014 Option Term, to enter into the PD-1 License Agreement with respect to the PD-1 Activator Program (including all Collaboration Candidates Specifically Directed to PD-1 as Immune Activators) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in such PD-1 License Agreement; provided, however, that the Parties understand and agree that [***] (i) upon Celgene’s delivery of written notice to Jounce (the “PD-1 Notice”), no later than the Data Package Verification Date for the PD-1 Activator Program, that it wishes to negotiate (a) [***] and (b) [***], then the Parties shall negotiate such agreements in good faith; (ii) following the delivery of the PD-1 Notice the JTX-4014 Option Term shall be extended until [***] after the Parties have confirmed in writing that they have mutually agreed to [***] and [***]; (iii) following the delivery of the PD-1 Notice neither Party

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shall be obligated to enter into such PD-1 License Agreement until both [***] and Guiding Principles have been mutually agreed; and (iv) in the event that Celgene (A) does not deliver the PD-1 Notice on or prior to the Data Package Verification Date for the PD-1 Activator Program or (B) delivers a notice in writing to Jounce that it does not wish to negotiate [***] and [***] prior to the Data Package Verification Date for the PD-1 Activator Program, then Celgene shall have no further Option for the PD-1 Activator Program.

3.1.3                     Lead Program Option. Subject to Section 2.1.7, with respect to the Lead Program, Jounce hereby grants to Celgene an exclusive Option, exercisable at any time during the applicable Option Term, to enter into a Celgene Lead Co-Development and Co- Commercialization Agreement for such Lead Program (including  all Collaboration Candidates Specifically Directed to the Available Target of such Lead Program as Immune Activators or Immune Suppressors, as applicable, but not both Immune Activators and Immune Suppressors) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in the Celgene Lead Co-Development and Co- Commercialization Agreement (and each applicable Development Candidate under such Lead Program shall be deemed a “Co-Co Candidate” thereunder) (such Option the “Lead Program Option”).  Notwithstanding anything to the contrary in this Agreement and subject to Section 2.1.7, Celgene may only exercise its Lead Program Option once.

3.1.4                     Other Program Options.

(a)                                                                           Other Program Options.  Subject to this Section 3.1, with respect to each of the Other Programs, Jounce hereby grants to Celgene three (3) exclusive Options, exercisable at any time during the applicable Option Term, to enter into a Development & Commercialization Agreement with respect to such Other Programs (including the applicable Development Candidate and all Collaboration Candidates of such Other Program that are either Immune Activators or Immune Suppressors, as applicable, but not both Immune Activators and Immune Suppressors with respect to such Other Program’s Available Target, and applicable Program-Specific Reagents thereunder) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in the Development & Commercialization Agreement (and each applicable Collaboration Candidate under such Other Program shall be deemed a “Co-Co Candidate” thereunder) (each such Option an “Other Program Option”).

3.1.5                     Paired Programs.  With respect to each Paired Program, Jounce hereby grants to Celgene an exclusive Option, exercisable at any time during the applicable Option Term, to enter into a Development & Commercialization Agreement for each such Paired Program (including all applicable Collaboration Candidates of such Paired Program) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in the Development & Commercialization Agreement (and each applicable Collaboration Candidate under such Paired Program shall be deemed a “Co-Co Candidate” thereunder).

3.1.6                     Bundled Programs.

(a)                                                                           With respect to any of the Other Programs (including, for

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the avoidance of doubt, the Lead Program) that is a Bundled Program, if Jounce advances a Bundled Macrophage Collaboration Candidate for a Bundled Macrophage Program or a Bundled B-Cell/Treg Collaboration Candidate for a Bundled B-Cell/Treg Program and obtains an IND Approval from the FDA for such Collaboration Candidate, then each additional Bundled Macrophage Program or Bundled B-Cell/Treg Program that is advanced after the first Bundled Macrophage Program or Bundled B-Cell/Treg Program, as applicable for which Jounce obtains an IND Approval from the FDA (each, an “Additional Bundled Program”) shall be offered as an additional Option to Celgene in accordance with Section 3.1.6(b) (and for clarity, each such Option shall not count towards Celgene’s maximum Option exercise Option Cap under Section 3.1).

(b)                                                                           With respect to each Additional Bundled Program, Jounce hereby grants to Celgene an exclusive Option, exercisable at any time during the applicable Option Term, to enter into a Development & Commercialization Agreement for such Additional Bundled Program (including all applicable Collaboration Candidates of such Additional Bundled Program that are Immune Activators or Immune Suppressors, as applicable, but not both Immune Activators and Immune Suppressors, and Program-Specific Reagents thereunder) and any related Diagnostic Products developed therefor, as set forth in and on the terms and conditions set forth in the Development & Commercialization Agreement (and each applicable Collaboration Candidate under such Additional Bundled Program shall be deemed a “Co-Co Candidate” thereunder).

(c)                                                                            In the event that Celgene exercises its Option for an Additional Bundled Program in accordance with Section 3.1.6(b), the Parties understand and agree that such Additional Bundled Program shall not count as a distinct Program from the corresponding Bundled Program solely for purposes of counting towards the Option Cap with respect to Celgene’s permitted exercise of up to a maximum of six (6) Options pursuant to Section 3.1.  Notwithstanding the foregoing, any such Additional Bundled Program for which Celgene exercises its Option shall otherwise be treated as an Other Program for purposes of this Agreement, including for the avoidance of doubt (i) the triggering events for delivery of an IND Data Package for such Other Program, and (ii) Celgene’s opt-in, royalty and milestone payment obligations for such Program pursuant to this Agreement and the applicable Development & Commercialization Agreement, as if such Additional Bundled Program were an Other Program. For example:

(i)                                     If the Available Target for the first Other Program for which Celgene exercises its Option is part of the same Bundled Target Group as the Available Target for the Lead Program then, notwithstanding the fact that such first Other Program shall not count towards the Option Cap, such Option exercise shall be for the “First Other Program” hereunder, the Parties shall enter into a Jounce Lead Co-Development and Co-Commercialization for such Other Program, and Celgene shall pay the amount set forth in Section 6.4.4.

(ii)                                  If the Available Target for the second Other Program for which Celgene exercises its Option is part of the same Bundled Target Group as either the Available Target for the Lead Program or the Available Target for the First Other Program (each of which Options have been previously been exercised by Celgene) then, notwithstanding

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the fact that such second Other Program shall not count towards the Option Cap, such Option exercise shall be for the second “Other Program” hereunder, the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization for such Other Program, and Celgene shall pay the amount set forth in Section 6.4.5.

(iii)                               If Celgene exercises its Option for any Other Program after it has exercised its Option for three (3) Other Programs (or four (4) Other Programs where Jounce has terminated the ICOS Activator Program) and either (A) the Available Target for the next Other Program is part of the same Bundled Target Group for any of the previously exercised Other Programs or (B) the Available Target for the such additional Other Program is not part of a Bundled Target Group for which an Option has previously been exercised, but Celgene has not yet reached the Option Cap (because one (1) or more of such previous Option exercises constituted a Bundled Program and therefore did not count towards the Option Cap), then, the Parties shall enter into a Celgene Lead Co-Development and Co-Commercialization for such Other Program, and Celgene shall pay the amount set forth in Section 6.4.6.

(iv)                              For two Bundled Targets (e.g Target A and Target B) that are in the same Bundled Target Group, if Celgene has previously exercised an Option for the Program for Immune Activating Collaboration Candidates for Target A as the First Other Program, then subsequently (x) Celgene shall be entitled to exercise an Option for the Program for Immune Suppressing Collaboration Candidates for Target A, and the two (2) separate Programs (one for Immune Activating Collaboration Candidates and one for Immune Suppressing Collaboration Candidates) for Target B, and upon Celgene’s exercise of each such Option, Celgene shall pay first an Option payment under 6.4.5 (if no other Options have been exercised in the interim), and then shall pay two (2) Option payments under Section 6.4.6 (for the subsequent two (2) Programs for which it exercises its Option), and (y) the exercise of such four (4) Options shall only count as one (1) Option exercise towards the Option Cap.

3.1.7                     Option Exercise; Lapsed Targets.

(a)                                                                           On a Program-by-Program basis, during the applicable Option Term, Celgene shall have the right, but not the obligation, to exercise the Option for such Program in its sole discretion by delivering written notice of such exercise (the “Option Exercise Notice”) to Jounce.  Within [***] following each Option Exercise Notice delivery, and subject to this Section 3.1.7 and Section 3.2, each of Celgene (or an Affiliate designated by Celgene) and Jounce agree to enter into the applicable Development & Commercialization Agreement described below in this Section 3.1.7 with respect to such Program and will update the exhibits and schedules thereto.  On a Collaboration Target-by-Collaboration Target basis, if Celgene fails to provide its Option Exercise Notice with respect to each of the Immune Activating and the Immune Suppressing Program for such Collaboration Target before the expiration of the applicable Option Term, then such Collaboration Target for which the applicable Collaboration Candidates are Specifically Directed shall be deemed a “Lapsed Target”.  The Parties shall enter into (a) for the ICOS Activator Program, a Jounce Lead Co-Development and Co-Commercialization Agreement, (b) for the PD-1 Activator Program, the PD-1 License Agreement, (c) subject to Section 2.1.7, for the Lead Program, a Celgene Lead Co-Development and Co-Commercialization Agreement, (d) subject to Section 2.1.7 and in accordance with Section 3.1.4, for the First Other Program for which Celgene exercises an

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Option, a Jounce Lead Co-Development and Co-Commercialization Agreement; and (e) subject to Section 2.1.7, for all Other Programs (including any Bundled Programs and/or Paired Programs) that are not the First Other Program, a Celgene Lead Co-Development and Co-Commercialization Agreement.  Notwithstanding anything to the contrary herein, Jounce shall have the right to opt-out of its co-development and co-commercialization rights under any Jounce Lead Co-Development and Co-Commercialization Agreement or Celgene Lead Co-Development and Co-Commercialization Agreement, pursuant to the terms set forth in such agreements.

(b)                                                                           Celgene shall not have the right to exercise its Option with respect to any Lapsed Program or Lapsed Target, and no Lapsed Program or Lapsed Target shall be subject to Sections 5.1 and 5.2.

3.1.8                     Covenants During Option Term or Research Term.  Except as otherwise permitted under this Agreement or a Development & Commercialization Agreement, on a Program-by-Program basis, commencing on the Effective Date until expiration of the applicable Option Term for such Program or the Research Term (as applicable, and including any extension for ICOS Activator Program pursuant to Section 3.1.1(b)), neither Jounce nor its Affiliates will (a) assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, or enter into any agreement with any Third Party or any entity that is Third Rock Portfolio Company for such period of time in which any Third Rock Fund controls more than [***] to assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, any assets specifically related to a Program, including with respect to any such Program’s Pre-LO Targets, Collaboration Targets, Collaboration Candidates, Development Candidates, or Collaboration IP (such assets the “Program Assets”), except in each case to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with or adversely affect in any respect any of the rights granted to Celgene hereunder or under any Development & Commercialization Agreement, (b) license or grant to any Third Party or any entity that is Third Rock Portfolio Company for such period of time in which any Third Rock Fund controls more than [***], or agree to license or grant to any Third Party or any entity that is Third Rock Portfolio Company for such period of time in which any Third Rock Fund controls more than [***], any rights to any Program Assets if such license or grant would conflict with or adversely affect in any respect any of the rights granted to Celgene hereunder or under any Development & Commercialization Agreement, or (c) disclose any Confidential Information relating to the Program Assets to any Third Party or any entity that is Third Rock Portfolio Company for such period of time in which any Third Rock Fund controls more than [***] if such disclosure would impair or conflict in any respect with any of the rights granted to Celgene hereunder or under any Development & Commercialization Agreement.  Notwithstanding the foregoing, an assignment of any Program Assets by Jounce in accordance with Section 12.4.3 shall not be a breach of this Section 3.1.8.

3.2                                     Government Approvals.

3.2.1                     Efforts.  Each of Jounce and Celgene will use its commercially reasonable good faith efforts to eliminate any concern on the part of any Governmental Authority regarding the legality of any proposed Development & Commercialization Agreement including, if

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required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.  Notwithstanding anything to the contrary in this Agreement, this Section 3.2.1 and the term “commercially reasonable good faith efforts” do not require that either Party (i) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Jounce, Celgene or their respective Affiliates, (ii) agree to any restrictions on the businesses of Jounce, Celgene or their respective Affiliates, or (iii) pay any amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the transactions contemplated by any proposed Development & Commercialization Agreement.

3.2.2                     HSR Filings.  Each of Jounce and Celgene will, within [***] after the execution of a Development & Commercialization Agreement (or such later time as may be agreed to in writing by the Parties) file with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) any HSR Filing required of it under the HSR Act in the reasonable opinion of either Party with respect to the transactions contemplated by such Development & Commercialization Agreement.  The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, the Parties shall equally share all fees (other than penalties that may be incurred as a result of actions or omissions on the part of a Party, which penalties shall be the sole financial responsibility of such Party), required to be paid to any Governmental Authority in connection with making any such HSR Filing.  In the event that the Parties make an HSR Filing under this Section 3.2.2, the relevant Development & Commercialization Agreement shall terminate (i) at the election of either Party, immediately upon notice to the other Party, in the event that the FTC or DOJ obtains a preliminary injunction under the HSR Act against the Parties to enjoin the transactions contemplated by such Development & Commercialization Agreement, or (ii) at the election of either Party, immediately upon notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to [***] after the effective date of the HSR Filing.  Notwithstanding anything to the contrary contained herein, except for the terms and conditions of this Section 3.2.2, none of the terms and conditions contained in a Development & Commercialization Agreement shall be effective until the “Implementation Date,” which is agreed and understood to mean the later of (A) the execution date of the Development & Commercialization Agreement, (B) if a determination is made pursuant to this Section 3.2.2 that a notification of this Agreement is not required to be made under the HSR Act, the date of such determination, or (C) if notification of the Development & Commercialization Agreement is required to be made under the HSR Act, the HSR Clearance Date.  As used herein: (x) “HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated by a Development & Commercialization Agreement have expired or have been terminated; and (y) “HSR Filing” means a filing by Jounce and Celgene with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in the Development & Commercialization Agreement, together with all required documentary attachments thereto.

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3.2.3                     Information Exchange.  Each of Jounce and Celgene will, in connection with any HSR Filing, (i) reasonably cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party and/or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by any proposed Development & Commercialization Agreement; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other Person, give the Parties and/or their counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other Party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided, that materials may be redacted to remove references concerning the valuation of the business of Jounce.  Jounce and Celgene, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this Section 3.2.3 as “Antitrust Counsel Only Material.”  Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Jounce or Celgene, as the case may be) or its legal counsel.

3.2.4                     Assistance.  Subject to this Section 3.2, Jounce and Celgene shall cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other thing necessary or desirable for the consummation of the transactions as contemplated hereby.

3.2.5                     No Further Obligations.  If a Development & Commercialization Agreement is terminated pursuant to this Section 3.2, then, notwithstanding any provision in this Agreement to the contrary, neither Party shall have any further obligation to the other Party with respect to the subject matter of such Development & Commercialization Agreement; provided, that Celgene shall be permitted to assign such Development & Commercialization Agreement or any rights or obligations related thereto, if required to comply with any Antitrust Law.

ARTICLE 4.
GOVERNANCE

4.1                                     Generally.

4.1.1                     Committees.

(a)                                                                           Establishment.  Pursuant to this Article 4, the Parties will establish a JSC within the timeframes set forth in Section 4.2.1.  The Parties may also mutually

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determine to establish additional new committees to oversee particular phases of the Collaboration (each, a “New Committee”).  Unless otherwise agreed upon by the Parties (including with respect to when such New Committee shall disband), each New Committee shall follow the provisions set forth for the JSC, and shall be subject to the authority of the JSC.  The JSC and each New Committee shall have decision-making authority with respect to the matters within its purview to the extent expressly and as more specifically provided herein.

(b)                                                                           Subcommittees.  From time to time, the JSC or Patent Committee may establish subcommittees to oversee particular projects or activities, as such committee deems necessary or advisable (each, a “Subcommittee”).  Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time.  Such members shall be individuals with expertise and responsibilities in the relevant areas in the Field.  Such Subcommittees shall operate under the same principles as are set forth in this Article 4 for the committee forming such Subcommittee.

4.1.2                     Execution of Development & Commercialization Agreement.  On a Program-by-Program basis upon execution of the applicable Development & Commercialization Agreement for such Program, such Program and matters related thereto shall continue to be within the purview of the JSC, in accordance with, and solely pursuant to, the terms of Section 4.2.4 and such Development & Commercialization Agreement.

4.1.3                     Alliance Managers.  Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”).  The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder.  The Alliance Managers shall attend all meetings of the JSC and shall be responsible for assisting the JSC in performing its oversight responsibilities.  The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party.

4.1.4                     Patent Liaisons.  Promptly after the Effective Date, each Party shall appoint an individual to act as a patent liaison for such Party (each, a “Patent Liaison”).  The Patent Liaisons shall be the primary point of contact for the Parties regarding intellectual property-related activities and matters contemplated by this Agreement and shall facilitate all such activities and matters hereunder.  The name and contact information for each Party’s Patent Liaison, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party.

4.2                                     Joint Steering Committee.

4.2.1                     Establishment; Meetings.  Within [***] after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) as more fully described in this Section 4.2.  The JSC shall have review, oversight and decision-making responsibilities for all activities performed under the Collaboration, to the extent expressly and as more specifically provided herein.  Each Party agrees to keep the JSC informed of its progress and activities under the Collaboration.  The first scheduled meeting of the JSC shall be held no later than [***] after

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establishment of the JSC unless otherwise agreed by the Parties.  After the first scheduled meeting of the JSC until the JSC is disbanded, the JSC shall meet in person or telephonically at least once each Calendar Quarter, and more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree, provided each meeting occurs at least twice per year in person.  The JSC shall disband upon the expiration or termination of this Agreement in its entirety.  Meetings that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.  The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

4.2.2                     Membership.  The JSC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Jounce.  Each representative of a Party shall have sufficient seniority and expertise in the Field to participate on the JSC as determined in such Party’s reasonable judgment.  Jounce shall have the right to designate the chairperson of the JSC. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other.  Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JSC as non-voting participants; provided, that any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth herein prior to attending such meeting and provided, further, that such Third Party shall not have any voting or decision-making authority on the JSC.

4.2.3                     General Responsibilities.  Except as otherwise set forth in this Section 4.2, the JSC shall perform the following general functions, subject to the final decision-making authority of the Person set forth in Section 4.2.5: (a) review and monitor progress of the Collaboration and the Parties’ activities under each executed Development & Commercialization Agreement (as further set forth in Section 4.2.4 and each such Development & Commercialization Agreement), including serving as a forum for exchanging information and facilitating discussions regarding the conduct of the Collaboration; (b) on a Program-by-Program basis, create, review and amend the applicable IDP; (c) review and comment on the Pre-LO Targets, Collaboration Targets, Collaboration Candidates pursued by Jounce under this Agreement or the applicable Development & Commercialization Agreement, Development Candidates and discuss the inclusion of any Proposed Targets in the Collaboration; (d) manage the strategic direction of the Collaboration; (e) oversee implementation of the Collaboration in accordance with this Agreement; (f) discuss and attempt to resolve any disputes in the JSC, any New Committees and any Subcommittees; (g) approve proposals for Development of Diagnostic Products with respect to a Program prior to exercise by Celgene of its Option for such Program; (h) discuss material issues and provide input to each Party regarding the enforcement and defense of Jounce Patents, Celgene Patents, applicable Collaboration IP and Joint Collaboration IP; and (i) such other responsibilities as may be mutually agreed by the Parties from time to time.  For purposes of clarity, the JSC shall not have any authority beyond the specific matters set forth in Sections 4.2.3 and 4.2.4, and in particular shall not have any power to amend, modify, interpret or waive the terms of this Agreement or any Development & Commercialization Agreement, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Agreement or any Development & Commercialization Agreement.  In any

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case where a matter within the JSC’s authority arises, the JSC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the JSC’s attention (or, if earlier, at the next regularly scheduled JSC meeting).

4.2.4                     Responsibilities under Specific Agreements.  Following the execution of a Development & Commercialization Agreement for a given Program, the JSC shall perform, in addition to the general responsibilities set forth in Section 4.2.3, the following functions:

(a)                                                                           PD-1 License Agreement.  After the Parties have entered into a PD-1 License Agreement to govern the further Development and Commercialization of Collaboration Candidates and Development Candidates under the PD-1 Activator Program, the JSC shall no longer oversee or review any of the matters that are subject to the terms and conditions of the PD-1 License Agreement.

(b)                                                                           Co-Development and Co-Commercialization Agreement.  After the Parties have entered into a Co-Development and Co-Commercialization Agreement to govern the further Development and Commercialization of Collaboration Candidates and Development Candidates for the applicable Program, the JSC shall:

(i)                                     review and approve the budget for U.S. Commercialization activities for Co-Co Products submitted to the JSC;

(ii)                                  determine pricing for Co-Co Products;

(iii)                               determine marketing strategy for Co-Co Products in the United States and the ROW Territory, including review and approval of branding for Co-Co Products and marketing and commercial materials;

(iv)                              review and approve plans and strategy for manufacturing of Co-Co Products for the United States and the ROW Territory;

(v)                                 review and comment on updates and reports on Development and Commercialization of the applicable Co-Co Products;

(vi)                              establish strategies for deployment of sales personnel for Co-Co Products; and

(vii)                           review and comment on each Party’s respective strategy for the Development and Commercialization of the applicable Co-Co Products.

4.2.5                     Decisions.  Except as otherwise set forth in this Agreement, all decisions of the JSC shall be made by consensus, with each Party having one (1) vote.  If the JSC cannot agree on a matter for which the JSC has decision-making authority within [***] after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution.  The Parties’ respective Executive Officers shall meet within [***] after such matter is referred to them, and shall negotiate in good faith to resolve the matter.  If the Executive Officers are unable to resolve the matter within

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[***], or such other longer time frame the Executive Officers may otherwise agree upon, after the matter is referred to them in accordance with this Section 4.2.5, then: (a) if the matter in dispute relates to activities under a Program prior to Celgene’s exercise of the Option for such Program, then Jounce shall have the final decision making authority; (b) if the matter in dispute relates to activities under the ICOS Activator Program or the First Other Program for which Celgene has exercised its Option, then Jounce shall have the final decision-making authority in the United States and Celgene shall have the final decision making authority in the ROW Territory; (c) if the matter in dispute relates to activities under the Lead Program or any Other Program (including any Bundled Program) for which Celgene has exercised its Option that is not the First Other Program for which Celgene has exercised its Option, then Celgene shall have the final decision making authority worldwide; (d) following Celgene’s exercise of its Option for a Program, for activities or matters arising under such Program’s IDP that do not have global implications for the Program, then the Development Lead Party for such activities under such Program in the territory or country to which such dispute relates shall have the final decision making authority; (e) for activities or matters arising after such Option exercise that (1) are referred by the JSC or that relate to Commercialization of Co-Co Products, and (2) do not have global implications for such Program, the Commercialization Lead Party for the territory or country to which such dispute relates shall have final decision making authority; and (f) subject to the applicable Development & Commercialization Agreement, following Celgene’s exercise of its Option for a Program, for activities or matters arising after such Option exercise that have global implications for such Program, except for those disputes relating to Commercialization, Jounce shall have the final decision making authority for decisions under a Jounce Lead Co-Development and Co-Commercialization Agreement, and Celgene shall have the final decision making authority under a Celgene Lead Co-Development and Co-Commercialization Agreement.  The Parties understand and agree that any JSC disagreements with respect to the PD-1 License Agreement shall be resolved in accordance with the terms of the PD-1 License Agreement and this Article 4 shall not govern, as contemplated by Section 2.2.3 of the PD-1 License Agreement.

Notwithstanding the foregoing, the Party having final decision-making authority shall not have the right to exercise its final decision-making authority to unilaterally: (i) determine that it has fulfilled any obligations under this Agreement, any Development & Commercialization Agreement or that the other Party has breached any obligation under this Agreement or any Development & Commercialization Agreement; (ii) determine that milestone events required for the payment of milestone payments have or have not occurred; (iii) make a decision that is expressly stated to require the mutual agreement or mutual consent of the Parties; (iv) require the conduct of, or restrict the other Party from conducting, Development activities specifically related only to such Party’s territory under a Co-Development and Co-Commercialization Agreement; or (v) otherwise expand its rights or reduce its obligations under this Agreement or any Development & Commercialization Agreement. Notwithstanding anything to the contrary in this Agreement, the LO Criteria can only be amended, supplemented or otherwise modified by mutual agreement of the Parties in writing.

4.2.6                     Minutes.  The Party who designates the chairperson of the JSC shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC.  Such minutes shall be effective only after such minutes

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have been approved by both Parties in writing.  Definitive minutes of all JSC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

4.3                                     Patent Committee.

4.3.1                     Establishment.  Within [***] after the Effective Date and provided the Parties have entered into a common interest agreement in accordance with Section 7.7 to protect attorney-client privilege, the Parties shall establish a patent committee (the “Patent Committee”) as more fully described in this Section 4.3.  The Patent Committee shall facilitate the discussion and coordination of Patent Prosecution and Maintenance, among other matters, in accordance with and subject to the terms of Sections 7.2 through 7.8, inclusive, and the confidentiality and non-use provisions in Article 8.

4.3.2                     Meetings.  The Patent Committee shall convene at such times, places and frequencies as the Patent Committee determines is necessary.  The Patent Committee shall disband upon the expiration or termination of this Agreement in its entirety; provided, however, that the Patent Committee shall survive for the duration of any Development & Commercialization Agreement.  Meetings of the Patent Committee that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.  The members of the Patent Committee also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the Patent Committee, including all travel and living expenses.

4.3.3                     Membership.  The Patent Committee shall be comprised of at least one (1) representative (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Jounce, which shall include the Patent Liaison for each such Party.  Each Party may replace any or all of its representatives on the Patent Committee at any time upon written notice to the other Party.  Each representative of a Party shall have sufficient seniority and expertise in the Prosecution and Maintenance of Patents to participate on the Patent Committee as determined in such Party’s reasonable judgment.  Each Party may, subject to the other Party’s prior approval, invite Third Parties or non-member representatives of such Party to attend meetings of the Patent Committee as non-voting participants; provided, that any such representative is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth herein prior to attending such meeting; provided, further, that such non-member representative or Third Party shall not have any voting or decision-making authority on the Patent Committee.  Jounce shall have the right to designate the chairperson of the Patent Committee (provided, that upon consummation of a Business Combination with respect to Jounce, Celgene shall have the right to designate the chairperson of the Patent Committee).

4.3.4                     Responsibilities.  The Patent Committee shall perform the following functions, subject to the final decision-making authority of the Person set forth in Section 4.3.6: (a) discuss material issues and provide input to each other regarding the Prosecution and Maintenance of Jounce Patents, Celgene Patents, Collaboration Patents and Joint Collaboration Patents, including recommending whether or not to file a Collaboration Patent in all Core Countries; (b) serve as a forum for exchanging information and facilitating discussions regarding patentability and freedom to operate assessments; and (c) perform such other responsibilities as

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may be mutually agreed by the Parties from time to time, including those matters identified in Sections 7.2 to 7.8. The Patent Committee shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing intellectual property rights related to Pre-LO Targets, Collaboration Targets, Collaboration Candidates, Development Candidates and Diagnostic Products.  For clarity, the Patent Committee shall not have any authority beyond the specific matters set forth in this Section 4.3.4, and in particular shall not have any power to amend, modify, interpret or waive the terms of this Agreement or any Development & Commercialization Agreement, or to alter, increase, expand or waive compliance by a Party with, a Party’s obligations under this Agreement or any Development & Commercialization Agreement.  In any case where a matter within the Patent Committee’s authority arises, the Patent Committee shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the Patent Committee’s attention (or, if earlier, at the next regularly scheduled Patent Committee meeting).

4.3.5                     Minutes.  A representative of Jounce shall be responsible for preparing and circulating and finalizing minutes of each meeting of the Patent Committee, setting forth, inter alia, an overview of the discussions at the meeting. Such minutes shall be effective only after such minutes have been approved by both Parties in writing.  Definitive minutes of all Patent Committee meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

4.3.6                     Decisions.

(a)                                                                           Except as otherwise provided in this Section 4.3.6 or a Development & Commercialization Agreement, all decisions of the Patent Committee shall be made by consensus, with each Party having one (1) vote.  If the Patent Committee cannot agree on a matter within the Patent Committee’s authority, then Jounce will have decision-making authority with respect to Jounce Patents and Celgene will have decision-making authority with respect to Celgene Patents.

(b)                                                                           IP Ownership.  The Patent Committee shall review and discuss ownership of Inventions and Patents thereon, specifically with respect to the application of the terms of Section 7.2; provided that, upon prior written consent by both of the Parties, such consent to be provided in each Party’s sole discretion, the Patent Committee may allocate ownership of a particular item of intellectual property, even if such allocation is not in accordance with the terms of Section 7.2.  In the event the Patent Committee cannot agree on a matter regarding ownership of an item of intellectual property, and Executive Officers are unable to resolve such matter, then either Party may submit such dispute to the courts in accordance with Section 12.7.

(c)                                                                            Patent Prosecution.  The Patent Committee shall discuss material issues and provide input to each Party regarding the Prosecution and Maintenance of Jounce Patents, Celgene Patents, Collaboration Patents, and Joint Collaboration Patents.  The Patent Committee shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing intellectual property rights related to Pre-LO Targets, Collaboration Targets, Collaboration Candidates, Development Candidates, and

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Diagnostic Products; provided, that either Party may request the filing and prosecution of divisional Patent applications as set forth in Section 7.3.3(b) (the foregoing referred to herein as the “Patent Strategy”).  All final decisions related to the Prosecution and Maintenance of any (i) Jounce Patent, Celgene Patent, Collaboration Patent or Joint Collaboration Patent shall be made by the Party with the right to control such Prosecution and Maintenance as set forth in this Section 4.3.6, Article 7 or the relevant Development & Commercialization Agreement, as the case may be.

(d)                                 Additional Restrictions.  Notwithstanding anything to the contrary in this Section 4.3.6, neither Party shall have the right to exercise its final decision-making authority to unilaterally: (i) determine that any obligations have been fulfilled under this Agreement or that a Party has breached any obligation under this Agreement or any Development & Commercialization Agreement; (ii) make a decision that is expressly stated to require the mutual agreement or mutual consent of the Parties; and (iii) otherwise expand a Party’s rights or reduce a Party’s obligations under this Agreement or any Development & Commercialization Agreement.

ARTICLE 5.
EXCLUSIVITY

5.1                                     Jounce Exclusivity.  During the Research Term, Jounce and its Affiliates shall not, except as otherwise expressly permitted in this Agreement or any applicable Development & Commercialization Agreement: (i) alone or with or for any Third Party, (x) research (including screen) in the Field any Biologic (which, in the case of an Antibody, [***] of any Collaboration Candidate), that is Specifically Directed to a Pre-LO Target or Collaboration Target other than PD-1 (the “Jounce Exclusivity Targets”), or (y) Develop, Manufacture or Commercialize any Biologic in the Field that is Specifically Directed to any Jounce Exclusivity Target, other than in performance of Collaboration activities under this Agreement or a Development & Commercialization Agreement, (ii) grant a license or sublicense to research (including screen), Develop, Manufacture or Commercialize any Biologic in the Field or pharmaceutical product in the Field, in each case described in this clause (ii) as Specifically Directed to Jounce Exclusivity Targets, as part of a Third Party Transaction, or (iii) except as expressly permitted under Section 12.4, transfer, assign, convey or otherwise sell any Biologic or pharmaceutical product described in clause (i) above.  Upon exercise of any Option, Jounce understands and agrees that it also shall be bound by the exclusivity provisions set forth in the applicable Development & Commercialization Agreement with respect to the applicable Program.  The restrictions described in this Section 5.1 shall not apply to: (A) any Lapsed Targets or any Biologic or pharmaceutical product Specifically Directed to any Lapsed Target; (B) PD-1; (C) to any Excluded Jounce Target, Excluded Celgene Target or Excluded Celgene Program; or (D) with respect to [***], any Biologic that is Specifically Directed to [***]. Jounce hereby agrees it will only Develop Biologics Specifically Directed to a Jounce Exclusivity Target, pursuant to a Program under this Agreement, and for which such Biologic, if a Collaboration Candidate, is subject to an Option under this Agreement.  Both Parties understand and agree that, when any Program hereunder becomes a “Lapsed Program”, any Biologics that are Immune Activating or Immune Suppressing, as applicable, and Specifically Directed to the applicable Collaboration Target for such Lapsed Program shall no longer be subject to this Section 5.1.

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5.2                                     Celgene Exclusivity.  During the Research Term, Celgene and its Affiliates shall not, except as otherwise expressly permitted in this Agreement or any applicable Development & Commercialization Agreement, on a Program-by-Program basis: (i) [***] (A) [***], (B) [***], or (C) [***], or [***]. Upon exercise of any Option, Celgene understands and agrees that it also shall be bound by the exclusivity provisions set forth in the applicable Development & Commercialization Agreement with respect to the applicable Program. For clarity, the restrictions described in this Section 5.2 shall not apply to: (A) any Lapsed Targets or any Biologic or pharmaceutical product Specifically Directed to any Lapsed Target; (B) PD-1; (C) any Excluded Celgene Target, Excluded Celgene Program, or Excluded Jounce Target; or (D) with respect to [***], any Biologic that is Specifically Directed to [***]. Both Parties understand and agree that, when any Program hereunder becomes a “Lapsed Program”, any Biologics that are Immune Activating or Immune Suppressing, as applicable, and Specifically Directed to the applicable Collaboration Target for such Lapsed Program shall no longer be subject to this Section 5.2.

5.3                                     Exceptions. Notwithstanding anything to the contrary contained herein, neither Party shall be deemed in breach of this Section 5 as follows:

5.3.1                     Academic Collaborations.  Notwithstanding the provisions of Sections 5.1 and 5.2, each Party shall be permitted to perform any of the activities that would otherwise be prohibited under Sections 5.1 and 5.2 and in relation to a given Collaboration Target, if such activities are (a) the subject of an existing agreement between such Party and an academic institution or academic collaborator entered into prior to the Effective Date, provided that such contracting Party shall not be permitted to amend any of such existing agreement’s provisions with respect to (i) ownership and licenses of pre-existing intellectual property rights, as well as intellectual property rights and inventions arising pursuant to the conduct of activities under such agreement, (ii) rights regarding publication of the results arising pursuant to the conduct of activities under such agreement, and (iii) confidentiality obligations (collectively, (i) through (iii), the “Academic Essential Provisions”), in a manner that would result in any of the provisions covered by the Academic Essential Provisions in such existing agreement being less favorable to the contracting Party, or which would adversely affect any rights granted to Celgene or Jounce under this Agreement or any Development & Commercialization Agreement following such amendment without the prior written consent of the other Party (such consent not to be unreasonably withheld), or (b) the subject of an agreement entered into between such Party and an academic institution or academic collaborator after the Effective Date that contains terms and conditions with respect to the Academic Essential Provisions consistent with the terms and conditions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date; provided that if any Academic Essential Provisions of an amendment described in (a) or an agreement described in (b) would not be consistent with the Academic Essential Provisions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date, such Party shall not enter into such amendment or agreement on such inconsistent terms and conditions without the prior written consent of the other Party, not to be unreasonably withheld.

5.3.2                     Competitive Programs.  Sections 5.1 and 5.2 shall not apply if, during the Research Term, any Party or its Affiliates merges or consolidates with, or otherwise acquires, a Third Party that is then engaged in activities that would otherwise constitute a breach of this

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Section 5 by any Party or its Affiliates (a “Competitive Program”) or acquires by license or otherwise a Competitive Program from a Third Party; it being understood and agreed that, unless the Parties agree otherwise in writing, such Party that is engaged in a Competitive Program (the “Competitive Program Party”) shall, within [***] after the date of such merger, consolidation or acquisition, notify the other Party that it intends to either: (a) terminate, or cause its relevant Affiliate to terminate, the Competitive Program or (b) divest, or cause its relevant Affiliate to divest, whether by license or otherwise, the Competitive Program. If the Competitive Program Party notifies the other Party within such [***] period that it intends to terminate, or cause its relevant Affiliate to terminate, such Competitive Program, the Competitive Program Party or its relevant Affiliate, shall (i) terminate such Competitive Program as quickly as possible, and in any event within [***] (unless applicable Law requires a longer termination period) after the Competitive Program Party delivers such notice to the other Party; and (ii) confirm to the other Party when such termination has been completed, and the Competitive Program Party’s continuation of the Competitive Program during such [***] (or, as required by applicable Law, longer) period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Sections 5.1 and 5.2.  If the Competitive Program Party notifies the other Party within such [***] period that it intends to divest such Competitive Program, the Competitive Program Party or its relevant Affiliate shall use all reasonable efforts to effect such divestiture as quickly as possible, and in any event within [***] after the Competitive Program Party delivers such notice to the other Party, and shall confirm to the other Party when such divestiture has been completed.  If the Competitive Program Party or its relevant Affiliate fails to complete such divestiture within such [***] period, but has used reasonable efforts to effect such divestiture within such [***] period, then, unless otherwise required by applicable Law, such [***] period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competitive Program to be in fact divested, not to exceed an additional [***]; provided that such additional [***] period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture if the Competitive Program Party or its relevant Affiliate is using good faith efforts to obtain such approvals.  The Competitive Program Party’s continuation of the Competitive Program during such divestiture period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Sections 5.1 and 5.2.

5.3.3                     Certain Permitted Activities.

(a)                                                                           The [***] shall not constitute a breach of Section 5.1 or 5.2, as applicable.  Each Party shall report to the JSC on a Calendar Quarterly basis [***], as applicable.  For clarity, providing at market price any supply of any biological or pharmaceutical product owned or controlled by a Party or any of its Affiliates that is then being commercialized without violation of Section 5.1 or 5.2, as applicable, to a Third Party conducting a human clinical trial with respect to a compound in the Field for the Territory shall not constitute development in violation of such Party’s exclusivity obligations under this Article 5 as long as neither such Party nor any of its Affiliates receives any other monetary consideration with respect to any product other than such product that is the subject of such clinical trial.

(b)                                                                           The entry into any Funding Agreement by Celgene or its Affiliates, either before or after the Effective Date, and the performance by Celgene or its Affiliates of any obligations thereunder shall not constitute a breach of Section 5.2; provided that

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any exercise of any options with respect to licensing any intellectual property rights by Celgene or its Affiliates thereunder shall be subject to the provisions set forth in Section 5.2 and shall not be permitted under this Section 5.3.3(b).

(c)                                                                            The restrictions set forth in Section 5.1 or 5.2, as applicable, shall not be deemed to prevent either Party or its respective Affiliates from (A) fulfilling its obligations under this Agreement, and (B) engaging any subcontractors in accordance with Section 2.6 of this Agreement.

(d)                                                                           If a Change of Control occurs with respect to either Party with a Third Party and the Third Party already is conducting or is planning, as of the effective date of such Change of Control, to conduct activities that would cause a Party or an Affiliate to violate Section 5.1 or 5.2, as applicable, (an “Acquirer Program”), then such Third Party will be permitted to continue such Acquirer Program and such initiation or continuation will not constitute a violation of Section 5.1 or 5.2, as applicable; provided that (i) none of the Collaboration IP or Joint Collaboration IP will be used in any Acquirer Program, (ii) none of the other Patents or Know-How licensed by either Party to the other Party pursuant to this Agreement will be used in any Acquirer Program, (iii) no Confidential Information of the other Party will be used in any such Acquirer Program, and (iv) the research or Development activities required under this Agreement will be conducted separately from any research or development activities directed to such Acquirer Program, including by the maintenance of separate lab notebooks and records (password-protected to the extent kept on a computer network) and the use of separate personnel working on each of the activities under this Agreement, and the activities covered under such Acquirer Program (except that this requirement shall not apply to personnel who have senior research management roles and not project level research roles, provided such personnel in senior research management roles are not directly involved in the day-to-day activities under such Acquirer Program).

(e)                                                                            Notwithstanding anything to the contrary contained herein, each Party shall have, at all times, the right to conduct cell-based screens directed toward cell phenotypes, even if such cell-based screens result in the unanticipated identification or discovery of any Target, and such activities shall not constitute a violation of this Article 5.

5.3.4                     Supply of Biologics.  Both Parties shall at all times have the right to supply any Biologic owned or Controlled (other than under a Development & Commercialization Agreement) by such Party that is then being commercialized to a Third Party conducting a Clinical Trial for a combination therapy involving such supplied Biologic so long as such supply of such Biologic to such Third Party is at a then-prevailing market price.

ARTICLE 6.
FINANCIAL TERMS

6.1                                     Upfront Payment.  In consideration for the rights granted to Celgene under this Agreement, Celgene shall pay to Jounce within [***] after the Effective Date the following one-time, non-refundable, non-creditable upfront payments equaling Two Hundred and Twenty-Five Million U.S. Dollars ($225,000,000.00) in the aggregate:

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6.1.1                     Celgene Corp. shall pay to Jounce [***]; and

6.1.2                     Celgene RIVOT shall pay to Jounce [***].

6.2                                     Equity Purchase Agreement.  Celgene Switzerland LLC will purchase preferred stock of Jounce on the terms and pursuant to the conditions of the Stock Purchase Agreement.

6.3                               Research Term Extension.

6.3.1                     First Extension Payment.  Celgene may, in its sole discretion, extend the Research Term from the [***] of the Effective Date to the [***] of the Effective Date (the “First Extension”) by providing written notice to Jounce at least [***] prior to the [***] of the Effective Date and paying, within [***] after issuance of such notice, to Jounce an extension payment in an amount equal to [***].

6.3.2                     Second Extension Payment.  Celgene may, after extending the Research Term for the First Extension and in its sole discretion, extend the Research Term from the [***] of the Effective Date to the [***] of the Effective Date (the “Second Extension”) by providing written notice to Jounce at least [***] prior to the [***] of the Effective Date and Celgene shall, within [***] after issuance of such notice, pay to Jounce an extension payment in an amount equal to [***].

6.3.3                     Third Extension Payment.  Celgene may, after extending the Research Term for the Second Extension and in its sole discretion, extend the Research Term from the [***] of the Effective Date to the [***] of the Effective Date (the “Third Extension”) by providing written notice to Jounce at least [***] prior to the [***] of the Effective Date and Celgene shall, within [***] after issuance of such notice, pay to Jounce an extension payment in an amount equal to [***].

6.4                               Option Fees.  Upon exercise of its Option for a Program, Celgene shall, within [***] after the Implementation Date of the applicable Development & Commercialization Agreement, pay to Jounce an Option exercise payment in the applicable amount as set forth below for such Program:

6.4.1                     For the ICOS Activator Program, an amount equal to the sum of [***] and the Allocable Costs (as defined in the Jounce Lead Co-Development and Co-Commercialization Agreement);

6.4.2                     For the Lead Program, an amount equal to the sum of [***] and the Allocable Costs (as defined in the Celgene Lead Co-Development and Co-Commercialization Agreement); and

6.4.3                     For the PD-1 Activator Program, an amount equal to [***];

6.4.4                     For the First Other Program, a one-time payment in an amount equal to [***];

6.4.5                     For the Other Program that follows the First Other Program, a one-time

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payment in an amount equal to [***]; and

6.4.6                     For each additional Other Program, an amount equal to [***] for each such Option exercised.

6.5                               Milestones. All milestone payments for each Program shall be made pursuant to the applicable Development & Commercialization Agreement, on the terms and conditions set forth therein.

6.6                               Royalty Payments. The royalties due and payable by Celgene to Jounce shall be due and payable as set forth in the applicable Development & Commercialization Agreement.

6.7                               Additional Payment Terms.

6.7.1                     Accounting.  All payments hereunder shall be made in the United States in U.S. Dollars by wire transfer to a bank in the U.S. designated in writing by Jounce.

6.7.2                     Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

6.8                                     Tax Matters.

6.8.1                     Withholding Taxes.

(a)                                                                           Each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law.  The Party that is required to make such withholding (the “Paying Party”) will: (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient Party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that, before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (and such notice, which shall set forth in reasonable detail the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain reduction of or relief from such deduction or withholding).  Each Party agrees to assist and cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty or other applicable Law which is in effect to ensure that any amounts required to be withheld pursuant to this 6.8.1(a) are reduced in amount to the fullest extent permitted by applicable Law.  In addition, the Parties shall co-operate in accordance with applicable Laws to minimize [***].

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(b)                                                                           Notwithstanding the foregoing, and subject to Section 6.8.1(c) of this Agreement, if (i) [***], (ii) [***], and (iii) [***].

(c)                                                                            Tax Documentation.  Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Parties. Each Party and any other recipient of payments under this Agreement shall provide to the other Party, at the time or times reasonably requested by such other Parties or as required by applicable Law, such other properly completed and duly executed documentation as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by the Paying Party.

6.8.2                     Tax Cooperation.  Upon request, each Party shall use Commercially Reasonable Efforts to cooperate with the other Party to mitigate, reduce or eliminate adverse tax consequences to such other Party from changes in applicable Law, the use of present or future Affiliates of either Party to engage in transactions described in or contemplated by this Agreement, or from other activities or transactions described in or contemplated by this Agreement.

6.9                               [***]

ARTICLE 7.
INTELLECTUAL PROPERTY

7.1                                     Licenses.

7.1.1                     Research Licenses (Pre-Option Exercise).

(a)                                                                           License to Celgene.  On a Program-by-Program basis, commencing on the Effective Date until the earlier of the expiration of the applicable Option Term or the Research Term, subject to the terms and on the conditions set forth in this Agreement, Jounce hereby grants to Celgene a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 7.1.2), under the Jounce IP (including any Collaboration IP solely owned by Jounce therein), and Jounce’s interest in the Joint Collaboration IP, solely to permit Celgene to conduct its activities or perform its responsibilities with respect to each Program, as contemplated under the applicable IDP as part of the Collaboration and in accordance with the terms of this Agreement.

(b)                                                                           Licenses to Jounce.  On a Program-by-Program basis, commencing on the Effective Date until the earlier of the expiration of the applicable Option Term or the Research Term, subject to the terms and on the conditions set forth in this Agreement, Celgene hereby grants to Jounce:

(i)                               a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 7.1.2), under Collaboration IP solely owned by Celgene (including Celgene Patents) and Celgene’s interest in the Joint Collaboration IP, solely to permit Jounce to conduct its activities or perform its responsibilities with respect to each Program, as contemplated under the applicable IDP as part of the Collaboration and in

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accordance with the terms of this Agreement. With respect to Celgene IP or Joint Collaboration IP that also covers the manufacture, use, offer for sale, sale or importation of any pharmaceutical product or compound owned or otherwise Controlled by Celgene (each, a “Celgene Independent Product”), such license shall not include a license to make, manufacture, use, offer for sale, sell or import such Celgene Independent Products, except as mutually agreed in writing between the Parties.

(ii)                            Upon such mutual agreement by the Parties for Jounce to perform any Development, including a combination Clinical Trial with any Development Candidate and any Celgene Independent Product, the Parties may negotiate an appropriate license with respect to such Celgene Independent Product on terms and conditions set forth under a separate agreement.

(c)                                  Additional Licenses.  Each Development & Commercialization Agreement will specify additional licenses granted by each Party to the other Party for the research, Development, Manufacture and/or Commercialization of Collaboration Candidates and Development Candidates Directed to Collaboration Targets for the Programs that are subject to such agreements.

7.1.2                     Sublicenses.  Celgene shall have the right to grant sublicenses under the rights granted to it under Section 7.1.1(a), without the prior consent of Jounce, to any (a) Affiliate of Celgene and (b) Third Party subcontractor engaged by Celgene in accordance with Section 2.6.  Jounce shall have the right to grant sublicenses under the rights granted to it under Section 7.1.1(b), without the prior consent of Celgene, to any (x) Affiliate of Jounce and (y) Third Party subcontractor engaged by Jounce in accordance with Section 2.6.  Each sublicense granted by either Party under this Section 7.1.2 shall be subject to and consistent with the terms and conditions of this Agreement.

7.1.3                     Rights Retained by the Parties.  For purposes of clarity, each Party retains all rights under Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement.  Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property rights of such Party.  For clarity, Celgene retains all rights under Know-How and Patents relating to or Covering Celgene’s programs outside the scope of this Collaboration, including Celgene’s approved product programs, except as otherwise granted by Celgene to Jounce in writing.  For further clarity, Jounce retains all rights under Know-How and Patents relating to or Covering Jounce’s programs outside the scope of this Collaboration except as otherwise granted by Jounce to Celgene in writing.

7.1.4                     No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.

7.1.5                     Section 365(n) of the Bankruptcy Code.  All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code.  Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further

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agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party shall be entitled to a complete duplicate of, or complete access to, any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology shall be delivered to the licensee Party not later than: (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or (b) if not delivered under Section 7.1.5(a), upon the rejection of this Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.  As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets.

7.1.6                     America Invents Act (“AIA”). Notwithstanding anything to the contrary in this ARTICLE 7, neither Party will have the right to make an election under 35 USC § 102(b)(2)(C) or 35 USC § 102(c) when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement or any Development & Commercialization Agreement is deemed a “joint research agreement” as defined in 35 USC § 100(h). Notwithstanding the foregoing, the other Party’s consent under this Section 7.1.6 will not be required in connection with filing a terminal disclaimer to overcome an obviousness-type double patenting rejection in any patent application claiming a Collaboration Candidate, Development Candidate, Product, or uses thereof and for which an election under 35 USC § 102(b)(2)(C) or 35 USC § 102(c) has been made, provided that the Parties shall first agree on terms and conditions under which the Patent subject to such terminal disclaimer and the Patent over which such Patent is terminally disclaimed are not separately enforced, as set forth in 37 CFR § 1.321(d)(3).

7.1.7                     Recording. If Celgene deems it necessary or desirable to register or record this Agreement or any Development & Commercialization Agreement or evidence of this Agreement or any Development & Commercialization Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Jounce will reasonably cooperate to execute and deliver to Celgene any documents accurately reflecting or evidencing this Agreement or any Development & Commercialization Agreement that are necessary or desirable, in Celgene’s reasonable judgment, to complete such registration or recordation, provided that the Parties first mutually agree on the contents of such documents. Celgene will reimburse Jounce for all reasonable out-of-pocket costs, including attorneys’ fees, incurred by Jounce in complying with the provisions of this Section 7.1.7.

7.2                                     Ownership.

7.2.1                     Inventions.  Inventorship of Inventions shall be determined by application of U.S. patent laws pertaining to inventorship.

7.2.2                     Background IP.  As between the Parties, each Party will retain all right, title and interest in and to all Patents and Know-How Controlled by such Party (a) as of the

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Effective Date, and (b) during the Term that do not Cover Inventions and are not Know-How arising in the course of the conduct of Collaboration activities (collectively, “Background IP”), except, in each case, to the extent that any such rights are expressly licensed by one Party to the other Party under this Agreement or any Development & Commercialization Agreement.

7.2.3                     General.  Each Party shall solely own all Inventions and intellectual property rights therein that are Collaboration IP discovered, generated or invented solely by or on behalf of such Party, and both Parties shall jointly own all Inventions and intellectual property rights therein that are Joint Collaboration IP, such that each Party has an undivided one-half (1/2) interest in such Joint Collaboration IP, and subject to any licenses granted by one Party to the other under this Agreement or any Development & Commercialization Agreement, with no duty of accounting to the other Party and no requirement to obtain consent from the other Party in connection with any licenses granted by either Party to Third Parties with respect to such Joint Collaboration IP; provided, however, that Celgene hereby grants to Jounce (a) a worldwide, fully paid up, royalty free, exclusive license under all of Celgene’s right, title and interest in and to any Collaboration IP (including Celgene Patents) that is solely owned by Celgene and Celgene’s interest in the Joint Collaboration IP, in each case to the extent a Patent therein claims any Biologic that selectively and specifically binds to or comprises any Lapsed Target or fragment thereof or any Diagnostic Product that comprises or includes such Biologic or Lapsed Target or fragment thereof, and with respect to Lapsed Programs, claims that relate solely to such Lapsed Program as further described in the definition of “Jounce Patents”, and (b) a worldwide, fully paid up, royalty free, non-exclusive license under all of Celgene’s right, title and interest in and to such Collaboration IP (including Celgene Patents) that is not licensed to Jounce under (a) above.  Enforcement of such Joint Collaboration IP shall be controlled by Section 7.5 or as otherwise agreed by the Parties in writing.  To the extent necessary in any jurisdiction to effect the foregoing, each Party hereby grants to the other Party a non-exclusive, royalty-free, fully-paid, worldwide license, with the right to grant sublicenses, to practice such Joint Collaboration IP for any and all purposes, subject to any licenses granted by one Party to the other under this Agreement or any Development & Commercialization Agreement.

7.2.4                     Cooperation.  Each Party shall cause its Affiliates, employees, consultants, sublicensees (and in the case of Celgene, Sublicensees), agents, or independent contractors to assign to the Party, such person’s or entity’s right, title and interest in and to any such Inventions, and intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of Inventions, and intellectual property rights therein, as provided for in this Section 7.2.  Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement or any Development & Commercialization Agreement, that effect the intent of this Section 7.2.  Each Party agrees to provide reasonable cooperation to the other Party, and shall cause its Affiliates, employees, consultants, sublicensees (and in the case of Celgene, Sublicensees), agents, or independent contractors to, cooperate with such Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such Party’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Section 7.2, including by executing and delivering all documents reasonably required to evidence or record any assignment pursuant to this Agreement or any Development & Commercialization Agreement.

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7.3                               Prosecution and Maintenance of Patents.

7.3.1                     Party’s Patents.

(a)                                 Jounce Patents.

(i)                                     Pre-Option Exercise.  Subject to Section 7.3.1(b), as between the Parties, Jounce shall have the first right (but not the obligation) to Prosecute and Maintain the Jounce Patents, including Collaboration Patents, which are Controlled by Jounce (which, for clarity, shall never include any of the Patents licensed to Jounce pursuant to Section 7.1.1(b)(i)).  Jounce shall keep Celgene informed as to material developments with respect to the Prosecution and Maintenance of such Patents.  Jounce shall provide or make reasonably available to Celgene copies of all substantive office actions or any other substantive documents that Jounce receives from any patent office, including notice of all interferences, reissues, re-examinations, inter partes, review, post grant proceedings, oppositions or requests for patent term extensions.  Jounce shall also provide Celgene with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of such Patents prior to taking any material actions (including the filing of initial applications), and will in good faith consider any comments made by and actions recommended by Celgene, provided however that Celgene does so promptly and consistent with any applicable filing deadlines.  [***].

(ii)                            Post-Option Exercise.  On a Program-by-Program basis and after Celgene’s exercise of its Option with respect to such Program, Prosecution and Maintenance of the Jounce Patents for such Program that are Controlled by Jounce shall be conducted in accordance with the applicable Development & Commercialization Agreement for such Program.

(b)                                                                           Back-Up Right.  If Jounce in any country decides not to file a Collaboration Patent Controlled by Jounce or intends to allow such Patent to lapse or become abandoned without having first filed a substitute, it shall notify and consult with Celgene of such decision or intention at least [***] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and Celgene shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Celgene’s expense with counsel of its choice.

(c)                                                                            Filing and Prosecution of New Patents.  For any Patent that is first filed after the Effective Date that Covers the composition of matter of a Development Candidate for which Jounce is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(a), Jounce shall file such Patents in every country listed in Schedule 7.3.1(c) (the “Core Countries”).  If Celgene wishes to Prosecute and Maintain such Patent in countries other than the Core Countries, it may so notify Jounce in writing.  Following Jounce’s receipt of such notice, subject to Section 7.3.1(a)(ii), Jounce shall pursue the Prosecution and Maintenance of such Patent in the countries designated in such Celgene notice, and Celgene shall reimburse to Jounce all expenses incurred by Jounce in connection with the Prosecution and Maintenance of such Patent in such non-Core Countries.  On a Program-by-Program basis and after Celgene’s exercise of its Option with respect to such Program, for any Patent that is first filed that Covers compositions of matter or methods of use of a Collaboration Candidate, Prosecution and

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Maintenance of such Patent shall be conducted in accordance with the applicable Development & Commercialization Agreement for such Program.

(d)                                                                           Celgene Patents.  As between the Parties, Celgene shall have the sole right (but not the obligation) to Prosecute and Maintain the Collaboration Patents solely owned by Celgene (the “Celgene Patents”), at its cost. Celgene shall keep Jounce informed as to material developments with respect to the Prosecution and Maintenance of Celgene Patents. Celgene shall provide or make reasonably available to Jounce copies of all substantive office actions or any other substantive documents that Celgene receives from any patent office, including notice of all interferences, reissues, re-examinations, inter partes, review, post grant proceedings, oppositions or requests for patent term extensions.  Celgene shall also provide Jounce with a reasonable opportunity to substantively comment on the Prosecution and Maintenance of such Patents prior to taking material actions (including the filing of initial applications), and will in good faith consider any comments by and actions recommended by Jounce; provided however that Jounce does so promptly and consistent with any applicable filing deadlines.  If Celgene decides not to file any Collaboration Patent for which it is responsible for Prosecution and Maintenance pursuant to Section 7.3.2(a) and this Section 7.3.1(d) or intends to allow any such Patent to lapse or become abandoned in any country without having first filed a substitute, it shall notify and consult with Jounce of such decision or intention at least [***] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and Jounce shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Jounce’s expense with counsel of its choice.  With respect to any Celgene Independent Products, Celgene retains the right to Prosecute and Maintain any Patents solely Covering such Celgene Independent Products, including allowing such Patent to lapse or become abandoned.

(e)                                                                            Notwithstanding anything in this Section 7.3.1 to the contrary, Celgene shall have final decision-making authority as to representations made to any patent office worldwide with respect to any Celgene Independent Products.

7.3.2                     Joint Collaboration Patents.

(a)                                                                           Generally.

(i)                                     As between the Parties, Jounce shall have the first right (but not the obligation) to Prosecute and Maintain the Joint Collaboration Patents that Cover an Invention in a Program prior to Celgene’s exercise of the Option for such Program, and Prosecution and Maintenance of such Joint Collaboration Patents arising from activities conducted in a Program after Celgene’s exercise of the Option for such Program shall be conducted in accordance with the applicable Development & Commercialization Agreement.

(ii)                                  To the extent any Joint Collaboration Patent is directed both to a Collaboration Candidate and a Celgene Independent Product that is not Specifically Directed to one of the Pre-LO Targets or Collaboration Targets, prosecution of such Patent shall be by Jounce prior to Celgene’s exercise of the relevant Option and pursuant to the applicable Development & Commercialization Agreement after Celgene’s exercise of the relevant Option.

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(b)                                                                           Back-Up Right.  If the Party responsible for Prosecution and Maintenance of a Joint Collaboration Patent pursuant to Section 7.3.2(a)(ii) in any country decides not to file such Joint Collaboration Patent or intends to allow such Joint Collaboration Patent to lapse or become abandoned without having first filed a substitute, it shall notify and consult with the other Party of such decision or intention at least [***] prior to the date upon which the subject matter of such Joint Collaboration Patent shall become unpatentable or such Joint Collaboration Patent shall lapse or become abandoned, and such other Party shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at such other Party’s expense with counsel of its choice.

(c)                                                                            Notwithstanding anything in this Section 7.3.2 to the contrary, Celgene shall have final decision-making authority as to representations made to any patent office worldwide with respect to any Celgene Independent Products.

7.3.3                     Cooperation in Prosecution and Maintenance.

(a)                                                                           Further Assurances.  Each Party agrees to make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the Party responsible for the Prosecution and Maintenance of a Patent in accordance with this Section 7.3 or any Development & Commercialization Agreement to undertake such Prosecution and Maintenance, and shall assist in any license registration processes with applicable Governmental Authorities that may be available for the protection of a Party’s interests in this Agreement or any Development & Commercialization Agreement.  In the event of any termination of a Party’s license rights under this Agreement or any Development & Commercialization Agreement, the Party with a license registration related to such terminated license rights shall promptly cooperate with any request by the other Party to terminate any such registration relating to the terminated license rights.

(b)                                                                           Assistance.  The Parties shall cooperate with one another, through the Patent Committee including their respective Patent Liaisons, to file and prosecute the Patents for which Jounce is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(a) or for which Celgene is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(d), Joint Collaboration Patents and Celgene Patents for which either Party is responsible for Prosecution and Maintenance pursuant to this Section 7.3 or any Development & Commercialization Agreement, including in the furtherance of the Patent Strategy, with respect to Collaboration Candidates, and Development Candidates.  At either Party’s request, the Parties shall cooperate with one another to file and prosecute continuing or divisional Patent applications with respect to Patents for which Jounce is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(a) or for which Celgene is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(d), Joint Collaboration Patents and Celgene Patents, in each case that are primarily applicable to a Collaboration Candidate if practicable and if necessary or desirable to divide subject matter primarily relating to the development, manufacture or commercialization of one or more Collaboration Candidates or Development Candidates or products from other subject matter.

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7.3.4                     Costs of Prosecution and Maintenance.  Prior to Celgene’s exercise of an Option with respect to a Program, each Party shall be responsible for all costs and expenses associated with its Prosecution and Maintenance activities under Section 7.3 with respect to Patents related to such Program for which it is responsible pursuant to Sections 7.3.1 or 7.3.2 and after such Option exercise pursuant to the applicable Development & Commercialization Agreement.

7.4                                     Defense of Claims Brought by Third Parties.  If a Party becomes aware of any actual or potential claim that the research, Development, Manufacture or Commercialization of any Available Target, Biologic or Collaboration Candidate being researched, Developed, Manufactured or Commercialized pursuant to this Agreement or a Development & Commercialization Agreement, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance, the Parties shall as soon as practicable thereafter meet (which may be through the JSC) to discuss in good faith regarding the best response to such notice. Certain additional rights and obligations of the Parties with respect to any such claim will be set forth in the Development & Commercialization Agreement for such Program (in each case if applicable).

7.5                                     Enforcement of Patents Prior to Exercise of Option.

7.5.1                     Notice.  If any Party learns of an infringement or threatened infringement by a Third Party of any Celgene Patent, any Jounce Patent, or Joint Collaboration Patent by reason of the manufacture, use or sale of Collaboration Candidates, or Development Candidates, or products constituting, incorporating, comprising or containing any such Collaboration Candidate, or any such Patent is challenged in any action or proceeding relating to any such Collaboration Candidate, Diagnostic Product or product (other than any oppositions, cancellations, interferences, reissue proceedings, reexaminations, inter partes, review or post grant proceedings, which are addressed above) such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, and following such notification, the Parties shall confer.

7.5.2                     Enforcement of Jounce Patents.  Unless stated otherwise in an executed Development & Commercialization Agreement, as between the Parties, Jounce shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any infringement of any Jounce Patent for which Jounce is responsible for Prosecution and Maintenance pursuant to Section 7.3.1(a), by counsel of its own choice, in Jounce’s own name and under Jounce’s direction and control.  Jounce shall have an obligation to consult with Celgene and will take comments of Celgene into good faith consideration with respect to instituting, prosecuting, or controlling any action or proceeding with respect to any infringement of any Jounce Patent.

7.5.3                     Enforcement of Celgene Patents.  Unless stated otherwise in an executed Development & Commercialization Agreement, as between the Parties, Celgene shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any infringement of any Celgene Patent under this Agreement, by counsel of its own choice, in Celgene’s own name and under Celgene’s direction and control.  Celgene shall have an obligation to consult with Jounce and will take comments of Jounce into good faith

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consideration with respect to instituting, prosecuting, or controlling any action or proceeding with respect to any infringement of any Celgene Patent.

7.5.4                     Enforcement of Joint Collaboration Patents.  Unless stated otherwise in an executed Development & Commercialization Agreement: (a) promptly after notice under Section 7.5.1 with respect to a Joint Collaboration Patent, the Parties shall meet to discuss whether they wish to enforce such Patent; and (b) absent agreement within [***] and notwithstanding anything to the contrary herein, but subject to the laws of the respective countries in which enforcement would take place, each Party shall have the right to enforce such Patent (provided that following any exercise of an Option with respect to such Patents, Celgene shall have the sole right to enforce such Patent except as stated in the applicable Development & Commercialization Agreement).

7.5.5                     Settlement.  A settlement or consent judgment or other voluntary final disposition of a suit under this Section 7.5 may be entered into without the consent of the Party not bringing suit; provided, however, that no settlement shall be entered into without the consent of the Party not bringing suit if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on the Party not bringing suit, which consent shall not be unreasonably withheld, delayed or conditioned.

7.5.6                     Joinder.  In the case of any action or proceeding in accordance with this Section 7.5, at the enforcing Party’s written request, and at such enforcing Party’s expense (subject to Section 7.5.8), the other Party will join any such action or proceeding as a party and will use reasonable efforts to cause any Third Party as necessary to join such action or proceeding as a party if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding.

7.5.7                     Cooperation.  In addition to the obligations set forth in Sections 7.5.1 through 7.5.6, each Party will provide to the Party enforcing any such rights under Sections 7.5.2, 7.5.3, or 7.5.4, as applicable, reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense.  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts.  Each Party bringing any such action or proceeding in accordance with this Section 7.5 shall have an obligation to consult with the other Party and will take comments of such other Party into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Patent that is the subject of such proceeding.  Notwithstanding anything in Section 7.5 to the contrary, Celgene shall have final decision-making authority as to representations made in any proceedings under this Section 7.5 with respect to any Celgene Independent Products.

7.5.8                     Costs and Recoveries.  Except as provided in Section 7.5.7, each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 7.5.  If a Party commences an action under this Section 7.5, it shall bear all external costs and expenses for such action, together with costs of the other Party as provided in Section 7.5.6. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 7.5 shall be shared as follows:

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(a)                                                                           the amount of such recovery actually received by the Party controlling such action shall first be applied to costs and expenses incurred by each Party in connection with such action (including, for this purpose, a reasonable allocation of expenses of internal counsel); and

(b)                                                                           any remaining proceeds shall be allocated between the Parties, as provided in the applicable Development & Commercialization Agreement.

7.5.9                     Enforcement after Option Exercise.  The Development & Commercialization Agreements provide separately for each Party’s rights to enforce Patents Covering Collaboration Targets, Collaboration Candidates, and Development Candidates, and Products containing such Collaboration Candidates and Development Candidates, that are the subject of such other agreements, including in the event such agreements are terminated.

7.6                                     Patent Term Extensions.  Unless stated otherwise in a Development & Commercialization Agreement, on a Program-by-Program and country-by-country basis, within applicable time limits after such Program’s Biologic has received marketing authorization by a governmental authority, Jounce and Celgene shall discuss and seek to reach mutual agreement as to which, if any, of the Patents within the Jounce Patents or Celgene Patents, or Joint Collaboration Patents, in each case that Cover Collaboration Candidates, and Development Candidates, or Products containing such Collaboration Candidates, and Development Candidates, for which the Parties shall apply to obtain patent term extensions, adjustments, restorations, or supplementary protection certificates under applicable Laws, based on the best commercial interests of such Collaboration Candidates and Development Candidates and Products; it being understood and agreed that, (a) if Celgene seeks a patent term extension, then Jounce agrees to negotiate in good faith with respect to any measures required by applicable Law for Celgene to obtain such extension, and (b) if Jounce seeks a patent term extension, then Celgene agrees to negotiate in good faith with respect to any measures required by applicable Law for Jounce to obtain such extension.  If the Parties are unable to reach mutual agreement and unless stated otherwise in a Development & Commercialization Agreement: (i) prior to exercise of the Option for such Program, Jounce shall have the right to make the final decision with respect to all Patents; and (ii) after exercise of the Option for such Program, patent term extension decisions shall be made in accordance with the applicable Development & Commercialization Agreement.

7.7                                     Common Interest Agreement.  The Parties shall negotiate in good faith to enter into a common interest agreement within [***] after the Effective Date.

7.8                                     Third Party Licenses.

7.8.1                     Notice.  On a Program-by-Program basis, if, at any time during the Term, either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Development, Manufacture or Commercialization of any Collaboration Candidate or Biologic that is the subject of research, Development, Manufacture and/or Commercialization efforts under this Agreement or any Development & Commercialization Agreement, then such Party will promptly notify the JSC and the Patent Committee.  [***].

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7.8.2                     Discussion. After receiving the notification provided in Section 7.8.1, the Patent Committee, in consultation with the Patent Liaisons will discuss whether the Parties should obtain one or more licenses from one or more Third Parties for the activities described in Section 7.8.1 or take other appropriate measures in view of such Third Party rights, such as whether the Parties should obtain an opinion relating to such Third Party intellectual property rights, or take alternative approaches to avoid using such Third Party intellectual property rights.

7.8.3                     Pre-Option.

(a)                                                                           Prior to Celgene’s exercise of the Option for a Program, if the Patent Committee determines in accordance with Section 7.8.2 that the Parties should obtain one or more licenses from one or more Third Parties for the activities described in Section 7.8.1, and the Parties agree with such determination, then Jounce shall use Commercially Reasonable Efforts to obtain a license to such Third Party intellectual property rights (such license, a “Third Party License”), with the right to sublicense such Third Party intellectual property rights to the other Party to the extent necessary for the other Party to exercise its rights and conduct its obligations under this Agreement or any Development & Commercialization Agreement.  Prior to Celgene’s exercise of the Option for a Program, Celgene may elect to participate or be consulted in any negotiations for such Third Party License and, if Celgene will bear any obligation under such resulting Third Party License or share costs under Section 7.8.5 or the terms of any Development & Commercialization Agreement with respect to such Third Party License, then Celgene must approve the terms of such Third Party License prior to Jounce executing such Third Party License.  With respect to potential licenses from [***] as described in Section 7.8.1, prior to Jounce initiating a campaign with [***] to discover Antibodies that may become Collaboration Candidates in an Other Program, the Parties agree that the milestone payments and royalty payments that may be owed to [***] as a result of Manufacturing, Developing and/or Commercializing such Collaboration Candidates will be allocated between the Parties if Celgene subsequently exercises its Option with respect to such Other Program and enters into a Development & Collaboration Agreement with respect thereto, as follows: (i) such payments arising from Development anywhere in the Territory as part of the Parties’ joint global development will be deemed Worldwide Development Costs; (ii) such payments arising from Development or Commercialization in the ROW Territory by Celgene, its Affiliates or Sublicensees for the purpose of ROW Administration will be paid by Celgene, provided that Celgene shall be entitled to reductions in Celgene’s royalty payment obligations to Jounce in accordance with the provisions of the applicable Development & Commercialization Agreement as if such payments were for licenses under Third Party Patents; and (iii) such payments arising as a result of Commercialization in the United States will be treated as COGs under the applicable Development & Collaboration Agreement.

(b)                                                                           If the Parties do not agree with the Patent Committee’s determination to obtain a Third Party License, then prior to Celgene’s exercise of the Option for a Program, Celgene shall have the right to obtain such Third Party License, at its sole cost and expense.  If Jounce obtains a Third Party License without the agreement of Celgene, then the rights granted to Jounce under such Third Party License shall not be deemed to be Controlled by Jounce; provided, however that, after Celgene exercises an Option, such rights shall only be deemed Controlled by Jounce upon Celgene’s written consent.  In the event that Celgene gives such consent, Celgene shall reimburse a reasonable, applicable portion of amounts previously

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paid by Jounce to the Third Party licensor for such Third Party License prior to the date of Celgene’s consent to such Third Party License, and Section 7.8.5 shall apply.  If Jounce obtains a Third Party License under Section 7.8.3(a), and Celgene does not provide its consent to such Third Party License as provided in Section 7.8.3(a), Jounce shall be solely responsible for all fees, expenses and royalties associated with the exercise of Jounce’s rights under such Third Party License and Celgene shall not have any sublicense under such Third Party License.

7.8.4                     Post-Option.  Following the exercise of the Option for a Program and subject to the applicable Development & Commercialization Agreement, if Celgene reasonably determines that any Third Party intellectual property rights may be necessary for the Development, Manufacture, or Commercialization of a Collaboration Candidate or Diagnostic Product that is the subject of research, Development, Manufacture and/or Commercialization efforts under this Agreement or such Development & Commercialization Agreement, Celgene shall have the right, but not the obligation, to obtain a license to such Third Party intellectual property, with the right to sublicense, in order to permit Celgene to conduct its obligations and exercise its rights under such Development & Commercialization Agreement.  The terms and conditions involved in obtaining such rights shall be determined at Celgene’s sole discretion and expense (subject to Section 7.8.5); provided, however, that if Jounce would be required to practice such Third Party intellectual property rights to perform its obligations under this Agreement or any Development & Commercialization Agreement, Celgene shall structure such Third Party License to allow Celgene to grant to Jounce a sublicense thereunder.  The costs of such Third Party License shall be borne as provided in Section 7.8.5.

7.8.5                     Costs.  The costs associated with the exercise of rights under any Third Party License obtained under Section 7.8 shall be borne as follows:

(a)                                 Unless otherwise agreed by the Parties in writing, the costs associated with negotiating and obtaining such Third Party License shall be borne in accordance with Section 7.8.5(b), provided that if such Third Party License is obtained with respect to a Program that is subject to a Co-Development and Co-Commercialization Agreement, such costs shall be included as an Allowable Expense in accordance with the terms of the applicable Co-Development and Co-Commercialization Agreement; and

(b)                                                                           If (i) the Parties agree to obtain a Third Party License or if Celgene provides consent to a Third Party License as provided in Section 7.8.3, or (ii) if Celgene elects to obtain a Third Party License pursuant to Section 7.8.4, then following the execution of such Third Party License (or Celgene’s consent, whichever is later), all fees, expenses and royalties incurred by Celgene that are associated with the exercise of rights under such Third Party License shall be borne as described in the royalty anti-stacking provisions described in the applicable Development & Commercialization Agreement.

ARTICLE 8.
CONFIDENTIALITY

8.1                                     Nondisclosure.  Each Party agrees that a Party (the “Receiving Party”) receiving Confidential Information of any other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party

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uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement).  The obligations of confidentiality, non-disclosure and non-use under this Section 8.1 shall be in full force during the Term and for a period of [***] thereafter.  Each Party, upon the request of the other Party, will return all copies of or destroy (and certify such destruction in writing) the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] of such request or, if earlier, the termination or expiration of this Agreement; provided however that a Party may retain (i) Confidential Information of the other Party which expressly survives such termination pursuant to this Agreement, and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof.  Notwithstanding anything to the contrary in this Agreement, Jounce will keep confidential, and will cause its employees, consultants, licensees, sublicensees, professional advisors and Affiliates to keep confidential, the Jounce IP, and Celgene will keep confidential, and will cause its employees, consultants, licensees, sublicensees, professional advisors and Affiliates to keep confidential, the Celgene IP, in each case on confidentiality terms at least as protective as the confidentiality provisions of this Agreement (without regard to Section 8.2, other than Section 8.2.3).

8.2                                     Exceptions. The obligations in Section 8.1 shall not apply with respect to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can show by competent written proof:

8.2.1                     was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

8.2.2                     is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

8.2.3                     is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or

8.2.4                     is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon the Disclosing Party’s Confidential Information.

Notwithstanding anything to the contrary in this Agreement or any Development & Commercialization Agreement, a Receiving Party may use any learning, skills, ideas, concepts, techniques, know-how and information, including general chemistry methodologies and general SAR (structure-activity relationship) concepts, retained in intangible form in the unaided memory of the Receiving Party’s directors, employees, contractors, advisors, agents and other personnel of the Receiving Party who had access to the Disclosing Party’s Confidential

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Information (collectively, “Residual Information”) for any purpose, provided that this right to use Residual Information does not represent a license to any Patents Controlled by the Disclosing Party.  For purposes of clarity, nothing contained in the preceding sentence gives the Receiving Party the right to publish or otherwise disclose or use the tangible source of any Residual Information for any purpose other than as provided for in this Agreement or any Development & Commercialization Agreement.  A personnel’s memory will be considered unaided only if such person has not intentionally memorized the information for the purpose of retaining and/or subsequently recording, publishing, disclosing or using it.

8.3                                     Authorized Disclosure.

8.3.1                     Disclosure. Notwithstanding Section 8.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party, and Confidential Information deemed to belong to both the Disclosing Party and the Receiving Party, to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)                                                                           subject to Section 8.5, complying with applicable Laws (including the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

(b)                                                                           disclosure of the other Party’s Confidential Information to any of its officers, employees, consultants, agents or Affiliates or sublicensees (and in the case of Celgene, Sublicensees) if and only to the extent necessary to carry out its responsibilities or exercise its rights under this Agreement; provided that each such disclose is bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement;

(c)                                                                            disclosure, solely on a “need to know basis,” to (i) Affiliates, potential or actual research and development collaborators, subcontractors, advisors (including attorneys and accountants), (ii) subject to Section 8.3.1(d), actual or potential acquirers, investment bankers, investors, lenders, or other potential financial partners, and (iii) in each case of (i) and (ii), their and each of the Parties’ respective directors, employees, contractors and agents; provided, that in all cases of (i), (ii) and (iii), prior to any such disclosure, each disclosee must be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article 8 (provided, however, that in the case of prospective investment bankers, investors, lenders or other financial partners, the term of confidentiality may be shortened to [***] from the date of disclosure and in the case of legal advisors, no written agreement shall be required), which for the avoidance of doubt, will not permit use of such Confidential Information for any purpose except those permitted by this Agreement; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.3.1(c) to treat such Confidential Information as required under this Article 8; and

(d)                                 in the case of any disclosure of this Agreement or any executed Development & Commercialization Agreement, to any actual or potential acquirer, or

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prospective investment bankers, investors, lenders or other financial partners, such disclosure shall solely be in the form of the redacted version of this Agreement or such Development & Commercialization Agreement, in each case, which version has been agreed upon by the Parties in good faith, including any such redacted version that has been agreed upon for actual or potential filing to the SEC; it being understood and agreed that only after negotiations with any such Third Party have progressed so that such Party reasonably and in good faith believes that consummation of the proposed transaction with such Third Party is imminent, only then may such Party provide an unredacted version of this Agreement or such Development & Commercialization Agreement, to such Third Party.

8.3.2                     Terms of Disclosure.  If and whenever any Confidential Information is disclosed in accordance with this Section 8.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).  Where reasonably possible and subject to Section 8.5, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosures pursuant to Section 8.3.1 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided that, in the event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information and shall only disclose such Confidential Information of the Disclosing Party as is necessary to comply with such Laws or judicial process.

8.4                                     Terms of this Agreement.  The Parties agree that this Agreement and all of the respective terms hereof shall be deemed to be Confidential Information of Jounce and Celgene, and each Party agrees not to disclose any of them without the prior written consent of the other Party, except that each Party may disclose any of them in accordance with the procedures of Section 8.3 (and the provisions related thereto, including, to the extent applicable, the provisions of Section 8.5).

8.5                                     Securities Filings.  Each Party acknowledges and agrees that the other Party may submit this Agreement or any executed Development & Commercialization Agreement to the SEC or any national securities exchange in any jurisdiction (collectively the “Securities Regulators”), and if a Party does submit this Agreement or any such Development & Commercialization Agreement to any Securities Regulators, such Party agrees to consult with the other Party with respect to the preparation and submission of, a confidential treatment request for such agreement.  Notwithstanding the foregoing, if a Party is required by applicable Law or any Securities Regulator to make a disclosure of the terms of this Agreement or any Development & Commercialization Agreement in a filing with or other submission to such Securities Regulator, and (a) such Party has provided copies of the disclosure to the other Party as far in advance of such filing or other disclosure as is reasonably practicable under the circumstances, (b) such Party has promptly notified the other Party in writing of such requirement and any respective timing constraints, and (c) such Party has given the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon, request confidential treatment or approve such disclosure, then such Party will have the right to make such public disclosure at the time and in the manner reasonably

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determined by its counsel to be required by applicable Law.  Notwithstanding anything to the contrary herein, it is hereby understood and agreed that if a Party seeking to make a disclosure to a Securities Regulator as set forth in this Section 8.5, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith consider incorporating such comments.

8.6                                     Publicity.

8.6.1                     Press Release.  The Parties agree to issue a mutually agreed upon press release promptly after execution of this Agreement.  Promptly following the exercise of the Option for a Program, the Parties shall discuss and mutually agree upon a form of press release that may be issued by each Party following the execution of a Development & Commercialization Agreement for such Program and the occurrence of the First Extension, Second Extension or Third Extension, as applicable (but, subject to Section 8.6.1(ii) below, for the avoidance of doubt excluding any amounts paid in connection with such extensions or events).  The agreed form of such press release shall be attached as Exhibit E to the applicable Development & Commercialization Agreement.  In all other cases, subject to this Section 8.6 or Section 9.1.2of any Co-Development and Co-Commercialization Agreement, each Party agrees not to, and agrees to cause their Affiliates not to, issue any press release or other public statement disclosing any information relating to this Agreement or any Development & Commercialization Agreement, the activities hereunder or thereunder, or the transactions contemplated hereby or thereby.  Notwithstanding the foregoing (i) Jounce shall have the right to disclose the occurrence of any Option exercised by Celgene or milestone achieved by Celgene under this Agreement or any Development & Commercialization Agreement, and solely if required by Applicable Law or securities exchange rule, any corresponding amounts paid by Celgene with respect to such Option exercise or milestone achievement, and (ii) any disclosure that is required by applicable Laws (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) or the rules of any Securities Regulator or the securities regulations of any state or other jurisdiction, or by judicial process shall be in accordance with Sections 8.3 and 8.5, as applicable.  Without limiting the foregoing, each Party agrees to provide to the other Party a copy of any public announcement covered by this Section 8.6 as soon as reasonably practicable under the circumstances prior to its scheduled release.  Except under extraordinary circumstances, each Party shall provide the other Party with an advance copy of any such announcement at least [***] prior to its scheduled release.  Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by applicable Laws or such rules or regulations, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Parties that the reviewing Parties deem to be inappropriate for disclosure and request in writing that the publishing Party remove from such announcement within the applicable review period (not to exceed [***] from receipt of such copy).

8.6.2                     Restrictions on Disclosure.  Notwithstanding anything to the contrary in this Agreement:

(a)                                                                           on a Program-by-Program basis, for any press release or other public statement proposed to be made prior to the exercise of the Option for such Program

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and for the ICOS Activator Program and the First Other Program after Celgene exercises its Option with respect to such ICOS Activator Program or First Other Program, as applicable, if such press release or public statement discloses any information with respect to the research, development, manufacture or commercialization of any Target that is the subject of such Program or Biologic Specifically Directed to any such Target, or products constituting, incorporating, comprising or containing any such Biologic, including any information related to milestones, Clinical Trials or Regulatory Approvals with respect thereto, such press release or other public statement may not be issued without Jounce’s prior written consent, except, for such disclosures by Celgene, and without limiting Section 8.3.1(a), solely and to the extent Celgene’s external counsel determines such disclosure is required to be disclosed by applicable Law; provided that, subject to Section 8.6.2(c), in such case Celgene shall use reasonable efforts to allow Jounce to have a reasonable period of time to review any such disclosure and any comments made by Jounce will be incorporated in good faith, and if Jounce is the Party proposing such disclosure, then Jounce shall use reasonable efforts to allow Celgene to have a reasonable period of time to review any such disclosure and shall consider any comments made by Celgene in good faith; provided that Jounce shall have final decision-making authority with respect to the content of such disclosure;

(b)                                                                           on a Program-by-Program basis, for any press release or other public statement proposed to be made after Celgene’s exercise of the Option for such Program, if such press release or public statement discloses any information with respect to the research, development, manufacture or commercialization of any Collaboration Target that is the subject of such Program or Development Candidate Specifically Directed to any such Collaboration Target, or products constituting, incorporating, comprising or containing any such Collaboration Candidate or Development Candidate, including any information related to milestones, Clinical Trials or Regulatory Approvals with respect thereto, such press release or other public statement may not be issued without Celgene’s prior written consent, except, for such disclosures by Jounce, and without limiting Section 8.3.1(a), solely and to the extent Jounce’s counsel determines such disclosure is required to be disclosed by applicable Law; provided that, subject to Section 8.6.2(c), in such case Jounce shall use reasonable efforts to allow Celgene to have a reasonable period of time to review any such disclosure and any comments made by Celgene will be incorporated in good faith; provided that Celgene shall have final decision-making authority with respect to the content of such disclosure);

(c)                                  in the event either Party proposes that the other use specific wording or language regarding any compound or product that such Party or any of its Affiliates develops or commercializes as of the Effective Date or during the Term, with respect to any press release or other public statement, the other Party shall use reasonable efforts to incorporate such wording or language; and

(d)                                 the contents of any press release or other public statement that has been reviewed and approved by a reviewing Party may be re-released by such reviewing Party or publishing Party without a requirement for re-approval.

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8.7                                     Permitted Publications.

8.7.1                     By Either Party prior to Option Exercise.  Subject to Section 8.7.2, on a Program-by-Program basis, in the event either Party (the “Publishing Party”) desires to publish or present any information with respect to any Target that is the subject of such Program or Biologic Specifically Directed to any such Target, or products constituting, incorporating, comprising or containing any such Biologic, prior to Celgene’s exercise of the Option for such Program, the Publishing Party shall provide the other Party with a copy of such proposed publication or presentation no less than [***] prior to its intended submission for publication or public disclosure.  The other Party shall respond in writing promptly and in no event later than [***] after receipt of the proposed material, with one or more of the following: (a) comments on the proposed material, which the Publishing Party shall consider in good faith; (b) a specific statement of concern, based upon the need to seek patent protection or to block publication or public disclosure if the other Party reasonably determines that the proposed disclosure is intellectual property that should be maintained as a trade secret to protect any Collaboration Target that is the subject of such Program or Biologic Specifically Directed to any such Collaboration Target, or products constituting, incorporating, comprising or containing any such Biologic, or any research or Development activities conducted under this Agreement, in which event the Publishing Party agrees not to submit such publication or make such presentation that contains such information until the other Party is given a reasonable period of time, and in no event less than [***] to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues or to abandon such proposed publication or presentation if such other Party reasonably determines in good faith that maintaining such information as a trade secret is a commercially-reasonable priority; or (c) an identification of the other Party’s Confidential Information that is contained in the material reviewed, which the Publishing Party shall remove, if requested by the other Party.  Furthermore, for any publication or presentation covered by this Section 8.7.1, Celgene shall not, as the Publishing Party, submit such publication or make such presentation without Jounce’s prior written consent.

8.7.2                     Publication Following Option Exercise.  On a Program-by-Program basis, in the event the Publishing Party desires to publish or present any information with respect to any Collaboration Target that is the subject of such Program or Collaboration Candidate Specifically Directed to any such Collaboration Target, or products constituting, incorporating, comprising or containing any such Collaboration Candidate, after Celgene’s exercise of the Option for such Program, the Publishing Party shall provide the other Party with a copy of such proposed publication or presentation no less than [***] prior to its intended submission for publication or public disclosure.  The other Party shall respond in writing promptly and in no event later than [***] after receipt of the proposed material, with one or more of the following: (a) comments on the proposed material, which the Publishing Party shall consider in good faith; (b) a specific statement of concern, based upon the need to seek patent protection or to block publication or public disclosure if the other Party reasonably determines that the proposed disclosure is intellectual property that should be maintained as a trade secret to protect any Collaboration Target that is the subject of such Program or Biologic Specifically Directed to any such Collaboration Target, or products constituting, incorporating, comprising or containing any such Biologic, or any research or Development activities conducted under this Agreement or any Development or Commercialization activities conducted under a Development & Commercialization Agreement, in which event the Publishing Party agrees not to submit such publication or make such presentation that contains such information until the other Party is

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given a reasonable period of time, and in no event less than [***] to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues or to abandon such proposed publication or presentation if such other Party reasonably determines in good faith that maintaining such information as a trade secret is a commercially-reasonable priority; or (c) an identification of the other Party’s Confidential Information that is contained in the material reviewed, which the Publishing Party shall remove, if requested by the other Party.  Furthermore, for any publication or presentation covered by this Section 8.7.2, Jounce shall not, as the Publishing Party, submit such publication or make such presentation without Celgene’s prior written consent.

8.7.3                     Specified Language.  In the event Celgene proposes that Jounce use specific wording or language regarding any compound or product that Celgene or any of its Affiliates develops or commercializes as of the Effective Date or during the Term, with respect to any publication or presentation, Jounce shall use reasonable efforts to incorporate such wording or language.

8.7.4                     Re-Publication; Re-Presentation.  The contents of any publication or presentation that has been reviewed and approved by a reviewing Party may be re-released by such reviewing Party or Publishing Party without a requirement for re-approval.

8.8                                     Relationship to Existing Confidentiality Agreement. This Agreement supersedes that certain Mutual Confidentiality Agreement entered into between Jounce and Celgene, dated [***] (as amended [***], the “Existing Confidentiality Agreement”); provided that all “Confidential Information” disclosed by the “Disclosing Party” thereunder shall be deemed Confidential Information of the Disclosing Party hereunder and shall be subject to the terms and conditions of this Agreement and the “Receiving Party” shall be bound by and obligated to comply with such terms and conditions as if they were the Receiving Party hereunder. The foregoing shall not be interpreted as a waiver of any remedies available to the “Disclosing Party” as a result of any breach, prior to the Effective Date, by the “Receiving Party,” respectively, of its obligations pursuant to the Existing Confidentiality Agreement.

8.9                                     Relationship with Other Agreements.  The confidentiality, non-disclosure and non-use obligations of this Article 8 shall apply equally to the Parties’ activities under (a) this Agreement, and (b) on a Program-by-Program basis, each Development & Commercialization Agreement entered into by the Parties following Celgene’s exercise of an Option for such Program.

8.10                              Clinical Trials Registry.  Notwithstanding anything to the contrary in this Article 8, either Party shall have the right to publish registry information and summaries of data and results from any human Clinical Trials conducted by either Party in connection with activities under this Agreement or any Development & Commercialization Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov or other publicly available websites such as www.clinicalstudyresults.org, without requiring the consent of the other Party.  The Parties shall reasonably cooperate if required or reasonably requested by the Party seeking such publication in order to facilitate any such publication by either Party.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 9.
REPRESENTATIONS AND WARRANTIES

9.1                                     Representations and Warranties of Both Parties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date of this Agreement or any Development & Commercialization Agreement, as applicable, that:

(a)                                                                           such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement or the applicable Development & Commercialization Agreement and to carry out the provisions hereof or thereof, as applicable;

(b)                                                                           such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement or the applicable Development & Commercialization Agreement and the performance of its obligations hereunder or thereunder, as applicable;

(c)                                                                            this Agreement or the applicable Development & Commercialization Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof or thereof, as applicable;

(d)                                                                           the execution, delivery and performance of this Agreement or the applicable Development & Commercialization Agreement by such Party does not conflict with or result in a breach of or default of any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law of any Governmental Authority having jurisdiction over such Party; and

(e)                                                                            subject to Section 3.2, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials.

9.2                               Representations and Warranties of Jounce.  Jounce hereby represents and warrants to Celgene, as of the Effective Date, that:

9.2.1                     Schedule 9.2.1 contains a complete and accurate list of all Patents owned by Jounce and/or its Affiliates as of the Effective Date that are included in the Jounce Patents, indicating any co-owner(s), if applicable.  Except as set forth on Schedule 9.2.1, Jounce and its Affiliates do not own any Patent that is necessary or, to Jounce’s reasonable belief as of the Effective Date, reasonably useful to research, Develop, Manufacture or Commercialize any Biologics Specifically Directed to Available Targets that have, as of the Effective Date, been identified.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.2.2                     Schedule 9.2.2 sets forth a complete and accurate list of all agreements under which Jounce (i) has obtained a license or sublicense rights to any Collaboration Target or the Initial Macrophage Targets, or to any Biologics Specifically Directed to Collaboration Targets or the Initial Macrophage Targets, to which Jounce or any of its Affiliates is a party as of the Effective Date, and Jounce has provided complete and accurate copies of all such agreements to Celgene (the “Jounce In-Licenses”) or (ii) (A) has granted a license, option or sublicense that remains in effect as of the Effective Date under the Jounce IP to commercialize any Collaboration Target or the Initial Macrophage Targets, any Biologics Specifically Directed to Collaboration Targets or the Initial Macrophage Targets, or (B) is with or for any Third Party engaged in the commercialization of any Collaboration Target or the Initial Macrophage Targets or any Biologics Specifically Directed to Collaboration Targets or the Initial Macrophage Targets, for each of (A) and (B) to which Jounce or any of its Affiliates is a party as of the Effective Date (the agreements described in (ii) the “Jounce Out-License” and together with the Jounce In-Licenses, the “Jounce Agreements”);

9.2.3                     except under the Jounce In-Licenses, and except as set forth on Schedule 9.2.3, Jounce and its Affiliates are not subject to any milestone, royalty or other payment obligations to Third Parties as a result of the execution of this Agreement;

9.2.4                     Jounce and its Affiliates are not in breach (and as a result of the delivery and execution of this Agreement will not be in breach) of any Jounce In-Licenses pursuant to which Jounce and/or its Affiliates receive a license or sublicense of Jounce IP;

9.2.5                     Except as otherwise provided in the Jounce In-Licenses, Jounce has all rights, authorizations and consents (other than government consents, which are covered in Section 3.2) necessary to grant all rights and licenses it purports to grant to Celgene with respect to the Jounce IP and the Programs under this Agreement;

9.2.6                     neither Jounce nor any of its Affiliates has granted any right or license to any Third Party relating to any of the Jounce IP that would conflict with or limit the scope of any of the rights or licenses granted to Celgene hereunder;

9.2.7                     neither Jounce nor any of its Affiliates has granted any liens or security interests on the Jounce IP and the Jounce IP are free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind;

9.2.8                     neither Jounce nor its Affiliates has received any written notice of any claim that any Patent or trade secret right owned or controlled by a Third Party would be infringed or misappropriated by: (i) the research, Development, Manufacture, or Commercialization of any Biologics Specifically Directed to any Collaboration Targets or the Initial Macrophage Targets; or (ii) products constituting, incorporating, comprising or containing any such Biologic described in Section 9.2.8(i) above; for each of (i) and (ii) by either Party or its Affiliates or sublicensees (and in the case of Celgene, Sublicensees) as contemplated by this Agreement (including pursuant to a Development & Commercialization Agreement);

9.2.9                     there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental

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investigations pending or, to Jounce’s knowledge, threatened against Jounce which would be reasonably expected to adversely affect or restrict the ability of Jounce to consummate the transactions contemplated under this Agreement (including pursuant to a Development & Commercialization Agreement) and to perform its obligations under this Agreement, or which would affect the Jounce IP, or Jounce’s Control thereof, or any Available Target or Collaboration Candidate; and

9.2.10              to its knowledge, without performing a special search, the Jounce IP is not being infringed or misappropriated by any Third Party.

9.3                                     Representations and Warranties of Celgene.  Celgene hereby represents and warrants to Jounce, as of the Effective Date, that:

9.3.1                     there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending to which it is a party or, to Celgene’s knowledge, threatened against Celgene which would be reasonably expected to adversely affect or restrict the ability of Celgene to consummate the transactions contemplated under this Agreement (including pursuant to a Development & Commercialization Agreement) and to perform its obligations under this Agreement;

9.3.2                     Celgene has all rights, authorizations and consents (other than government consents, which are covered in Section 3.2) necessary to grant all rights and licenses it purports to grant to Jounce with respect to any intellectual property rights licensed to Jounce under this Agreement; and

9.3.3                     Celgene RIVOT is a limited liability company organized under the laws of Delaware.

9.4                                     Covenants.

9.4.1                     Mutual Covenants.  Each Party hereby covenants to the other Party that:

(a)                                                                           all employees of such Party or its Affiliates or Third Party subcontractors working under this Agreement or any Development & Commercialization Agreement, as applicable, will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement or any Development & Commercialization Agreement, as applicable, and the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, to such Party as the sole owner thereof;

(b)                                                                           to its knowledge, such Party will not (i) employ or use, nor hire or use any contractor or consultant that employs or uses, any individual or entity, including a clinical investigator, institution or institutional review board, debarred or disqualified by the FDA (or subject to a similar sanction by any Regulatory Authority outside the United States) or (ii) employ any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each of subclauses (i) and (ii) in the conduct of its activities under this Agreement or any Development & Commercialization Agreement, as applicable;

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(c)                                                                            neither Party nor any of its Affiliates shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with any of the rights or licenses granted to the other Party hereunder or under any Development & Commercialization Agreement;

(d)                                                                           such Party and its Affiliates shall perform its activities pursuant to this Agreement or any Development & Commercialization Agreement as applicable, in compliance (and shall ensure compliance by any of its subcontractors) in all material respects with all applicable Laws, including GCP, GLP and GMP as applicable and with respect to the research and development activities hereunder; and

(e)                                                                            Additional Tax Matters.

(i)                               [***];

(ii)                            [***];

(iii)                         [***]; and

(iv)                        [***].

9.4.2                     Jounce Covenants.  Jounce hereby covenants to Celgene that:

(a)                                                                           Jounce shall maintain the Jounce In-Licenses, and shall not amend or terminate such agreements, and will not breach such agreements, if such amendment, modification, termination or breach would adversely affect Celgene’s rights under this Agreement or any Development & Commercialization Agreement, as applicable; and

(b)                                                                           if Jounce or any of its Affiliates licenses or acquires any Patents or Know-How related to any Available Target, any Collaboration Candidate Specifically Directed to a Available Target, or products constituting, incorporating, comprising or containing any such Collaboration Candidate, Jounce or its Affiliate shall use Commercially Reasonable Efforts to negotiate terms under which such license or acquisition will permit Jounce to grant to Celgene a license or sublicense consistent with the terms of this Agreement or any Development & Commercialization Agreement, as applicable.

9.5                                     Disclaimer.  Except as otherwise expressly set forth in this Agreement or any executed Development & Commercialization Agreement or the Equity Purchase Agreement NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.  Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test, including any Program, commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Collaboration Candidate, it provides or discovers under this

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Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

ARTICLE 10.
INDEMNIFICATION; INSURANCE

10.1                              Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless Jounce, its Affiliates and its or their respective directors, officers, employees and agents (collectively, the “Jounce Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

10.1.1              the [***] under this Agreement;

10.1.2              any [***] under this Agreement; or

10.1.3              the [***] described in this Section 10.1.3;

[***]

10.2                              Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless Celgene, its Affiliates and its or their respective directors, officers, employees and agents (collectively, the “Celgene Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

10.2.1              the [***] in connection with [***] under this Agreement;

10.2.2              any [***] under this Agreement; or

10.2.3              the [***] described in this Section 10.2.3;

[***].

10.3                              Notice of Claims.  A Claim to which indemnification applies under Section 10.1 or Section 10.2 shall be referred to herein as an “Indemnification Claim.”  If the Indemnitee intends to claim indemnification under this Article 10, the Party claiming indemnification (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) in writing, promptly upon becoming aware of an Indemnification Claim, describing in reasonable detail the facts giving rise to the Indemnification Claim; provided, that an Indemnification Claim in respect of any action at law or suit in equity by or against a Third Party as to which indemnification shall be sought shall be given promptly after the action or suit is commenced (provided that the Indemnitee is aware of such commencement); and provided further, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice.

10.4                              Indemnification Procedures.  If an Indemnitee receives written notice of a Claim that the Indemnitee believes may result in a claim for indemnification under this Article 10, such Indemnitee shall deliver an Indemnification Claim to the Indemnitor in accordance with the

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provisions of Section 10.3.  If the Litigation Conditions are satisfied, then the Indemnitor shall have the right to assume and control the defense of the Claim, at its own expense with counsel selected by it and reasonably acceptable to the Indemnitee, by delivering written notice of its assumption of such defense to the Indemnitee within [***] of its receipt of notice of such Claim from the Indemnitor (but the Indemnitor shall in any event have the right to assume and control the defense of a Claim that initially sought injunctive relief (including a declaratory judgment) from the Indemnitee when the only remaining dispute in such matter is the determination of non-injunctive relief or when the only remaining relief sought by the Third Party in such matter is non-injunctive relief, whichever is first); provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if (a) representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflict of interests between such Indemnitee and Indemnitor, (b) the Indemnitor has failed within a reasonable time to retain counsel, (c) the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or (d) at any time the Litigation Conditions are not satisfied with respect to such Claim.  If the Indemnitor assumes and controls the defense of such Claim, the Indemnitor shall keep the Indemnitee reasonably apprised of the status of the Claim and the Indemnitee shall be entitled to otherwise monitor such Claim at its sole cost and expense.  If the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee or if the Indemnitor does not assume the defense of the Claim as described in this Section 10.4, the Indemnitee shall be permitted to assume and control the defense of such Claim (but shall have no obligation to do so) and in such event shall be entitled to settle or compromise the Indemnification Claims in its sole and reasonable discretion, provided that if the Indemnitee is entitled to assume the defense of the Claim pursuant to this Section 10.4 solely because the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee, then the Indemnitee shall not settle or compromise such Indemnification Claims in any manner that involves the payment of monetary damages or has an adverse effect on the Indemnitor’s rights or interests (including any rights under this Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Agreement or a Development & Commercialization Agreement) without the prior written consent of the Indemnitor, which consent the Indemnitor shall not unreasonably withhold, condition or delay.  If the Indemnitor has assumed and controls the defense of the Claim in accordance with this Section 10.4, (i) the Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would result in the payment of amounts by the Indemnitee, impose any other obligation on the Indemnitee or otherwise have an adverse effect on the Indemnitee’s rights or interests (including any rights under this Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Agreement or a Development & Commercialization Agreement), without the prior written consent of the Indemnitee. In each case, the Party that is not controlling the defense of any Claim shall reasonably cooperate with the Party that is controlling the defense of such Claim, at the non-controlling Party’s expense and shall make available to the controlling Party all pertinent information under the control of the non-controlling Party, which information shall be subject to Article 8. Each Party shall use commercially reasonable efforts to avoid production of

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Confidential Information of the other Party (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of such Party to be made so as to preserve any applicable attorney-client or work-product privileges.

10.5                              Indemnification Following Exercise of the Option.  The Development & Commercialization Agreements provide separately for each Party’s indemnification obligations with respect to each Target or Biologic Specifically Directed to a Target, or products constituting, incorporating, comprising or containing such Biologic, that is the subject of such agreement following exercise of the Option for such Program.

10.6                              Insurance.  Each Party shall maintain, at its cost, a program of insurance and/or self-insurance against liability and other risks associated with its activities and obligations under this Agreement, including as applicable its Clinical Trials, the Commercialization of any Collaboration Candidate, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Agreement.

10.7                              LIMITATION OF LIABILITY.  EXCEPT (A) FOR A BREACH OF SECTIONS 2.9 (DELIVERY OF DATA PACKAGES), 2.2.2(f)(iv) (WITH RESPECT TO CELGENE’S USE OF JOUNCE KNOW-HOW OR JOUNCE CONFIDENTIAL INFORMATION THAT RELATES TO LAPSED PROGRAMS), 3.1 (OPTION GRANT), ARTICLE 5 (EXCLUSIVITY) OR 12.4 (ASSIGNMENT), (B) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 10 OR (C) FOR DAMAGES DUE TO FRAUD, MALICIOUS ACTIONS AND/OR INTENTIONAL TORT OF THE LIABLE PARTY, NEITHER JOUNCE NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS OR LOST DATA, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 11.
TERM AND TERMINATION

11.1                              Term; Expiration.  Unless earlier terminated in accordance with this Article 11, the term of this Agreement (the “Term”) shall commence as of the Effective Date and remain in force until the later of (a) the expiration of the last-to-expire of the following (i) all Option Terms; and (ii) the Research Term; and (b) if one or more Options is exercised, the termination or expiration of the last to expire Development & Commercialization Agreement executed with respect to any Program hereunder.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.2                              Termination for Breach.

11.2.1              Material Breach.  Subject to the other terms of this Agreement, this Agreement and the rights granted herein may be terminated by either Party (a) on a Program-by-Program basis prior to Celgene’s exercise of its Option for such Program, for the Material Breach by the other Party of this Agreement with respect to such Program, or (b) on a Program-by-Program basis after Celgene’s exercise of its Option for such Program, if a Development & Commercialization Agreement for such Program is terminated for Material Breach by a Party; provided in each of (a) or (b) that the breaching Party has not cured such breach within [***] after the date of written notice to the breaching Party of such breach (or [***] in the case of a breach as a result of non-payment of any amounts due under this Agreement or a Development & Commercialization Agreement, as applicable) (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement with respect to a given Program, pursuant to this Section 11.2.1 with respect to such Program.  For clarity, but subject to Section 11.2.2, the Cure Period for any allegation made in good faith as to a Material Breach under this Agreement with respect to a given Program for events described in Sections 11.2.1(a) or (b) will run from the date that written notice was first provided to the breaching Party by the non-breaching Party.  Any such termination of this Agreement with respect to a given Program under this Section 11.2.1 shall become effective at the end of the Cure Period, unless the breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, the non-breaching Party’s right of termination shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party.  For the avoidance of doubt, termination of any particular Program(s) pursuant to this Section 11.2.1 shall not terminate (i) this Agreement with respect to any other Program(s) or (ii) any Development & Commercialization Agreement for any other Program.  The Parties understand and agree that the totality of this Agreement with respect to a given Program, and the totality of the circumstances with respect to this Agreement with respect to a given Program, will be taken into account and assessed as a whole for purposes of determining whether a breach is material under this Agreement with respect to a given Program.

11.2.2              Disagreement as to Material Breach.  If the Parties reasonably and in good faith disagree as to whether there has been a Material Breach pursuant to either Section 11.2.1(a) or 11.2.1(b), then subject to Section 12.7: (a) the Party that disputes that there has been a Material Breach may contest the allegation by referring such matter, within [***] following such notice of alleged Material Breach for resolution to the Executive Officers, who shall meet promptly to discuss the matter, and determine, within [***] following referral of such matter, whether or not a Material Breach has occurred pursuant to Section 11.2.1(a) or 11.2.1(b), as applicable; (b) the relevant Cure Period with respect thereto will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement (provided, that if such dispute relates to payment, the Cure Period will only apply with respect to payment of disputed amounts, and not with respect to undisputed amounts), (c) it is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder) and (d) if it is finally and conclusively determined that the breaching Party committed

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such Material Breach, then the breaching Party shall have the right to cure such Material Breach after such determination within the Cure Period.

11.2.3              If the Executive Officers are unable to resolve a dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Section 12.7.

11.3                              Voluntary Termination.  Celgene may terminate this Agreement in its entirety or with respect to one or more Programs upon [***] prior written notice to Jounce hereunder at any time (it being understood and agreed that Celgene shall be entitled to terminate upon [***] written notice at any time it reasonably determines that such termination is necessary to comply with any Antitrust Law), except that Celgene shall not have the right to terminate any Program under this Section 11.3 for which Celgene has exercised its Option.  For the avoidance of doubt, any such termination of any particular Program(s) pursuant to this Section 11.3 shall not terminate any other Program(s), and such terminated Program shall be deemed a “Lapsed Program”.

11.4                              Termination for Bankruptcy.  If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof, the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party, provided that this Agreement may only be terminated in its entirety pursuant to this Section 11.4 in connection with the termination of all Development & Commercialization Agreements (if any), executed hereunder.  In connection therewith, the provisions of Section 7.1.5 shall apply.

11.5                              Effects of Expiration or Termination.

11.5.1              Termination by Jounce Pursuant to Section 11.2, or 11.4, or by Celgene Pursuant to Section 11.3.  In the event of termination of this Agreement in part with respect to any one or more Programs conducted hereunder, or in its entirety (i) by Celgene pursuant to Section 11.3 or (ii) by Jounce pursuant to Sections 11.2, or 11.4, notwithstanding anything contained in this Agreement to the contrary, upon the effective date of such termination:

(a)                                                                           if such termination was of this Agreement in its entirety, all Programs shall also terminate (other than any Programs that are subject to a Development & Commercialization Agreement);

(b)                                                                           all rights (including all Options granted to Celgene hereunder) and licenses granted herein to Celgene with respect to all terminated Programs shall terminate, Celgene shall cease any and all research, Development, Manufacture and Commercialization activities with respect to all terminated Programs and Collaboration Candidates that are the subject of such terminated Programs, and all rights in such terminated Targets and Collaboration Candidates granted by Jounce to Celgene shall revert to Jounce and, with respect to Programs that have become Lapsed Programs in accordance with Section 11.3, the applicable license under Section 7.2.3 with respect to Lapsed Programs shall apply; and

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(c)                                                                            each Party shall return or destroy all Confidential Information of the other Party with respect to the terminated Programs and Biologics being researched, Developed, Manufactured or Commercialized under this Agreement, as required by Article 8.

The Parties understand and agree that (subject to Section 11.5.1), in the event of any termination under this Agreement, all Development & Commercialization Agreements previously entered into by the Parties for Programs for which Celgene exercised its Option shall continue in full force, in accordance with the terms and conditions of such Development & Commercialization Agreements.

11.5.2              Termination by Celgene Pursuant to Section 11.2.  In the event of termination of this Agreement with respect to any one or more Programs conducted hereunder or in its entirety by Celgene pursuant to Section 11.2:

(a)                                                                           with respect to each such Program for which Celgene is exercising its termination right, and for which the applicable Option Term has not yet expired as of the effective date of such termination, Celgene shall be entitled to exercise the Options set forth in Section 3.1, provided that in the case of each corresponding Development & Commercialization Agreement that results from such Option exercise, all payments due to Jounce in each such agreement shall be reduced by all costs and losses as finally awarded to Celgene unless such termination of this Agreement is by Celgene pursuant to Section 11.2 for a breach of Sections 2.9, 3.1, ARTICLE 5, or 12.4, in which case Celgene shall have the right to take, as its exclusive remedy for such breach, one of the following three alternatives: (x) a reduction of all payments due to Jounce in each such agreement that results from such Option exercise by [***], (y) the reductions in payments for Celgene costs, losses and expenses described above, or (z) seek and recover all damages and other remedies available under applicable Law.

(b)                                                                           all Development & Commercialization Agreements previously entered into by the Parties for Programs for which Celgene exercised its Option shall continue in full force, in accordance with the terms and conditions of such Development & Commercialization Agreements; and

(c)                                  Jounce shall promptly return to Celgene all data, Confidential Information and materials transferred by Celgene to Jounce under this Agreement, consistent with Article 8.

11.6                              Surviving Provisions.

11.6.1              Accrued Rights; Remedies.  Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under Article 6 hereof, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.  Except as otherwise expressly set forth in this Agreement, the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

termination provisions of this Article 11 are in addition to any other relief and remedies available to either Party under this Agreement and at Law.

11.6.2              Survival.  Notwithstanding any provision herein to the contrary, any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of this Agreement.  Further, the rights and obligations of the Parties set forth in the following Sections and Articles shall survive the expiration or termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement:

(a)                                                                           1, 2.2.2(f), 2.8.3, 3.1.1(b), 3.1.7(b), 3.2.3, 6.8, 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7, 7.2, 8 (excluding Section 8.7.1 and 8.7.2 (as to activities conducted during the Term with respect to the terminated Program or Programs), 9.1, 9.2, 9.3, 10 (to the extent applicable to claims arising during the Term or any claims relating to breaches of provisions that are deemed to survive pursuant to this Agreement), 11 and 12; and

(b)                                                                           with respect to any Programs that are the subject of executed Development & Commercialization Agreements remaining in effect, Sections 2.3, 2.4, 2.5, 2.6, 3.2, 4, 6.9, 7 and 10 (to the extent applicable to claims arising after such expiration or termination to the extent a Party retains a license from the other Party to Develop, Manufacture or Commercialize Products, Collaboration Candidates, or Development Candidates thereafter), and Exhibit G;

provided that such survival shall be limited to any specific time periods set forth in such Articles and Sections, if any. For the avoidance of doubt, in the event notice of termination of this Agreement is given prior to the achievement of any milestone set forth in the applicable Development & Commercialization Agreement, Celgene shall not be obligated to make any milestone payment to Jounce with respect to any milestone achieved following the notice of such termination.

11.6.3              Relationship to Other Agreements.  Termination of this Agreement with respect to a Program shall not affect in any way the terms or provisions of any then-existing executed Development & Commercialization Agreement for any Program that is the subject of such Development & Commercialization Agreement or, for termination of any Program, the Equity Purchase Agreement.

ARTICLE 12.
MISCELLANEOUS

12.1                              Severability.  If any one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction or arbitrator to be void, invalid or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction and the term or provision shall be considered severed from this Agreement, unless the invalid or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

unenforceable term or provision.  If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable, and (b) make a good faith effort to replace any invalid or unenforceable term or provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.2                              Notices.  Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in Sections 12.2(a) and (b), in each case, addressed as set forth below unless changed by notice so given:

If to Celgene:

[***]

If to Celgene RIVOT:

[***]

With copies to (in the case of either Celgene or Celgene RIVOT):

[***]

And:

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

If to Jounce:

[***]

And:

[***]

With copies to:

[***]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 12.2.

12.3                              Force Majeure.  Except for the payment of money, no Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of a Party, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed.  When such

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circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

12.4                              Assignment.

12.4.1              Generally.  This Agreement may not be assigned by any Party, nor may any Party delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, except as expressly permitted hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

12.4.2              Celgene.  Notwithstanding the limitations in Section 12.4.1, Celgene Corp. and Celgene RIVOT may assign this Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

12.4.3              Jounce. Notwithstanding the limitations in Section 12.4.1, Jounce may assign this Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 12.4.3 or (b) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement; provided however that, except in the case where Jounce [***], (i) Jounce provides Celgene [***] advance written notice of any such assignment(s), (ii) prior to such assignment(s), Jounce agrees in a written agreement delivered to Celgene (and upon which Celgene may rely) to remain fully liable for the performance of its obligations under this Agreement by its assignee(s), and (iii) prior to such assignment(s), the assignee(s) agree in a written agreement delivered to Celgene (and upon which Celgene may rely) to assume performance of all such assigned obligations, (iv) in the case of any assignment(s) by Jounce, [***], and (v) all of the matters referred to in clauses (i), (ii), (iii) and (iv), as applicable, will be set forth in documentation [***] prior to any such assignment(s) [***] and in all cases will provide [***]. If Jounce wishes to assign [***], it will be permitted to do so conditioned on [***] with respect to the assets so assigned.

12.4.4              All Other Assignments Null and Void.  The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 12.4 will be null and void ab initio.

12.5                              Waivers and Modifications.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion.  No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the Parties against whom enforcement is sought.

12.6                              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12.7                              Choice of Law; Jurisdiction; Venue.  This Agreement shall be governed by, enforced, and shall be construed in accordance with the Laws of the State of New York without regard to any conflicts of law provision that would result in the application of the Laws of any State other than the State of New York and excluding the United Nations Convention on Contracts for the International Sales of Goods; provided however that with respect to matters involving the enforcement, validity or scope of intellectual property rights, the Laws of the applicable country shall apply.  Each Party hereby irrevocably and unconditionally (a) consents to submit to the non-exclusive jurisdiction of the state and federal courts located in New York, New York, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts of New York, New York, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  In addition, during the pendency of any dispute under this Agreement initiated before the end of any applicable cure period, (i) this Agreement will remain in full force and effect, (ii) the provisions of this Agreement relating to termination will not be effective, (iii) the time periods for cure as to any termination notice given prior to the initiation of the court proceeding will be tolled, and (iv) neither of the Parties will issue a notice of termination pursuant to this Agreement based on the subject matter of the court proceeding (and no effect will be given to previously issued termination notices), until the court has confirmed the existence of the facts claimed by a Party to be the basis for the asserted Material Breach.

12.8                              Relationship of the Parties.  Jounce and Celgene are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute (a) Jounce as partner, agent, or joint venturer of Celgene or (b) Celgene as a partner, agent or joint venturer of Jounce.  Neither Jounce nor Celgene shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Celgene or Jounce, respectively, or to bind Celgene or Jounce, respectively, to any contract, agreement, or undertaking with any Third Party.  There are no express or implied third party beneficiaries hereunder.

12.9                              Entire Agreement.  This Agreement, together with the attached Exhibits (including the form of PD-1 License Agreement, each form of Co-Development and Co-Commercialization Agreement, and the Equity Purchase Agreement) and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including the Existing Confidentiality Agreement (as set forth in Section 8.8) and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date; it being understood and agreed that this Agreement shall not in any way modify or supersede that certain Confidentiality Agreement, dated June 24, 2016, between Jounce and Celgene Corp.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.10                       Counterparts.  This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.  Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

12.11                       Equitable Relief.  Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.  The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages.

12.12                       Interpretation.

12.12.1                                                       Generally.  This Agreement has been diligently reviewed by and negotiated by and among the Parties, and in such negotiations each of them has been represented by competent counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel.  Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

12.12.2                                                       Definitions; Pronouns.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “any” shall mean “any and all” unless otherwise clearly indicated by context.  The word “including,” “includes,” “include,” “for example,” and “e.g.” will be deemed to be followed by the words “without limitation.”  The word “or” is disjunctive but not necessarily exclusive.  The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

12.12.3                                                       Subsequent Events.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

supplements, or modifications set forth herein or therein), (ii) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed, or amended, (iii) any reference herein to any Person shall be construed to include the Person’s successors and assigns, and (iv) all references herein to Articles, Sections, Schedules or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement.

12.12.4                                                       Headings.  Headings, captions and the table of contents are for convenience only and are not to be used in the interpretation of this Agreement.

12.12.5                                                       Prior Drafts.  No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.

12.12.6                                                       Independent Significance.  Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).

12.13                       Further Assurances.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.14                       Celgene Parties.  The Parties hereby acknowledge and agree that (a) Celgene Corp. is the party to this Agreement with respect to all rights and obligations under this Agreement in the United States; and (b) Celgene RIVOT is the party to this Agreement with respect to all rights and obligations under this Agreement outside of the United States.

[Signature Page Follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this MASTER RESEARCH AND COLLABORATION AGREEMENT to be executed by their respective duly authorized officers as of the Effective Date.

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Name:	Richard Murray, Ph.D.
Title:	Chief Executive Officer & President

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this MASTER RESEARCH AND COLLABORATION AGREEMENT to be executed by their respective duly authorized officers as of the Effective Date.

CELGENE CORPORATION

By:	/s/ Mark Alles
Name:	Mark J. Alles
Title:	Chief Executive Officer

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this MASTER RESEARCH AND COLLABORATION AGREEMENT to be executed by their respective duly authorized officers as of the Effective Date.

Solely with respect to the rights and obligations under this Master Research and Collaboration Agreement outside of the United States (subject to Section 12.14):

CELGENE RIVOT LLC

By its managing member, Celgene RIVOT
Ltd.

By:	/s/ Kevin Mello
Name:	Kevin Mello
Title:	Director

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Exhibit A

Form of Celgene Lead Co-Development and Co-Commercialization Agreement

A - 1

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FORM OF CELGENE LEAD CO-CO AGREEMENT

FINAL VERSION

CELGENE LEAD CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT

by and among

[                    ]

and

[                            ]

and

[                                ]

Dated as of [•], [•]

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ARTICLE 1	DEFINITIONS	2

1.1	“Celgene Co-Co Development Budget”	2

1.2	“Celgene Co-Co Development Plan”	2

1.3	“Celgene Co-Co IP”	2

1.4	“Celgene Co-Co Lead Party”	2

1.5	“Celgene Co-Co Regulatory-Based Exclusivity”	2

1.6	“Celgene Lead Effective Date”	3

1.7	“Celgene Program Co-Co Combination Product”	3

1.8	“Co-Co Annual Net Sales”	3

1.9	“Co-Co Indication”	3

1.10	“Co-Co Net Sales”	3

1.11	“Co-Co Product Data”	4

1.12	“Co-Co Royalty Term”	4

1.13	“Comparable Co-Co Third Party Product”	4

1.14	“Core Dossier Study”	4

1.15	“Different Histology”	4

1.16	“Direct Cost”	5

1.17	“First Co-Co Sale”	5

1.18	“FTE Rate”	5

1.19	“Manufacturing Transition Costs”	5

1.20	“Out-of-Pocket Costs”	5

1.21	“Phase 4 Clinical Trial”	5

1.22	“ROW Administration”	6

1.23	“U.S. Administration”	6

1.24	“U.S. Commercialization Budget”	6

1.25	“U.S. Commercialization Plan”	6

1.26	“Worldwide Manufacturing Plan”	6

1.27	Additional Definitions	6

1.28	Definitions from Master Collaboration Agreement	8

ARTICLE 2	DEVELOPMENT, REGULATORY AND SUPPLY	11

2.1	Celgene Co-Co Program, Co-Co Target and Candidates	11

2.2	Roles and Responsibilities	11

2.3	Development	12

ii

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iii

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iv

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LIST OF EXHIBITS

Exhibit A	Celgene Co-Co Program
Exhibit B	Co-Co Target, the Co-Co Candidate and the Collaboration Candidates
Exhibit C-1	Financial Terms — Lead Program
Exhibit C-2	Financial Terms — Second and Subsequent Other Programs
Exhibit D	Profit & Loss Share
Exhibit E	Form of Celgene Co-Co Material Transfer Agreement
Exhibit F	Form of Press Release
Exhibit G	[***]

LIST OF SCHEDULES

Schedule 2.3.4	Development Cost Share
Schedule 3.1.5(b)	Minimum Sales Representative Qualifications
Schedule 6.8	Patents Licensed to Celgene

v

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CELGENE LEAD CO-CO AGREEMENT

This CELGENE LEAD CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT (this “Celgene Lead Co-Co Agreement”) is entered into and made effective as of [•], 20   (the “Execution Date”) by and among Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), and Celgene Corporation, a Delaware corporation (“Celgene Corp.”), with respect to all rights and obligations under this Celgene Lead Co-Co Agreement in the United States, and Celgene RIVOT LLC, a Delaware limited liability company (“Celgene RIVOT”), with respect to all rights and obligations under this Celgene Lead Co-Co Agreement outside of the United States (Celgene RIVOT and Celgene Corp. together, “Celgene”).  Celgene and Jounce are each referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Jounce and Celgene entered into that certain Master Research and Collaboration Agreement, dated as of July 18, 2016 (the “Master Collaboration Agreement”);

WHEREAS, pursuant to the terms of the Master Collaboration Agreement, upon exercise by Celgene of its Option with respect to (a) the Lead Program, and (b) any Other Program (other than the First Other Program) for which Celgene exercises its Option (each, as defined in the Master Collaboration Agreement), the Parties shall enter into this Celgene Lead Co-Development and Co-Commercialization Agreement (as defined in the Master Collaboration Agreement) with respect to each such Program;

WHEREAS, pursuant to the Master Collaboration Agreement, Jounce has been developing the Co-Co Candidate and Collaboration Candidate(s) identified on Exhibit B hereto, each of which the Parties believe to be a potent [Immune Activator/Immune Suppressor] [select the applicable one before signing] of the Co-Co Target identified on Exhibit B; and

WHEREAS, pursuant to this Celgene Lead Co-Co Agreement, Jounce grants to Celgene (a) under a license, exclusive rights in the ROW Territory with respect to the development and commercialization of the Co-Co Candidate set forth on Exhibit B for such Celgene Co-Co Program and Co-Co Products (as defined in the Master Collaboration Agreement) for such Celgene Co-Co Program (any product that constitutes, incorporates, comprises or contains the Co-Co Candidate and/or any Collaboration Candidates listed on Exhibit B hereunder, the “Co-Co Products”) and (b) under a co-development and co-commercialization structure, co-exclusive rights (i) in the United States with respect to the development, manufacture and commercialization of the Co-Co Candidate and Co-Co Products and (ii) worldwide with respect to the manufacture of the Co-Co Candidate and Co-Co Products, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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ARTICLE 1
DEFINITIONS

Capitalized terms used, but not defined, herein will have the meanings ascribed to them in the Master Collaboration Agreement.

1.1                               “Celgene Co-Co Development Budget” means, on a Co-Co Product-by-Co-Co Product basis, the budget for conducting Development of such Co-Co Product (and corresponding Co-Co Candidate and if applicable Co-Co Diagnostic Products) worldwide, pursuant to the Celgene Co-Co Development Plan, during a given Calendar Year and [***], as prepared by Celgene for Co-Co Product for ROW Administration and U.S. Administration and approved by the JSC in accordance with Section 2.3.6.

1.2                               “Celgene Co-Co Development Plan” means, on a Co-Co Product-by-Co-Co Product basis, the plan for the Development of such Co-Co Product (and corresponding the Co-Co Candidate and if applicable Co-Co Diagnostic Products) in the Territory, as prepared by Celgene for Co-Co Product for ROW Administration and U.S. Administration and approved by the JSC in accordance with Section 2.3.1.

1.3                               “Celgene Co-Co IP” means, with respect to the Celgene Co-Co Program, (a) all Jounce IP (including any Background IP) Controlled by Jounce and/or its Affiliates as of the Celgene Lead Effective Date or at any time thereafter during the Co-Co Term, (b) Jounce’s interest in Joint Collaboration IP, and (c) Jounce’s interest in Collaboration IP (to the extent not included in Jounce IP), for each of (a), (b) and (c) solely to the extent that it is related to and/or reasonably necessary for the Development, Manufacture and/or Commercialization of the Co-Co Candidate, Co-Co Products and/or related Co-Co Diagnostic Products including any such Patents that Cover any Co-Co Candidate, Co-Co Product and/or related Co-Co Diagnostic Product (“Celgene Co-Co Collaboration Patents”).  The Jounce Patents set forth on Schedule 6.8 are included in the Celgene Co-Co Collaboration Patents.

1.4                               “Celgene Co-Co Lead Party” means Celgene.

1.5                               “Celgene Co-Co Regulatory-Based Exclusivity” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, that (a) Jounce, Celgene or any of their Affiliates or Sublicensees (or sublicensee as permitted under this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement, in the case of Jounce) has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Law) in such country to market and sell the Co-Co Product or the active ingredient or active moiety in such Co-Co Product in such country, or (b) the data and information submitted by Jounce, Celgene or any of their Affiliates or Sublicensees (or sublicensee as permitted under this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement, in the case of Jounce) to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval for such Co-Co Product may not be disclosed, referenced or relied upon in any way by any Person to support the Regulatory Approval or marketing of any [***].

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.6                               “Celgene Lead Effective Date” means the date on or after the Execution Date that is the Implementation Date (as defined in the Master Collaboration Agreement) with respect to this Celgene Lead Co-Co Agreement.

1.7                               “Celgene Program Co-Co Combination Product” means any Co-Co Product in a fixed dose, co-formulated or co-packaged combination with one (1) or more other active ingredient(s) that is not itself a Co-Co Product under this Celgene Lead Co-Co Agreement (such other active ingredients, “Other Actives”).  For clarification, the term “Other Active,” when referring to an ingredient included in such Co-Co Product refers to ingredients that are incorporated or included in the Co-Co Product for concurrent delivery or administration to patients to whom the Co-Co Product is administered (whether in the same or different formulations, or dosed separately or together) for the purpose of treating a disease or Co-Co Indication in such patients due to the administration of such active ingredient.

1.8                               “Co-Co Annual Net Sales” means, on a Co-Co Product-by-Co-Co Product basis, total Co-Co Net Sales by a Party, its Affiliates and Sublicensees of such Co-Co Product in a particular Calendar Year in the Territory or applicable portion thereof, as indicated. For clarity, “Co-Co Annual Net Sales” does not include any sales of Co-Co Diagnostic Products in the ROW Territory or, in the event of any Jounce Opt-Out, the Territory.

1.9                               “Co-Co Indication” means any human disease or condition, or sign or symptom of a human disease or condition; it being understood that, [***].

1.10                        “Co-Co Net Sales” means, with respect to any Co-Co Product or Co-Co Diagnostic Products, the [***] invoiced by a Party, its Affiliates and Sublicensees (each, a “Co-Co Selling Party”) to Third Party customers for sales of such Co-Co Product or Co-Co Diagnostic Product, less the following deductions [***] in accordance with (as applicable to the Co-Co Selling Party) the Accounting Principles, for:

(a)                                 [***];

(b)                                 [***];

(c)                                  [***];

(d)                                 [***];

(e)                                  [***]; and

(f)                                   [***].

[***].

If non-monetary consideration is received by a Co-Co Selling Party for any Co-Co Product or Co-Co Diagnostic Product in the relevant country, Co-Co Net Sales will be calculated based on the [***].  Notwithstanding the foregoing, Co-Co Net Sales shall not be imputed to transfers of Co-Co Products or Co-Co Diagnostic Products, as applicable, for use in [***].

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Co-Co Net Sales shall be determined on, and only on, the first sale by a Party or any of its Affiliates or Sublicensees to a non-Sublicensee Third Party.

If a Co-Co Product is sold as part of a Celgene Program Co-Co Combination Product, Co-Co Net Sales will be the product of (i) Co-Co Net Sales of the Celgene Program Co-Co Combination Product calculated as above (i.e., calculated as for a non-Celgene Program Co-Co Combination Product) and (ii) the fraction [***], where:

[***]

[***]

[***].

Notwithstanding anything to the contrary contained herein, if and to the extent JTX-4014 is co-packaged or co-formulated with the Co-Co Product, then the sale of such co-packaged or co-formulated Co-Co Product shall not be deemed a Celgene Program Co-Co Combination Product but instead all of the applicable sales shall be deemed Co-Co Net Sales (subject to the applicable deductions referred to above).

1.11                        “Co-Co Product Data” means all relevant data included in the Know-How Controlled by either Party or its Affiliates in relation to the Co-Co Products for use in the Field that: (a) is in existence at the Celgene Lead Effective Date; (b) is generated from activities conducted by or on behalf of a Party under the Celgene Co-Co Development Plan or otherwise necessary for applications for Regulatory Approval or Regulatory Approvals for Co-Co Products or Co-Co Diagnostic Products in the Field; or (c) otherwise relates to Co-Co Product or Co-Co Diagnostic Product and is necessary for Regulatory Approval of the Co-Co Products or Co-Co Diagnostic Products in the Field.

1.12                        “Co-Co Royalty Term” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, the period of time commencing on the First Co-Co Sale of such Celgene Co-Co Product in such country and expiring upon the latest of (a) the expiration of the last Valid Claim of a Patent within the Celgene Co-Co IP and Celgene IP that Covers the composition of matter or method of use of such Co-Co Product in such country, (b) the expiration of Celgene Co-Co Regulatory-Based Exclusivity of such Co-Co Product in such country, and (c) [***] anniversary of the date of First Co-Co Sale of such Co-Co Product in such country.

1.13                        “Comparable Co-Co Third Party Product” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, any pharmaceutical or biological product [***].

1.14                        “Core Dossier Study” means a core dossier of Clinical Trials and other studies to support Regulatory Approval in multiple jurisdictions for a Co-Co Product.

1.15                        “Different Histology” means, in order to determine the milestone payments due to Jounce under this Celgene Lead Co-Co Agreement pursuant to Exhibit C-1 or C-2, that a Co-Co Product has received a Regulatory Approval for the treatment of an Indication that involves a cell, tissue or organ recognized as clinically discrete for diagnostic purposes from that for which

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such Product has previously received Regulatory Approval.

1.16                        “Direct Cost” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties and employee expenses calculated in accordance with the applicable FTE Rate [***].

1.17                        “First Co-Co Sale” means, on a Co-Co Product-by-Co-Co Product basis, the first sale for which revenue has been recognized by a Party or its Affiliates or Sublicensees in accordance with Accounting Principles consistently applied for use or consumption by the general public of such Co-Co Product in a country for which all Regulatory Approvals that may be legally required in order to sell such Co-Co Product in such country have been granted; in each case, provided, however, that the following shall not constitute a First Co-Co Sale:  (a) any sale to an Affiliate or Sublicensee of a Party unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Co-Co Product; (b) any use of such Co-Co Product in Clinical Trials, non-clinical development activities or other development activities with respect to such Co-Co Product by or on behalf of a Party, or disposal or transfer of such Co-Co Product for a bona fide charitable purpose; and (c) compassionate use, in each case for which no payment is received by a Party, its Affiliates or Sublicensees.

1.18                        “FTE Rate” means the equivalent of the work of one (1) full-time person engaged in Development, Manufacturing or Commercialization activities under this Celgene Lead Co-Co Agreement, carried out by an appropriately qualified employee of a Party or its Affiliates, based on [***] working hours or greater per year (such person, an “FTE”), at a rate of (a) in the case of Development activities under this Celgene Lead Co-Co Agreement, [***] per year, and (b) in the case of Manufacturing and Commercialization activities under this Celgene Lead Co-Co Agreement, [***] per year.  Any Party’s employee who devotes fewer than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by [***].  Any employee who devotes more than [***] hours per year on the applicable activities shall be treated as one (1) FTE.  For the avoidance of doubt, FTE shall not include the work of general corporate or administrative personnel, except for the portion of such personnel’s work time actually spent on conducting scientific, technical or commercial activities directly related to the Development, Manufacture or Commercialization of Program Products.

1.19                        “Manufacturing Transition Costs” means the Direct Costs associated with the transfer by Jounce, following the Celgene Lead Effective Date, of responsibility for Manufacturing and CMC Activities to Celgene or a Third Party, [***].

1.20                        “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for a Program hereunder and have been recorded in accordance with the Accounting Principles.

1.21                        “Phase 4 Clinical Trial” means a post-marketing human clinical trial of a product in any country that would satisfy the requirements of U.S. 21 C.F.R. Part Sec. 312.85 to delineate additional information about such product’s risks, benefits, and optimal use.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.22                        “ROW Administration” means administration of Co-Co Products to a patient when such patient is located in the ROW Territory.

1.23                        “U.S. Administration” means administration of Co-Co Product to a patient when such patient is located in the United States.

1.24                        “U.S. Commercialization Budget” means, on a Co-Co Product-by-Co-Co Product basis, the budget for conducting Commercialization of such Co-Co Product (and corresponding Co-Co Diagnostic Products, if applicable) for U.S. Administration, pursuant to the U.S. Commercialization Plan, during a given Calendar Year and [***], as prepared by Celgene (in consultation with Jounce) and approved by the JCC in accordance with Section 3.1.2(c).

1.25                        “U.S. Commercialization Plan” means the plan that specifies the Parties’ responsibilities for the Commercialization of Co-Co Product for U.S. Administration during a given Calendar Year and the [***].

1.26                        “Worldwide Manufacturing Plan” means the Manufacturing plan for the Co-Co Candidate and Co-Co Products for Development for both U.S. Administration and ROW Administration.

1.27                        Additional Definitions.  Each of the following terms has the meaning described in the corresponding section of this Celgene Lead Co-Co Agreement indicated below:

Defined Term:	Section:

Allocable Overhead	Exhibit D
Allowable Expenses	Exhibit D
Celgene	Preamble
Celgene Corp.	Preamble
Celgene RIVOT	Preamble
Celgene Co-Co Additional Study	2.3.2(c)
Celgene Co-Co Additional Study Approval	2.3.2(c)(3)
Celgene Co-Co Material Transfer Agreement	2.7.1
Celgene Co-Co Material Transfer Agreement Effective Date	Exhibit E
Celgene Co-Co Materials	2.7.1
Celgene Co-Co Product Patents	6.5.2(a)
Celgene Co-Co Program	Exhibit A
Celgene Co-Co Purpose	2.7.1
Celgene Co-Co Selling Party	1.11
Celgene Co-Co Term	8.1
Celgene Lead Co-Co Agreement	Preamble
Celgene Lead Effective Date	Preamble
[***]	[***]
Co-Co Candidates	Recitals; Exhibit B
Co-Co Diagnostic Products	2.2(a)
Co-Co Enforcement Proceeding	6.5.2(d)
Co-Co Materials Receiving Party	2.7.1
Co-Co Products	Recitals

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Defined Term:	Section:

Co-Co Step-In Proceeding	6.5.2(d)
Co-Co Target	Exhibit B
Co-Co Transferring Party	2.7.1
Commercialization Report	3.1.3
Competitive Infringement	6.5.1
Cost of Goods Sold or COGS	Exhibit D
Cure Period	8.3.1
[***]	[***]
Development Cost Report	2.3.6(c)
Development Cost Share	2.3.4
Distribution Costs	Exhibit D
Full Amount	8.7.2
Gross Profit	Exhibit D
Hatch-Waxman Act	6.5.2(a)
Indemnification Claim	7.3
Indemnitee	7.3
Indemnitor	7.3
[***]	[***]
Information Request	3.1.5(d)
JCC	4.3.1
Jounce	Preamble
Jounce Independent Product	2.9
Jounce Opt-Out Notice	4.4.1
Jounce Opt-Out Date	4.4.2
Jounce Reversion Products	8.7.1
Lump Sum	2.3.2(c)(3)
Manufacturing Costs	Exhibit D
Marketing Costs	Exhibit D
Master Collaboration Agreement	Recitals
Operating Profits or Losses	Exhibit D
Other Actives	1.15
Other Operating Income/Expenses	Exhibit D
Party or Parties	Preamble
Payee Party	5.7.3
Paying Party	5.7.3
Pharmacovigilance Agreement	2.4.5(a)
Pharmacovigilance Expenses	Exhibit D
Product Recall Expenses	Exhibit D
Profit & Loss Share	5.6
Program Assets	2.9
Recording Party	Exhibit D
Regulatory Expenses	Exhibit D
Report	Exhibit D
ROW Development Costs	2.3.4
Safety and CMC Data	2.4.3(b)
Safety Reason	8.2.2
Sales Costs	Exhibit D

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Defined Term:	Section:

Sublicense Revenues	Exhibit D
U.S. Administration Liabilities	7.5
U.S. Commercialization Costs	3.1.6
U.S. Commercialization Report	3.2.3
Worldwide Development Costs	2.3.4

1.28                        Definitions from Master Collaboration Agreement.  Capitalized terms used herein but not defined, including each of the following terms, have the meaning described in the Master Collaboration Agreement:

Defined Term:

Accounting Principles

Affiliate

Antitrust Law

Background IP

Bankruptcy Code

Biologics License Application or BLA

Business Combination

Business Day

Calendar Quarter

Calendar Year

CDR

Celgene Indemnitees

Celgene Independent Products

Celgene IP

Celgene Option Exercise Notice

Celgene Patents

Claims

Clinical Trial

CMC Activities

Co-Co Indication

Co-Co Product

Collaboration Candidates

Collaboration IP

Commercialization

Commercialization Activities

Commercialization Lead Party

Commercially Reasonable Efforts

Confidential Information

Control, Controls or Controlled

Cover, Covering or Covered

Damages

Data Package

Development

Development & Commercialization Agreement

Development Candidate

Development Lead Party

Diagnostic Product

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Defined Term:

Dollars or $

EMA

Equity Purchase Agreement

Executive Officers

FDA

Field

First Other Program

Good Clinical Practices or GCP

Good Laboratory Practices or GLP

Good Manufacturing Practices or GMP

IIT or Investigator Initiated Trial

Immune Activator

Immune Inhibitor

Implementation Date

IND

Inventions

Joint Collaboration IP

Jounce Indemnitees

Jounce IP

Jounce Patents

Jounce Program

Jounce Program Assets

JSC

Know-How

Lead Program

Law or Laws

Litigation Conditions

LO Criteria

MAA

Major Market Countries

Manufacture or Manufacturing

New Drug Application or NDA

Option

Option Exercise Notice

Other Program

Patents

Patent Committee

Person

Phase 3 Clinical Trial

Pivotal Clinical Trial

Product Liability

Products

Program

Prosecution and Maintenance

Regulatory Approval

Regulatory Authority

Regulatory Lead Party

Regulatory Materials

Reimbursable Costs

Resulting Patents

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Defined Term:

ROW Territory

Specifically Directed

Sublicensee

Target

Territory

Third Party

Third Party License

United States or U.S.

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ARTICLE 2
DEVELOPMENT, REGULATORY AND SUPPLY

2.1                               Celgene Co-Co Program, Co-Co Target and Candidates.

2.1.1                     Celgene Co-Co Program.  The “Celgene Co-Co Program” is the Program set forth on Exhibit A.

2.1.2                     Co-Co Target.  The Collaboration Target for this Celgene Lead Co-Co Agreement is set forth on Exhibit B (“Co-Co Target”).

2.1.3                     Co-Co Candidates.  The Development Candidate for this Celgene Lead Co-Co Agreement, as of the Celgene Lead Effective Date, is set forth on Exhibit B (“Co-Co Candidate”), which Exhibit also contains the other Collaboration Candidates, including without limitation Collaboration Candidates that meet the LO Criteria, under this Celgene Co-Co Program.

2.2                               Roles and Responsibilities.

2.2.1

(a)                                 U.S.  As of and after the Celgene Lead Effective Date, subject to the terms and conditions of this Celgene Lead Co-Co Agreement and applicable provisions of the Master Collaboration Agreement, the Parties will assume through the JSC joint responsibility for, and control of, the Development and Commercialization of the Co-Co Candidate, Co-Co Products and Diagnostic Products for such Co-Co Products (“Co-Co Diagnostic Products”) in the Field in the United States for U.S. Administration, under the Celgene Co-Co Development Plan and the U.S. Commercialization Plan, respectively.  Celgene shall be the Development Lead Party, the Commercialization Lead Party and the Regulatory Lead Party in the United States.  The JSC and JCC, as applicable, will assign to each Party roles and responsibilities for performing the Development and Commercialization in the United States consistent with the terms and conditions of this Celgene Lead Co-Co Agreement and the Master Collaboration Agreement.

(b)                                 ROW.  As of and after the Celgene Lead Effective Date, subject to the terms and conditions of this Celgene Lead Co-Co Agreement and applicable provisions of the Master Collaboration Agreement, Celgene will assume sole responsibility for, and control of, Developing and Commercializing the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory for ROW Administration, under the Celgene Co-Co Development Plan subject to the activities to be performed by the JSC pursuant to the Master Collaboration Agreement with respect to such Development activities in the ROW Territory.  Celgene shall be the Development Lead Party, the Commercialization Lead Party and the Regulatory Lead Party in the ROW Territory.  Jounce will reasonably cooperate with Celgene in such Development and Commercialization activities in the ROW Territory in accordance with Section 2.2.3 provided, however, that if such cooperation will cause Jounce to incur material Direct Costs (including Out-of-Pocket Costs), then Celgene shall reimburse such costs to the extent approved in advance by Celgene.

2.2.2                     Diligence.  Celgene, directly or through one or more of its Affiliates or

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Sublicensees, will use Commercially Reasonable Efforts to Develop and Commercialize Co-Co Products in the Field for ROW Administration and otherwise to perform its obligations under the Celgene Co-Co Development Plan in the ROW Territory.  Each Party, directly or through one or more of its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Develop and Commercialize Co-Co Products in the Field for U.S. Administration and otherwise perform its obligations under the Celgene Co-Co Development Plan in the United States.  Each Party will reasonably cooperate with the other Party in performing the foregoing obligations.

2.2.3                     Assistance.  During the Celgene Co-Co Term, each Party will cooperate with the other Party to provide reasonable assistance requested by such other Party, to facilitate the transfer of Development, Manufacture and Commercialization efforts related to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, including assistance with respect to regulatory and Clinical Trial transition matters, and with the transfer to the other Party of any additional Know-How licensed to such other Party under Section 2.7.  Such cooperation will include providing the other Party with reasonable access in-person or by teleconference to such Party’s personnel involved in the research, Development and Manufacture of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products. Notwithstanding the foregoing provisions of this Section 2.2.3, if such cooperation pertains primarily to the ROW Territory and will cause Jounce to incur material Direct Costs (including Out-of-Pocket Costs), then Celgene shall reimburse such costs to the extent approved in advance by Celgene.

2.3                               Development.

2.3.1                     Development Plan.

(a)                                 Scope and Preparation.  Promptly after the Celgene Lead Effective Date, Celgene shall prepare and submit to the JSC for review and approval of an initial global Celgene Co-Co Development Plan for Co-Co Products, including any activities to be performed by Jounce in the United States, including after the Celgene Lead Effective Date any proposed Core Dossier Studies the JSC determines are ongoing, if any, and any additional Core Dossier Studies that such Party plans to conduct pursuant to the Celgene Co-Co Program, as well as all other Clinical Trials and other studies to be conducted by either or both Parties pursuant to this Celgene Lead Co-Co Agreement pursuant to this Section 2.3.  All reasonable Direct Costs incurred by either Party or its Affiliates in conducting (i) Development activities pursuant to the Celgene Co-Co Development Plan, (ii) Core Dossier Studies (as mutually determined by the Parties) for Co-Co Products following the Celgene Lead Effective Date, or (iii) Celgene Co-Co Additional Studies that the Parties agree to conduct pursuant to this Section 2.3 following the Celgene Lead Effective Date shall be considered Worldwide Development Costs.  The JSC will set the required form and contents of the Celgene Co-Co Development Plan, and will review and approve each Celgene Co-Co Development Plan.  Subject to the Development Lead Party’s right to make a final decision pursuant to Section 4.2.5 of the Master Collaboration Agreement, the Celgene Co-Co Development Plan shall incorporate any reasonable comments made by Jounce in relation to the Development of Co-Co Products either within or outside the United States. The costs of conducting Development activities in both the ROW Territory and the United States in relation to the Celgene Co-Co Program shall be reflected in the Celgene Co-Co Development Budget and allocated and paid as set forth in Section 2.3.4.

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(b)                                 Updates.  Following the initial preparation of the Celgene Co-Co Development Plan as set forth in Section 2.3.4(a), the JSC will update the Celgene Co-Co Development Plan at least [***] during the Celgene Co-Co Term prior to the grant of Regulatory Approval for the applicable Co-Co Products, with Celgene proposing the updates for the Celgene Co-Co Development Plan with respect to Co-Co Products for U.S. Administration and ROW Administration.  In addition, either Party may reasonably request at any time that the JSC consider and approve other updates to the Celgene Co-Co Development Plan for Development activities to support Regulatory Approval on a global basis, including any Celgene Co-Co Additional Study that the Parties agree to conduct pursuant to Section 2.3.2(c)(1). Neither Party (itself or by or through any others, including any Affiliates or Sublicensees) will take any material action regarding the Development of the Co-Co Candidate or Co-Co Products unless described in the Celgene Co-Co Development Plan or mutually agreed upon in writing by the Parties or, with respect to Celgene Co-Co Additional Studies, in accordance with Section 2.3.2.  Neither Party (itself or by or through any others, including any Affiliates or Sublicensees) will perform any material Development activities for any the Co-Co Candidate, Co-Co Products or Co-Co Diagnostic Products unless described in the Celgene Co-Co Development Plan, as specified in Section 2.3.2 or required by applicable Laws or applicable Regulatory Authorities or independent monitoring boards for Clinical Trials.

2.3.2                     Conduct of Certain Development Activities.  Subject to Section 2.3.3:

(a)                                 Ongoing Clinical Trials.

(i)                                     If Jounce was conducting one or more Clinical Trials with respect to the Co-Co Candidate and/or Co-Co Product under the Collaboration that involve activities that are in excess of that which is necessary for the preparation of the applicable Data Package solely for the Lead Program (each such Clinical Trial, an “Ongoing Clinical Trial”), including (a) enrollment of additional subjects to such Clinical Trial under an amendment to the protocol for such Clinical Trial, or (b) a separate Clinical Trial, and such Clinical Trial described in (a) or (b) has not been completed as of the Celgene Lead Effective Date, including any Core Dossier Study, then Jounce will continue to be responsible for the performance of such Clinical Trial(s); and

(ii)                                  Celgene shall determine in its sole discretion whether to include any such Ongoing Clinical Trial in the Worldwide Development Costs and subject to the Development Cost Share. If Celgene elects to include such Ongoing Clinical Trial in the Worldwide Development Costs in accordance with Section 2.3.2(a)(i), (A) the Direct Costs incurred by Jounce on and [***] for such Ongoing Clinical Trial [***] Direct Costs incurred by Jounce [***] with respect to such Ongoing Clinical Trial [***] of Direct Costs incurred by Jounce) [***] (the “Allocable Costs”), together with [***]. If Celgene does not does not agree to include any such Ongoing Clinical Trial in the Worldwide Development Costs subject to the Development Cost Share in accordance with Schedule 2.3.4, then (x) Jounce may only conduct such Ongoing Clinical Trial at its sole expense, subject to adjustment pursuant to the [***] and the [***] set forth below, and (y) Celgene shall always be entitled to reference any safety data generated in any such Ongoing Clinical Trial.

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(b)                                 New Clinical Trials and Other Studies.  If, following the Celgene Lead Effective Date, Celgene wishes (i) to conduct a Clinical Trial or other study of Co-Co Products for ROW Administration or for U.S. Administration, (ii) to Develop Co-Co Products in a country in the Territory for any Co-Co Indication in the Field other than a Co-Co Indication for which such Co-Co Products are being Developed pursuant to the Celgene Co-Co Development Plan, (iii) to Develop a dosage form or formulation of Co-Co Products in a country in the Territory other than that being studied in the Celgene Co-Co Development Plan, or (iv) to conduct any other Clinical Trial of a Co-Co Product in the Field in a country for in the Territory, including any Clinical Trial that the JSC determines is a Core Dossier Study after the Celgene Lead Effective Date, or any Clinical Trial or study that is not otherwise set forth in the Celgene Co-Co Development Plan, or any Clinical Trial that Celgene believes may have utility to support Regulatory Approval on a global basis (each such study not already included in a Celgene Co-Co Development Plan, a “Celgene Co-Co Additional Study”), then (A) Celgene shall first provide the proposed trial design and protocol for such Celgene Co-Co Additional Study to the JSC for review and approval as to the clinical and regulatory aspects of such Celgene Co-Co Additional Study, and shall incorporate reasonable comments from the JSC into such Celgene Co-Co Additional Study design and protocol, and (B) following such review by the JSC, provide the final proposed design and projected costs of such Celgene Co-Co Additional Study to the JSC.

(c)                                  Effect of Decision to Co-Fund or not Co-Fund.  In the case of an Ongoing Clinical Trial or a Celgene Co-Co Additional Study, the following shall apply:

(1)                                 [***].

(2)                                 [***].

(3)                                 [***].

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(4)                                 [***].

(5)                                 [***].

2.3.3                     [***].

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2.3.4                     Worldwide Development Costs/ROW Development Costs.  During the Celgene Co-Co Term, all Development costs incurred worldwide under the Celgene Co-Co Development Plan in accordance with terms and conditions of this Celgene Lead Co-Co Agreement, but excluding Development costs for ROW Administration that constitute ROW Development Costs (such Development costs after exclusion of the costs solely for ROW Administration that constitute ROW Development Costs the “Worldwide Development Costs”) by the Parties shall be borne as set forth on Schedule 2.3.4 (the “Development Cost Share”).  Celgene shall bear one hundred percent (100%) of any Developments costs it incurs solely for ROW Administration that are included as efficacy data (and not solely safety data) intended to be included in Regulatory Filings for Regulatory Approval of Co-Co in the ROW Territory (“ROW Development Costs”).  For clarity, the Parties shall jointly bear, pursuant to the Profit & Loss Share, any Development costs incurred solely for U.S. Administration that are included as efficacy data (and not solely safety data) intended to be included in Regulatory Filings for Regulatory Approval of Co-Co in the United States.  The Parties shall mutually and reasonably agree whether any Development activities were intended solely for US Administration or ROW Administration or intended to be included in Regulatory Filings for Regulatory Approval on a global basis. Worldwide Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as follows:

(a)                                 Records.  Each Party shall calculate and maintain records of Worldwide Development Costs incurred by it in accordance with Section 2.3.6, including for each person engaged in research, Development, Manufacturing or Commercialization activities under this Celgene Lead Co-Co Agreement for U.S. Administration.

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(b)                                 Reporting.  Within [***] days following the end of each Calendar Quarter, each Party shall provide the other Party a report of actual Worldwide Development Costs incurred by such Party during such Calendar Quarter in accordance with the Celgene Co-Co Development Plan, together with reasonable supporting evidence of such Worldwide Development Costs.  Costs for persons engaged in research, Development, Manufacturing or Commercialization activities for U.S. Administration under this Celgene Lead Co-Co Agreement shall be included in the Worldwide Development Costs subject to the Development Cost Share on an FTE Rate basis.

(c)                                  Payment.  The Party that incurs less than its share of the total actual Worldwide Development Costs as set forth on Schedule 2.3.4 shall pay to the other Party a payment amount calculated so that each of the Parties bears its Development Cost Share after giving effect to such payment for such Calendar Quarter; provided, however, that in no event shall any of the Worldwide Development Costs be borne as expenses in determining the Profit & Loss Share for U.S. Administration.

2.3.5                     Retained Rights for Certain Development Activities.  Notwithstanding anything in this Celgene Lead Co-Co Agreement to the contrary, Jounce retains the right to conduct Development of Co-Co Products in the ROW Territory solely to the extent necessary or useful for Ongoing Clinical Trials for Co-Co Products.  If Jounce plans to undertake such activities, it shall so notify Celgene and obtain Celgene’s consent, not to be unreasonably withheld.  The rights retained by Jounce in this Section 2.3.5 include the right to use or enroll patients in association with any Ongoing Clinical Trial(s) or other Development study(ies) of Co-Co Products, or Co-Co Diagnostic Products in the ROW Territory, provided that Jounce must, prior to such use or enrollment, seek and obtain the prior written agreement of Celgene, and provided further that if the Parties are unable to agree on whether such use or enrolment of patients should be permitted, such decision will be considered a decision with “global implications” and will thereafter be subject to Section 4.2.5 of the Master Collaboration Agreement.

2.3.6                     Celgene Co-Co Development Budget and Costs.

(a)                                 Territory Development Budgets. Promptly after the Celgene Lead Effective Date, and concurrently with the preparation of the Celgene Co-Co Development Plan pursuant to Section 2.3.4, the Parties shall cooperate to prepare the Celgene Co-Co Development Budget.  Celgene shall be responsible for the preparation of the budget for the Development activities, including all Clinical Trials, to be conducted solely to support Regulatory Approval of Co-Co Products in the Territory.  For Worldwide Development Costs to be incurred from and after the Celgene Lead Effective Date, the JSC will review and approve the Celgene Co-Co Development Budget reasonably in advance of the applicable Worldwide Development Costs being incurred (with the intent being to obtain such approval at least [***] in advance of such costs being incurred, where practicable).  Thereafter, the JSC will update and provide the JSC with a copy of the Celgene Co-Co Development Budget, including the budgeted Worldwide Development Costs, each Calendar Year at a meeting of the JSC sufficiently in advance of the next Calendar Year so as to provide the Parties with an opportunity to budget accordingly, but in any event no later than October 1st of each Calendar Year during the Celgene Co-Co Term.  The JSC will review and approve any such update or any other amendment to the Celgene Co-Co

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Development Budget.  In addition, either Party may request at any time that the JSC consider and approve other updates to the Celgene Co-Co Development Budget. The Parties understand and agree that, if Jounce does not elect to participate in the Celgene Co-Co Additional Study as set forth in Section 2.3.2, Celgene shall have the sole right to amend the Celgene Co-Co Development Budget to account for the costs of such Celgene Co-Co Additional Study (but, for clarity, shall not have the right to impose any additional payment obligations on Jounce for expenses related to such Celgene Co-Co Additional Study, unless and until a [***] occurs as set forth in Section 2.3.3, or a [***] occurs pursuant to Section 2.3.2(c)(3)).

(b)                                 Direct Costs.  Subject to subsection (a) and Sections 2.3.2, 2.3.3 and 2.3.5, all reasonable Direct Costs (including Out-of-Pocket Costs) arising from either Party’s conduct of Development with respect to the Celgene Co-Co Program in accordance with the Celgene Co-Co Development Plan and the Celgene Co-Co Development Budget shall be included as a Worldwide Development Cost and be subject to the Development Cost Share in accordance with Schedule 2.3.4.

(c)                                  Development Cost Report.  Promptly following the Celgene Lead Effective Date, the JSC shall agree upon a form of cost report to be prepared and submitted by each Party to the JSC on a Calendar Quarterly basis setting forth the costs incurred by each Party in conducting Development activities in accordance with the Celgene Co-Co Development Plan and the Research budget in the previous Calendar Quarter (the “Development Cost Report”).  Within [***] days after the end of each Calendar Quarter following the Celgene Lead Effective Date (or the determination by the JSC of the scope of Development activities to be conducted by the Parties under the Celgene Co-Co Development Plan, if later), each Party shall submit its Development Cost Report for the previous Calendar Quarter to the JSC.  Such Development costs incurred in accordance with this Section 2.3.6 in connection with the Celgene Co-Co Development Budget shall be included as a Worldwide Development Cost and be subject to the Development Cost Share in accordance with Schedule 2.3.4.

2.3.7                     Status Reports.  Each Party shall provide a reasonably detailed written progress report to the JSC, at least once every Calendar Quarter, on the status of its activities and efforts with respect to the Celgene Co-Co Program, including the status of any research activities under the Celgene Co-Co Program, or any Co-Co Candidate being Developed and/or Commercialized under such Celgene Co-Co Program, including (to the extent not covered in the Celgene Co-Co Development Plan):  (i) the design, status and results of any Clinical Trials (including any Core Dossier Studies, Ongoing Clinical Trials and Celgene Co-Co Additional Studies) and other studies of Co-Co Products; and (ii) any key Development or regulatory events, and any Regulatory Approvals filed for or achieved, for Co-Co Products.  Such report should be provided no later than [***] before the next scheduled meeting of the JSC, in order to provide the JSC the opportunity to review such report prior to such meeting.

2.4                               Regulatory.  The Parties understand and agree that Section 2.5 of the Master Collaboration Agreement shall apply to this Celgene Lead Co-Co Agreement.

2.4.1                     Transfer of Regulatory Materials.  Jounce shall transfer to Celgene, promptly after the Celgene Lead Effective Date (but subject to Section 2.4.2), any and all

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Regulatory Materials (including any foreign counterparts of the IND and BLA) for all the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in or for the Territory, and thereafter Celgene (or its designee) shall file and hold title to all Regulatory Materials and Regulatory Approvals and supplements thereto relating to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in and for the Territory.

2.4.2                     Responsibility.  Celgene will be the Regulatory Lead Party for Development, Manufacture and Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the Territory and for both U.S. Administration and ROW Administration as of and after the date upon which the transfer is effected pursuant to Section 2.4.1.  Celgene, as Regulatory Lead Party, shall take full responsibility for preparing and filing the relevant Regulatory Materials and seeking Regulatory Approval.  During the Celgene Co-Co Term, and in addition to each Party’s obligations pursuant to Sections 2.3.7 and 2.4.3, Celgene shall keep Jounce, through the JSC, reasonably informed, through updates at each meeting of the JSC, of material regulatory activities and events that occur with respect to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Territory.  Notwithstanding the foregoing, in the event Jounce continues to be responsible for the performance of an Ongoing Clinical Trial pursuant to and in accordance with Section 2.3.2(a), Jounce will retain ownership of any Regulatory Materials and Regulatory Approvals (including any equivalent of the IND for any country in the ROW Territory) for the Co-Co Candidate and Co-Co Products until completion of such Ongoing Clinical Trial.  In the event of failure to assign such Regulatory Materials and Regulatory Approvals to Celgene as required by Section 2.4.1 and this Section 2.4.2, Jounce hereby consents and grants to Celgene the right to access and reference (without any further action required on the part of Jounce, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such Regulatory Materials and Regulatory Approvals.

2.4.3                     Rights to Use Co-Co Product Data.

(a)                                 Celgene, as the Development Lead Party (and Jounce, with respect to any Ongoing Clinical Trials) for Development of the Co-Co Candidate and Co-Co Products, shall keep accurate records of all Co-Co Product Data generated as a result of all activity by or on behalf of Celgene (and Jounce, with respect to any Ongoing Clinical Trials) in performing Development and Commercialization in relation to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, including any data generated pursuant to the Party’s activities under Section 2.3.2.  Except as provided in Section 2.3.2(c)(2), each Party shall provide the other Party with copies of, or access to, all such Co-Co Product Data Controlled by such Party during the Celgene Co-Co Term that is necessary for or reasonably related to the Development and Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products promptly following the generation of such Co-Co Product Data.  Co-Co Product Data Controlled by Celgene or its Affiliates or Sublicensees (other than that to which Jounce does not have rights pursuant to Section 2.3.2(c)(2)) shall be included in the license grant to Jounce pursuant to Section 6.1.3, and Co-Co Product Data Controlled by Jounce or its Affiliates or Sublicensees (other than that to which Celgene does not have rights pursuant to Section 2.3.2(c)(2)) shall be included in the Jounce Know-How and licensed to Celgene pursuant to Section 6.1.1.

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(b)                                 Notwithstanding anything to the contrary in this Celgene Lead Co-Co Agreement, each Party shall promptly provide to the other Party, free of charge, copies of and rights of reference to and use of all Co-Co Product Data that is Controlled by such Party, and that are relevant to or necessary to address issues relating to: (i) the safety of Co-Co Products within or in the United States, including data that is related to adverse effects experienced with the Co-Co Candidate or Co-Co Products, or (ii) CMC Activities relating to the Co-Co Candidate or Co-Co Products, and in each of (i) and (ii), that are required to be reported or made available to Regulatory Authorities within or in the United States, when and as such data become available (collectively, “Safety and CMC Data”).  Each Party shall use the Safety and CMC Data provided to it pursuant to this Section 2.4.3(b) solely to Develop and Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the Territory (in the case of Celgene), and in the United States in the Field (in the case of Jounce).

2.4.4                     Communication with Regulatory Authorities.  Subject to Sections 2.4.5 and 2.4.7, Celgene shall be responsible for handling all complaints and communications (including with Regulatory Authorities) relating to Co-Co Products for U.S. Administration and ROW Administration.   Without limiting the foregoing, Celgene as the Regulatory Lead Party shall promptly notify Jounce (which may be through the JSC or the JCC) of any material oral or written communications to or from Regulatory Authorities, and any Regulatory Materials or filings on matters related to the Co-Co Products, or which may reasonably be deemed to impact the Development, Manufacture, marketing, Regulatory Approval or Commercialization of Co-Co Products in the United States, and shall provide Jounce with copies of any such material written communications within [***], or earlier as specified in the Pharmacovigilance Agreement, of receipt or delivery of such communication, as the case may be, or such earlier date as required by Applicable Laws, the FDA, or other relevant Regulatory Authority.  In addition Celgene shall provide Jounce with copies of draft Regulatory Materials for the United States, including any material regulatory filings or communications, at least [***] days in advance of any proposed filing, and shall give Jounce an opportunity to review and comment on such regulatory communications or filings.  In addition to the foregoing, Celgene shall give Jounce reasonable opportunity (not to be less than [***]) to review and comment on such draft Regulatory Materials or filings, or on any proposed response to any such oral or written communications to or from Regulatory Authorities prior to submitting any response thereto.  Celgene shall consider in good faith any reasonable comments made by Jounce in relation to such Regulatory Materials, provided that Celgene shall have the final decision-making right with respect to the nature and content of any Regulatory Materials, communications or filings or the administration of Co-Co Products, and Celgene shall provide Jounce with a copy of the final response, filing or communications, as specified herein.

2.4.5                     Pharmacovigilance; REMS.

(a)                                 The Parties will enter into a pharmacovigilance agreement within [***] after the Celgene Lead Effective Date that shall govern their obligations with respect to the exchange, handling and reporting of adverse events, other safety information and Co-Co Product complaints during Development and Commercialization of the Co-Co Products in each Party’s territory (the “Pharmacovigilance Agreement”).  In general, the Pharmacovigilance Agreement will provide that Celgene will be responsible for such obligations for Co-Co Products for U.S. Administration and ROW Administration.  The Pharmacovigilance Agreement will also require

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Celgene to (i) deploy and administer any REMS or other safety monitoring activity implemented for the Co-Co Product in the United States and ROW Territory, and to be responsible for all pharmacovigilance activities for the Co-Co Product in the United States and ROW Territory, and (ii) establish and maintain a global safety database for Products that will contain all information and data arising from the Parties’ activities with respect to safety matters that is required to be contributed by each Party pursuant to the Pharmacovigilance Agreement, including information and data arising out of any REMS and safety monitoring activities.    At a time to be mutually agreed by the Parties, the Parties shall establish, hold and maintain a single electronic system for the collection and storage of all safety information for the Co-Co Products (the “Global Safety Database”).  Such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where the Co-Co Products are being or have been Developed or Commercialized.  Celgene shall be responsible for the Global Safety Database for the Co-Co Products.  The Party not maintaining the Global Safety Database may hold and maintain a parallel safety database for the Co-Co Products as needed or required according to applicable Laws.

(b)                                 The Parties shall discuss, through the JSC, and agree upon standard provisions reasonably acceptable to both Parties regarding: (i) a Regulatory Authority’s issuance or request of a recall or similar action in connection with Co-Co Product that may have implications both within and outside the United States; and (ii) Celgene’s determination that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal that has implications both within and outside the United States, and the procedures to be followed by each Party with respect thereto.

(c)                                  Each Party shall inform the other Party during the Celgene Co-Co Term, in accordance with the Pharmacovigilance Agreement, of the side effect profiles for the Co-Co Candidate and Co-Co Products, including pregnancy and suspected pregnancy, toxicity or sensitivity reactions associated with the use of any Co-Co Candidate or Co-Co Product, regardless of whether these effects are attributable to such Co-Co Candidate or Co-Co Product.  Each Party shall have the right to take any reasonable action, including the right to withhold research, Development or Commercialization of such Co-Co Candidate or Co-Co Product, if there are side effects to justify such suspension or any other action, as determined in accordance with the Pharmacovigilance Agreement, after discussion with the JSC where reasonably practicable.

(d)                                 In accordance with the procedures established by the Parties under the Pharmacovigilance Agreement, each Party shall cooperate with the other Party and share information concerning the pharmaceutical safety of each Co-Co Candidate and Co-Co Product.  Each Party shall:  (i) promptly advise the other Party of any information that comes to its knowledge that may affect the safety, effectiveness or labeling of such Co-Co Candidate or Co-Co Product and any actions taken in response to such information; (ii) promptly advise the other Party of any new information that comes to its knowledge of chemical, physical or other properties of such Co-Co Candidate or Co-Co Product or ingredients therein and any changes in Chemistry, Manufacturing and Controls, as far as this concerns information which is necessary to and needed by Jounce or Celgene; and (iii) timely provide the other Party with copies or summaries of all reports of toxicological studies or Clinical Trials involving such Co-Co Candidate or Co-Co Product of which the informing Party may be aware, as far as this relates to

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changes in the safety profile or significant new information which is necessary to and needed by Jounce or Celgene to perform their obligations or exercise their rights under this Celgene Lead Co-Co Agreement.  Treatment of safety information, standard operating procedures and training, as well as a statement of respective regulatory obligations shall be agreed in the Pharmacovigilance Agreement.

2.4.6                     Right of Reference.

(a)                                 Except as provided in Section 2.3.2(c)(2), Celgene and its Affiliates and Sublicensees shall have access to all data contained or referenced in any Regulatory Materials (including any Regulatory Approvals), including any Co-Co Product Data, Controlled by Jounce or its Affiliates or Sublicensees that are necessary for the Development, Manufacture or Commercialization (as set forth in this Celgene Lead Co-Co Agreement) of the Co-Co Candidate, Co-Co Products, and Co-Co Diagnostic Products in the Territory and/or for U.S. Administration and ROW Administration; and

(b)                                 Except as provided in Section 2.3.2(c)(2), Jounce and its Affiliates and Sublicensees shall have access to all data contained or referenced in any Regulatory Materials (including any Regulatory Approvals), including any Co-Co Product Data, Controlled by Celgene or its Affiliates or Sublicensees that are necessary for the Development, Manufacture or Commercialization (as set forth in this Celgene Lead Co-Co Agreement) of the Co-Co Candidate, Co-Co Products, and Co-Co Diagnostic Products in the United States and/or for U.S. Administration.

2.4.7                     Compliance.

(a)                                 Obligations.  Each of Celgene and Jounce shall reasonably cooperate with the other Party in its efforts to ensure that all government reporting, including price and gift reporting, sales, marketing and promotional practices in respect of each Co-Co Product for ROW Administration and U.S. Administration meet the standards required by applicable Laws.

(b)                                 Information.  Each of Celgene and Jounce shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required by the other in order to enable the other Party to comply with applicable Laws, including reporting requirements, or the equivalent thereof anywhere the Parties are Developing or Commercializing Co-Co Products in the Territory, in a timely and appropriate manner.  Each Party shall ensure that any such reporting is true, complete and correct in all respects; provided however that neither Party shall be held responsible for submitting erroneous reports to the extent such deficiencies result from information provided by the other Party which itself was not true, complete and correct.

(c)                                  Cooperation.  Celgene and Jounce shall confer with each other on a regular basis through the JCC to discuss and compare their respective procedures and methodologies relating to each Party’s compliance with applicable Laws or fulfilment of any other obligation in this Section 2.4.  In the event that the Parties have different understandings or interpretations of this Section 2.4 or of the applicability of, or standards required by any applicable Laws, then the Parties shall confer and seek to reach common agreement on such matters, and in the absence of such agreement, the escalation and decision making procedures set

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forth in Section 4.2.5 of the Master Collaboration Agreement shall apply.

(d)                                 Antitrust Compliance.  For the avoidance of doubt, the Parties shall continue to comply with Section 3.2 of the Master Collaboration Agreement.

2.4.8                     Recalls, Market Withdrawals or Corrective Actions.

(a)                                 In the event that any Regulatory Authority issues or requests a recall, market withdrawal or similar action in connection with a Co-Co Product in any portion of the Territory, or in the event Celgene determines that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or similar action in any portion of the Territory, then Jounce, as the Party notified of such recall, market withdrawal or similar action, or Celgene, as the Party which desires such recall, market withdrawal or similar action, shall within twenty-four (24) hours advise the other Party thereof by telephone or facsimile.  Celgene shall, after reasonable consultation with Jounce, decide whether to conduct a recall, market withdrawal or similar action in its applicable portion of the Territory and the manner in which any such recall, market withdrawal or similar action shall be conducted.  Jounce will make available to Celgene, upon request, all of Jounce’s (and its Affiliates’) pertinent records that Celgene may reasonably request to assist Celgene in effecting any recall, market withdrawal or similar action.

(b)                                 The costs and expenses incurred before the Jounce Opt-Out Date relating to a recall, market withdrawal or similar action of any Co-Co Product(s) in the Territory shall be taken into account in determining either the Development Cost Share or, in the United States, the Profit & Loss Share as, and to the extent, provided in Exhibit D.  The costs and expenses incurred after the Jounce Opt-Out Date for any recall, market withdrawal or similar action of any Co-Co Product(s) in the Territory shall be borne solely by Celgene if and only to the extent (i) such recall, market withdrawal or similar action was caused after the Jounce Opt-Out Date by the occurrence of the event, incident or circumstance that led to the recall, market withdrawal or similar action, and (ii) the event, incident or circumstance and the costs and expenses for such recall, market withdrawal or similar action are not the subject of an indemnity obligation of Jounce under Article 7.  The costs and expenses incurred after the Jounce Opt-Out Date relating to any recall, market withdrawal or similar action of any Co-Co Product(s) in the United States shall be borne by the Parties in accordance with their respective portion of the Profit & Loss Share to the extent (A) such recall, market withdrawal or similar action was caused by the occurrence before the Jounce Opt-Out Date of the event, incident or circumstance that led to the recall, market withdrawal or similar action and (B) such event, incident or circumstance and such costs and expenses are not the subject of an indemnity obligation of either Party under Article 7.  If Jounce is invoiced for its portion of such costs and expenses described in this Section 2.4.8 incurred after the Jounce Opt-Out Date, payment is due within [***] of receipt of invoice.

2.5                               Manufacturing and Supply.

2.5.1                     Generally.  Subject to the terms and conditions of this Celgene Lead Co-Co Agreement, (a) if Jounce is Manufacturing in [***] (or other location, as mutually agreed by the Parties) the Biologic to be formulated for a Co-Co Product [***] for such Co-Co Product, then Jounce will assume sole responsibility for Manufacturing the Co-Co Candidate, any Collaboration Candidates identified on Exhibit B, Co-Co Products and Co-Co Diagnostic

23

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Products for Development and Commercialization in the Territory; and (b) if Jounce is not Manufacturing in [***] (or other location, as mutually agreed by the Parties) the Biologic described in (a) above [***] for such Co-Co Product, then Celgene will assume sole responsibility for Manufacture of the Co-Co Candidate, any Collaboration Candidates identified on Exhibit B, Co-Co Products and Co-Co Diagnostic Products for Development and Commercialization in the Territory in accordance with the Worldwide Manufacturing Plan.

2.5.2                     Manufacturing Transition Costs.  Any costs associated with Manufacturing (including Manufacturing Transition Costs), excluding Manufacture of Co-Co Products and Co-Co Diagnostic Products for sale for which such costs are included as “cost of goods sold” in the Profit & Loss Share, will be included in the calculation of Worldwide Development Costs, and shared by the Parties in accordance with the Development Cost Share.  For clarity, any costs associated with Manufacturing (and CMC Activities) that are not Manufacturing Transition Costs, including any costs associated with the transition of Manufacturing activities from one Manufacturing site to another Manufacturing site, will be included in the calculation of Worldwide Development Costs.

2.6                               Records; Reports; Results.  Each Party shall maintain or cause to be maintained complete, current and accurate records of all Development activities conducted by it (or its Affiliates and subcontractors) hereunder, and all data, results and analyses (including site records and master files) and other information resulting from such activities.  Such records shall (i) fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes, and (ii) record only such activities and shall not include or be commingled with records of activities that do not relate to the Development and Commercialization of Co-Co Products, the Co-Co Candidate and/or Co-Co Diagnostic Products, or activities carried out pursuant to this Celgene Lead Co-Co Agreement.  Each Party shall document all non-clinical studies and Clinical Trials in formal written study records according to applicable Laws, including national and international guidelines such as ICH, GCP, GLP and GMP.  All such records shall be retained by the relevant Party for at least [***] after the termination of this Celgene Lead Co-Co Agreement or for such longer period as may be required by applicable Law. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times, as reasonably requested by such Party.

2.7                               Materials Transfer; License.

2.7.1                     Materials Transfer.  During the Celgene Co-Co Term, either Party (the “Co-Co Transferring Party”) shall transfer, if such Party agrees in writing to make such transfer (such agreement not to be unreasonably withheld) upon reasonable request by the other Party (the “Co-Co Materials Receiving Party”), certain biological or chemical materials (the “Celgene Co-Co Materials”) that are in the possession or control of, and are not needed by, the Co-Co Transferring Party, for use by the Co-Co Materials Receiving Party in furtherance of its rights and the conduct of its obligations under this Celgene Lead Co-Co Agreement (the “Celgene Co-Co Purpose”).  Any Direct Costs incurred by the Co-Co Transferring Party in connection with providing such Celgene Co-Co Materials, including the cost of Manufacturing, shall be included in the Worldwide Development Costs and subject to the Development Cost Share.  All transfers of such Celgene Co-Co Materials by the Co-Co Transferring Party to the

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Co-Co Materials Receiving Party shall be documented in a material transfer agreement substantially in the form of Exhibit E, which sets forth the type and name of the Celgene Co-Co Material transferred, the amount of the Celgene Co-Co Material transferred, the date of the transfer of such Celgene Co-Co Material and the Celgene Co-Co Purpose (each, a “Celgene Co-Co Material Transfer Agreement”). The Co-Co Transferring Party shall use Commercially Reasonable efforts to provide such Celgene Co-Co Materials to the requesting Party within a reasonable time period after the Parties execute the relevant Celgene Co-Co Material Transfer Agreement, not to exceed [***] days for any on-hand Celgene Co-Co Materials.  Neither Party will unreasonably withhold its consent to any request made by the other Party pursuant to this Section 2.7.1. The Parties agree that the exchanged Celgene Co-Co Materials shall be used in compliance with applicable Law and the terms and conditions of this Celgene Lead Co-Co Agreement, and shall not be reverse engineered or chemically analyzed, except if required by the Celgene Co-Co Purpose or otherwise agreed to by the Parties in writing.

2.7.2                     License by Co-Co Transferring Party.  At the time the Co-Co Transferring Party provides the Celgene Co-Co Materials to the Co-Co Materials Receiving Party as provided herein and to the extent not separately licensed under this Celgene Lead Co-Co Agreement, the Co-Co Transferring Party hereby grants and shall cause (within [***] after the execution of any Celgene Co-Co Material Transfer Agreement) its Affiliates to grant to the Co-Co Materials Receiving Party a non-exclusive license under the Patents and Know-How Controlled by it, to use such Celgene Co-Co Materials solely for the Celgene Co-Co Purpose, and such license, upon termination of this Celgene Lead Co-Co Agreement (subject to Article 10), completion of the Celgene Co-Co Purpose, or discontinuation of the use of such Celgene Co-Co Materials (whichever occurs first), shall automatically terminate.  Except as otherwise provided under this Celgene Lead Co-Co Agreement, all such Celgene Co-Co Materials delivered by the Co-Co Transferring Party, shall only be used by or on behalf of (as permitted in this Section 2.7.2) the Co-Co Materials Receiving Party in furtherance of the Celgene Co-Co Purpose, and shall be returned to the Co-Co Transferring Party or destroyed, in the Co-Co Transferring Party’s sole discretion, upon the termination of this Celgene Lead Co-Co Agreement (subject to Article 8) or upon the discontinuation of the use of such Celgene Co-Co Materials (whichever occurs first), unless such Party has the right to continue to use such materials under the Master Collaboration Agreement or any other Development & Commercialization Agreement for purposes permitted thereunder, including pursuant to material transfer agreements executed in connection therewith.  The Co-Co Materials Receiving Party shall not cause the Celgene Co-Co Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the Co-Co Transferring Party provided that such transfer shall be permitted to any Third Party that is a Third Party subcontractor, or permitted Sublicensee, of the Co-Co Materials Receiving Party.

2.7.3                     NO WARRANTIES.  THE CELGENE CO-CO MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.7 ARE SUPPLIED “AS IS” AND, EXCEPT AS OTHERWISE SET FORTH IN THIS CELGENE LEAD CO-CO AGREEMENT, THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE CO-CO MATERIALS OR USE THEREOF DO NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  The Co-Co Materials Receiving Party

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assumes all liability for damages that may arise from its use, storage or disposal of the Co-Co Materials.  Except as otherwise set forth in this Celgene Lead Co-Co Agreement, the Co-Co Transferring Party shall not be liable to the Co-Co Materials Receiving Party for any loss, claim or demand made by the Co-Co Materials Receiving Party, or made against the Co-Co Materials Receiving Party by any Third Party, due to or arising from the use of the Celgene Co-Co Materials, except to the extent such loss, claim or demand is caused by the willful misconduct of the Transferring Party.

2.8                               No Representation.  Neither Party makes any representation, warranty or guarantee that the Celgene Co-Co Program will be successful, or that any other particular results will be achieved with respect to the Celgene Co-Co Program, Co-Co Target, any Co-Co Candidate, any Co-Co Product or any Co-Co Diagnostic Product hereunder.

2.9                               Covenant During Celgene Co-Co Term.  Except as expressly permitted by this Celgene Lead Co-Co Agreement or as expressly agreed in writing by the Parties, commencing on the Celgene Lead Effective Date until expiration of a Party’s exclusivity obligations pursuant to Section 6.9 with respect to the Celgene Co-Co Program, such Party and its Affiliates and Sublicensees will not (a) assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, any assets specifically related to the Celgene Co-Co Program (but in the case of Celgene, only the Celgene Patents, Celgene’s interest in the Joint Collaboration IP and the data which specifically relates to the Co-Co Product and in the case of both Jounce and Celgene, shall exclude any IP or assets which specifically relates to any pharmaceutical product or compound owned or otherwise Controlled by Jounce and, in all cases, not subject to any other Co-Development and Co-Commercialization Agreement (“Jounce Independent Product”) or Celgene Independent Products, respectively), including with respect to the Co-Co Candidate and Co-Co Products and related Co-Co Diagnostic Products (the “Co-Co Program Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, (b) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Co-Co Program Assets if such license or grant would conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, or (c) disclose any Confidential Information relating to the Co-Co Program Assets to any Third Party if such disclosure would impair or conflict in any respect with any of the rights granted to or retained by the other Party hereunder.

ARTICLE 3
COMMERCIALIZATION; RIGHT TO OPT IN

3.1                               Commercialization.

3.1.1                     Commercialization Lead Party; Exceptions.  Subject to the terms and conditions of this Celgene Lead Co-Co Agreement, including Jounce’s rights under Section 3.1.2, Celgene will have sole responsibility, and shall be the Commercialization Lead Party for all Commercialization Activities for Co-Co Products for U.S. Administration and ROW

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Administration.   Subject to the terms and conditions of this Celgene Lead Co-Co Agreement, including this Article 3, Celgene (as the Commercialization Lead Party) for Co-Co Products under this Celgene Lead Co-Co Agreement shall have final decision-making authority with respect to all matters that relate to Commercialization of Co-Co Products in the Territory, in accordance with Section 4.2.5 of the Master Collaboration Agreement.  Jounce (itself or by or through any others, including any Affiliates or Sublicensees), will not take any action regarding the Commercialization of Co-Co Products unless (i) described in the U.S. Commercialization Plan or (ii) otherwise approved by the JCC.

3.1.2                     U.S. Commercialization Plan.

(a)                                 U.S.  No later than [***] prior to the anticipated submission of the first BLA for the first Co-Co Product for Regulatory Approval from the FDA in the U.S. (as set forth in the Celgene Co-Co Development Plan), Celgene (after good faith consultation with Jounce) will prepare an initial U.S. Commercialization Plan for such Co-Co Product covering the first [***] after First Co-Co Sale of such Co-Co Product in the U.S., and the JCC will review and approve such initial U.S. Commercialization Plan.  Thereafter, Celgene (after good faith consultation with Jounce) will update the U.S. Commercialization Plan (for the current Calendar Year and the [***]) each Calendar Year, and the JCC will review and approve any such update or other amendment to the U.S. Commercialization Plan.  Either Party may request at any time that the JCC consider and approve other updates to the U.S. Commercialization Plan.

(b)                                 Additional Terms.  In addition:

(i)                                     The JCC will set the required form and contents of the U.S. Commercialization Plan.  The U.S. Commercialization Plan will specify, as applicable, among other things, the number of sales representatives in the U.S. for each Party, creation of marketing and promotional materials, planning for conferences, the number, type (e.g., first position, second position, etc.) and frequency of details to be conducted by sales representatives for Co-Co Products in each Calendar Year, the allocation of sales details across geographies between the Parties, sales forecasts, strategies for compensation packages for sales representatives, Co-Co Product pricing strategy, strategy for managed care and reimbursement plans.  Jounce will have the right to provide up to (a) with respect to the Lead Program, [***] of the total sales representatives in the U.S. and (b) with respect to the second or any subsequent Other Program, [***] of the total sales representatives in the U.S., each of (a) and (b) calculated on an FTE basis (with the calculation of costs of engaging such FTEs for purposes of calculating Operating Profits or Losses being based on the FTE Rate), such basis to be used by both Parties for promotion of Co-Co Product for U.S. Administration. The U.S. Commercialization Plan will set forth the precise number of Jounce sales representatives consistent with the foregoing.

(ii)                                  Neither Party (itself or by or through any others, including any Affiliates or sublicensees (and in the case of Celgene, Sublicensees)) will take any material action regarding the Commercialization of Co-Co Product for U.S. Administration unless described in the U.S. Commercialization Plan or approved by the JCC.

(iii)                               All Commercialization of Co-Co Product for U.S. Administration will be conducted pursuant to the overview of the JCC and as part of the U.S. Development and Commercialization Program.

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(c)                                  U.S. Commercialization Budget.  At such times as the JCC will deem appropriate, and concurrently with the preparation of the initial U.S. Commercialization Plan, Celgene (after good faith consultation with Jounce) will prepare an initial U.S. Commercialization Budget, and the JCC will review and approve such initial U.S. Commercialization Budget.  Thereafter, Celgene (after good faith consultation with Jounce) will update the U.S. Commercialization Budget at least once in each Calendar Year, (but in any event no later than November 30 of each Calendar Year during the Co-Co Term) and the JCC will review and approve any such update or any other amendment to the U.S. Commercialization Budget.  In addition, either Party may request at any time that the JCC consider and approve other updates to the U.S. Commercialization Budget.

(d)                                 Additional Terms.  In addition:

(i)                                     The JCC will set the required form and contents of the U.S. Commercialization Budget.

(ii)                                  In preparing the U.S. Commercialization Budget, only the Commercialization activities for U.S. Administration will be included; any costs and expenses for ROW Administration will not be included.

3.1.3                     ROW Commercialization.  For the avoidance of doubt, and notwithstanding anything to the contrary in this Celgene Lead Co-Co Agreement, the Parties acknowledge and agree that Celgene has the sole right and responsibility for the Commercialization of the Co-Co Candidate and Co-Co Products for ROW Administration and, except as expressly set forth in this Celgene Lead Co-Co Agreement, and subject to the terms and conditions of this Celgene Lead Co-Co Agreement and the Master Collaboration Agreement, nothing will restrict Celgene from taking any action regarding the Commercialization of the Co-Co Candidate or Co-Co Products for ROW Administration. At least [***] during the Co-Co Term, Celgene shall provide to Jounce, through the JSC, a written progress report on the status of its material Commercialization activities with respect to Co-Co Products and related Co-Co Diagnostic Products (a “Commercialization Report”) during the applicable year, and Celgene’s plans with respect to Commercialization of Co-Co Product during the following [***] period.

3.1.4                     Acknowledgement.  Jounce hereby acknowledges and agrees that (a) it has rights with respect to the Commercialization of Co-Co Products for U.S. Administration solely as set forth herein; (b) it will not convey, transfer, license and/or lease any of its rights or obligations under this Celgene Lead Co-Co Agreement, except as expressly permitted in this Celgene Lead Co-Co Agreement, including as set forth in Section 6.1.3 and Section 9.4.

3.1.5                     Commercialization Activities.

(a)                                 Training.  In the United States and pursuant to the overview of the JCC, Celgene shall, and in the ROW Territory, Celgene shall (i) direct the training of sales representatives (together with the first line managers who oversee such sales representatives) with respect to Co-Co Products, and will prepare and implement a training program and training materials for such sales representatives therefor, and (ii) specify the conduct and content of details (including detail scripts) for the Co-Co Product.  Each Party will cause each of its

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sales representatives assigned to promote the Co-Co Product to attend and complete the training program developed as provided above for the Co-Co Product to assure a consistent, focused promotional strategy and message as and to the extent consistent with applicable Law.

(b)                                 Sales Representatives; Detailing.  The following provisions shall apply to the activities of sales representatives with respect to Commercialization of Co-Co Products:

(i)                                     Each Party will be solely responsible for recruiting, hiring and maintaining its sales force of sales representatives for promotion of the Co-Co Product in accordance with its standard procedures, the requirements of this Celgene Lead Co-Co Agreement and the minimum qualifications set forth on Schedule 3.1.5(b).  Each Party will be responsible for the activities of its sales representatives, including compliance by its sales representatives with training and detailing requirements.  In particular, each Party will provide its sales representatives assigned to promote the Co-Co Product in the U.S. with the level of oversight, management, direction and sales support with respect to the promotion of Co-Co Product necessary to effectively and efficiently promote the Co-Co Product in accordance with the terms of this Celgene Lead Co-Co Agreement and applicable Law.  Each Party agrees that none of its sales representatives involved in the promotion of the Co-Co Product will have any legal or regulatory disqualifications, bars or sanctions.  If Celgene raises any reasonable concern with Jounce regarding the performance or fitness of any of Jounce’s sales representatives, Jounce will address such concerns in a reasonable manner.

(ii)                                  Notwithstanding the foregoing, Jounce will not have the right to use any Third Party contract sales force to fulfil its obligations under this Celgene Lead Co-Co Agreement, except with the prior written consent of Celgene not to be unreasonably withheld or delayed (provided that Celgene may withhold or revoke its consent, with respect to all Co-Co Products, for any reason during the [***] following First Co-Co Sale in the United States upon reasonable written notice to Jounce).

(iii)                               The U.S. Commercialization Plan will set forth (A) the precise number of each Party’s sales representatives for Co-Co Product in the United States, consistent with the foregoing, (B) policies and processes for the creation of marketing and promotional materials, (C) planning for conferences, (D) the number, type (e.g., first position, second position, etc.) and frequency of details to be conducted by sales representatives for Co-Co Products in each Calendar Year, (E) the allocation of sales details between the Parties, (F) development of sales forecasts, and (G) coordinating strategies for compensation packages for sales representatives.

(iv)                              If Jounce does not provide in the United States at any particular time, for any reason, the number of sales representatives

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specified in the U.S. Commercialization Plan to be provided for the United States, then Celgene will have the right to make up such shortfall using its sales representatives until such time as Jounce is able to provide its agreed upon number of sales representatives and for a period of [***] days thereafter, and, for clarity, all costs incurred by Celgene related to Celgene’s making up such shortfall shall be included in the calculation of Operating Profits or Losses.

(v)                                 The calculation of costs of engaging sales representatives in the United States for purposes of calculating Operating Profits or Losses shall be based on the FTE Rate, and such FTE Rate shall be used by both Parties for promotion of Co-Co Product in the United States.

(c)                                  Promotional Materials.  Each Party’s sales representatives assigned to promote the Co-Co Product in the United States will utilize only promotional materials that have been approved by Celgene.  All detailing activities conducted by each Party’s sales representatives will be consistent in all material respects with the promotional materials so approved.  Each Party will train and instruct their respective sales representatives to make only those statements and claims regarding the Co-Co Product, including as to efficacy and safety, that are consistent with the Co-Co Product labeling and accompanying inserts and the approved promotional materials. For clarity, all marketing and promotional materials used in the United States must be approved by Celgene prior to use.

(d)                                 Medical Affairs; Information.  For Co-Co Products in the United States, the Parties will discuss the implementation of medical and scientific affairs and programs, including for professional symposia and other educational activities, and medical affairs studies based upon approved protocols, medical information support and medical communications and publishing activities, and the allocation of each Party to such activities in the United States, provided Jounce shall have the final decision-making authority to the conduct of such activities in the United States.  The Parties acknowledge that in the United States each Party may receive requests for medical information concerning the Co-Co Product from members of the medical professions and consumers.  Celgene will have the exclusive right to respond to questions and requests for information about Co-Co Product received from Persons in the Territory that warrant a response beyond the understanding of the sales representatives or that are beyond the scope of the Co-Co Product labels and inserts (each such request, an “Information Request”) and that are solely applicable to Co-Co Product for U.S. Administration.  Any Information Request that is applicable to Co-Co Product throughout the Territory shall be referred to the JCC.

(e)                                  Market Access Activities.  Celgene, as the Commercialization Lead Party, will have sole authority, in the Territory, in consultation with the JCC, to develop plans for market access activities.  For Co-Co Products in the United States, each Party shall have the right to participate in the foregoing activities in accordance with the U.S. Commercialization Plan.  For

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clarity, the costs related to such market access activities shall be included as an Allowable Expense in the calculation of Operating Profits or Losses.

(f)                                   Reporting.  Each Party will provide the JCC with a report, as soon as practicable but in no event later than [***] following the end of each Calendar Quarter commencing as of the date upon which the first Co-Co Product has received Regulatory Approval in the Territory, or at such other time as the JCC deems appropriate, and continuing thereafter for each Calendar Quarter for the remainder of the Celgene Co-Co Term for such Co-Co Product, setting forth the number of details made by its sales representatives of Co-Co Product during such Calendar Quarter.  Costs and expenses for sales representatives for U.S. Administration will be charged to the Profit & Loss Share on an FTE Rate basis consistent with the U.S. Commercialization Budget.

(g)                                                                                                                                  Records.  Each Party will maintain records and otherwise establish procedures to ensure compliance with all applicable Laws and professional requirements that apply to the promotion and marketing of Co-Co Product, including compliance with the PhRMA Code on Interactions with Healthcare Professionals.

3.1.6                     Commercialization Costs.  During the Celgene Co-Co Term, all Commercialization costs in the United States that are incurred pursuant to the U.S. Commercialization Plan and U.S. Commercialization Budget (for U.S. Administration only, the “U.S. Commercialization Costs”) shall be included in the Profit & Loss Share.  All Commercialization costs in the ROW Territory shall be borne [***] by Celgene.

3.2                               Additional Terms.  In addition:

3.2.1                     Role of the JCC.  The JCC will coordinate the Parties’ efforts with respect to the Commercialization of Co-Co Products in the United States.  Specifically, the JCC will oversee the development of global branding strategies for Co-Co Products, coordinate training of sales representatives and others involved in Commercialization pursuant to Article 3 and coordinate commercial supply of Co-Co Products pursuant to this Celgene Lead Co-Co Agreement.

3.2.2                     Branding.  If and at such time as the JCC deems appropriate, the JCC shall discuss in good faith any branding and/or co-branding of the Co-Co Products to be used in connection with the Commercialization of Co-Co Products both in the United States and the ROW Territory, and the Parties will enter into appropriate trademark licensing agreements to achieve the foregoing.  For the avoidance of doubt, nothing in this Celgene Lead Co-Co Agreement shall be construed to grant either Party any rights in or to any of the other Party’s trademarks, trade names, logos, or other marks, including use thereof, absent a separate trademark licensing agreement entered into in accordance with this Section 3.2.2.  Effective as of the Jounce Opt-Out Date, Jounce hereby assigns to Celgene all right, title and interest in and to the Co-Co Product trademarks in the Territory that are owned by Jounce free and clear of any liens and encumbrances.  Jounce will execute and deliver any further document reasonably requested by Celgene to further document or record such assignment.

3.2.3                     Commercialization Reports.  Celgene will, with Jounce’s cooperation

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with respect to its activities under the U.S. Commercialization Plan, provide the JCC with a report, as soon as practicable but in no event later than [***] days following the end of each Calendar Quarter commencing as of and continuing after the Calendar Quarter in which the first Co-Co Product has received Regulatory Approval in the United States setting forth a summary written progress report on the status of its Commercialization Activities with respect to Co-Co Products and Co-Co Diagnostic Products, including the number of details made by any sales representatives of Co-Co Product in the United States during such Calendar Quarter (a “U.S. Commercialization Report”), as well as Celgene’s plans with respect to Commercialization of Co-Co Products and Co-Co Diagnostic Products during the following [***] period.  At least [***] prior to the anticipated First Co-Co Sale of a Co-Co Product under this Celgene Lead Co-Co Agreement in the United States, the JCC shall discuss and agree upon the form and content for such U.S. Commercialization Report.  Such U.S. Commercialization Report shall also describe in reasonable detail the number of sales representatives dedicated to Commercialization of such products, the detailing strategy for such products, advertising, marketing and other promotional activities being conducted for such products, educational and scientific presentations to be made with respect to such products, actual and projected sales of such products, the key opinion leaders to be engaged with respect to such products, and other matters agreed upon by the JCC.

ARTICLE 4
GOVERNANCE

4.1                               Joint Steering Committee.  During the Celgene Co-Co Term, the JSC shall remain established as set forth in Article 4 of the Master Collaboration Agreement to perform the functions set forth in Section 4.2.3 and Section 4.2.4(b) of the Master Collaboration Agreement with respect to the Parties’ activities under this Celgene Lead Co-Co Agreement.

4.2                               Patent Committee.  During the Celgene Co-Co Term, the Patent Committee shall remain established as set forth in Article 4 of the Master Collaboration Agreement to perform the functions set forth in Section 4.3.4 and Article 7 of the Master Collaboration Agreement and Article 6 of this Celgene Lead Co-Co Agreement, each with respect to the Parties’ activities under this Celgene Lead Co-Co Agreement.

4.3                               Joint Commercialization Committee for U.S.

4.3.1                     Establishment.  At the time the initial U.S. Commercialization Plan is prepared by Jounce pursuant to Section 3.1.2, the Parties shall establish a joint commercialization committee with respect to Co-Co Product for U.S. Administration (“JCC”), which will have the responsibilities and decision-making rights set forth in this Section 4.3.

4.3.2                     Meetings.  The first scheduled meeting of the JCC shall be held no later than [***] after establishment of the JCC unless otherwise agreed by the Parties.  After the first scheduled meeting of the JCC until the JCC is disbanded, the JCC shall meet in person or telephonically at least once each Calendar Quarter, and more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree, provided that the JCC shall meet in person at least [***].  The JCC shall disband upon the expiration or termination of this Celgene Lead Co-Co Agreement.  Meetings that are held in person shall alternate between the offices of the Parties, or such other location as

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the Parties may agree.  The members of the JCC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JCC, including all travel and living expenses.

4.3.3                     Membership.  The JCC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Jounce.  Each representative of a Party shall have sufficient seniority and expertise in the commercialization of pharmaceuticals to participate on the JCC.  Jounce shall have the right to designate the chairperson of the JCC.  Each Party may replace any or all of its representatives on the JCC at any time upon written notice to the other Party in accordance with Section 12.2 of the Master Collaboration Agreement.  Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JCC as non-voting participants; provided, that any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth herein prior to attending such meeting and provided, further, that such Third Party shall not have any voting or decision-making authority on the JCC.

4.3.4                     Responsibilities.  The JCC shall perform the following functions for Commercialization activities for Co-Co Products in the United States (and not, for clarity, in the ROW Territory), subject to the final decision-making authority process set forth in Section 4.3.5: (a) discuss the U.S. Commercialization Plan for Co-Co Product prepared or updated by Jounce in accordance with Section 3.1.2(a), including any amendments thereto; (b) oversee implementation of the U.S. Commercialization Plan; (c) review and coordinate the Commercialization activities of Celgene and Jounce with respect to Co-Co Products, including pre-launch and post-launch activities in the U.S.; (d) discuss any branding and/or co-branding matters; (e) establish target numbers regarding reach and frequency of sales performance; (f) discuss and attempt to resolve any disputes in the JCC; and (g) such other responsibilities as may be mutually agreed by the Parties from time to time.  For purposes of clarity, the JCC shall not have any authority beyond the specific matters set forth in this Section 4.3.4, and in particular shall not have any power to amend, modify or waive the terms of this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement.  In any case where a matter within the JCC’s authority arises, the JCC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the JCC’s attention (or, if earlier, at the next regularly scheduled JCC meeting).

4.3.5                     Decision-Making.  The three (3) JCC representatives of each Party (or other number as agreed upon by the Parties pursuant to Section 4.3.3) will collectively have one (1) vote, and the JCC will make decisions only by unanimous consent of each Party with respect to its vote, and each Party will act reasonably in exercising its vote.  Any matters unresolved by the JCC shall be submitted for resolution to the JSC (and for clarity, subject to Section 4.2.5 of the Master Collaboration Agreement, Celgene has final decision making authority on the JSC with respect to the Celgene Co-Co Program in the Territory).  For the avoidance of doubt, the JCC will have no right to supervise or direct the Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products for ROW Administration and Celgene will have

33

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sole decision-making authority with respect to such Commercialization.

4.3.6                     Minutes.  The Parties shall alternate responsibility for preparing and circulating minutes of each meeting of the JCC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JCC.  Such minutes shall be effective only after such minutes have been approved by both Parties in writing.  Definitive minutes of all JCC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

4.3.7                     Notwithstanding anything to the contrary contained herein, the Parties understand and agree that, from and after the date that Jounce provides the Jounce Opt-Out Notice, the Committees shall no longer have any decision-making authority, but shall continue to function for information sharing purposes.

4.4                               Jounce Opt-Out.

4.4.1                     Opt-Out Notice.  Jounce shall have the right, exercisable in its sole discretion, to elect to opt-out of its Development, Manufacturing and Commercialization rights and the Development Cost Share and Profit and Loss Share under this Celgene Lead Co-Co Agreement in the United States and to instead receive the royalty payments described in paragraph 6 on and in accordance with Exhibits C-1 or C-2, as applicable, by written notice to Celgene (such notice, the “Jounce Opt-Out Notice”); provided, however, that Jounce may not, without consent of Celgene, provide any such notice (x) within [***] after any Regulatory Authority or the other Party has provided to any Committee or Jounce any notification under Section 2.4.8 that a recall, market withdrawal or similar action may be required with respect to any Co-Co Product in the United States or (y) within [***] after any Committee or Jounce receives knowledge of any Third Party Products Liability Action.  After Jounce provides such Jounce Opt-Out Notice and subject to Section 4.3.7 and this Section 4.4, Celgene shall have sole discretion with respect to any matters regarding further Development, Manufacturing and Commercialization (including any sales force activities and designation of sales representatives) hereunder worldwide, provided that, during the period between such Jounce Opt-Out Notice and the applicable Jounce Opt-Out Date, Celgene shall use Commercially Reasonable Efforts to continue such activities in accordance with the plans and budgets therefor in effect as of such Jounce Opt-Out Notice.  For clarity, after delivery of the Jounce Opt-Out Notice Jounce shall remain eligible to receive the milestone payments described on Exhibit C-1 and C-2.

4.4.2                     Opt-Out Date.  Jounce’s opt-out shall be effective [***] after the Jounce Opt-Out Notice is given; provided that, if the Jounce Opt-Out Notice is given at any time during the [***] period prior to the anticipated First Commercial Sale in the United States of any Co-Co Product, then Jounce’s opt-out shall be effective the earlier of [***] after (a) the actual First Commercial Sale of such Co-Co Product in the United States, or (b) the date of such anticipated First Commercial Sale in the United States as of the time such Jounce Opt-Out Notice is delivered (the “Jounce Opt-Out Date”).

4.4.3                     Effects of Jounce Opt-Out Notice or Jounce Opt-Out Date.  Following the Jounce Opt-Out Notice:

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(a)                                 the license and sublicense granted to Jounce under Section 6.1.2 shall terminate effective as of the Jounce Opt-Out Date and all licenses granted by Jounce to Celgene under Section 6.1.1 with respect to the Co-Co Product(s) Celgene shall convert to worldwide licenses as if Celgene were the Lead Party worldwide;

(b)                                 effective as of the Jounce Opt-Out Date, Celgene shall continue to be the Lead Party with respect to the United States and, in accordance with Section 4.3.7, all decisions that the JDC or any other Committee under this Agreement would have made relating to Development, Manufacturing or Commercialization shall be made solely by Celgene;

(c)                                  neither Party shall have any further obligations under the Celgene Co-Co Development Plan or U.S. Commercialization Plan effective as of the Jounce Opt-Out Date;

(d)                                 Celgene shall be solely responsible for all Development costs and Commercialization expenses for the Co-Co Products incurred after the Jounce Opt-Out Date, except as provided in clause (e) immediately below and as provided in Section 7.7;

(e)                                  effective as of the Jounce Opt-Out Date, Jounce shall, except as required  by applicable Law, cease to conduct any further Development or Commercialization activities with respect to any Co-Co Products, cease to have any obligations to use Commercially Reasonable Efforts with respect to Article II (Development) and Article III (Commercialization), and cease to incur any further Development costs or U.S. Commercialization Costs except as approved by Celgene or as provided in Sections 2.4.8 and 7.7;

(f)                                   within [***] days after the Jounce Opt-Out Date, Jounce shall provide to Celgene a reasonably detailed accounting of all Development costs or U.S. Commercialization Costs incurred by Jounce under the Collaboration prior to the Jounce Opt-Out Date and under Section 4.4.3(e) for the purpose of calculating a final reconciliation of shared costs through the Jounce Opt-Out Date in accordance with Sections 2.3.4 and 3.1.6;

(g)                                  within [***] days after the Jounce Opt-Out Notice, Jounce shall provide to Celgene a reasonably detailed summary of Development and Commercialization activities undertaken by Jounce under the Collaboration, including any Clinical Trials committed but not yet completed as of such date;

(h)                                 within [***] days after the Jounce Opt-Out Date, Jounce shall provide to Celgene an update to the summary provided pursuant to subsection (g) above;

(i)                                     Jounce shall undertake at Jounce’s sole cost, and coordinate with Celgene with respect to, any wind-down or transitional activities reasonably necessary to transfer to Celgene all Development, Manufacturing and Commercialization responsibility for the Co-Co Products throughout the Territory, including those activities referenced in Section 8.6.3, and Jounce shall use Commercially Reasonable Efforts to complete such activities before the Jounce Opt-Out Date; provided that the Parties shall reasonably cooperate in seeking to minimize the costs of such wind-down or transitional activities; provided further that, (A) if Celgene requests that any contracts or agreements that extend beyond the Jounce Opt-Out Date be terminated, Jounce and Celgene shall share all costs associated with such termination, and, (B) if Celgene requests that any such contract or agreement remain in effect, Celgene shall be responsible for all

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Development costs or U.S. Commercialization Costs incurred under such contract or agreement following the Jounce Opt-Out Date or, if Celgene requests assignment of such contract or agreement prior to the Jounce Opt-Out Date, incurred following such assignment (whichever is earlier);

(j)                                    Celgene shall have the option to obtain Jounce’s inventory of the Co-Co Products and their active pharmaceutical ingredients at a price equal to [***] of Jounce’s Manufacturing Costs;

(k)                                 in the event Jounce is utilizing a Third Party manufacturer to Manufacture the Co-Co Products or their active pharmaceutical ingredients and to the extent permitted by the terms of such contract, Jounce shall, if requested by Celgene, promptly assign to Celgene the manufacturing agreements with such Third Party with respect to such products and ingredients (it being understood that Jounce shall remain fully responsible for its obligations thereunder arising with respect to periods prior to such assignment in accordance with the terms and conditions of this Celgene Lead Co-Co Agreement);

(l)                                     Jounce shall transfer, or have transferred, to Celgene or its designee, pursuant to a technology transfer plan to be mutually agreed by the Parties promptly after the Jounce Opt-Out Notice, all Know-How or other intellectual property related to Manufacturing Controlled by Jounce within the Celgene Co-Co IP that is necessary to Manufacture the Co-Co Products or their active pharmaceutical ingredients as Manufactured by or on behalf of Jounce and its Affiliates, and Jounce shall provide reasonable assistance in connection with the transfer of such intellectual property to Celgene or its designee, and Direct Costs incurred in such transfer shall be deemed part of the Development Cost Share (regardless of the country in the Territory in which such costs are incurred) and Jounce shall use Commercially Reasonable Efforts to complete such activities before the Jounce Opt-Out Date;

(m)                             effective as of the Jounce Opt Out Date, each Co-Co Product shall be subject to the royalty provisions of Section 6(a) or Section 6(b), as applicable, of Exhibit C-1 or C-2, as applicable, from and after the Jounce Opt-Out Date, in lieu of the sharing of Worldwide Development Costs under Section 2.3.4 and Profit and Loss Share under Section 5.6 and in lieu of the royalty payments described in Section 4 of Exhibit C-1 or C-2, as applicable; and

(n)                                 as quickly as reasonably possible, Jounce shall transition to Celgene all Prosecution and Maintenance and enforcement responsibilities (if any) with respect to Celgene Co-Co Collaboration Patents and Joint Collaboration Patents, which transition Jounce shall use Commercially Reasonable Efforts to complete within [***] after the Jounce Opt-Out Date, and provide reasonable assistance to Celgene and cooperation in connection therewith, including execution of any documents as may be necessary to effect such transition; provided that effective as of the date of such transition, Celgene shall have the same rights to Prosecute and Maintain and enforce the Celgene Co-Co Collaboration Patents licensed to Celgene hereunder as those described in the Celgene Lead Co-Co Agreement (as if such Celgene Lead Co-Co Agreement were in effect and applicable to such Prosecution and Maintenance and enforcement responsibilities with respect to such Celgene Co-Co Collaboration Patents and Joint Collaboration Patents).

4.4.4                     No Reversion.  For purposes of clarity, except as provided in this Celgene

36

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Lead Co-Co Agreement, after the Jounce Opt-Out Date, Celgene shall be responsible for all costs and expenses for the Program and Jounce shall not have any option or right to buy back into any co-Development or co-Commercialization rights.

ARTICLE 5
FINANCIAL TERMS

5.1                   Lead Program.  In the event the Celgene Co-Co Program is the Lead Program, then the financial terms set forth on Exhibit C-1 shall apply.

5.2                   Second and Subsequent Other Programs.  In the event the Celgene Co-Co Program is the second or any subsequent Other Program for which Celgene exercises an Option, then the financial terms set forth on Exhibit C-2 shall apply.

5.3                   Royalties Payment Terms.

5.3.1                     Co-Co Royalty Term; Reduction. Celgene’s royalty obligations to Jounce in the ROW Territory or, after any Jounce Opt-Out, the Territory, under Exhibits C-1 and C-2 shall be on a Co-Co Product-by-Co-Co Product and country-by-country basis for the applicable Co-Co Royalty Term for such Co-Co Product in such country in the ROW Territory (or, after any Jounce Opt-Out, the Territory); provided that, subject to Section 5.4, the royalty amounts payable with respect to Co-Co Annual Net Sales of Co-Co Products shall be reduced on a Co-Co Product-by-Co-Co Product and country-by-country basis, to [***] of the amounts otherwise payable pursuant to Section 4 of Exhibits C-1 and C-2, as applicable (or, after any Jounce Opt-Out, Section 6 of Exhibits C-1 and C-2, as applicable), during any portion of the Co-Co Royalty Term in which there is not at least one (1) Valid Claim of a Patent within the Celgene Co-Co IP or Celgene Patents that Covers such Co-Co Product in such country. Only one royalty shall be payable by Celgene to Jounce for each sale of a Co-Co Product.

5.3.2                     Royalty Reduction for Comparable Co-Co Third Party Product Competition. If, on a Co-Co Product-by-Co-Co Product, country-by-country and Calendar Quarter-by-Calendar Quarter basis,

(a)                                 A Comparable Co-Co Third Party Product(s) has a market share of greater than [***] but less than or equal to [***]; or

(b)                                 A Comparable Co-Co Third Party Product(s) has a market share of more than [***];

then, subject to Section 5.4, the royalties payable with respect to Co-Co Annual Net Sales of such Co-Co Product pursuant to Exhibits C-1 or C-2 in such country during such Calendar Quarter shall be reduced by [***] if subsection (a) applies and [***] if subsection (b) applies, respectively, of the royalties otherwise payable pursuant to Exhibits C-1 and C-2. Market share shall be based on the aggregate market in such country of such Co-Co Product and the Comparable Co-Co Third Party Product(s) (based on sales of units of such Co-Co Product and such Comparable Co-Co Third Party Product(s) in the aggregate, as reported by IMS International, or if such data are not available, such other reliable data source as reasonably agreed by the Parties).

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5.3.3                     Royalty Reduction for Third Party Payments.  Subject to Section 5.4 and Section 6.7, the amount of any royalties owed by Celgene to Jounce pursuant to Exhibits C-1 and C-2 shall be reduced, on a Co-Co Product-by-Co-Co Product, country-by-country and Calendar Quarter-by-Calendar Quarter basis, by an amount equal to [***] of any payments for ROW Administration (and, for clarity, any payment allocable to the United States for US Administration shall be subject to the Profit & Loss Share) or, after any Jounce Opt-Out, the Territory, pursuant to Section 6.7 that are made to a Third Party for licenses under Third Party Patents that are entered into pursuant to Section 7.9 of the Master Collaboration Agreement with respect to such Co-Co Product in such country, subject to the effective royalty rate floor set forth in Section 5.4. Celgene may carry over and apply any payments made to a Third Party as described in this Section 5.3.3, which are incurred or accrued in any Calendar Quarter and are not deducted in such Calendar Quarter, to any subsequent Calendar Quarter(s) and shall begin applying such reduction to such royalties as soon as practicable and continue applying such reduction on a Calendar Quarterly basis thereafter.

5.4                               Cumulative Effect of Royalty Reductions.  In no event shall the royalty reductions described in Section 5.3, alone or together, reduce the royalties payable by Celgene for a given Calendar Quarter to less than [***] of the amounts payable by Celgene for a given Calendar Quarter pursuant to Exhibits C-1 and C-2. Subject to the previous sentence, Celgene may carry over and apply any such royalty reductions, which are incurred or accrued in a Calendar Quarter and are not deducted in such Calendar Quarter, to any subsequent Calendar Quarter(s) and shall begin applying such reduction to such royalties as soon as practicable and continue applying such reduction on a Calendar Quarterly basis thereafter.

5.5                               Payment of Royalties.  Celgene shall: (a) within [***] following the end of each Calendar Quarter in which a royalty payment accrues, provide to Jounce a report for each country in the ROW Territory (or, after any Jounce Opt-Out, the Territory) in which sales of Co-Co Product occurred in the Calendar Quarter covered by such statement, specifying for such Calendar Quarter: the number of Co-Co Products sold, the gross sales and Co-Co Annual Net Sales in each country’s currency; the applicable royalty rate under this Celgene Lead Co-Co Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Co-Co Annual Net Sales in accordance with Celgene’s Accounting Principles; the applicable exchange rate to convert from each country’s currency to U.S. Dollars under Section 5.7.1; and the royalty calculation and royalties payable in U.S. Dollars, and (b) make the royalty payments owed to Jounce hereunder in accordance with such royalty report in arrears, within [***] from the end of each Calendar Quarter in which such payment accrues.

5.6                               Profit & Loss Share for Co-Co Product.

5.6.1                     U.S. Administration for the Lead Program. The Parties will share in Operating Profits or Losses with respect to Co-Co Product for U.S. Administration with respect to the Lead Program as follows: Jounce will bear (and be entitled to) [***], and Celgene Corp. will bear (and be entitled to) [***] (the “Lead Profit & Loss Share”).  Procedures for reporting of actual results on a Calendar Quarter basis, review and discussion of potential discrepancies, reconciliation on a Calendar Quarter basis, reasonable forecasting, and other finance and accounting matters, are set forth in Exhibit D, and to the extent not set forth in Exhibit D, will be

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established by the JCC.  The Parties understand and agree that, from and after the Jounce Opt-Out Date for the Lead Program, the Lead Profit & Loss Share shall no longer apply and sales of Co-Co Product in the United States shall instead be subject to Paragraph 6 of Exhibit C-1.

5.6.2                     U.S. Administration for the Second and any Subsequent Other Programs. The Parties will share in Operating Profits or Losses with respect to Co-Co Product for U.S. Administration with respect to the second and any subsequent Other Program as follows: Jounce will bear (and be entitled to) [***], and Celgene Corp. will bear (and be entitled to) [***] (the “Second and Subsequent Other Program Profit & Loss Share” and collectively with the Lead Profit & Loss Share, the “Profit & Loss Share”).  Procedures for reporting of actual results on a Calendar Quarter basis, review and discussion of potential discrepancies, reconciliation on a Calendar Quarter basis, reasonable forecasting, and other finance and accounting matters, are set forth in Exhibit D, and to the extent not set forth in Exhibit D, will be established by the JCC.  The Parties understand and agree that, from and after the Jounce Opt-Out Date for the second and subsequent Other Program, the Second and Subsequent Other Program Profit & Loss Share shall no longer apply and sales of Co-Co Product in the United States shall instead be subject to Paragraph 6 of Exhibit C-2.

5.7                               Additional Payment Terms.

5.7.1                     Accounting.  All payments hereunder shall be made in the United States in U.S. Dollars by wire transfer to a bank in the U.S. designated in writing by Jounce.  Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with Celgene’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

5.7.2                     Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Celgene Lead Co-Co Agreement shall bear interest at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

5.7.3                     Tax Withholding.

(a)                                 Each Party shall be entitled to deduct and withhold from any amounts payable under this Celgene Lead Co-Co Agreement (or allocable to another Party pursuant to Section 1.6 of Exhibit G) such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law.  The Party that is required to make such withholding (the “Paying Party”) will:  (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient Party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (and such notice, which shall set forth in reasonable detail the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain

39

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reduction of or relief from such deduction or withholding).  Each Party agrees to assist and cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty or other applicable Law which is in effect to ensure that any amounts required to be withheld pursuant to this Section 5.7.3(a) are reduced in amount to the fullest extent permitted by applicable Laws.  In addition, the Parties shall cooperate in accordance with applicable Laws to minimize [***].

(b)                                 Notwithstanding the foregoing, and subject to Section 5.7.3(c) of this Celgene Lead Co-Co Agreement, if (i) a Paying Party (or its assignee pursuant to Section 9.4) redomiciles or assigns its rights or obligations under this  Agreement pursuant to Section 9.4, (ii) as a result of such redomiciliation or assignment, such Party (or its assignee pursuant to Section 9.4) is required by applicable Law to withhold taxes, or if such redomiciliation or assignment results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Celgene Lead Co-Co Agreement (or any other agreement entered into pursuant to this Celgene Lead Co-Co Agreement), and (iii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable if such redomiciliation or assignment had not occurred, then any such amount payable shall be increased to take into account such increased withholding taxes or Indirect Taxes  as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts) and/or paying such Indirect Taxes, as the case may be, the Payee Party (or its assignee pursuant to Section 9.4) receives an amount equal to the sum it would have received had such redomiciliation or assignment not occurred; provided, however, that the Paying Party will have no obligation to pay any additional amount under the immediately preceding clause to the extent that such withholding taxes or such Indirect Taxes would not be imposed but for the failure by the Payee Party to comply with the requirements of Section 5.7.3(c).  The additional amounts payable pursuant to this Section 5.7.3(b) shall be reduced by the amount any foreign tax credit, tax refund or similar item available to the Payee Party in respect or as a result of withholding taxes or Indirect Taxes for which additional amounts have been paid pursuant to this Section 5.7.3(b), as mutually determined by the Parties cooperating in good faith.

(c)                                  Tax Documentation.  The Parties have each provided to the other Parties a properly completed and duly executed IRS Form W-9 or applicable Form W-8.  Each Party and any other recipient of payments under this Celgene Lead Co-Co Agreement shall provide to the other Party, at the time or times reasonably requested by such other Party or as required by applicable Law, such properly completed and duly executed documentation as will permit payments made under this Celgene Lead Co-Co Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by the Paying Party.

5.8                   Records Retention by Celgene; Review by Jounce.

5.8.1                     Royalty Records.  With respect to payments to be made under Sections 5.1 through 5.4, inclusive, Celgene agrees to keep, and to require its Affiliates and Sublicensees to keep, for at least [***] from the end of the Calendar Year to which they pertain, complete and accurate records of transfer and sales by Celgene or its Affiliates or Sublicensees, as the case

40

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may be, of each Co-Co Product, in sufficient detail to allow the accuracy of the payments made thereunder to be confirmed.

5.8.2                     Review.  Subject to the other terms of this Section 5.8.2, at the request of Jounce, which shall not be made more frequently than [***] during the Co-Co Term, upon at least [***] prior written notice from Jounce, and at the expense of Jounce, Celgene shall permit an independent, nationally-recognized certified public accountant selected by Jounce and reasonably acceptable to Celgene to inspect (during regular business hours) the relevant records required to be maintained by Celgene under Section 5.8.1.  In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Article 8 of the Master Collaboration Agreement and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 5.8.1.  Results of any such review shall be binding on both Parties absent manifest error.  Jounce shall treat the results of any such accountant’s review of Celgene’s records as Confidential Information of Celgene subject to the terms of Article 8 of the Master Collaboration Agreement.  If any review reveals a deficiency or overpayment in the calculation and/or payment of royalties by Celgene, then (a) Celgene or Jounce shall promptly pay the other Party the amount remaining to be paid, and (b) if such underpayment is by [***] or more in any Calendar Year, Celgene shall, within [***] of invoice therefor, pay the reasonable Out-of-Pocket Costs incurred by Jounce in connection with the review.

ARTICLE 6
INTELLECTUAL PROPERTY & EXCLUSIVITY

6.1                               License.

6.1.1                     License to Celgene Subject to the terms and on the conditions set forth in this Celgene Lead Co-Co Agreement and the Master Collaboration Agreement, Jounce hereby grants to Celgene the following licenses: (a) in the ROW Territory, an exclusive (even as to Jounce and its Affiliates) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to the Celgene Co-Co IP to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Celgene Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products for ROW Administration; (b) in the United States, a co-exclusive (with Jounce and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to the Celgene Co-Co IP to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Celgene Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products for U.S. Administration; and (c) a worldwide co-exclusive (with Jounce and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under the Celgene Co-Co IP to Manufacture and have Manufactured the Celgene Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products, in each case solely to the extent permitted in accordance with Section 2.5.  For clarity, the foregoing license grants with respect to Manufacturing and Development are subject to certain retained rights pursuant to Section 2.3.5 and, with respect to Manufacturing, the rights set forth in Section 2.5.

6.1.2                     License to Jounce. During the Celgene Co-Co Term, subject to the terms

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and on the conditions set forth in this Celgene Lead Co-Co Agreement and the Master Collaboration Agreement, Celgene hereby grants to Jounce the following licenses: (a) a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 6.1.3), under Celgene’s interest in the Joint Collaboration IP and Celgene Patents, solely (i) in the event Celgene requests Jounce to perform activities with respect to the Co-Co Product (including pursuant to Section 2.3), and Jounce agrees to perform such activities, in accordance with Article 2 of this Celgene Lead Co-Co Agreement and (ii) to the extent required to permit Jounce to conduct such activities (if any); (b) a co-exclusive (with Celgene and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to Celgene’s interest in the Joint Collaboration IP and Celgene Patents to research, Develop, Manufacture, have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Celgene Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products for U.S. Administration; and (c) a non-exclusive, fully-paid-up, royalty-free right and license, with the right to grant sublicenses (subject to Section 6.1.3), under any Celgene Background IP that Celgene contributes in its sole discretion and in writing, to any of the Lead Program, the second or any subsequent Other Programs, as applicable, to research, Develop, and use the Celgene Co-Co Program’s Collaboration Candidates, and to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products solely in the United States and to Manufacture and have Manufactured anywhere in the world solely for Development and Commercialization in accordance with this Celgene Lead Co-Co Agreement; provided, however, that in no event shall Celgene be obligated to grant to Jounce a license to any Celgene Background IP that would conflict with either (i) any rights granted to a Third Party by Celgene or (ii) any rights granted to Celgene by a Third Party. With respect to each of Celgene IP, Celgene Background IP, or Celgene’s interest in Joint Collaboration IP that covers the manufacture, use, offer for sale, sale or importation of Celgene Independent Products, the licenses granted above shall not include a license to have such Celgene Independent Product made or manufactured.  For clarity, the foregoing license grants with respect to Manufacturing and Development are subject to certain retained rights pursuant to Section 2.3.5 and, with respect to Manufacturing, the rights set forth in Section 2.5.

6.1.3                     Sublicenses.  Subject to compliance with Section 2.6 of the Master Collaboration Agreement, Celgene shall have the right to grant sublicenses under the rights granted to it under Section 6.1.1 and 6.1.2, without the prior consent of Jounce (except as stated below in this Section 6.1.3), to any (a) Affiliate of Celgene, (b) Third Party subcontractor engaged by Celgene, and (c) Third Party (if for the Commercialization of Co-Co Products in the U.S., solely with Jounce’s prior written consent, such consent not to be unreasonably withheld) for the Development or Commercialization of any Co-Co Candidate, Co-Co Product or related Co-Co Diagnostic Product (other than for PD-1, for which no consent shall be required), provided that in the event Celgene grants a sublicense under Section 6.1.3(c) (but excluding sublicenses granted to contractors, agents and other Third Parties performing services for or on behalf of Celgene or its Affiliates), Celgene shall provide Jounce with a fully-executed copy of any agreement (redacted as necessary to protect confidential or commercially sensitive information that is not necessary to confirm compliance with this Celgene Lead Co-Co Agreement) reflecting any such sublicense promptly after the execution thereof.  Subject to compliance with Section 2.6 of the Master Collaboration Agreement, Jounce shall have the right to grant sublicenses under the rights granted to it under Section 6.1.2, without the prior consent

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of Celgene, to any Affiliate of Jounce and to any Third Party subcontractor engaged by Jounce.  Each sublicense granted by either Party under this Section 6.1.3 shall be subject to and consistent with the terms and conditions of this Celgene Lead Co-Co Agreement.

6.1.4                     Rights Retained by the Parties; No Implied Rights.  Each Party retains the rights under all Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement. Except as explicitly set forth in this Celgene Lead Co-Co Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property rights of such Party. For clarity, Celgene retains all rights under Know-How and Patents relating to or Covering Celgene’s programs outside the scope of this Collaboration, including Celgene’s approved product programs, except as otherwise granted by Celgene to Jounce in writing.  For further clarity, Jounce retains all rights under Know-How and Patents relating to or Covering Jounce’s programs outside the scope of this Collaboration except as otherwise granted by Jounce to Celgene in writing.

6.1.5                     Section 365(n) of the Bankruptcy Code.  All licenses granted under this Celgene Lead Co-Co Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code.  Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party shall be entitled to a complete duplicate of, or complete access to any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology shall be delivered to the licensee Party not later than:  (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this Celgene Lead Co-Co Agreement, or (b) if not delivered under Section 6.1.5(a), upon the rejection of this Celgene Lead Co-Co Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Celgene Lead Co-Co Agreement for purposes of Section 365(n) of the Bankruptcy Code.

6.2                               Ownership.

6.2.1                     Inventorship.  Inventorship of Inventions shall be determined by application of U.S. patent laws pertaining to inventorship.

6.2.2                     Ownership.  Ownership of Inventions and intellectual property rights therein arising from the Parties’ activities under this Celgene Lead Co-Co Agreement shall be determined in accordance with Section 7.2.3 of the Master Collaboration Agreement (without regard to whether the Master Collaboration Agreement has been terminated or otherwise expired).

6.2.3                     Cooperation and Allocation.  Section 7.2.4 of the Master Collaboration Agreement shall apply to all Inventions and intellectual property rights therein, that arise in whole or in part as a result of the Parties’ activities under this Celgene Lead Co-Co Agreement.

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6.3                               Prosecution and Maintenance of Patents.

6.3.1                     Celgene Co-Co Collaboration Patents.  As between the Parties, subject to Section 4.4.3(n), and except as set forth in Section 6.3.3, the Parties will be jointly responsible for, and shall cooperate through the Patent Committee to Prosecute and Maintain, acting through Celgene, the Celgene Co-Co Collaboration Patents in the Territory, subject to the following terms and conditions: (a) the Parties shall continue to use the patent counsel used by Jounce prior to the Celgene Lead Effective Date to conduct such Prosecution and Maintenance of such Celgene Co-Co Collaboration Patents unless in Celgene’s good faith belief, such patent counsel is not adequately conducting such Prosecution and Maintenance in the Territory, in which case such Prosecution and Maintenance shall be transferred to a patent counsel reasonably acceptable to both Parties at Celgene’s expense; and (b) in the event Celgene disagrees with Jounce’s comments and recommended actions for the Celgene Co-Co Collaboration Patents in the Territory, Celgene will have final decision-making authority in the Territory, subject to Section 6.3.2.

6.3.2                     Backup Right.  Subject to Section 4.4.3(n), if Celgene decides not to file a Celgene Co-Co Collaboration Patent or intends to allow a Celgene Co-Co Collaboration Patent to lapse or become abandoned without having first filed a substitute in the Territory, it shall notify Jounce of, and consult with Jounce with respect to, such decision or intention at least [***] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and Jounce shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Jounce’s expense with counsel of its choice.

6.3.3                     Costs of Prosecution and Maintenance.  Celgene shall bear all of the costs and expenses of Prosecution and Maintenance of the Celgene Co-Co Collaboration Patents in the ROW Territory.  For Prosecution and Maintenance of the Celgene Co-Co Collaboration Patents in the US, all costs and expenses shall, prior to the delivery of a Jounce Opt-Out Notice in accordance with Section 4.4, be allocated [***] to Celgene and [***] to Jounce for the Lead Program and shared equally for the second or any subsequent Other Program, and after the delivery of a Jounce Opt-Out Notice in accordance with Section 4.4, shall be borne in their entirety by Celgene.

6.4                               Defense of Claims Brought by Third Parties.

6.4.1                     Notice.  If a Party becomes aware of any actual or potential claim that the research, Development, Manufacture or Commercialization of any Co-Co Candidate, any Co-Co Product or any related Co-Co Diagnostic Product, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance, the Parties shall as soon as practicable thereafter meet (which may be through the JSC) to discuss in good faith regarding the best response to such notice. Celgene shall have the sole right, but not the obligation, to defend and dispose (including through settlement or license) such claim in the Territory.

6.4.2                     Costs.  The costs and expenses incurred by the Parties in connection with defense of any claim described in Section 6.4.1 in the U.S. shall be shared by the Parties in accordance with the Profit & Loss Share, and with respect to any such claim in the ROW Territory shall be borne solely by Celgene, unless otherwise agreed in writing by the Parties.  For

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clarity, this Section 6.4.2 is intended to address the Parties’ defense costs in such claim, and if as a result of any such defense of such claim, a Party obtains a license under Third Party intellectual property rights, Section 6.8 may apply to the amounts due to any such Third Party pursuant to such license.

6.5                               Enforcement of Patents.

6.5.1                     Notice.  If any Party learns of an infringement or threatened infringement by a Third Party with respect to any Celgene Co-Co Collaboration Patent, including actual or alleged infringement under 35 USC §271(e)(2) that is or would be infringing activity involving the using, making, importing, offering for sale or selling of compounds or products that are substantially the same as or otherwise competitive with the Co-Co Candidate, Co-Co Products or Co-Co Diagnostic Products (including Comparable Co-Co Third Party Products) in the Field (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.  For any Competitive Infringement, each Party shall share with the other Party all information available to it regarding such actual or alleged infringement.

6.5.2                     Enforcement of Celgene Co-Co Collaboration Patent and Celgene Patents.

(a)                                 Celgene ROW Initial Enforcement.  As between the Parties, and subject to Section 6.7, Celgene shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement in the ROW Territory of (A) any Celgene Co-Co Collaboration Patent that is exclusively licensed to Celgene under this Celgene Lead Co-Co Agreement and that solely Covers Co-Co Products or the Co-Co Candidate (such Patents, the “Celgene Co-Co Product Patents”) and (B) any Celgene Patent, in each case by counsel of its own choice, in Celgene’s own name and under Celgene’s direction and control, provided that Celgene shall keep Jounce, through the JSC and/or Patent Committee, reasonably informed as to the status of, and all material developments in such action, including considering in good faith, the input of Jounce regarding the strategy and handling of such enforcement activities.

(b)                                 Celgene U.S. Initial Enforcement.  As between the Parties, and subject to Section 6.7, Celgene shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement in the United States of (A) any Celgene Co-Co Product Patent, and (B) any Celgene Patent, in each case by counsel of its own choice, in Celgene’s own name and under Celgene’s direction and control, provided that Celgene shall keep Jounce, through the JSC and/or Patent Committee, reasonably informed as to the status of, and all material developments in such action, including considering in good faith, the input of Jounce regarding the strategy and handling of such enforcement activities.  For clarity, Celgene shall have final decision-making authority as to representations made in any proceedings under this Section 6.5 with respect to any Celgene Independent Products.

(c)                                  Timing.  Celgene, as the Party having the first right to enforce a Patent pursuant to Sections 6.5.2(a) and 6.5.2(b), will have a period of [***] after its delivery of notice and evidence pursuant to Section 6.5.1 or receipt of written notice from a Third Party that reasonably evidences any action or proceeding with respect to any Co-Co Competitive

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Infringement described in Section 6.5.2(a), as applicable (such action or proceeding a “Co-Co Enforcement Proceeding”), to elect to so enforce such Celgene Co-Co Collaboration Patent or Celgene Patent, as applicable, in the applicable jurisdiction (or to settle or otherwise secure the abatement of such Co-Co Competitive Infringement), provided however, that such period will be (i) more than [***] to the extent applicable Law prevents earlier enforcement of such Celgene Co-Co Collaboration Patent or Celgene Patent, as applicable, and provided further that if such period is extended because applicable Law prevents earlier enforcement, Celgene shall have until the date that is [***] following the date upon which applicable Law first permits such Co-Co Enforcement Proceeding, and (ii) less than [***] to the extent that a delay in bringing such Co-Co Enforcement Proceeding against such alleged Third Party infringer would limit or compromise the remedies (including monetary relief, and stay of regulatory approval) available against such alleged Third Party infringer.  In the event Celgene does not so elect to enforce or settle or otherwise secure the abatement of such Co-Co Competitive Infringement before the first to occur of (A) the expiration of the applicable period of time set forth in above, or (B) [***] before the expiration of any time period under applicable Law, that would, if a Co-Co Enforcement Proceeding was not filed within such time period, limit or compromise the remedies available from such Co-Co Enforcement Proceeding, Celgene will so notify Jounce in writing and in the case where such other Party then desires to commence a suit or take action to enforce the applicable Celgene Co-Co Collaboration Patent or Celgene Patent with respect to such Co-Co Competitive Infringement in the applicable jurisdiction, Jounce will, subject to Section 6.5.2(e), thereafter have the right to commence such a suit or take such action to enforce the applicable Celgene Co-Co Collaboration Patent or Celgene Patent, as applicable (such action, a “Co-Co Step-In Proceeding”), at such other Party’s expense.  Notwithstanding anything in this Section 6.5 to the contrary, Celgene shall have final decision-making authority as to representations made in any proceedings under this Section 6.5 with respect to any Celgene Independent Products.

(d)                                 Right to Participate; Joinder.  The non-enforcing Party in relation to any enforcement action or proceeding set forth in Sections 6.5.2(a) through 6.5.2(b) will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding.  In the case of any Co-Co Enforcement Proceeding or Co-Co Step-In Proceeding, at the enforcing Party’s written request, and at the enforcing Party’s expense (subject to Section 6.5.4), the other Party shall join any such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding, or if the JSC (with respect to enforcement activities relating to Co-Co Product for U.S. Administration) determines that such joinder is necessary or desirable.  All time periods set forth in this Section 6.5.2 shall be subject to applicable Law, which may prevent earlier enforcement.

(e)                                  Cooperation.  In addition to the obligations set forth in Section 6.5.2(a) through 6.5.2(f), each Party will provide to the Party enforcing any such rights under Sections 6.5.2(a) or 6.5.2(b), as applicable, reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense (subject to Section 6.5.4).  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts.  The Parties will coordinate any Co-Co Enforcement Proceeding with respect to the Celgene Co-Co Collaboration Patent and Celgene Patents through the JSC and/or Patent Committee.

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Each Party bringing any such action or proceeding in accordance with this Section 6.5 shall have an obligation to consult with the other Party and will take comments of such other Party into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Celgene Co-Co Collaboration Patent and Celgene Patent that is the subject of such proceeding.

(f)                                   Agreement to Enforce.  Notwithstanding anything to the contrary in this Section 6.5, if either Party has a reasonable, good faith concern that the other Party’s exercise of its backup enforcement or defense rights with respect to any Patent as set forth in Section 6.5.2(a) and 6.5.2(b) would be detrimental to the overall patent protection of the Co-Co Products or related Co-Co Diagnostic Products, then such other Party shall not be permitted to enforce or defend such Patent without the prior consent of the objecting Party.

(g)                                  Settlement.  Notwithstanding anything to the contrary in this Section 6.5, a settlement or consent judgment or other voluntary final disposition of a suit under this Section 6.5: (i) with respect to enforcement in the ROW Territory, may be entered into without the consent of the Party not bringing suit, and (ii) with respect to enforcement in the U.S., may only be entered into with the approval of the JSC; provided, however, that in any event, any such settlement, consent judgment or other disposition of any action or proceeding by a Party under this Article 6 shall not, without the consent of the Party not bringing suit, (a) impose any liability or obligation on the Party not bringing suit, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the licenses granted to the Party not bringing suit under this Celgene Lead Co-Co Agreement, (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned by the Party not bringing suit, or (d) adversely affect the interest of the Party not bringing suit in any material respect, provided that such consent shall not be unreasonably withheld, conditioned or delayed.

(h)                                 Costs of Enforcement.  Except as otherwise set forth in this Section 6.5:

(i)                                     ROW.  Each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 6.5 that relate to a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding relating to Celgene Co-Co Patents or Celgene Patents in the ROW Territory, and, if a Party commences a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding in the ROW Territory, it shall bear all external costs and expenses for such action; and

(ii)                                  U.S.  All Direct Costs and reasonable and documented external costs and expenses incurred by either Party in pursuing any Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding of the Celgene Co-Co Patents or the Celgene Patents in the U.S. in accordance with this Section 6.5 shall be shared by the Parties in accordance with the Profit & Loss Share.

(i)                                     Recoveries. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 6.5 shall be shared as follows:

(i)                                     Initial Allocation.  Such damages or other sums recovered shall first be applied to reimburse each Party for all of its Out-of-Pocket Costs expenses incurred by

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each Party directly in connection with such action (including, for this purpose, a reasonable allocation of expenses of outside counsel), and if such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party; and

(ii)                                  Remaining Proceeds.  Any remaining proceeds in case of suits with respect to a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding relating to any Co-Co Product or related Co-Co Diagnostic Product under this Section 6.5, shall, (A) with respect to such suits in the ROW Territory, be allocated between the Parties such that the Party bringing suit under this Section 6.5 retains [***] and the other Party retains [***] of such amount, and (B) with respect to suits in the U.S., shall be shared by the Parties in accordance with the Profit & Loss Share.

(j)                                    Opt-Out by Jounce.  Notwithstanding any other provisions in this Section 6.5.2, if Jounce opts-out of its rights and responsibilities under Section 4.4 of this Celgene Lead Co-Co Agreement, Celgene shall have the sole right to enforce Celgene Co-Co Product Patents and Celgene Patents in the U.S. and in the ROW Territory at its own expense, and shall have sole right of settlement of and enforcement suit with respect to such Patents, and Celgene shall retain [***] of remaining proceeds under 6.5.2(i)(ii) in the U.S. and in the ROW Territory.

6.6                               Patent Term Extensions.  Subject to Section 4.4.3(n), in the course of conducting activities pursuant to this Celgene Lead Co-Co Agreement, Jounce and Celgene shall discuss and seek to reach mutual agreement as to which, if any, of the Patents within the Celgene Co-Co Collaboration Patents or Celgene Patents that Cover the Co-Co Candidate, or Co-Co Products containing the Co-Co Candidate, for which the Parties shall apply to obtain patent term extensions, adjustments, restorations, or supplementary protection certificates under applicable Laws, based on the best commercial interests of the Co-Co Candidate or Co-Co Products; it being understood and agreed that, if Celgene seeks a patent term extension in the Territory, then Jounce agrees to negotiate in good faith with respect to any measures required by applicable Law for Celgene to obtain such extension.  If the Parties are unable to reach mutual agreement, Celgene shall have the right to make the final decision in the Territory.

6.7                               Third Party Licenses.  If, at any time during the Celgene Co-Co Term, either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Development, Manufacture or Commercialization of any Co-Co Product or Co-Co Candidate, that is the subject of research, Development, Manufacture and/or Commercialization efforts under this Celgene Lead Co-Co Agreement, then such Party will notify the Patent Committee promptly, and Section 7.9 of the Master Collaboration Agreement shall apply (excluding Section 7.9.3); provided, however, that notwithstanding anything to the contrary in such provision of the Master Collaboration Agreement, unless Jounce has delivered a Jounce Opt-Out Notice in accordance with Section 4.4, the Parties shall cooperate through the Patent Committee regarding determining which Party should obtain a license, provided, further that unless the Parties otherwise agree, Celgene shall have the sole right, but not the obligation, to obtain a license from a Third Party under intellectual property rights that may be necessary for such activities with respect to U.S. Administration and/or ROW Administration or, to the extent any Co-Co Product is being Manufactured by or on behalf of Celgene anywhere in the Territory, with respect to such Manufacturing. Any amounts paid by (i) Celgene pursuant to any Third

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Party License Agreement entered into pursuant to Section 7.9 of the Master Collaboration Agreement or this Section 6.7 for ROW Administration shall be applied to reduce royalties payable to Jounce, to the extent provided in Section 5.3.3, or (ii) by Celgene pursuant to this Section 6.7 or pursuant to Section 7.9 of the Master Collaboration Agreement, in each case for U.S. Administration, shall be shared by the Parties in accordance with the Profit & Loss Share.

6.8                               Celgene Co-Co Collaboration Patents; Celgene Patents.  Schedule 6.8 contains (a) a complete and accurate list of all Celgene Co-Co Collaboration Patents, and (b) a complete and accurate list of all Celgene Patents, in each case as of the Celgene Lead Effective Date.

6.9                               Exclusivity.

6.9.1                     Exclusivity Obligations.  From the Celgene Lead Effective Date until the end of the Term, each of the Parties, on behalf of itself and its Affiliates, hereby covenants and agrees that, subject to Section 9.4, neither such Party nor its Affiliates shall, directly or indirectly, alone or with any Third Party: (i) alone or with or for any Third Party, (x) research (including screen) in the Field any Biologic (which, in the case of an Antibody, has one or more of the same CDR sequences of either any Collaboration Candidate hereunder or the Co-Co Candidate Specifically Directed to the Co-Co Target) or (y) research (including screen), Develop, Manufacture or Commercialize any Biologic that is an [Immune Activator/Immune Suppressor] [select the applicable one before signing] in the Field and that is Specifically Directed to the Co-Co Target, other than in performance of activities under this Celgene Lead Co-Co Agreement; except for (x) Co-Co Products (including those activities specifically permitted following termination of this Celgene Lead Co-Co Agreement) and (y) Programs (as defined in the Master Collaboration Agreement) directed to the Co-Co Target (A) that are being conducted pursuant to the Master Collaboration Agreement, (B) to which Celgene has exercised its Option (as defined in the Master Collaboration Agreement) under the Master Collaboration Agreement or (C) the rights to which have reverted to Jounce in accordance with the terms of the Master Collaboration Agreement; (ii) grant a license or sublicense to research (including screen), Develop, Manufacture or Commercialize any Biologic in the Field or pharmaceutical product in the Field, in each case described in clause (i) above as Specifically Directed to the Co-Co Target, as part of a Third Party Transaction; or (iii) except as expressly permitted under Section 9.4, transfer, assign, convey or otherwise sell any Biologic or pharmaceutical product described in clause (i) above.  The restrictions described in this Section 6.9.1 shall not apply to PD-1.

6.9.2                     Exceptions.

(a)                                 Academic Collaborations.  Notwithstanding the provisions of Section 6.9.1, each Party shall be permitted to perform any of the activities that would otherwise be prohibited under Section 6.9.1 and in relation to the Co-Co Target, if such activities are (a) the subject of an existing agreement between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement, provided that such Party shall not be permitted to amend any such agreement unless such amendment contains provisions consistent with the terms and conditions of such agreement in effect as of the Effective Date of the Master Collaboration Agreement with respect to (i) ownership and licenses of pre-existing intellectual property rights, as well as intellectual property rights and inventions arising pursuant to the conduct of activities under such agreement, (ii)

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rights regarding publication of the results arising pursuant to the conduct of activities under such agreement, and (iii) confidentiality obligations (collectively, (i) through (iii), the “Academic Essential Provisions”) in a manner that would result in any of the provisions covered by the Academic Essential Provisions in such existing agreement being less favorable to the contracting Party, or which would adversely affect any rights granted to Celgene or Jounce under this Celgene Lead Co-Co Agreement or any Development & Commercialization Agreement following such amendment without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), or (b) the subject of a new agreement entered into between such Party and an academic institution or academic collaborator that contains terms and conditions with respect to the Academic Essential Provisions consistent with the terms and conditions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement; provided that if any Academic Essential Provisions of an amendment described in (a) or an agreement described in (b) would not be consistent with the Academic Essential Provisions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement, such Party shall not enter into such amendment or agreement on such inconsistent terms and conditions without the prior written consent of the other Party.

(b)                                 Competitive Programs.  Section 6.9.1 shall not apply if, during the Celgene Co-Co Term, any Party or its Affiliates merges or consolidates with, or otherwise acquires, a Third Party that is then engaged in activities that would otherwise constitute a breach of this Section 6.9 by any Party or its Affiliates (a “Competitive Program”) or acquires by license or otherwise a Competitive Program from a Third Party; it being understood and agreed that, unless the Parties agree otherwise in writing, such Party that is engaged in a Competitive Program (the “Competitive Program Party”) shall, within [***] after the date of such merger, consolidation or acquisition, notify the other Party that it intends to either: (i) terminate, or cause its relevant Affiliate to terminate, the Competitive Program or (ii) divest, or cause its relevant Affiliate to divest, whether by license or otherwise, the Competitive Program. If the Competitive Program Party notifies the other Party within such [***] period that it intends to terminate, or cause its relevant Affiliate to terminate, such Competitive Program, the Competitive Program Party or its relevant Affiliate, shall (i) terminate such Competitive Program as quickly as possible, and in any event within [***] (unless applicable Law requires a longer termination period) after the Competitive Program Party delivers such notice to the other Party; and (ii) confirm to the other Party when such termination has been completed, and the Competitive Program Party’s continuation of the Competitive Program during such [***] (or, as required by applicable Law, longer) period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 6.9.1.  If the Competitive Program Party notifies the other Party within such [***] period that it intends to divest such Competitive Program, the Competitive Program Party or its relevant Affiliate shall use all reasonable efforts to effect such divestiture as quickly as possible, and in any event within [***] after the Competitive Program Party delivers such notice to the other Party, and shall confirm to the other Party when such divestiture has been completed.  If the Competitive Program Party or its relevant Affiliate fails to complete such divestiture within such [***] period, but has used reasonable efforts to effect such divestiture within such [***] period, then, unless otherwise required by applicable Law, such [***] period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competitive Program to be in fact divested, not to exceed an additional [***];

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provided that such additional [***] period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture if the Competitive Program Party or its relevant Affiliate is using good faith efforts to obtain such approvals.  The Competitive Program Party’s continuation of the Competitive Program during such divestiture period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 6.9.1.

(c)                                  Certain Permitted Activities.

(i)                                     The [***] shall not constitute a breach of Section 6.9.1.  Each Party shall report to the JSC on a Calendar Quarterly basis [***]. For clarity, providing at market price any supply of any biological or pharmaceutical product owned or controlled by a Party or any of its Affiliates that is then being commercialized to a Third Party conducting a human clinical trial with respect to a Biologic that is an [Immune Activator/Immune Suppressor] [select the applicable one before signing] through direct binding to the Co-Co Target in the Field for the Territory shall not constitute Development in violation of such Party’s exclusivity obligations under this Section 6.9 as long as neither such Party nor any of its Affiliates receives any other monetary consideration with respect to any product other than such product that is the subject of such clinical trial.

(ii)                                  The entry into any Funding Agreement by Celgene or its Affiliates, either before or after the Celgene Lead Effective Date, and the performance by Celgene or its Affiliates of any obligations thereunder shall not constitute a breach of Section 6.9; it being understood and agreed that any exercise of any options by Celgene or its Affiliates shall be subject to Section 6.9.1.

(iii)                               The restrictions set forth in Section 6.9.1, as applicable, shall not be deemed to prevent either Party or its respective Affiliates from (A) fulfilling its obligations under this Celgene Lead Co-Co Agreement, and (B) engaging any subcontractors in accordance with Section 2.6 of this Celgene Lead Co-Co Agreement.

(iv)                              If a Change of Control occurs with respect to either Party with a Third Party and the Third Party already is conducting or is planning, as of the effective date of such Change of Control, to conduct activities on an existing program that would cause a Party or an Affiliate to violate Section 6.9, as applicable, (an “Acquirer Program”), then such Third Party will be permitted to continue such Acquirer Program and such initiation or continuation will not constitute a violation of Section 6.9, as applicable; provided that (i) none of the Collaboration IP or Joint Collaboration IP will be used in any Acquirer Program, (ii) none of the other Patents or Know-How licensed by either Party to the other Party pursuant to this Celgene Lead Co-Co Agreement will be used in any Acquirer Program, (iii) no Confidential Information of the other Party will be used in any such Acquirer Program, and (iv) the research or Development activities required under this Celgene Lead Co-Co Agreement will be conducted separately from any research or development activities directed to such Acquirer Program, including by the maintenance of separate lab notebooks and records (password-protected to the extent kept on a computer network) and the use of separate personnel working on each of the activities under this Celgene Lead Co-Co Agreement, and the activities covered under such Acquirer Program (except that this requirement shall not apply to personnel who have senior

51

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research management roles and not project level research roles, provided such personnel in senior research management roles are not directly involved in the day-to-day activities under such Acquirer Program)..

(v)                                 Notwithstanding anything to the contrary contained herein, each Party shall have, at all times, the right to conduct cell-based screens directed toward cell phenotypes, even if such cell-based screens result in the unanticipated identification or discovery of the Co-Co Target, and such activities shall not constitute a violation of this Section 6.9.

(d)                                 Clinical Combinations.  Both Parties shall at all times have the right to supply any Biologic owned or Controlled (other than under any Development & Commercialization Agreement) by such Party that is then being Commercialized to a Third Party conducting a Clinical Trial for a combination therapy involving such supplied Biologic so long as such supply of such Biologic to such Third Party is at a then-prevailing market price.

ARTICLE 7
INDEMNIFICATION; INSURANCE

7.1                               In the U.S.

7.1.1                     Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless the Jounce Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

(a)                                 the [***] under this Celgene Lead Co-Co Agreement; or

(b)                                 any [***] under this Celgene Lead Co-Co Agreement with respect to the U.S.;

[***].

7.1.2                     Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless the Celgene Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim, based upon:

(a)                                 the [***] under this Celgene Lead Co-Co Agreement; or

(b)                                 any [***] under this Celgene Lead Co-Co Agreement with respect to the U.S.;

[***].

7.2                               In the ROW.

7.2.1                     Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless the Jounce Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

(a)                                 the [***] under this Celgene Lead Co-Co Agreement;

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(b)                                 any [***] under this Celgene Lead Co-Co Agreement with respect to the ROW Territory; or

(c)                                  [***];

[***].

7.2.2                     Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless the Celgene Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim in the ROW Territory based upon:

(a)                                 the [***] under this Celgene Lead Co-Co Agreement;

(b)                                 any [***] under this Celgene Lead Co-Co Agreement; or

(c)                                  [***];

[***].

7.3                               Notice of Claims.  A Claim to which indemnification applies under Section 7.1 or Section 7.2 shall be referred to herein as an “Indemnification Claim.”  If the Indemnitee intends to claim indemnification under this Article 7, the Party claiming indemnification (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) in writing, promptly upon becoming aware of an Indemnification Claim, describing in reasonable detail the facts giving rise to the Indemnification Claim; provided, that an Indemnification Claim in respect of any action at law or suit in equity by or against a Third Party as to which indemnification shall be sought shall be given promptly after the action or suit is commenced (provided that the Indemnitee is aware of such commencement); and provided further, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Celgene Lead Co-Co Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice.

7.4                               Indemnification Procedures.  If an Indemnitee receives written notice of a Claim that the Indemnitee believes may result in a claim for indemnification under this Article 7, such Indemnitee shall deliver an Indemnification Claim to the Indemnitor in accordance with the provisions of Section 7.3.  If the Litigation Conditions are satisfied, then the Indemnitor shall have the right to assume and control the defense of the Claim, at its own expense with counsel selected by it and reasonably acceptable to the Indemnitee, by delivering written notice of its assumption of such defense to the Indemnitee within [***] of its receipt of notice of such Claim from the Indemnitor (but the Indemnitor shall in any event have the right to assume and control the defense of a Claim that initially sought injunctive relief (including a declaratory judgment) from the Indemnitee when the only remaining dispute in such matter is the determination of non-injunctive relief or when the only remaining relief sought by the Third Party in such matter is non-injunctive relief, whichever is first); provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if (a) representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflict of interests between such Indemnitee

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and Indemnitor, (b) the Indemnitor has failed within a reasonable time to retain counsel, (c) the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or (d) at any time the Litigation Conditions are not satisfied with respect to such Claim.  If the Indemnitor assumes and controls the defense of such Claim, the Indemnitor shall keep the Indemnitee reasonably apprised of the status of the Claim and the Indemnitee shall be entitled to otherwise monitor such Claim at its sole cost and expense.  If the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee or if the Indemnitor does not assume the defense of the Claim as described in this Section 7.4, the Indemnitee shall be permitted to assume and control the defense of such Claim (but shall have no obligation to do so) and in such event shall be entitled to settle or compromise the Indemnification Claims in its sole and reasonable discretion, provided that if the Indemnitee is entitled to assume the defense of the Claim pursuant to this Section 7.4 solely because the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee, then the Indemnitee shall not settle or compromise such Indemnification Claims in any manner that involves the payment of monetary damages or has an adverse effect on the Indemnitor’s rights or interests (including any rights under this Celgene Lead Co-Co Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Celgene Lead Co-Co Agreement, any other Development & Commercialization Agreement or the Master Collaboration Agreement) without the prior written consent of the Indemnitor, which consent the Indemnitor shall not unreasonably withhold, condition or delay.  If the Indemnitor has assumed and controls the defense of the Claim in accordance with this Section 7.4, (i) the Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would result in the payment of amounts by the Indemnitee, impose any other obligation on the Indemnitee or otherwise have an adverse effect on the Indemnitee’s rights or interests (including any rights under this Celgene Lead Co-Co Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Celgene Lead Co-Co Agreement or any other Development & Commercialization Agreement, or the Master Collaboration Agreement), without the prior written consent of the Indemnitee. In each case, the Party that is not controlling the defense of any Claim shall reasonably cooperate with the Party that is controlling the defense of such Claim, at the non-controlling Party’s expense and shall make available to the controlling Party all pertinent information under the control of the non-controlling Party, which information shall be subject to Article 8 of the Master Collaboration Agreement.  Each Party shall use commercially reasonable efforts to avoid production of Confidential Information of the other Party (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of such Party to be made so as to preserve any applicable attorney-client or work-product privileges.

7.5                               U.S. Administration Liabilities.  In the event that either Party (a) incurs any Third Party Damages in connection with a Claim for personal injury or death caused by the use of Co-Co Product for U.S. Administration, or any other Product Liability relating thereto, or (b) is required to make payments to any Third Party in order to acquire a license or other rights under Patents or Know-How necessary for the Development, Manufacture or Commercialization of Co-Co Product for U.S. Administration (collectively, “U.S. Administration Liabilities”), such

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U.S. Administration Liabilities arising from or occurring as a result of the performance, in good faith, of the Development, Manufacture or Commercialization of Co-Co Product for U.S. Administration in accordance with this Celgene Lead Co-Co Agreement will be shared by the Parties as Operating Profits or Losses under the Profit & Loss Share, provided that the Operating Profits or Losses will not include U.S. Administration Liabilities of a Party or its Affiliates:  (i) that are caused by a breach of this Celgene Lead Co-Co Agreement by such Party or its Affiliates; (ii) incurred with respect to or allocable to products other than Co-Co Product for U.S. Administration; or (iii) that are subject to indemnification by such Party pursuant to this Article 7 (and for clarity, if a Third Party makes a Claim directly against Jounce (or any of its Affiliates) or Celgene (or any of its Affiliates), respectively, that would otherwise be indemnified by Jounce or Celgene, respectively, if such Claim had been made against the other Party (or any of its Affiliates), then U.S. Administration Liabilities incurred by Jounce or Celgene in connection with such direct Claim will not be included in the calculation of the Operating Profits or Losses).

7.6                               Insurance.  Each Party shall maintain, at its cost, a program of insurance and/or self-insurance against liability (including product liability insurance) and other risks associated with its activities and obligations under this Celgene Lead Co-Co Agreement, including as applicable its Clinical Trials, the Commercialization of any Co-Co Candidate, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Celgene Lead Co-Co Agreement.

7.7                               Product Liability Costs.  Solely with respect to Co-Co Products distributed in the United States, except with respect to such portion (if any) of Product Liabilities that are claims entitled to indemnification under Sections 7.1 or 7.2, the Parties shall be responsible for all Product Liabilities, all Direct Costs (including Out-of-Pocket Costs) (calculated using the applicable FTE Rate) incurred in connection with any litigation or proceeding related to such Third Party Products Liability Action, and all Direct Costs (including Out-of-Pocket Costs) (calculated using the applicable FTE Rate) incurred as follows:

7.7.1                     All such costs and expenses incurred before the Jounce Opt-Out Date relating to Co-Co Products distributed in the United States prior to the Jounce Opt-Out Date shall be taken into account in determining the Profit & Loss Share as, and to the extent, provided in Exhibit D.

7.7.2                     All such costs and expenses incurred after the Jounce Opt-Out Date relating to Co-Co Products shall be borne solely by Celgene if and only to the extent such Product Liabilities arose from Co-Co Products distributed after the Jounce Opt-Out Date.

7.8                               LIMITATION OF LIABILITY.  EXCEPT (A) FOR A BREACH OF SECTION 9.4 OR ARTICLE 6.9 OR (B) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 7 OR (C) FOR DAMAGES DUE TO THE FRAUD, MALICIOUS ACTIONS AND/OR INTENTIONAL TORT OF THE LIABLE PARTY, NEITHER JOUNCE NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS CELGENE LEAD CO-CO AGREEMENT OR ITS AFFILIATES UNDER THIS CELGENE LEAD CO-CO AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR

55

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PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS OR LOST DATA, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 8
CELGENE CO-CO TERM AND TERMINATION

8.1                               Celgene Co-Co Term; Expiration.

8.1.1                     Co-Co Term.  This Celgene Lead Co-Co Agreement shall become effective on the Celgene Lead Effective Date and, unless earlier terminated pursuant to this Article 8, shall remain in effect until it expires (the “Celgene Co-Co Term”):

(a)                                 on a Co-Co Product-by-Co-Co Product and country-by-country basis in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory), this Celgene Lead Co-Co Agreement shall expire on the date of the expiration of all applicable Co-Co Royalty Terms with respect to such Co-Co Product in such country; and

(b)                                 in its entirety with respect to the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) only upon the expiration of all applicable Co-Co Royalty Terms in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) under this Celgene Lead Co-Co Agreement with respect to all Co-Co Products in the ROW Territory or the Territory, as applicable.

8.1.2                     Effect of Expiration.  After the expiration of the Celgene Co-Co Term in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) or specific countries therein pursuant to Section 8.1.1 above, the following terms shall apply solely with respect to the ROW Territory (or such countries therein):

(a)                                 Licenses after Co-Co Product Expiration.  After expiration of the Celgene Co-Co Term (but not after early termination) with respect to any Co-Co Product in a country in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) pursuant to Section 8.1.1(a), Celgene shall have an exclusive, fully-paid, royalty-free, irrevocable, non-terminable, in such country right and license, with the right to grant sublicenses, under the Celgene Co-Co IP to develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Co-Co Product and related Co-Co Diagnostic Products in the Field in such country.

(b)                                 Licenses after Expiration of Co-Co Agreement.  After expiration of the Celgene Co-Co Term (but not after early termination) with respect to this Celgene Lead Co-Co Agreement in its entirety pursuant to Section 8.1.1(b), Celgene shall have an exclusive, fully-paid, royalty-free, irrevocable, non-terminable, in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) right and license, with the right to grant sublicenses, under the Celgene Co-Co IP to develop, manufacture, have manufactured, use, offer for sale, sell, import

56

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and otherwise commercialize Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory).

(c)                                  No Expiration in U.S.  For clarity, unless earlier terminated pursuant to this Article 8 or there is a Jounce Opt-Out, this Celgene Lead Co-Co Agreement shall remain in effect in perpetuity with respect to the United States.

8.2                               Termination Without Cause.

8.2.1                     Termination by Celgene for Convenience.  At any time during the Celgene Co-Co Term, Celgene shall have the right, at its sole discretion, to terminate this Celgene Lead Co-Co Agreement in its entirety, upon [***] prior written notice to Jounce hereunder; it being understood and agreed that Celgene shall be entitled to terminate upon [***] written notice at any time it reasonably determines that such termination is necessary to comply with any Antitrust Law.

8.2.2                     Termination by Celgene for Safety Reasons.  Celgene shall have the right to terminate this Celgene Lead Co-Co Agreement immediately on a Co-Co Candidate-by-Co-Co Candidate basis upon written notice to Jounce based on Safety Reasons (defined below).  Upon such termination for Safety Reasons, subject to the terms and conditions of this Celgene Lead Co-Co Agreement, Celgene shall be responsible, at its expense, for the wind-down, if any, of any Development of the applicable Co-Co Candidate, and corresponding Co-Co Product (including any Clinical Trials for the applicable Co-Co Candidate or Co-Co Product being conducted by or on behalf of Celgene and any regulatory costs for closing out corresponding regulatory activities) and any Commercialization activities for the applicable Co-Co Candidate or Co-Co Product.  Such termination shall become effective upon the date that the Parties agree in writing that such wind-down is complete.  Upon such termination for Safety Reasons, all licenses granted by Jounce to Celgene under this Celgene Lead Co-Co Agreement shall terminate solely with respect to the applicable Co-Co Candidate or Co-Co Product.  For purposes of this Celgene Lead Co-Co Agreement, “Safety Reason” means that the Data Safety Monitoring Board for a Clinical Trial, or the Parties by mutual written agreement, based upon additional information that becomes available or an analysis of then-existing information at any time, determines that Development or Commercialization, as applicable, of the Co-Co Candidate and/or Co-Co Products should be discontinued because the medical risk/benefit of the Co-Co Candidate or Co-Co Products is sufficiently unfavorable as to be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it.  If this Celgene Lead Co-Co Agreement is terminated pursuant to this Section 8.2.2, then subject to applicable data privacy laws, and on Jounce’s request, Celgene shall provide Jounce with full access to all relevant data relating to the terminated Co-Co Product.

8.3                               Termination for Breach.

8.3.1                     Termination by Either Party for Breach.  Subject to certain variations set forth in Section 8.3.2 with respect to a material breach by either Party of its obligations to use Commercially Reasonable Efforts pursuant to Section 2.2.2, this Celgene Lead Co-Co Agreement and the rights granted herein may be terminated by either Party for the material breach by the other Party of this Celgene Lead Co-Co Agreement, provided, that if the breaching Party has not cured such breach within [***] (or [***], in the case of Celgene’s payment

57

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obligations under this Celgene Lead Co-Co Agreement or the time period provided in Section 8.3.2 with respect to a material breach by either Party of its obligation to use Commercially Reasonable Efforts, each as applicable) (the “Cure Period”) after the date of written notice to the breaching Party of such breach, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Celgene Lead Co-Co Agreement pursuant to this Section 8.3.1. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this Celgene Lead Co-Co Agreement will run from the date that written notice was first provided to the breaching Party by the non-breaching Party in accordance with Section 12.2 of the Master Collaboration Agreement.  Any such termination of this Celgene Lead Co-Co Agreement under this Section 8.3.1 shall become effective at the end of the Cure Period, unless the breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, the non-breaching Party’s right of termination shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party. The Parties understand and agree that the totality of this Celgene Lead Co-Co Agreement and the totality of the circumstances with respect to this Celgene Lead Co-Co Agreement will be taken into account and assessed as a whole for purposes of determining whether a breach is material under this Celgene Lead Co-Co Agreement.

8.3.2                     Additional Procedures for Termination by either Party for Failure of the Other Party to Use Commercially Reasonable Efforts.  If either Party wishes to exercise its right to terminate this Celgene Lead Co-Co Agreement pursuant to Section 8.3.1 for the other Party’s material breach of its obligations to use Commercially Reasonable Efforts as set forth in Section 2.2.2, it shall provide to such other Party a written notice of its intent to exercise such right, which notice shall be labeled as a “notice of material breach for failure to use Commercially Reasonable Efforts,” and shall state the reasons and justification for such termination and recommending steps which such Party believes the other Party should take to cure such alleged breach.  For any such notice of breach by a Party, the Cure Period shall be [***], and shall become effective in accordance with Section 8.3.1.

8.3.3                     Disagreement as to Material Breach.  If the Parties reasonably and in good faith disagree as to whether there has been a material breach pursuant to either Section 8.3.1 or 8.3.2, the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such notice of alleged material breach for resolution to the Executive Officers, who shall meet promptly to discuss the matter, and determine, within [***] following referral of such matter, whether or not a material breach has occurred pursuant to Section 8.3.1 or 8.3.2, as applicable.  If the Executive Officers are unable to resolve a dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Section 12.7 of the Master Collaboration Agreement.

8.3.4                     Payments.  No milestone payments by Celgene as set forth in Exhibit C-1 or Exhibit C-2, as applicable, will be due on milestones achieved during the period between the delivery to Jounce in accordance with Section 12.2 of the Master Collaboration Agreement of a notice of termination by Celgene under Section 8.3.1 or 8.3.2 and the effective date of termination; provided, however, if either Party provides notice of a dispute pursuant to Section

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8.3.3 or otherwise and such dispute is resolved in a manner in which no termination of this Celgene Lead Co-Co Agreement occurs with respect to such breach or the breaching Party cures the applicable breach during the Cure Period, then upon such resolution or cure Celgene will within [***] pay to Jounce the applicable milestone payment for each milestone achieved during the period between the notice of termination under Section 8.3.1 or 8.3.2 and the resolution of such dispute or cure of such breach, and if it was determined that Celgene wrongly asserted breach by Jounce under Section 8.3.1, then Celgene shall also pay interest on such amount at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is withheld, compounded monthly.

8.4                               Termination for Bankruptcy.  If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof, the other Party may terminate this Celgene Lead Co-Co Agreement in its entirety effective immediately upon written notice to such Party.  In connection therewith, the provisions of Section 6.1.5 shall apply.

8.5                               Termination for Patent Challenges.  Either Party shall have the right to terminate this Celgene Lead Co-Co Agreement solely on a Co-Co Product-by-Co-Co Product basis upon written notice in accordance with Section 12.2 of the Master Collaboration Agreement if the other Party or any Affiliate challenges the validity, scope or enforceability of or otherwise opposes any Patent (a) included in the Celgene Co-Co IP and that is licensed to Celgene under this Celgene Lead Co-Co Agreement, or (b) included in the Celgene Patents that is licensed to Jounce under this Celgene Lead Co-Co Agreement (other than in either case as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law, request or order) it being understood and agreed that either Party’s right to terminate this Celgene Lead Co-Co Agreement under this Section 8.5 shall not apply to any actions undertaken by an Affiliate of the other Party (the “Challenging Party”) that first becomes such an Affiliate as a result of a Business Combination involving the Challenging Party, where such new Affiliate was undertaking any of the activities described in the foregoing clause prior to such Business Combination; provided that a Party’s right to terminate this Celgene Lead Co-Co Agreement under this Section 8.5 shall apply to actions undertaken by such new Affiliate if the Challenging Party is the acquiror in such Business Combination and such new Affiliate does not terminate or otherwise cease such challenge or opposition within [***] after the effective date of such Business Combination. For the avoidance of doubt, an action by a Party or any Affiliate (collectively the “Prosecuting Party”) in accordance with this Celgene Lead Co-Co Agreement and the Master Collaboration Agreement to amend claims within a pending patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application or in defense of a Third Party proceeding, or to make a negative determination of patentability of claims of a patent application of the other Party or to abandon a patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application in accordance with Section 6.3, shall not constitute a challenge under this

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Section 8.5.

8.6                               Effects of Expiration or Termination.

8.6.1                     License Upon Expiration.  Upon expiration (but not upon earlier termination) of this Celgene Lead Co-Co Agreement in the ROW Territory (or any country(ies) therein), the license granted to Celgene in Section 6.1.1 shall, with respect to the ROW Territory (or such country(ies)), automatically convert to the applicable license set forth in Section 8.1.2.

8.6.2                     Termination by Celgene Pursuant to Section 8.2, or by Jounce Pursuant to Section 8.3, 8.4, or 8.5.  In the event this Celgene Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.2 or by Jounce pursuant to Section 8.3, 8.4, or 8.5, then notwithstanding anything contained in this Celgene Lead Co-Co Agreement to the contrary, upon the effective date of such termination:

(a)                                 License Termination.  All rights and licenses granted to Celgene under this Celgene Lead Co-Co Agreement shall terminate (i) in their entirety if pursuant to Section 8.2.1, and (ii) with respect to the corresponding Co-Co Candidate and Co-Co Product if pursuant to Section 8.2.2, Celgene shall cease any and all Development, and Commercialization activities with respect to all corresponding terminated Co-Co Products and the Co-Co Candidate (subject to its wind-down obligations in accordance with Section 8.2.2 and Section 8.6.3), and all rights in such terminated Co-Co Product and the Co-Co Candidate granted by Jounce to Celgene shall revert to Jounce pursuant to Section 8.7;

(b)                                 Return of Confidential Information.  Each Party shall return or destroy all Confidential Information of the other Party with respect to the terminated Co-Co Products and the Co-Co Candidate being Developed or Commercialized under this Celgene Lead Co-Co Agreement, as required by Article 8 of the Master Collaboration Agreement, unless such information is practiced by the receiving Party pursuant to licenses retained after any such termination under this Celgene Lead Co-Co Agreement, another Development & Commercialization Agreement or the Master Collaboration Agreement; and

(c)                                  Reversion Product Obligations.  In the event this Celgene Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.2 or by Jounce Pursuant to Section 8.3, 8.4, or 8.5, then Celgene shall comply with Section 8.7.

8.6.3                     Termination by Celgene Pursuant to Section 8.3, 8.4, or 8.5.  In the event this Celgene Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.3, 8.4, or 8.5, then (a) all rights and obligations of the Parties under this Celgene Lead Co-Co Agreement shall terminate, except (i) the licenses granted in Section 6.1.1, (ii) Celgene’s payment obligations (subject to clause (c) below) and the audit rights set forth in Article 6, and (iii) Section 8.9, shall, in each of cases (i) through (iii), survive such termination, (b) Jounce shall return any Confidential Information of Celgene pursuant to Article 8 of the Master Collaboration Agreement that is not necessary to practice any licenses retained by Jounce following such termination under this Celgene Lead Co-Co Agreement, another Development & Commercialization Agreement or the Master Collaboration Agreement, and (c) all payments due to Jounce pursuant to Article 6 that accrue on or after the effective date of such termination shall be reduced by all costs and losses as finally awarded to Celgene and all reasonable and

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documented expenses incurred by Celgene as a result of Jounce’s breach of this Celgene Lead Co-Co Agreement; unless such termination of this Celgene Lead Co-Co Agreement is pursuant to a breach of Section 2.7, 6.9 or 9.4, in which case Celgene shall have the right to take, as its exclusive remedy for such breach, one of the following three alternatives: (x) a reduction of all payments due to Jounce under this Celgene Lead Co-Co Agreement by [***], (y) the reductions in payments described in (c) above, or (z) seek and recover all damages and other remedies available under applicable Law.

8.6.4                     Wind-Down of Regulatory Activities.  In the case of any termination of this Celgene Lead Co-Co Agreement, if any Clinical Trials (including any Celgene Co-Co Additional Studies) are then being conducted at the time of such termination with respect to any Co-Co Product, the Parties hereby agree (i) to reasonably cooperate in the completion of any such Clinical Trials (including any Celgene Co-Co Additional Studies), and (ii) notwithstanding anything to the contrary contained herein, to grant to the Party that retains global Commercialization rights to such Co-Co Product following such termination (A) free of charge, copies of and rights of reference to and use of all Co-Co Product Data that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Celgene Co-Co Additional Studies) that are relevant to or necessary to address issues relating to: (1) the safety of such Co-Co Product in the Territory, including data that is related to adverse effects experienced with such Co-Co Product and/or (2) all activities relating to CMC regarding such Co-Co Product and in each of (1) and (2), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available, and (B) copies of and rights of reference to and use of all Co-Co Product Data (other than the Co-Co Product Data referred to in subclause (A) above) that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Celgene Co-Co Additional Studies) that are relevant to or necessary to address the Development and Commercialization of such Co-Co Product promptly following the generation of such Co-Co Product Data if, but only if, as to such Co-Co Product Data described in this subclause (B), such Party that retains global Commercialization rights to such Co-Co Product following such termination promptly pays for all Development Costs incurred following any such termination of this Celgene Lead Co-Co Agreement with respect to such Clinical Trials (including any Celgene Co-Co Additional Studies).

8.7                               Jounce Reversion Products.

8.7.1                     Reversion.  If this Celgene Lead Co-Co Agreement terminates with respect to the Co-Co Candidate or a Co-Co Product, or in the entirety, except for any termination by Celgene pursuant to Section 8.3, 8.4 or 8.5, then all corresponding Co-Co Products and/or the Co-Co Candidate shall be deemed “Jounce Reversion Products”.  Celgene shall grant and hereby grants to Jounce (a) an exclusive, royalty-bearing (as provided in Section 8.7.2), worldwide license, with the right to grant sublicenses, under any [***], solely to the extent necessary to permit Jounce to Develop, Manufacture and Commercialize such Jounce Reversion Products, (b) a non-exclusive, fully-paid-up, royalty-free, worldwide, perpetual and irrevocable right and license, with the right to grant sublicenses, under any [***], and solely as and to the extent the making, having made, using or selling of the Jounce Reversion Product is Covered by such Celgene Background IP as of the applicable termination date [***], to research, Develop, Manufacture and have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, and (c)

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if, under the Master Collaboration Agreement or this Celgene Lead Co-Co Agreement, Celgene and Jounce agreed to perform a combination Clinical Trial with a Co-Co Candidate that is the subject of this Celgene Lead Co-Co Agreement [***], a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free right and license, with the right to grant sublicenses, under [***] solely to market and promote such Co-Co Candidate in combination with [***].

8.7.2                     Reversion Royalty.  If such Jounce Reversion Products is designated as such by reason of a termination under Section 8.7.1, Jounce shall reimburse Celgene’s (i) actual costs directly incurred in the conduct of activities under this Celgene Lead Co-Co Agreement with respect to such Jounce Reversion Product in the ROW Territory, and (ii) share of Celgene’s actual costs directly incurred in the conduct of activities under this Celgene Lead Co-Co Agreement with respect to such Jounce Reversion Product in the U.S. that were included in the Profit & Loss Share, in each case prior to the effective date of such termination (the “Full Amount”).  Such payment shall be in the form of an annual royalty of [***] of Co-Co Annual Net Sales of the relevant Jounce Reversion Products (applied mutatis mutandis as if such sales were by Celgene), until such time as the Full Amount has been fully paid.  If a Co-Co Product and/or Co-Co Candidate becomes a Jounce Reversion Product by reason of a termination under Sections 8.3 (by Jounce) or 8.4 (by Jounce), Jounce shall pay Celgene as provided in this Section 8.7.2 above except that the Full Amount shall be reduced by all costs and losses as finally awarded to Jounce and all expenses incurred by Jounce as a result of Celgene’s breach of this Celgene Lead Co-Co Agreement or insolvency.

8.7.3                     Effects of Reversion.  With respect to each Co-Co Candidate and Co-Co Product that becomes a Jounce Reversion Product:

(a)                                 Celgene shall return to Jounce within a reasonable time, at no cost to Jounce, all Know-How within the Celgene Co-Co IP transferred by Jounce to Celgene with respect to each such Jounce Reversion Product;

(b)                                 Except to the extent not permitted pursuant to any agreements between Celgene and a Third Party, Celgene shall provide to Jounce, within a reasonable time, at Jounce’s request, subject to Jounce’s reimbursement of Celgene’s actual costs directly incurred in transferring such items, and preparing and making such items in connection with such transfer (without duplicating any amounts reimbursed pursuant to Section 8.7.2), tangible embodiments of the Know-How licensed to Jounce pursuant to Section 8.7.1 and other material information, materials and data not described in Section 8.7.1 pertaining to the applicable Jounce Reversion Products in its Control that is actually used by or on behalf of Celgene with respect to or incorporated in such Jounce Reversion Products, including copies of (i) all Clinical Trial data and results generated in the development of such Jounce Reversion Products, and (ii) materials and documents relating to the sourcing, manufacture, promotion, distribution, sale or use of such Jounce Reversion Products throughout the world, except as each of the foregoing relates solely to any Celgene Independent Product. For clarity, Jounce shall have the right to use the foregoing material information, materials and data solely in connection with Jounce’s development, manufacture and commercialization of Jounce Reversion Products;

(c)                                  Celgene shall provide reasonable cooperation to assist Jounce in negotiating appropriate arrangements with Third Party vendors that were engaged by Celgene to

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perform activities in connection with Jounce Reversion Products prior to reversion of such Jounce Reversion Products to Jounce, at Jounce’s request and at Jounce’s expense;

(d)                                 Celgene shall transfer within a reasonable time to Jounce, at Jounce’s request and at Jounce’s expense (without duplicating any amounts reimbursed pursuant to Section 8.7.2), any and all Regulatory Filings pertaining to the applicable Jounce Reversion Products in its possession or Control, and shall assign and hereby assigns to Jounce all of Celgene’s right, title and interest in, to and under such Regulatory filings and all Regulatory Approvals for Co-Co Products and Co-Co Diagnostic Products;

(e)                                  with respect to any Co-Co Candidate or Co-Co Product that becomes a Jounce Reversion Product as a result of termination of this Celgene Lead Co-Co Agreement at a time during which Celgene is conducting a Clinical Trial for such Co-Co Candidate or Co-Co Product, Celgene will, as directed by Jounce, facilitate the transfer to Jounce of all filings, information, Materials and Third Party agreements necessary to enable Jounce to complete such Clinical Trial, at Celgene’s sole cost and expense, if such termination is pursuant to Sections 8.3 or 8.4 (in each case by Jounce), and otherwise at Jounce’s cost and expense;

(f)                                   Celgene shall otherwise cooperate reasonably with Jounce to provide a transfer of the materials described in Sections 8.7.3(a) through 8.7.3(e), such transfer to be completed within [***] after the Parties have identified the Know-How and Regulatory Filings to be transferred;

(g)                                  As and to the extent a Third Party is Manufacturing such Jounce Reversion Product, Celgene shall use reasonable efforts to assist in the transfer of such supply arrangements to Jounce at Celgene’s sole cost and expense, if such termination is by Jounce pursuant to Sections 8.3 or 8.4, and otherwise at Jounce’s cost and expense;

(h)                                 To the extent that Celgene owns any trademark(s) and/or domain names that pertain specifically to a Jounce Reversion Product that Jounce believes would be necessary or useful for the Commercialization of a Jounce Reversion Product (as then currently marketed, but not including any marks that include, in whole or part, any corporate name or logo of Celgene), Jounce shall have the right to negotiate in good faith with Celgene at Celgene’s choice either the grant to Jounce of an exclusive license to such trademark(s) and/or domain names solely for use with respect to such Product or an assignment of such trademark(s) and/or domain names.  Jounce shall exercise such right by written notice to Celgene within [***] after such Co-Co Candidate or Co-Co Product becomes a Jounce Reversion Product.  The Parties shall negotiate in good faith the commercially reasonable terms of any such license or assignment to Jounce for up to [***] after Celgene receives any such written notice from Jounce;

(i)                                     If Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is a sublicensee under such Third Party License, then Jounce shall be solely responsible for any fees, expenses, milestones, royalties and other payments associated with the exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License. To the extent Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is not a sublicensee under such Third Party License, then Celgene shall (1) if permitted under such Third Party License,

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assign to Jounce such Third Party License or (2) if such assignment is not permitted under such Third Party License, then, to the extent Celgene is permitted to do so, grant Jounce a sublicense under such Third Party License; provided, in each case, Jounce shall be solely responsible for any fees, expenses, milestones, royalties and other payments associated with the assignment, sub license and/or exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License.

8.8                               Survival of Sublicensees.  Notwithstanding the foregoing, termination of this Celgene Lead Co-Co Agreement shall be construed as a termination of any sublicense of any Sublicensee hereunder, provided however that such Sublicensee shall have the right to request that Jounce grants to such Sublicensee a direct license. Jounce shall not unreasonably withhold its consent to any such request.

8.9                               Surviving Provisions.

8.9.1                     Accrued Rights; Remedies.  Termination, relinquishment or expiration of this Celgene Lead Co-Co Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under Article 5 hereof, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Celgene Lead Co-Co Agreement.  Except as otherwise expressly set forth in this Celgene Lead Co-Co Agreement, the termination provisions of this 8.9 are in addition to any other relief and remedies available to either Party under this Celgene Lead Co-Co Agreement and at applicable Law.

8.9.2                     Survival.  Notwithstanding any provision herein to the contrary, any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of this Celgene Lead Co-Co Agreement.  Further, the rights and obligations of the Parties set forth in the following Sections and Article shall survive the expiration or termination of this Celgene Lead Co-Co Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Celgene Lead Co-Co Agreement:  (a) 1, 2.1, 2.7.3, 5.7.3, 6.1.5, 6.2, Article 7 (to the extent applicable to claims arising during the Celgene Co-Co Term, or any claims relating to breaches of provisions that are deemed to survive pursuant to this Celgene Lead Co-Co Agreement), 8.1.2, 8.6, 8.7, 8.8, 8.9, 8.10 and Article 9; and (b) additionally, if Section 8.6.3 applies, 5, 6.1.1, 6.1.3, 6.1.4, 6.3, 6.4, 6.5 (with respect to Celgene Co-Co Collaboration Patents and Celgene Patents), 6.6, 6.7, 7.6, 7.7, 7.8, and Article 8 (to the extent applicable to claims arising during the Celgene Co-Co Term (or any claims relating to breaches of provisions that are deemed to survive pursuant to this Celgene Lead Co-Co Agreement) after such expiration or termination to the extent a Party retains a license from the other Party to Develop, Manufacture or Commercialize the Co-Co Candidate or Co-Co Products thereafter); provided that such survival shall be limited to any specific time periods set forth in such Articles and Sections.  For the avoidance of doubt, in the event notice of termination of this Celgene Lead Co-Co Agreement is given prior to achievement of any milestone set forth in Exhibit C-1 or C-2 of this Celgene Lead Co-Co Agreement, Celgene

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shall not be obligated to make any milestone payment to Jounce with respect to any milestone achieved following the notice of such termination except as set forth in Section 8.3.4.

8.10                        Relationship to Other Agreements.  Except as provided herein, termination of this Celgene Lead Co-Co Agreement shall not affect in any way the terms or provisions of the Master Collaboration Agreement, any other then-existing executed Development & Commercialization Agreement or the Equity Purchase Agreement.

ARTICLE 9
MISCELLANEOUS

9.1                               Confidentiality; Publicity.

9.1.1                     Confidentiality.  The confidentiality, non-disclosure and non-use obligations set forth in Article 8 of the Master Collaboration Agreement, including each Party’s rights and obligations with respect to publicity and publications set forth in Sections 8.6 and 8.7 of the Master Collaboration Agreement, shall apply to the Parties’ performance of all activities under this Celgene Lead Co-Co Agreement.

9.1.2                     Press Release.  Upon or following the Celgene Lead Effective Date, the Parties may issue the form of press release agreed by the Parties pursuant to Section 8.6 of the Master Collaboration Agreement and attached hereto as Exhibit F.  In all other cases, the issuance of any press release or other public statement by either Party or their respective Affiliates disclosing any information relating to this Celgene Lead Co-Co Agreement, the activities hereunder, or the transactions contemplated hereby shall be subject to Section 8.6 of the Master Collaboration Agreement.

9.2                               Warranties; Disclaimer of Warranties.

9.2.1                     Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that as of the Celgene Lead Effective Date: (a) it has the full right, power and authority to enter into this Celgene Lead Co-Co Agreement and to perform its obligations hereunder; (b) this Celgene Lead Co-Co Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (c)  the execution and delivery by such Party of this Celgene Lead Co-Co Agreement does not conflict with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable Law.

9.2.2                     Disclaimer.  Except as otherwise expressly set forth in this Celgene Lead Co-Co Agreement or the Master Collaboration Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  Without limiting the generality of

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the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test, including the Celgene Co-Co Program, commenced under this Celgene Lead Co-Co Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Co-Co Candidate, Co-Co Product or Co-Co Diagnostic Product, it provides or discovers under this Celgene Lead Co-Co Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Celgene Lead Co-Co Agreement.

9.3                               Applicability of Terms of Master Collaboration Agreement.  In addition to those provisions of the Master Collaboration Agreement that are expressly stated in this Celgene Lead Co-Co Agreement to apply to the Parties activities hereunder, Sections 12.1, 12.2, 12.3, 12.5, 12.6, 12.7, 12.8, 12.9 (with respect to the Parties ability to bind one another and with respect to third party beneficiaries), 12.11, 12.12, 12.13 and 12.14 of the Master Collaboration Agreement shall apply in full to the Party’s performance of all activities under this Celgene Lead Co-Co Agreement.  References to “Agreement” in such sections shall refer to this Celgene Lead Co-Co Agreement.

9.4                               Assignment.

9.4.1                     Generally.  This Celgene Lead Co-Co Agreement may not be assigned by any Party, nor may any Party delegate its obligations or otherwise transfer licenses or other rights created by this Celgene Lead Co-Co Agreement, except as expressly permitted hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

9.4.2                     Celgene.  Notwithstanding the limitations in Section 9.4.1, Celgene Corp. and Celgene RIVOT may assign this Celgene Lead Co-Co Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 9.4.2 or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Celgene Lead Co-Co Agreement; provided however that, except in the case where Celgene Corp., or Celgene RIVOT, as applicable, [***], (i) Celgene Corp. or Celgene RIVOT, as applicable, provides Jounce with written notice of any such assignment(s) [***], (ii) prior to such assignment(s), Celgene Corp. or Celgene RIVOT, as applicable, agrees in a written agreement delivered to Jounce (and upon which Jounce may rely) to remain fully liable for the performance of its obligations under this Celgene Lead Co-Co Agreement by its assignee(s), and (iii) the assignee(s) agree in a written agreement delivered to Jounce (and upon which Jounce may rely) to assume performance of all such assigned obligations. If Celgene Corp. or Celgene RIVOT, as applicable, wishes to assign [***], with respect to the assets so assigned.

9.4.3                     Jounce.  Notwithstanding the limitations in Section 9.4.1, Jounce may assign this Celgene Lead Co-Co Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 9.4.3 or (b) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Celgene Lead Co-Co Agreement; provided however that, except in the case where Jounce [***], (i) Jounce provides Celgene with at least [***] advance written notice of any such assignment(s), (ii) prior to such assignment(s),

66

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Jounce agrees in a written agreement delivered to Celgene (and upon which Celgene may rely) to remain fully liable for the performance of its obligations under this Celgene Lead Co-Co Agreement by its assignee(s), and (iii) prior to such assignment(s), the assignee(s) agree in a written agreement delivered within [***] after the date such assignments become effective to Celgene (and upon which Celgene may rely) to assume performance of all such assigned obligations, (iv) in the case of any assignment(s) by Jounce, [***], and (v) all of the matters referred to in clauses (i), (ii), (iii) and (iv), as applicable, will be set forth in documentation [***] prior to any such assignment(s) [***] and in all cases will provide [***].  If Jounce wishes to assign any [***], it will be permitted to do so conditioned on [***], with respect to the assets so assigned

9.4.4                     All Other Assignments Null and Void.  The terms of this Celgene Lead Co-Co Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 9.4 will be null and void ab initio.

9.4.5                     Business Combinations.  Notwithstanding anything to the contrary in this Celgene Lead Co-Co Agreement, with respect to any intellectual property rights controlled by the acquiring party or its Affiliates (if other than one of the Parties to this Celgene Lead Co-Co Agreement) involved in any Business Combination of either Party, such intellectual property rights shall not be included in the technology and intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer or its Affiliate (other than the relevant Party to this Celgene Lead Co-Co Agreement) prior to such transaction, or to the extent such technology is developed by such acquirer or its Affiliate outside the scope of activities conducted with respect to the Collaboration, Celgene Co-Co Program, the Co-Co Candidate, Co-Co Products or related Co-Co Diagnostic Products.  The Jounce Program Co-Co IP and the Celgene Background IP shall exclude any intellectual property owned or controlled by a permitted assignee of this Celgene Lead Co-Co Agreement or successor to Jounce or Celgene, as applicable, and not developed in connection with the Collaboration, Celgene Co-Co Program, the Co-Co Candidate, or Co-Co Products, or related Co-Co Diagnostic Products, researched, Developed or Commercialized pursuant to this Celgene Lead Co-Co Agreement, any other Development & Commercialization Agreement or the Master Collaboration Agreement.

9.5                               Performance by Affiliates.

9.5.1                     To the extent that this Celgene Lead Co-Co Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

9.5.2                     The Parties hereby acknowledge and agree that (a) Celgene Corp. and Jounce Therapeutics are the parties to this Celgene Lead Co-Co Agreement with respect to all rights and obligations (including payment obligations) under this Celgene Lead Co-Co Agreement in the United States; and (b) Celgene RIVOT is the party to this Celgene Lead Co-Co Agreement with respect to all rights and obligations under this Celgene Lead Co-Co Agreement outside of the United States.

9.6                               Entire Agreement.  This Celgene Lead Co-Co Agreement, together with the attached Exhibits and Schedules, and the Master Collaboration Agreement, including its Exhibits

67

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, and any and all term sheets relating to the transactions contemplated by this Celgene Lead Co-Co Agreement and exchanged between the Parties prior to the Celgene Lead Effective Date.

[Signature Page Follows]

68

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this CELGENE LEAD CO-CO AGREEMENT to be executed by their respective duly authorized officers as of the Celgene Lead Effective Date.

JOUNCE THERAPEUTICS, INC.	CELGENE CORPORATION

By:	By:

Name:	Name:

Title:	Title:

CELGENE RIVOT LLC

By:

Name:

Title:

[Signature page to Celgene Lead Co-Co Agreement]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

Celgene Co-Co Program

The Celgene Co-Co Program that is the subject of this Celgene Lead Co-Co Agreement is:

☐  the Lead Program; or

☐  the [second or any subsequent] Other Program [identify specific Program] .

A - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT B

Co-Co Target, the Co-Co Candidate and the Collaboration Candidates

For the Celgene Co-Co Program that is:

☐ the [             ] Program, then:

A.                                    the “Co-Co Target” is:  [                              ]; and

B.                                    the “Co-Co Candidate” is: [             ]; and

C.                                    the other “Collaboration  Candidates” for this Celgene Co-Co Program are: [             ].

B - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-1

FINANCIAL TERMS — LEAD PROGRAM

In consideration for the rights and licenses granted to Celgene under this Celgene Lead Co-Co Agreement with respect to the Celgene Co-Co Program (where such Celgene Co-Co Program is the Lead Program):

1.                                      Clinical Milestones.  Celgene shall make the following clinical milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the clinical milestone events (“Clinical Milestone Events”) set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Clinical Milestone Event).

Clinical Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2.                                      Sales Milestones.  On a Co-Co Product-by-Co-Co Product basis, Celgene shall make the following sales milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the sales milestone events (“Sales Milestone Events”) set forth below with respect to sales of such Co-Co Product in the ROW Territory.

Sales Milestone Event (Per Co-Co Product, ROW (i.e., ex-U.S.))	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]

3.                                      Regulatory Milestones.  Celgene shall make the following approval milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the regulatory milestone events (“Regulatory Milestone Events”) set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Regulatory Milestone Event).

C-1 - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Regulatory Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For each of Paragraphs (1) - (3) of this Exhibit C-1, the Parties understand and agree that in no event will more than one (1) milestone payment be paid with respect to any specific event triggering a payment under this Celgene Lead Co-Co Agreement.

4.                                      Royalties for Co-Co Products.  Subject to paragraph 6 of this Exhibit C-1:

(a)                                 On a Co-Co Product-by-Co-Co Product basis, Celgene shall pay Jounce royalties on Co-Co Annual Net Sales by Celgene, its Affiliates and Sublicensees in the ROW  Territory for the applicable Co-Co Product at the royalty rates set forth below:

ROW (i.e., ex-U.S.) Co-Co Annual Net Sales (For each Co-Co Product)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the ROW Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a Co-Co Product in the ROW Territory by Celgene, its Affiliates and Sublicensees was [***], the royalties payable with respect to such Co-Co Annual Net Sales, subject to this Exhibit C-1, would be [***].

5.                                      The Parties understand and agree that, notwithstanding anything to the contrary, any amounts owed by Celgene to Jounce for royalties, milestones or other payments may be reduced and offset by any deferral repayments payable pursuant to Section 6.9 and Exhibit G of the Master Collaboration Agreement without limitation.

C-1 - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.                                      Royalty Payments in the Territory Following Jounce Opt-Out.

a. [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-1, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales  of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

b. [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-1, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales  of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

C-1 - 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-2

FINANCIAL TERMS — SECOND AND SUBSEQUENT OTHER PROGRAMS

In consideration for the rights and licenses granted to Celgene under this Celgene Lead Co-Co Agreement with respect to the Celgene Co-Co Program (where such Celgene Co-Co Program is the second or any subsequent Other Program):

1.                                      Clinical Milestones.  Celgene shall make the following clinical milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Clinical Milestone Events set forth below with respect to the first Co-Co Product that achieves such event.  For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Clinical Milestone Event).

Clinical Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]

2.                                      Sales Milestones.  On a Co-Co Product-by-Co-Co Product basis, Celgene shall make the following sales milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Sales Milestone Events set forth below with respect to sales of such Co-Co Product in the ROW Territory.

Sales Milestone Event (Per Co-Co Product, ROW (i.e., ex-U.S.))	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]

3.                                      Regulatory Milestones.  Celgene shall make the following approval milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Regulatory Milestone Events set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Regulatory Milestone Event).

C-2 - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Regulatory Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For each of Paragraphs (1) - (3) of this Exhibit C-2, the Parties understand and agree that in no event will more than one (1) milestone payment be paid with respect to any specific event triggering a payment under this Celgene Lead Co-Co Agreement.

4.                                      Royalties for Co-Co Products for the ROW Territory.  Subject to paragraph 6 of this Exhibit C-2:

(a)                                 On a Co-Co Product-by-Co-Co Product basis, Celgene shall pay Jounce royalties on Co-Co Annual Net Sales by Celgene, its Affiliates and Sublicensees in the ROW Territory for the applicable Co-Co Product at the royalty rates set forth below:

ROW (i.e., ex-U.S.) Co-Co Annual Net Sales (For each Co-Co Product)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the ROW Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a Co-Co Product in the ROW Territory by Celgene, its Affiliates and Sublicensees was [***], the royalties payable with respect to such Co-Co Annual Net Sales, subject to this Exhibit C-2, would be [***].

5.                                      The Parties understand and agree that, notwithstanding anything to the contrary, any amounts owed by Celgene to Jounce for royalties, milestones or other payments may be reduced and offset by any deferral repayments payable pursuant to Section 6.9 and Exhibit G of the Master Collaboration Agreement without limitation.

C-2 - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.                                      Royalty Payments in the Territory Following Jounce Opt-Out.

a.  [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-2, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

b.  [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-2, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales  of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

C-2 - 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D

Profit & Loss Share

This Exhibit D to this Celgene Lead Co-Co Agreement covers financial planning, accounting policies and procedures to be followed in determining the Profit & Loss Share for U.S. Administration.  The Profit & Loss Share is not a legal entity and has been defined for identification purposes only.

1.                                      Principles of Reporting.

(a)                                 The presentation of results of operation of the Parties with respect to Co-Co Products for U.S. Administration will be based on each Party’s respective financial information presented separately and on a consolidated basis in the reporting format depicted as follows:

	[***]	[***]
[***]

[***]

[***]

[***]

[***]

[***]

[***]

(b)                                 It is the intention of the Parties to interpret definitions to be consistent with this Exhibit D and Accounting Principles, it being understood and agreed that (i) [***].  Where such costs will be determined based on either Party’s system of cost or project accounting, each Party agrees to provide reasonable supporting documentation, as may be requested by the other Party, to ensure that each Party’s methodologies are reasonable and consistently applied.  To the extent that such costs are not readily determinable based on the respective Party’s system of cost or project accounting, the JCC will develop a reasonable methodology for determining such costs.  Reasonable methodologies may include a standard rate or some other appropriate basis for allocating costs.  For billing and reporting, the statement of operations will be translated into U.S. Dollars in accordance with this Celgene Lead Co-Co Agreement.

D - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)                                  If necessary, a Party will make the appropriate adjustments to the financial information it supplies under this Exhibit D to conform to the above format of reporting results of operation.

(d)                                 The Parties agree that all Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product in the United States will be booked by Celgene.

2.                                      Frequency of Reporting.

(a)                                 The fiscal year for the purposes of reporting and other activities undertaken by the Parties pursuant to this Exhibit D will be a Calendar Year.  Unless the schedule of such reporting is altered by the JSC, reporting by each Party for revenues and expenses will be as set forth in this Paragraph 2 of this Exhibit D.

(b)                                 Celgene will prepare, for sales of Co-Co Product and Co-Co Diagnostic Product, a consolidated reporting of the activities undertaken by the Parties hereunder (including Operating Profit or Loss), the calculation of the Operating Profit or Loss sharing, and determination of the cash settlement as between the Parties.  Celgene will provide Jounce within [***] after the end of each Calendar Quarter, a detailed statement showing the consolidated results and calculations of the Operating Profit or Loss sharing and cash settlement required in a format agreed to by the Parties (the “Report”).  Jounce will cooperate as appropriate and provide Celgene with financial statements, within [***] of the end of each Calendar Quarter, for Jounce’s activities with respect to Co-Co Product and Co-Co Diagnostic Product (if any), prepared in accordance with the terms contained in the financial planning, accounting and reporting procedures set forth in this Exhibit D in order for Celgene to prepare the consolidated reports, including in reasonable detail the following costs and expenses incurred by Jounce (if any in such Calendar Quarter:  (i) Cost of Goods Sold, (ii) Marketing Costs, (iii) Sales Costs, (iv) Distribution Costs, and (v) Other Operating Income/Expense.

(c)                                  On a monthly basis, Celgene will supply Jounce with an estimate of Co-Co Annual Net Sales during the prior month of such Co-Co Product and Co-Co Diagnostic Product in the United States, in units, local currency and U.S. dollars (using the conversion method set forth in this Celgene Lead Co-Co Agreement) according to Celgene’s sales reporting system, which will be consistent with the financial planning, accounting and reporting procedures set forth in this Exhibit D.  Celgene shall also provide to Jounce information regarding the Allowable Expenses for such month, gross sales and gross-to-net sales for Co-Co Product and Co-Co Diagnostic Product.  Each such report will be provided as early as possible, but no later than [***] after the last day of the month in question, and will separately provide monthly and year-to-date cumulative figures. Celgene will provide to Jounce, together with the next monthly estimate under this Section 2(c), an updated report for the immediately preceding month providing a reconciliation of the estimated amounts for such preceding month against the actual Co-Co Annual Net Sales during such month of such Co-Co Product and Co-Co Diagnostic Product in the United States.

3.                                      Financial Records.   With respect to all financial records and reports required by this Exhibit D, each Party to the extent applicable hereunder will keep financial records in accordance with its Accounting Principles.  All cost reporting will be based on the appropriate

D - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

costs definitions stated in Paragraph 7 of this Exhibit D or elsewhere in this Celgene Lead Co-Co Agreement, and each Party will report costs in a manner consistent with a mutually agreed standard.

4.                                      Operating Profits and Loss Sharing.

(a)                                 The Parties agree to share Operating Profits or Losses with respect to Development and Commercialization of Co-Co Products and Co-Co Diagnostic Products in the United States as set forth below:

(i)             If this Celgene Lead Co-Co Agreement is for the Lead Program, then Celgene will bear (and be entitled to) seventy-five percent (75%), and Jounce will bear (and be entitled to) twenty-five percent (25%) of Operating Profits or Losses; or

(ii)          If this Celgene Lead Co-Co Agreement is for the second or any subsequent Other Program, then Celgene will bear (and be entitled to) fifty percent (50%), and Jounce will bear (and be entitled to) fifty percent (50%) of Operating Profits or Losses.

(b)                                 Celgene shall either invoice Jounce, or pay to Jounce, at the time the Report is delivered to Jounce, an amount such that Jounce will be bearing its Profit & Loss Share (as defined in Section 5.6 of this Celgene Lead Co-Co Agreement) for the relevant sales of Co-Co Product and Co-Co Diagnostic Product.  Either (i) Jounce shall make payment in full to Celgene of the amount of any such invoice, within [***] after the date of such invoice, or (ii) Celgene shall pay Jounce within [***] after the Report is delivered to Jounce, an amount such that Jounce will bear or receive its Profit & Loss Share.  Such amounts will be invoiced and paid (whether before or after Regulatory Approval is received) pursuant to this Paragraph 4(b) of this Exhibit D.  All payments to be made by either Party hereunder will be made in U.S. Dollars by wire transfer to such bank account as such Party may designate.  Celgene shall have the right to request deferral of Celgene’s obligation to pay amounts such that Jounce bears its Profit & Loss Share for the relevant sales of Co-Co Product and Co-Co Diagnostic Product as described in Exhibit G of the Master Collaboration Agreement.

(c)                                  In the event any payment is made after the date specified in Paragraph 4(b) of this Exhibit D and provided that such payment is not otherwise subject to good faith dispute, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 5.7.2 of this Celgene Lead Co-Co Agreement.

5.                                      Start of Operations and Effective Accounting Date Termination.

(a)                                 Operation of the Profit & Loss Share will be deemed to have commenced as of the Celgene Lead Effective Date.  Except as otherwise provided herein, costs and expenses incurred prior to such date are not chargeable to the Profit & Loss Share.

(b)                                 Unless otherwise set forth in this Celgene Lead Co-Co Agreement, for reporting and accounting purposes with respect to the Profit & Loss Share, the effective termination date of the Celgene Lead Co-Co Agreement with regard to the last detailing year for

D - 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Co-Co Product and Co-Co Diagnostic Product will be the end of the month in which such termination takes place.

6.                                      Audits.  Each Party will keep, and will cause its Affiliates and Sublicensees, as applicable, to keep, accurate books and records of accounting as required under its Accounting Principles for the purpose of calculating all amounts payable by either Party to the other Party under the Profit & Loss Share, including with respect to the calculation of Allowable Expenses, Gross Profit and Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product for U.S. Administration.  Such records shall be retained by each Party or any of its Affiliates or Sublicensees (in such capacity, the “Recording Party”) for a period of no less than [***] after the Calendar Year to which such records relate.  At the request of either Party, the other Party will, and, will cause its Affiliates and Sublicensees, as applicable, to, permit the requesting Party and its representatives (including an independent auditor), at reasonable times and upon reasonable notice to the Recording Party, to inspect, review and audit the books and records maintained pursuant to this Paragraph 6 of this Exhibit D.  Such examinations may not, unless otherwise required by applicable Law, (a) be conducted for any Calendar Year more than [***] after the end of such Calendar Year, (b) be conducted more than once in any [***] period, or (c) be repeated for any Calendar Year.  Except as provided below, the cost of this examination will be borne by the Party that requested the examination, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party will bear the cost of the audit.  Unless disputed as described below, if such audit concludes that additional payments were owed or that excess payments were made during such period, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 5.7.2 of this Celgene Lead Co-Co Agreement, within [***] after the date on which a written report of such audit is delivered to the Parties.  In the event of a dispute regarding such books and records, including the amounts owed to a Party under Section 5.6 of this Celgene Lead Co-Co Agreement or the calculation of Allowable Expenses, Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product or Gross Profit, the Parties will work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], such dispute will be resolved in accordance with Section 12.7 of the Master Collaboration Agreement.  The receiving Party will treat all information subject to review under this Paragraph 6 of this Exhibit D in accordance with the confidentiality provisions of Article 8 of the Master Collaboration Agreement and the Parties will cause any auditor or arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to a confidentiality agreement.

7.                                      Definitions.

(a)                                 “Allocable Overhead” means the following costs, attributable to the Profit & Loss Share, all of which will be consistent with Accounting Principles in accordance with each Party’s then-current practices and reported in a manner consistent with a standard mutually agreed upon by the Parties:

(i)                                     indirect supplies and department overhead, such as indirect labor and other department expenses; and

D - 4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)                                  facility overhead, such as rent, depreciation, utilities and facility support.

(b)                                 “Allowable Expenses” means the sum of the following costs and expenses incurred during the term the Profit & Loss Share is applicable, as set forth in Paragraph 5 of this Exhibit D, which will coincide with the Celgene Lead Co-Co Term, by the Parties, their Affiliates or Sublicensees, pursuant to the Commercialization, including Manufacturing, of Co-Co Products and Co-Co Diagnostic Products in accordance with this Celgene Lead Co-Co Agreement, during the applicable Calendar Quarter or the applicable Calendar Year:  [***], in each case that are incurred in accordance with the U.S. Development Budget and the terms and conditions of this Celgene Lead Co-Co Agreement.

(c)                                  “Costs of Goods Sold” or “COGS” means [***].

(d)                                 “Distribution Costs” means [***].

(e)                                  “Gross Profit” means [***].

(f)                                   “Manufacturing Costs” means [***].

(g)                                  “Marketing Costs” means [***].

(h)                                 “Operating Profits or Losses” means [***].

(i)                                     “Other Operating Income/Expense” means [***]:

(i)                                     [***].

(j)                                    “Pharmacovigilance Expenses” means [***].

(k)                                 “Product Recall Expenses” means [***].

(l)                                     “Regulatory Expenses” means [***].

(m)                             “Sales Costs” means [***].

(n)                                 “Sublicense Revenues” means [***].

D - 5

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT E

Form of Celgene Co-Co Material Transfer Agreement

This Celgene Co-Co Material Transfer Agreement No.        (the “Celgene Co-Co Material Transfer Agreement”) is made as of                                                  (the “Celgene Co-Co Material Transfer Agreement Effective Date”), pursuant to that certain Celgene Lead Co-Co Agreement for the [List Program] Program, entered into by Jounce Therapeutics, Inc., Celgene Corporation and Celgene RIVOT LLC, with an effective date of [•], 20    (the “[List Program] Program Celgene Lead Co-Co Agreement”), by and between:

Transferring Party:  [Please identify transferring party]

And

Co-Co Materials Receiving Party:  [Please identify receiving party]

for the transfer of:

A.                                    Confidential Information:

[Please identify any Confidential Information other than Celgene Co-Co Materials that would be transferred, e.g., assay protocols.  If none, state “None.”]

B.                                    Celgene Co-Co Materials:

[Please identify all Celgene Co-Co Materials to be transferred by type and name, as well as specifying the amount transferred.  If none, state “None.”]

for the following Program(s):

☐ [          ] Program

☐

and for the purpose of:

[Please describe purpose and scope of use of such Confidential Information and/or Celgene Co-Co Materials]

The Parties acknowledge and agree that the transfer of Confidential Information and/or Celgene Co-Co Materials pursuant to this Celgene Co-Co Material Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Master Collaboration Agreement and the [list Program] Celgene Lead Co-Co Agreement.  Any capitalized terms used in this Celgene Co-Co Material Transfer Agreement that are not defined herein have the meanings ascribed to them in the Master Collaboration Agreement or the [list Program] Celgene Lead Co-Co Agreement, as applicable.

[Signature Page Follows]

E - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, this Celgene Co-Co Material Transfer Agreement is entered into as of the Celgene Co-Co Material Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For the Transferring Party:	For the Co-Co Materials Receiving Party:

By:	By:

Name:	Name:

Title:	Title:

E - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT F

Form of Press Release

F - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT G

Section 1.1.                                 [***]

G - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE 2.3.4

Development Cost Share

For the Lead Program:

All Worldwide Development Costs will be allocated as follows: (a) eighty-five percent (85%) of such costs and expenses will be allocated to Celgene, and (b) fifteen percent (15%) of such costs and expenses will be allocated to Jounce.

For the Second and any Subsequent Other Program:

All Worldwide Development Costs will be allocated as follows: (a) seventy percent (70%) of such costs and expenses will be allocated to Celgene, and (b) thirty percent (30%) of such costs and expenses will be allocated to Jounce.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE 3.1.5(b)

Minimum Jounce and Celgene Sales Representative Qualifications

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE 6.8

Patents Licensed to Celgene

[List all Patents Licensed to Celgene]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

Form of Jounce Lead Co-Development and Co-Commercialization Agreement

B - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FORM OF JOUNCE LEAD CO-CO AGREEMENT

FINAL VERSION

JOUNCE LEAD CO-DEVELOPMENT AND CO-COMMERCIALIZATION
AGREEMENT

by and among

[                    ]

and

[                            ]

and

[                                ]

Dated as of [•], [•]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

i

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(continued)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(continued)

		PAGE

9.2.	Warranties; Disclaimer of Warranties	68

9.3.	Applicability of Terms of Master Collaboration Agreement	68

9.4.	Assignment	68

9.5.	Performance by Affiliates	70

9.6.	Entire Agreement	70

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LIST OF EXHIBITS

Exhibit A	Jounce Co-Co Program
Exhibit B	Co-Co Target, the Co-Co Candidate and the Collaboration Candidates
Exhibit C-1	Financial Terms — ICOS Activator Program
Exhibit C-2	Financial Terms — First Other Program
Exhibit D	Profit & Loss Share
Exhibit E	Form of Jounce Co-Co Material Transfer Agreement
Exhibit F	Form of Press Release
Exhibit G	[***]

LIST OF SCHEDULES

Schedule 2.3.4	Development Cost Share
Schedule 3.1.5(b)	Minimum Sales Representative Qualifications
Schedule 6.8	Patents Licensed to Celgene

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

JOUNCE LEAD CO-CO AGREEMENT

This JOUNCE LEAD CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT (this “Jounce Lead Co-Co Agreement”) is entered into and made effective as of [•], 20   (the “Execution Date”) by and among Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), and Celgene Corporation, a Delaware corporation (“Celgene Corp.”), with respect to all rights and obligations under this Jounce Lead Co-Co Agreement in the United States, and Celgene RIVOT LLC, a Delaware limited liability company (“Celgene RIVOT”), with respect to all rights and obligations under this Jounce Lead Co-Co Agreement outside of the United States (Celgene RIVOT and Celgene Corp. together, “Celgene”).  Celgene and Jounce are each referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Jounce and Celgene entered into that certain Master Research and Collaboration Agreement, dated as of July 18, 2016 (the “Master Collaboration Agreement”);

WHEREAS, pursuant to the terms of the Master Collaboration Agreement, upon exercise by Celgene of its Option with respect to (a) the ICOS Activator Program, and (b) the First Other Program for which Celgene exercises its Option (each, as defined in the Master Collaboration Agreement), the Parties shall enter into this Jounce Lead Co-Development and Co-Commercialization with respect to each such Program;

WHEREAS, pursuant to the Master Collaboration Agreement, Jounce has been developing the Co-Co Candidate and Collaboration Candidate(s) identified on Exhibit B hereto, each of which the Parties believe to be a potent [Immune Activator/Immune Suppressor] [select the applicable one before signing] of the Co-Co Target identified on Exhibit B; and

WHEREAS, pursuant to this Jounce Lead Co-Co Agreement, Jounce grants to Celgene (a) under a license, exclusive rights in the ROW Territory with respect to the development and commercialization of the Co-Co Candidate set forth on Exhibit B for such Jounce Co-Co Program and Co-Co Products (as defined in the Master Collaboration Agreement) for such Jounce Co-Co Program (any product that constitutes, incorporates, comprises or contains the Co-Co Candidate and/or any Collaboration Candidates listed on Exhibit B hereunder, the “Co-Co Products”) and (b) under a co-development and co-commercialization structure, co-exclusive rights (i) in the United States with respect to the development, manufacture and commercialization of the Co-Co Candidate and Co-Co Products and (ii) worldwide with respect to the manufacture of the Co-Co Candidate and Co-Co Products, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used, but not defined, herein will have the meanings ascribed to them in the Master Collaboration Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.1          “Co-Co Annual Net Sales” means, on a Co-Co Product-by-Co-Co Product basis, total Co-Co Net Sales by a Party, its Affiliates and Sublicensees of such Co-Co Product in a particular Calendar Year in the Territory or applicable portion thereof, as indicated. For clarity, “Co-Co Annual Net Sales” does not include any sales of Co-Co Diagnostic Products in the ROW Territory or, in the event of any Jounce Opt-Out, the Territory.

1.2          “Co-Co Indication” means any human disease or condition, or sign or symptom of a human disease or condition; it being understood that, [***].

1.3          “Co-Co Net Sales” means, with respect to any Co-Co Product or Co-Co Diagnostic Products, the [***] invoiced by a Party, its Affiliates and Sublicensees (each, a “Co-Co Selling Party”) to Third Party customers for sales of such Co-Co Product or Co-Co Diagnostic Product, less the following deductions [***] in accordance with (as applicable to the Co-Co Selling Party) the Accounting Principles, for:

(a)           [***];

(b)           [***];

(c)           [***];

(d)           [***];

(e)           [***]; and

(f)            [***].

[***].

If non-monetary consideration is received by a Co-Co Selling Party for any Co-Co Product or Co-Co Diagnostic Product in the relevant country, Co-Co Net Sales will be calculated based on the [***].  Notwithstanding the foregoing, Co-Co Net Sales shall not be imputed to transfers of Co-Co Products or Co-Co Diagnostic Products, as applicable, for use in [***].

Co-Co Net Sales shall be determined on, and only on, the first sale by a Party or any of its Affiliates or Sublicensees to a non-Sublicensee Third Party.

If a Co-Co Product is sold as part of a Jounce Program Co-Co Combination Product, Co-Co Net Sales will be the product of (i) Co-Co Net Sales of the Jounce Program Co-Co Combination Product calculated as above (i.e., calculated as for a non-Jounce Program Co-Co Combination Product) and (ii) the fraction [***], where:

[***].

Notwithstanding anything to the contrary contained herein, if and to the extent JTX-4014 is co-packaged or co-formulated with the Co-Co Product, then the sale of such co-packaged or co-formulated Co-Co Product shall not be deemed a Jounce Program Co-Co Combination Product but instead all of the applicable sales shall be deemed Co-Co Net Sales (subject to the applicable deductions referred to above).

2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.4          “Co-Co Product Data” means all relevant data included in the Know-How Controlled by either Party or its Affiliates in relation to the Co-Co Products for use in the Field that: (a) is in existence at the Jounce Lead Effective Date; (b) is generated from activities conducted by or on behalf of a Party under the Jounce Co-Co Development Plan or otherwise necessary for applications for Regulatory Approval or Regulatory Approvals for Co-Co Products or Co-Co Diagnostic Products in the Field; or (c) otherwise relates to Co-Co Product or Co-Co Diagnostic Product and is necessary for Regulatory Approval of the Co-Co Products or Co-Co Diagnostic Products in the Field.

1.5          “Co-Co Royalty Term” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, the period of time commencing on the First Co-Co Sale of such Jounce Co-Co Product in such country and expiring upon the latest of (a) the expiration of the last Valid Claim of a Patent within the Jounce Co-Co IP and Celgene IP that Covers the composition of matter or method of use of such Co-Co Product in such country, (b) the expiration of Jounce Co-Co Regulatory-Based Exclusivity of such Co-Co Product in such country, and (c) [***] anniversary of the date of First Co-Co Sale of such Co-Co Product in such country.

1.6          “Comparable Co-Co Third Party Product” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, any pharmaceutical or biological product [***].

1.7          “Core Dossier Study” means a core dossier of Clinical Trials and other studies to support Regulatory Approval in multiple jurisdictions for a Co-Co Product.

1.8          “Different Histology” means, in order to determine the milestone payments due to Jounce under this Jounce Lead Co-Co Agreement pursuant to Exhibit C-1 or C-2, that a Co-Co Product has received a Regulatory Approval for the treatment of an Indication that involves a cell, tissue or organ recognized as clinically discrete for diagnostic purposes from that for which such Product has previously received Regulatory Approval.

1.9          “Direct Cost” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties and employee expenses calculated in accordance with the applicable FTE Rate [***].

1.10        “First Co-Co Sale” means, on a Co-Co Product-by-Co-Co Product basis, the first sale for which revenue has been recognized by a Party or its Affiliates or Sublicensees in accordance with Accounting Principles consistently applied for use or consumption by the general public of such Co-Co Product in a country for which all Regulatory Approvals that may be legally required in order to sell such Co-Co Product in such country have been granted; in each case, provided, however, that the following shall not constitute a First Co-Co Sale:  (a) any sale to an Affiliate or Sublicensee of a Party unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Co-Co Product; (b) any use of such Co-Co Product in Clinical Trials, non-clinical development activities or other development activities with respect to such Co-Co Product by or on behalf of a Party, or disposal or transfer of such Co-Co Product for a bona fide charitable purpose; and (c) compassionate use, in each case for which no payment is received by a Party, its Affiliates or Sublicensees.

3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.11        “FTE Rate” means the equivalent of the work of one (1) full-time person engaged in Development, Manufacturing or Commercialization activities under this Jounce Lead Co-Co Agreement, carried out by an appropriately qualified employee of a Party or its Affiliates, based on [***] working hours or greater per year (such person, an “FTE”), at a rate of (a) in the case of Development activities under this Jounce Lead Co-Co Agreement, [***] per year, and (b) in the case of Manufacturing and Commercialization activities under this Jounce Lead Co-Co Agreement, [***] per year.  Any Party’s employee who devotes fewer than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by [***].  Any employee who devotes more than [***] hours per year on the applicable activities shall be treated as one (1) FTE.  For the avoidance of doubt, FTE shall not include the work of general corporate or administrative personnel, except for the portion of such personnel’s work time actually spent on conducting scientific, technical or commercial activities directly related to the Development, Manufacture or Commercialization of Program Products.

1.12        “Jounce Co-Co Development Budget” means, on a Co-Co Product-by-Co-Co Product basis, the budget for conducting Development of such Co-Co Product (and corresponding Co-Co Candidate and if applicable Co-Co Diagnostic Products) worldwide, pursuant to the Jounce Co-Co Development Plan, during a given Calendar Year and [***], as prepared in part by Celgene (for Co-Co Product for ROW Administration) and in part by Jounce (for Co-Co Product for U.S. Administration) and approved by the JSC in accordance with Section 2.3.6 “Jounce Co-Co Development Plan” means, on a Co-Co Product-by-Co-Co Product basis, the plan for the Development of such Co-Co Product (and corresponding the Co-Co Candidate and if applicable Co-Co Diagnostic Products) in the Territory, as prepared by Celgene (for Co-Co Product for ROW Administration) and by Jounce (for Co-Co Product for U.S. Administration) and approved by the JSC in accordance with Section 2.3.1.

1.14        “Jounce Co-Co IP” means, with respect to the Jounce Co-Co Program, (a) all Jounce IP (including any Background IP) Controlled by Jounce and/or its Affiliates as of the Jounce Lead Effective Date or at any time thereafter during the Co-Co Term, (b) Jounce’s interest in Joint Collaboration IP, and (c) Jounce’s interest in Collaboration IP (to the extent not included in Jounce IP), for each of (a), (b) and (c) solely to the extent that it is related to and/or reasonably necessary for the Development, Manufacture and/or Commercialization of the Co-Co Candidate, Co-Co Products and/or related Co-Co Diagnostic Products  including any such Patents that Cover any Co-Co Candidate, Co-Co Product and/or related Co-Co Diagnostic Product (“Jounce Co-Co Collaboration Patents”).  The Jounce Patents set forth on Schedule 6.8 are included in the Jounce Co-Co Collaboration Patents.

1.15        “Jounce Co-Co Lead Party” means, for the ROW Territory, Celgene, and for the United States, Jounce.

1.16        “Jounce Co-Co Regulatory-Based Exclusivity” means, on a Co-Co Product-by-Co-Co Product and country-by-country basis, that (a) Jounce, Celgene or any of their Affiliates or Sublicensees (or sublicensee as permitted under this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement, in the case of Jounce) has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Law) in such country to market and sell the Co-Co Product or the active ingredient or active

4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

moiety in such Co-Co Product in such country, or (b) the data and information submitted by Jounce, Celgene or any of their Affiliates or Sublicensees (or sublicensee as permitted under this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement, in the case of Jounce) to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval for such Co-Co Product may not be disclosed, referenced or relied upon in any way by any Person to support the Regulatory Approval or marketing of any [***].

1.17        “Jounce Lead Effective Date” means the date on or after the Execution Date that is the Implementation Date (as defined in the Master Collaboration Agreement) with respect to this Jounce Lead Co-Co Agreement.

1.18        “Jounce Program Co-Co Combination Product” means any Co-Co Product in a fixed dose, co-formulated or co-packaged combination with one (1) or more other active ingredient(s) that is not itself a Co-Co Product under this Jounce Lead Co-Co Agreement (such other active ingredients, “Other Actives”).  For clarification, the term “Other Active,” when referring to an ingredient included in such Co-Co Product refers to ingredients that are incorporated or included in the Co-Co Product for concurrent delivery or administration to patients to whom the Co-Co Product is administered (whether in the same or different formulations, or dosed separately or together) for the purpose of treating a disease or Co-Co Indication in such patients due to the administration of such active ingredient.

1.19        “Lead Party” means, with respect to the United States, Jounce, and, with respect to the ROW Territory, Celgene.  Notwithstanding the foregoing, Celgene shall be the Lead Party for the entire Territory from and after the Jounce Opt-Out Date, if any.

1.20        “Manufacturing Transition Costs” means the Direct Costs associated with the transfer by Jounce, following the Jounce Lead Effective Date, of responsibility for Manufacturing and CMC Activities to Celgene or a Third Party, [***].

1.21        “MSKCC Agreement” means the license agreement between Jounce Therapeutics as licensee, and Sloan-Kettering Institute for Cancer Research, Memorial Sloan-Kettering Cancer Center and Memorial Hospital for Cancer, together with the University of Texas MD Anderson Cancer Center as licensors (together, “MSKCC”), dated December 26, 2013, and as amended and restated September 28, 2015.

1.22        “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for a Program hereunder and have been recorded in accordance with the Accounting Principles.

1.23        “Phase 4 Clinical Trial” means a post-marketing human clinical trial of a product in any country that would satisfy the requirements of U.S. 21 C.F.R. Part Sec. 312.85 to delineate additional information about such product’s risks, benefits, and optimal use.

1.24        “ROW Administration” means administration of Co-Co Products to a patient when such patient is located in the ROW Territory.

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1.25        “U.S. Administration” means administration of Co-Co Product to a patient when such patient is located in the United States.

1.26        “U.S. Commercialization Budget” means, on a Co-Co Product-by-Co-Co Product basis, the budget for conducting Commercialization of such Co-Co Product (and corresponding Co-Co Diagnostic Products, if applicable) for U.S. Administration, pursuant to the U.S. Commercialization Plan, during a given Calendar Year and [***], as prepared by Jounce (in consultation with Celgene) and approved by the JCC in accordance with Section 3.1.2(c).

1.27        “U.S. Commercialization Plan” means the plan that specifies the Parties’ responsibilities for the Commercialization of Co-Co Product for U.S. Administration during a given Calendar Year and the [***].

1.28        “Worldwide Manufacturing Plan” means the Manufacturing plan for the Co-Co Candidate and Co-Co Products for Development for both U.S. Administration and ROW Administration.

1.29        Additional Definitions.

Each of the following terms has the meaning described in the corresponding section of this Jounce Lead Co-Co Agreement indicated below:

Defined Term:	Section:
Adverse Study Effect	2.3.2(c)(4)
Allocable Overhead	Exhibit D
Allowable Expenses	Exhibit D
Celgene	Preamble
Celgene Corp.	Preamble
Celgene RIVOT	Preamble
Co-Co Candidates	Recitals; 2.2.3; Exhibit B
Co-Co Diagnostic Products	2.2(a)
Co-Co Enforcement Proceeding	6.5.2(d)
Co-Co Materials Receiving Party	2.7.1
Co-Co Products	Recitals
Co-Co Step-In Proceeding	6.5.2(d)
Co-Co Target	2.1.2; Exhibit B
Co-Co Transferring Party	2.7.1
Commercialization Report	3.1.3
Competitive Infringement	6.5.1
Cost of Goods Sold or COGS	Exhibit D
Cure Period	8.3.1
[***]	[***]
Development Cost Report	2.3.6(c)
Development Cost Share	2.3.4
Distribution Costs	Exhibit D
Full Amount	8.7.2
Gross Profit	Exhibit D
Hatch-Waxman Act	6.5.2(a)

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Defined Term:	Section:
Indemnification Claim	7.3
Indemnitee	7.3
Indemnitor	7.3
[***]	[***]
Information Request	3.1.5(d)
JCC	4.3.1
Jounce	Preamble
Jounce Co-Co Additional Study	2.3.2(c)
Jounce Co-Co Additional Study Approval	2.3.2(c)(3)
Jounce Co-Co Material Transfer Agreement	2.7.1
Jounce Co-Co Material Transfer Agreement Effective Date	Exhibit E
Jounce Co-Co Materials	2.7.1
Jounce Co-Co Product Patents	6.5.2(a)
Jounce Co-Co Program	Exhibit A
Jounce Co-Co Purpose	2.7.1
Jounce Co-Co Selling Party	1.11
Jounce Co-Co Term	8.1
Jounce Independent Product	2.9
Jounce Lead Co-Co Agreement	Preamble
Jounce Opt-Out Notice	4.4.1
Jounce Opt-Out Date	4.4.2
[***]	[***]
Jounce Lead Effective Date	Preamble
Jounce Reversion Products	8.7.1
Lump Sum	2.3.2(c)(3)
Manufacturing Costs	Exhibit D
Marketing Costs	Exhibit D
Master Collaboration Agreement	Recitals
MSKCC Patents	6.3.3
Non-Proposing Party	2.3.2(c)(1)
Operating Profits or Losses	Exhibit D
Other Actives	1.15
Other Operating Income/Expenses	Exhibit D
Party or Parties	Preamble
Payee Party	5.7.3
Paying Party	5.7.3
Pharmacovigilance Agreement	2.4.5(a)
Pharmacovigilance Expenses	Exhibit D
Product Recall Expenses	Exhibit D
Profit & Loss Share	5.6
Program Assets	2.9
Proposing Party	2.3.2(c)
Recording Party	Exhibit D
Regulatory Expenses	Exhibit D
Report	Exhibit D
ROW Development Costs	2.3.4

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Defined Term:	Section:
Safety and CMC Data	2.4.3(b)
Safety Reason	8.2.2
Sales Costs	Exhibit D
Sublicense Revenues	Exhibit D
U.S. Administration Liabilities	7.5
U.S. Commercialization Costs	3.1.6
U.S. Commercialization Report	3.2.3
Worldwide Development Costs	2.3.4

1.30        Definitions from Master Collaboration Agreement.  Capitalized terms used herein but not defined, including each of the following terms, have the meaning described in the Master Collaboration Agreement:

Defined Term:
Accounting Principles
Affiliate
Antitrust Law
Background IP
Bankruptcy Code
Biologics License Application or BLA
Business Combination
Business Day
Calendar Quarter
Calendar Year
CDR Celgene Indemnitees
Celgene Independent Products
Celgene IP
Celgene Option Exercise Notice
Celgene Patents
Claims
Clinical Trial
CMC Activities
Co-Co Indication
Co-Co Product
Collaboration Candidates
Collaboration IP
Commercialization
Commercialization Activities
Commercialization Lead Party
Commercially Reasonable Efforts
Confidential Information
Control, Controls or Controlled
Cover, Covering or Covered
Damages
Data Package
Development
Development & Commercialization Agreement

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Defined Term:
Development Candidate
Development Lead Party
Diagnostic Product
Dollars or $
EMA
Equity Purchase Agreement
Executive Officers
FDA
Field
First Other Program
Good Clinical Practices or GCP
Good Laboratory Practices or GLP
Good Manufacturing Practices or GMP
IIT or Investigator Initiated Trial
Immune Activator Immune Inhibitor Implementation Date
IND Inventions Joint Collaboration IP
Jounce Indemnitees
Jounce IP
Jounce Patents
Jounce Program
Jounce Program Assets
JSC Know-How
Law or Laws
Litigation Conditions
LO Criteria MAA
Major Market Countries
Manufacture or Manufacturing
New Drug Application or NDA
Option
Option Exercise Notice
Patents
Patent Committee
Person
Phase 3 Clinical Trial
Pivotal Clinical Trial Product Liability
Products
Program
Prosecution and Maintenance
Regulatory Approval
Regulatory Authority
Regulatory Lead Party
Regulatory Materials
Reimbursable Costs

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Defined Term:
Resulting Patents
ROW Territory
Specifically Directed
Sublicensee
Target
Territory
Third Party
Third Party License
United States or U.S.

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ARTICLE 2
DEVELOPMENT, REGULATORY AND SUPPLY

2.1.         Jounce Co-Co Program, Co-Co Target and Candidates.

2.1.1       Jounce Co-Co Program.  The “Jounce Co-Co Program” is the Program set forth on Exhibit A.

2.1.2       Co-Co Target.  The Collaboration Target for this Jounce Lead Co-Co Agreement is set forth on Exhibit B (“Co-Co Target”).

2.1.3       Co-Co Candidates.  The Development Candidate for this Jounce Lead Co-Co Agreement, as of the Jounce Lead Effective Date, is set forth on Exhibit B (“Co-Co Candidate”), which Exhibit also contains the other Collaboration Candidates, including without limitation Collaboration Candidates that meet the LO Criteria, under this Jounce Co-Co Program.

2.2.         Roles and Responsibilities.

2.2.1

(a)                                 U.S.  As of and after the Jounce Lead Effective Date, subject to the terms and conditions of this Jounce Lead Co-Co Agreement and applicable provisions of the Master Collaboration Agreement, the Parties will assume through the JSC joint responsibility for, and control of, the Development and Commercialization of the Co-Co Candidate, Co-Co Products and Diagnostic Products for such Co-Co Products (“Co-Co Diagnostic Products”) in the Field in the United States for U.S. Administration, under the Jounce Co-Co Development Plan and the U.S. Commercialization Plan, respectively.  Jounce shall be the Development Lead Party, the Commercialization Lead Party and the Regulatory Lead Party in the United States.  The JSC and JCC, as applicable, will assign to each Party roles and responsibilities for performing the Development and Commercialization in the United States consistent with the terms and conditions of this Jounce Lead Co-Co Agreement and the Master Collaboration Agreement.

(b)                                 ROW.  As of and after the Jounce Lead Effective Date, subject to the terms and conditions of this Jounce Lead Co-Co Agreement and applicable provisions of the Master Collaboration Agreement, Celgene will assume sole responsibility for, and control of, Developing and Commercializing the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory for ROW Administration, under the Jounce Co-Co Development Plan subject to the activities to be performed by the JSC pursuant to the Master Collaboration Agreement with respect to such Development activities in the ROW Territory.  Celgene shall be the Development Lead Party, the Commercialization Lead Party and the Regulatory Lead Party in the ROW Territory.  Jounce will reasonably cooperate with Celgene in such Development and Commercialization activities in the ROW Territory in accordance with Section 2.2.3 provided, however, that if such cooperation will cause Jounce to incur material Direct Costs (including Out-of-Pocket Costs), then Celgene shall reimburse such costs to the extent approved in advance by Celgene.

2.2.2       Diligence.  Celgene, directly or through one or more of its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Develop and Commercialize Co-Co

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Products in the Field for ROW Administration and otherwise to perform its obligations under the Jounce Co-Co Development Plan in the ROW Territory.  Each Party, directly or through one or more of its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Develop and Commercialize Co-Co Products in the Field for U.S. Administration and otherwise perform its obligations under the Jounce Co-Co Development Plan in the United States.  Each Party will reasonably cooperate with the other Party in performing the foregoing obligations.

2.2.3       Assistance.  During the Jounce Co-Co Term, each Party will cooperate with the other Party to provide reasonable assistance requested by such other Party, to facilitate the transfer of Development, Manufacture and Commercialization efforts related to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, including assistance with respect to regulatory and Clinical Trial transition matters, and with the transfer to the other Party of any additional Know-How licensed to such other Party under Section 2.7.  Such cooperation will include providing the other Party with reasonable access in-person or by teleconference to such Party’s personnel involved in the research, Development and Manufacture of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products. Notwithstanding the foregoing provisions of this Section 2.2.2, if such cooperation pertains primarily to the ROW Territory and will cause Jounce to incur material Direct Costs (including Out-of-Pocket Costs), then Celgene shall reimburse such costs to the extent approved in advance by Celgene.

2.3.         Development.

2.3.1       Development Plan.

(a)                                 Scope and Preparation.  Promptly after the Jounce Lead Effective Date, Jounce (with respect to Development of the Co-Co Product for U.S. Administration) and Celgene (with respect to Development of the Co-Co Product for ROW Administration) shall each prepare and submit to the JSC for review and approval such Party’s respective portion of an initial global Jounce Co-Co Development Plan for Co-Co Products, including any activities to be performed by the other Party in the applicable Lead Party’s portion of the Territory, including after the Jounce Lead Effective Date any proposed Core Dossier Studies the JSC determines are ongoing, if any, and any additional Core Dossier Studies that such Party plans to conduct pursuant to the Jounce Co-Co Program, as well as all other Clinical Trials and other studies to be conducted by either or both Parties pursuant to this Jounce Lead Co-Co Agreement pursuant to this Section 2.3.  All reasonable Direct Costs incurred by either Party or its Affiliates in conducting (i) Development activities pursuant to the Jounce Co-Co Development Plan, (ii) Core Dossier Studies (as mutually determined by the Parties) for Co-Co Products following the Jounce Lead Effective Date, or (iii) Jounce Co-Co Additional Studies that the Parties agree to conduct pursuant to this Section 2.3 following the Jounce Lead Effective Date shall be considered Worldwide Development Costs.  The JSC will set the required form and contents of the Jounce Co-Co Development Plan, and will review and approve each Jounce Co-Co Development Plan.  Subject to the Development Lead Party’s right to make a final decision pursuant to Section 4.2.5 of the Master Collaboration Agreement, the Jounce Co-Co Development Plan shall incorporate any reasonable comments made by either Party in relation to the Development of Co-Co Products either within or outside such Party’s territory. The costs of conducting Development activities in both the ROW Territory and the United States in relation to the Jounce Co-Co

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Program shall be reflected in the Jounce Co-Co Development Budget and allocated and paid as set forth in Section 2.3.4.

(b)                                 Updates.  Following the initial preparation of the Jounce Co-Co Development Plan as set forth in Section 2.3.4(a), the JSC will update the Jounce Co-Co Development Plan at least [***] during the Jounce Co-Co Term prior to the grant of Regulatory Approval for the applicable Co-Co Products, with Jounce proposing the updates for the Jounce Co-Co Development Plan with respect to Co-Co Products for U.S. Administration and Celgene proposing the updates for the Jounce Co-Co Development Plan with respect to Co-Co Products for ROW Administration.  In addition, either Party may reasonably request at any time that the JSC consider and approve other updates to the Jounce Co-Co Development Plan for Development activities to support Regulatory Approval on a global basis, including any Jounce Co-Co Additional Study that the Parties agree to conduct pursuant to Section 2.3.2(c)(1). Neither Party (itself or by or through any others, including any Affiliates or Sublicensees) will take any material action regarding the Development of the Co-Co Candidate or Co-Co Products unless described in the Jounce Co-Co Development Plan or mutually agreed upon in writing by the Parties or, with respect to Jounce Co-Co Additional Studies, in accordance with Section 2.3.2.  Neither Party (itself or by or through any others, including any Affiliates or Sublicensees) will perform any material Development activities for any the Co-Co Candidate, Co-Co Products or Co-Co Diagnostic Products unless described in the Jounce Co-Co Development Plan, as specified in Section 2.3.2 or required by applicable Laws or applicable Regulatory Authorities or independent monitoring boards for Clinical Trials.

2.3.2       Conduct of Certain Development Activities.  Subject to Section 2.3.3:

(a)                                 Ongoing Clinical Trials.

(i)            If Jounce was conducting one or more Clinical Trials with respect to the Co-Co Candidate and/or Co-Co Product under the Collaboration that involve activities that are in excess of that which is necessary for the preparation of the applicable Data Package  (each such Clinical Trial, an “Ongoing Clinical Trial”), including (a) enrollment of additional subjects to such Clinical Trial under an amendment to the protocol for such Clinical Trial, or (b) a separate Clinical Trial, and such activities, including as described in (a) or (b) have not been completed as of the Jounce Lead Effective Date, including any Core Dossier Study, then Jounce will continue to be responsible for the performance of such activities, including such Clinical Trial(s).  [Unless otherwise agreed by the Parties [***](A) the Direct Costs incurred by Jounce on and after [***] such Ongoing Clinical Trial, provided such Ongoing Clinical Trial [***]Direct Costs incurred by Jounce [***]with respect to such Ongoing Clinical Trial [***] Direct Costs incurred by Jounce) [***] (the “Allocable Costs”), together with [***]. The Parties understand and agree that[***] Ongoing Clinical Trial [***].  For each Ongoing Clinical Trial that Celgene does not agree to include in the Worldwide Development Costs that are subject to the Development Cost Share, (x) Jounce may only conduct such Ongoing Clinical Trial at its sole expense, subject to adjustment pursuant to the [***] and the [***] set forth below, and (y) Celgene shall always be entitled to reference any safety data generated in any such Ongoing Clinical Trial; and

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(ii)           Notwithstanding the foregoing, in the event that Jounce was conducting one or more Pivotal Clinical Trials with respect to any Co-Co Candidate and/or Co-Co Product that have not been completed as of the Jounce Lead Effective Date, including any Core Dossier Study, then Celgene shall determine in its sole discretion whether to include such Pivotal Clinical Trial in the Worldwide Development Costs and subject to the Development Cost Share. If Celgene elects to include such Pivotal Clinical Trial in the Worldwide Development Costs in accordance with Section 2.3.2(a)(i), then Jounce shall provide to Celgene a report of actual Development costs incurred by Jounce for such Pivotal Clinical Trial prior to Celgene’s opt-in to this Jounce Lead Co-Co Agreement, together with reasonable supporting evidence of such incurred Development costs.  If Celgene does not does not agree to include any such Pivotal Clinical Trial in the Worldwide Development Costs subject to the Development Cost Share in accordance with Schedule 2.3.4, then (x) Jounce may only conduct such Pivotal Clinical Trial at its sole expense, subject to adjustment pursuant to the [***] and the [***] set forth below, and (y) Celgene shall always be entitled to reference any safety data generated in any such Pivotal Clinical Trial.](1)

(b)                                 New Clinical Trials and Other Studies.  If, following the Jounce Lead Effective Date, a Party (the “Proposing Party”) wishes (i) to conduct a Clinical Trial or other study of Co-Co Products for ROW Administration (where the Proposing Party is Celgene), or for U.S. Administration (where the Proposing Party is Jounce), (ii) to Develop Co-Co Products in a country for which it is the Development Lead Party for any Co-Co Indication in the Field other than a Co-Co Indication for which such Co-Co Products are being Developed pursuant to the Jounce Co-Co Development Plan, (iii) to Develop a dosage form or formulation of Co-Co Products in a country for which the Proposing Party is the Development Lead Party other than that being studied in the Jounce Co-Co Development Plan, or (iv) to conduct any other Clinical Trial of a Co-Co Product in the Field in a country for which the Proposing Party is the Development Lead Party, including any Clinical Trial that the JSC determines is a Core Dossier Study after the Jounce Lead Effective Date, or any Clinical Trial or study that is not otherwise set forth in the Jounce Co-Co Development Plan, or any Clinical Trial that the Proposing Party believes may have utility to support Regulatory Approval on a global basis (each such study not already included in a Jounce Co-Co Development Plan, a “Jounce Co-Co Additional Study”), then (A) the Proposing Party shall first provide the proposed trial design and protocol for such Jounce Co-Co Additional Study to the JSC for review and approval as to the clinical and regulatory aspects of such Jounce Co-Co Additional Study, and shall incorporate reasonable comments from the JSC into such Jounce Co-Co Additional Study design and protocol, and (B) following such review by the JSC, provide the final proposed design and projected costs of such Jounce Co-Co Additional Study to the JSC.

(c)                                  Effect of Decision to Co-Fund or not Co-Fund.  In the case of an Ongoing Clinical Trial or a Jounce Co-Co Additional Study, the following shall apply:

(1)                   [***].

(1)  [***]

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(2)                   [***].

(3)                   [***].

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(4)                   [***].

(5)                   [***].

(6)                   [***].

2.3.3       [***].

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2.3.4       Worldwide Development Costs/ROW Development Costs.  During the Jounce Co-Co Term, all Development costs incurred worldwide under the Jounce Co-Co Development Plan in accordance with terms and conditions of this Jounce Lead Co-Co Agreement, but excluding Development costs for ROW Administration that constitute ROW Development Costs (such Development costs after exclusion of the costs solely for ROW Administration that constitute ROW Development Costs the “Worldwide Development Costs”) by the Parties shall be borne as set forth on Schedule 2.3.4 (the “Development Cost Share”).   Celgene shall bear one hundred percent (100%) of any Developments costs it incurs solely for ROW Administration that are included as efficacy data (and not solely safety data) intended to be included in Regulatory Filings for Regulatory Approval of Co-Co in the ROW Territory (“ROW Development Costs”).   For clarity, the Parties shall jointly bear, pursuant to the Profit & Loss Share, any Development costs incurred solely for U.S. Administration that are included as efficacy data (and not solely safety data) intended to be included in Regulatory Filings for Regulatory Approval of Co-Co in the United States.  The Parties shall mutually and reasonably agree whether any Development activities were intended solely for US Administration or ROW Administration or intended to be included in Regulatory Filings for Regulatory Approval on a global basis. Worldwide Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as follows:

(a)                                 Records.  Each Party shall calculate and maintain records of Worldwide Development Costs incurred by it in accordance with Section 2.3.6, including for each person engaged in research, Development, Manufacturing or Commercialization activities under this Jounce Lead Co-Co Agreement for U.S. Administration.

(b)                                 Reporting.  Within [***] following the end of each Calendar Quarter, each Party shall provide the other Party a report of actual Worldwide Development Costs incurred by such Party during such Calendar Quarter in accordance with the Jounce Co-Co Development Plan, together with reasonable supporting evidence of such Worldwide Development Costs.  Costs for persons engaged in research, Development, Manufacturing or Commercialization activities for U.S. Administration under this Jounce Lead Co-Co Agreement shall be included in the Worldwide Development Costs subject to the Development Cost Share on an FTE Rate basis.

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(c)                                  Payment.  The Party that incurs less than its share of the total actual Worldwide Development Costs as set forth on Schedule 2.3.4 shall pay to the other Party a payment amount calculated so that each of the Parties bears its Development Cost Share after giving effect to such payment for such Calendar Quarter; provided, however, that in no event shall any of the Worldwide Development Costs be borne as expenses in determining the Profit & Loss Share for U.S. Administration.

2.3.5       Retained Rights for Certain Development Activities.  Notwithstanding anything in this Jounce Lead Co-Co Agreement to the contrary, (a) Jounce retains the right to conduct Development of Co-Co Products in the ROW Territory, (b) Celgene retains the right to conduct Development of Co-Co Products in the United States, in each case of (a) and (b) solely to the extent necessary or useful to support Regulatory Approval for or conduct post-marketing studies of such Co-Co Product in connection with Jounce’s Commercialization of Co-Co Product for U.S. Administration, or Celgene’s Commercialization of Co-Co Product for ROW Administration, as applicable, (c) (i) Jounce retains the right in the ROW Territory, and (ii) Celgene retains the right in the United States, to Manufacture and have Manufactured the Co-Co Candidate and Co-Co Products to the extent reasonably required to support, in the case of Jounce, Jounce’s Development and Commercialization of the Co-Co Candidate and Co-Co Products in the United States, and in the case of Celgene, Celgene’s Development and Commercialization of the Co-Co Candidate and Co-Co Products within the ROW Territory, in each case to the extent such Party has the right to conduct such Manufacturing pursuant to Section 2.5.  If either Party plans to undertake such activities, it shall so notify the other Party and obtain such Party’s consent, not to be unreasonably withheld.  The rights retained by the Parties in this Section 2.3.5 include the right to use or enroll patients in association with any Clinical Trial(s) or other Development study(ies) of Co-Co Products, or Co-Co Diagnostic Products in the ROW Territory (in the case of Jounce) and in the United States (in the case of Celgene), provided that the Party seeking to use or enroll such patients must, prior to such use or enrollment, seek and obtain the prior written agreement of the other Party, and provided further that if the Parties are unable to agree on whether such use or enrolment of patients should be permitted, such decision will be considered a decision with “global implications” and will thereafter be subject to Section 4.2.5 of the Master Collaboration Agreement.

2.3.6       Jounce Co-Co Development Budget and Costs.

(a)                                 Territory Development Budgets. Promptly after the Jounce Lead Effective Date, and concurrently with the preparation of the Jounce Co-Co Development Plan pursuant to Section 2.3.4, the Parties shall cooperate to prepare the Jounce Co-Co Development Budget.  Jounce shall be responsible for the preparation of the portion of the budget for the Development activities, including all Clinical Trials to be conducted in support of Regulatory Approval of Co-Co Products in the United States, and Celgene shall be responsible for the preparation of the portion of the budget for the Development activities, including all Clinical Trials, to be conducted solely to support Regulatory Approval of Co-Co Products in the ROW Territory.  For Worldwide Development Costs to be incurred from and after the Jounce Lead Effective Date, the JSC will review and approve the Jounce Co-Co Development Budget reasonably in advance of the applicable Worldwide Development Costs being incurred (with the intent being to obtain such approval at least [***] in advance of such costs being incurred, where practicable).  Thereafter, the JSC will update and provide the JSC with a copy of the Jounce Co-Co

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Development Budget, including the budgeted Worldwide Development Costs, each Calendar Year at a meeting of the JSC sufficiently in advance of the next Calendar Year so as to provide the Parties with an opportunity to budget accordingly, but in any event no later than October 1st of each Calendar Year during the Jounce Co-Co Term.  The JSC will review and approve any such update or any other amendment to the Jounce Co-Co Development Budget.  In addition, either Party may request at any time that the JSC consider and approve other updates to the Jounce Co-Co Development Budget. The Parties understand and agree that, if the Non-Proposing Party does not elect to participate in the Jounce Co-Co Additional Study as set forth in Section 2.3.2, the Proposing Party shall have the sole right to amend the Jounce Co-Co Development Budget to account for the costs of such Jounce Co-Co Additional Study (but, for clarity, shall not have the right to impose any additional payment obligations on the Non-Proposing Party for expenses related to such Jounce Co-Co Additional Study, unless and until a [***] occurs as set forth in Section 2.3.3, or a [***] occurs pursuant to Section 2.3.2(c)(3)).  Notwithstanding the foregoing, and pursuant to Section 2.1.2(b) of the Master Collaboration Agreement and subject to JSC approval, Jounce and Celgene shall use their Commercially Reasonable Efforts to negotiate a clinical supply agreement for supply of PD-1 antibodies that are commercially available from a Third Party to be used in combination with JTX-2011, the costs of which will be borne by Celgene until the earlier of (a) the Research Term expiration or (b) [***].

(b)                                 Direct Costs.  Subject to subsection (a) and Sections 2.3.2, 2.3.3 and 2.3.5, all reasonable Direct Costs (including Out-of-Pocket Costs) arising from either Party’s conduct of Development with respect to the Jounce Co-Co Program in accordance with the Jounce Co-Co Development Plan and the Jounce Co-Co Development Budget shall be included as a Worldwide Development Cost and be subject to the Development Cost Share in accordance with Schedule 2.3.4.

(c)                                  Development Cost Report.  Promptly following the Jounce Lead Effective Date, the JSC shall agree upon a form of cost report to be prepared and submitted by each Party to the JSC on a Calendar Quarterly basis setting forth the costs incurred by each Party in conducting Development activities in accordance with the Jounce Co-Co Development Plan and the Research budget in the previous Calendar Quarter (the “Development Cost Report”).  Within [***] after the end of each Calendar Quarter following the Jounce Lead Effective Date (or the determination by the JSC of the scope of Development activities to be conducted by the Parties under the Jounce Co-Co Development Plan, if later), each Party shall submit its Development Cost Report for the previous Calendar Quarter to the JSC.  Such Development costs incurred in accordance with this Section 2.3.6 in connection with the Jounce Co-Co Development Budget shall be included as a Worldwide Development Cost and be subject to the Development Cost Share in accordance with Schedule 2.3.4.

2.3.7       Status Reports.  Each Party shall provide a reasonably detailed written progress report to the JSC, at least once every Calendar Quarter, on the status of its activities and efforts with respect to the Jounce Co-Co Program, including the status of any research activities under the Jounce Co-Co Program, or any Co-Co Candidate being Developed and/or Commercialized under such Jounce Co-Co Program, including (to the extent not covered in the Jounce Co-Co Development Plan):  (i) the design, status and results of any Clinical Trials (including any Core Dossier Studies and Jounce Co-Co Additional Studies) and other studies of

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Co-Co Products; and (ii) any key Development or regulatory events, and any Regulatory Approvals filed for or achieved, for Co-Co Products.  Such report should be provided no later than [***] before the next scheduled meeting of the JSC, in order to provide the JSC the opportunity to review such report prior to such meeting.

2.4.         Regulatory.  The Parties understand and agree that Section 2.5 of the Master Collaboration Agreement shall apply to this Jounce Lead Co-Co Agreement.

2.4.1       Transfer of Regulatory Materials.  Jounce shall transfer to Celgene, promptly after the Jounce Lead Effective Date (but subject to Section 2.4.2), any and all Regulatory Materials (including any foreign counterparts of the IND and BLA) for all the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in or for the ROW Territory, and thereafter Celgene (or its designee) shall file and hold title to all Regulatory Materials and Regulatory Approvals and supplements thereto relating to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in and for the ROW Territory.

2.4.2       Responsibility.  Celgene will be the Regulatory Lead Party for Development, Manufacture and Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory and for ROW Administration As of and after the date upon which the transfer is effected pursuant to Section 2.4.1 as of the Jounce Lead Effective Date, and Jounce will remain the Regulatory Lead Party for Development, Manufacture and Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the United States and for U.S. Administration.  In each case the applicable Regulatory Lead Party shall take full responsibility for preparing and filing the relevant Regulatory Materials and seeking Regulatory Approval.  During the Jounce Co-Co Term, and in addition to each Party’s obligations pursuant to Sections 2.3.7 and 2.4.3, each Regulatory Lead Party shall keep the other Party, through the JSC, reasonably informed, through updates at each meeting of the JSC, of material regulatory activities and events that occur with respect to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the ROW Territory.  Notwithstanding the foregoing, in the event Jounce continues to be responsible for the performance of a Clinical Trial pursuant to and in accordance with Section 2.3.2(a), Jounce will retain ownership of any Regulatory Materials and Regulatory Approvals (including any equivalent of the IND for any country in the ROW Territory) for the Co-Co Candidate and Co-Co Products until completion of such Clinical Trial.  In the event of failure to assign such Regulatory Materials and Regulatory Approvals to Celgene as required by Section 2.4.1 and this Section 2.4.2, Jounce hereby consents and grants to Celgene the right to access and reference (without any further action required on the part of Jounce, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such Regulatory Materials and Regulatory Approvals.

2.4.3       Rights to Use Co-Co Product Data.

(a)                                 Each Party, as the Development Lead Party in a given country for Development of the Co-Co Candidate and Co-Co Products in such country, shall keep accurate records of all Co-Co Product Data generated as a result of all activity by or on behalf of such Development Lead Party in performing Development and Commercialization in relation to the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, including any data generated

20

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

pursuant to the Party’s activities under Section 2.3.2.  Except as provided in Section 2.3.2(c)(2), each Development Lead Party shall provide the other Party with copies of, or access to, all such Co-Co Product Data Controlled by the Development Lead Party during the Jounce Co-Co Term that is necessary for or reasonably related to the Development and Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products promptly following the generation of such Co-Co Product Data.  Co-Co Product Data Controlled by Celgene or its Affiliates or Sublicensees (other than that to which Jounce does not have rights pursuant to Section 2.3.2(c)(2)) shall be included in the license grant to Jounce pursuant to Section 6.1.3, and Co-Co Product Data Controlled by Jounce or its Affiliates or Sublicensees (other than that to which Celgene does not have rights pursuant to Section 2.3.2(c)(2)) shall be included in the Jounce Know-How and licensed to Celgene pursuant to Section 6.1.1.

(b)                                 Notwithstanding anything to the contrary in this Jounce Lead Co-Co Agreement, each Development Lead Party shall promptly provide to the other Party, free of charge, copies of and rights of reference to and use of all Co-Co Product Data that is Controlled by the Development Lead Party, and that are relevant to or necessary to address issues relating to: (i) the safety of Co-Co Products within or in the United States, including data that is related to adverse effects experienced with the Co-Co Candidate or Co-Co Products, or (ii) CMC Activities relating to the Co-Co Candidate or Co-Co Products, and in each of (i) and (ii), that are required to be reported or made available to Regulatory Authorities within or in the United States, when and as such data become available (collectively, “Safety and CMC Data”).  Each Party shall use the Safety and CMC Data provided to it pursuant to this Section 2.4.3(b) solely to Develop and Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory (in the case of Celgene), and in the United States in the Field (in the case of Jounce).

2.4.4       Communication with Regulatory Authorities.  Subject to Sections 2.4.5 and 2.4.7, Celgene shall be responsible for handling all complaints and communications (including with Regulatory Authorities) relating to Co-Co Products for ROW Administration, and Jounce shall be responsible for handling all complaints and communications (including with Regulatory Authorities) relating to Co-Co Products for U.S. Administration.  Without limiting the foregoing, each Party when acting as the Regulatory Lead Party shall promptly notify the other Party (which may be through the JSC or the JCC) of any material oral or written communications to or from Regulatory Authorities, and any Regulatory Materials or filings on matters related to the Co-Co Products, or which may reasonably be deemed to impact the Development, Manufacture, marketing, Regulatory Approval or Commercialization of Co-Co Products, outside the Regulatory Lead Party’s territory, and shall provide the other Party with copies of any such material written communications within [***], or earlier as specified in the Pharmacovigilance Agreement, of receipt or delivery of such communication, as the case may be, or such earlier date as required by Applicable Laws, the FDA, the EMA or other relevant Regulatory Authority.  In addition the Regulatory Lead Party shall provide the other Party with copies of draft Regulatory Materials, including any material regulatory filings or communications, at least [***] in advance of any proposed filing, and shall give such other Party an opportunity to review and comment on such regulatory communications or filings.  In addition to the foregoing, each Party shall give the other Party reasonable opportunity (not to be less than [***]) to review and comment on such draft Regulatory Materials or filings, or on any proposed response to any such oral or written communications to or from Regulatory Authorities

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

prior to submitting any response thereto.  The Regulatory Lead Party shall consider in good faith any reasonable comments made by the other Party in relation to such Regulatory Materials, provided that the Regulatory Lead Party shall have the final decision-making right with respect to the nature and content of any Regulatory Materials, communications or filings to the extent solely relating to such Regulatory Lead Party’s territory, or the administration of Co-Co Products in such Regulatory Lead Party’s territory, and the Regulatory Lead Party shall provide the other Party with a copy of the final response, filing or communications, as specified herein.

2.4.5       Pharmacovigilance; REMS.

(a)           The Parties will enter into a pharmacovigilance agreement within [***] after the Jounce Lead Effective Date that shall govern their obligations with respect to the exchange, handling and reporting of adverse events, other safety information and Co-Co Product complaints during Development and Commercialization of the Co-Co Products in each Party’s territory (the “Pharmacovigilance Agreement”).  In general, the Pharmacovigilance Agreement will provide that Celgene will be responsible for such obligations for Co-Co Products for ROW Administration, and Jounce will be responsible for such obligations for Co-Co Products for U.S. Administration.  The Pharmacovigilance Agreement will also require (i) Celgene to deploy and administer any REMS or other safety monitoring activity implemented for the Co-Co Product in the ROW Territory, and to be responsible for all pharmacovigilance activities for the Co-Co Product in the ROW Territory, (ii) Jounce to deploy and administer any REMS or other safety monitoring activity implemented for the Co-Co Product in the United States, and to be responsible for all pharmacovigilance activities for the Co-Co Product in the United States, and (iii) Jounce to establish and maintain a global safety database for Products that will contain all information and data arising from the Parties’ activities with respect to safety matters that is required to be contributed by each Party pursuant to the Pharmacovigilance Agreement, including information and data arising out of any REMS and safety monitoring activities.   At a time to be mutually agreed by the Parties, the Parties shall establish, hold and maintain a single electronic system for the collection and storage of all safety information for the Co-Co Products (the “Global Safety Database”).  Such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where the Co-Co Products are being or have been Developed or Commercialized.  Unless the Parties otherwise agree in the Pharmacovigilance Agreement, the Lead Party in the US shall initially be responsible for the Global Safety Database for the Co-Co Products.  The Party not maintaining the Global Safety Database may hold and maintain a parallel safety database for the Co-Co Products as needed or required according to applicable Laws.

(b)                                 The Parties shall discuss, through the JSC, and agree upon standard provisions reasonably acceptable to both Parties regarding: (i) a Regulatory Authority’s issuance or request of a recall or similar action in connection with Co-Co Product that may have implications both within and outside the United States; and (ii) either Party’s determination that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal that has implications both within and outside the United States, and the procedures to be followed by each Party with respect thereto.

(c)                                  Each Party shall inform the other Party during the Jounce Co-Co Term, in accordance with the Pharmacovigilance Agreement, of the side effect profiles for the Co-Co

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Candidate and Co-Co Products, including pregnancy and suspected pregnancy, toxicity or sensitivity reactions associated with the use of any Co-Co Candidate or Co-Co Product, regardless of whether these effects are attributable to such Co-Co Candidate or Co-Co Product.  Each Party shall have the right to take any reasonable action, including the right to withhold research, Development or Commercialization of such Co-Co Candidate or Co-Co Product, if there are side effects to justify such suspension or any other action, as determined in accordance with the Pharmacovigilance Agreement, after discussion with the JSC where reasonably practicable.

(d)                                 In accordance with the procedures established by the Parties under the Pharmacovigilance Agreement, each Party shall cooperate with the other Party and share information concerning the pharmaceutical safety of each Co-Co Candidate and Co-Co Product.  Each Party shall:  (i) promptly advise the other Party of any information that comes to its knowledge that may affect the safety, effectiveness or labeling of such Co-Co Candidate or Co-Co Product and any actions taken in response to such information; (ii) promptly advise the other Party of any new information that comes to its knowledge of chemical, physical or other properties of such Co-Co Candidate or Co-Co Product or ingredients therein and any changes in Chemistry, Manufacturing and Controls, as far as this concerns information which is necessary to and needed by Jounce or Celgene; and (iii) timely provide the other Party with copies or summaries of all reports of toxicological studies or Clinical Trials involving such Co-Co Candidate or Co-Co Product of which the informing Party may be aware, as far as this relates to changes in the safety profile or significant new information which is necessary to and needed by Jounce or Celgene to perform their obligations or exercise their rights under this Jounce Lead Co-Co Agreement.  Treatment of safety information, standard operating procedures and training, as well as a statement of respective regulatory obligations shall be agreed in the Pharmacovigilance Agreement.

2.4.6       Right of Reference.

(a)                                 Except as provided in Section 2.3.2(c)(2), Celgene and its Affiliates and Sublicensees shall have access to all data contained or referenced in any Regulatory Materials (including any Regulatory Approvals), including any Co-Co Product Data, Controlled by Jounce or its Affiliates or Sublicensees that are necessary for the Development, Manufacture or Commercialization (as set forth in this Jounce Lead Co-Co Agreement) of the Co-Co Candidate, Co-Co Products, and Co-Co Diagnostic Products in the ROW Territory and/or for ROW Administration; and

(b)                                 Except as provided in Section 2.3.2(c)(2), Jounce and its Affiliates and Sublicensees shall have access to all data contained or referenced in any Regulatory Materials (including any Regulatory Approvals), including any Co-Co Product Data, Controlled by Celgene or its Affiliates or Sublicensees that are necessary for the Development, Manufacture or Commercialization (as set forth in this Jounce Lead Co-Co Agreement) of the Co-Co Candidate, Co-Co Products, and Co-Co Diagnostic Products in the United States and/or for U.S. Administration.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.4.7       Compliance.

(a)                                 Obligations.  Each of Celgene and Jounce shall reasonably cooperate with the other Party in its efforts to ensure that all government reporting, including price and gift reporting, sales, marketing and promotional practices in respect of each Co-Co Product for ROW Administration and U.S. Administration meet the standards required by applicable Laws.

(b)                                 Information.  Each of Celgene and Jounce shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required by the other in order to enable the other Party to comply with applicable Laws, including reporting requirements, or the equivalent thereof anywhere the Parties are Developing or Commercializing Co-Co Products in the Territory, in a timely and appropriate manner.  Each Party shall ensure that any such reporting is true, complete and correct in all respects; provided however that neither Party shall be held responsible for submitting erroneous reports to the extent such deficiencies result from information provided by the other Party which itself was not true, complete and correct.

(c)                                  Cooperation.  Celgene and Jounce shall confer with each other on a regular basis through the JCC to discuss and compare their respective procedures and methodologies relating to each Party’s compliance with applicable Laws or fulfilment of any other obligation in this Section 2.4.  In the event that the Parties have different understandings or interpretations of this Section 2.4 or of the applicability of, or standards required by any applicable Laws, then the Parties shall confer and seek to reach common agreement on such matters, and in the absence of such agreement, the escalation and decision making procedures set forth in Section 4.2.5 of the Master Collaboration Agreement shall apply.

(d)                                 Antitrust Compliance.  For the avoidance of doubt, the Parties shall continue to comply with Section 3.2 of the Master Collaboration Agreement.

2.4.8       Transfer of Regulatory Responsibility.  Celgene shall become the Lead Party for Regulatory Interactions for any Co-Co Product upon an Jounce Opt-Out Notice being delivered to Celgene.

2.4.9       Recalls, Market Withdrawals or Corrective Actions.

(a)                                 In the event that any Regulatory Authority issues or requests a recall, market withdrawal or similar action in connection with a Co-Co Product in any portion of the Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or similar action in any portion of the Territory, the Party notified of such recall, market withdrawal or similar action, or the Party that desires such recall, market withdrawal or similar action, shall within twenty-four (24) hours advise the other Party thereof by telephone or facsimile.  The Lead Party shall, after reasonable consultation with the other Party, decide whether to conduct a recall, market withdrawal or similar action in its applicable portion of the Territory and the manner in which any such recall, market withdrawal or similar action shall be conducted.  Each Party will make available to the other Party, upon request, all of such Party’s (and its Affiliates’) pertinent records that such other Party may reasonably request to assist such other Party in effecting any recall, market withdrawal or similar action.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 The costs and expenses incurred before the Jounce Opt-Out Date relating to a recall, market withdrawal or similar action of any Co-Co Product(s) in the Territory shall be taken into account in determining either the Development Cost Share or, in the United States, the Profit & Loss Share as, and to the extent, provided in Exhibit D.  The costs and expenses incurred after the Jounce Opt-Out Date for any recall, market withdrawal or similar action of any Co-Co Product(s) in the Territory shall be borne solely by Celgene if and only to the extent (i) such recall, market withdrawal or similar action was caused after the Jounce Opt-Out Date by the occurrence of the event, incident or circumstance that led to the recall, market withdrawal or similar action, and (ii) the event, incident or circumstance and the costs and expenses for such recall, market withdrawal or similar action are not the subject of an indemnity obligation of Jounce under Article 7.  The costs and expenses incurred after the Jounce Opt-Out Date relating to any recall, market withdrawal or similar action of any Co-Co Product(s) in the United States shall be borne by the Parties in accordance with their respective portion of the Profit & Loss Share to the extent (A) such recall, market withdrawal or similar action was caused by the occurrence before the Jounce Opt-Out Date of the event, incident or circumstance that led to the recall, market withdrawal or similar action and (B) such event, incident or circumstance and such costs and expenses are not the subject of an indemnity obligation of either Party under Article 7.  If Jounce is invoiced for its portion of such costs and expenses described in this Section 2.4.9 incurred after the Jounce Opt-Out Date, payment is due within [***] of receipt of invoice.

2.5.         Manufacturing and Supply.

2.5.1       Generally.  Subject to the terms and conditions of this Jounce Lead Co-Co Agreement, (a) if Jounce is Manufacturing in [***] (or other location, as mutually agreed by the Parties) the Biologic to be formulated for a Co-Co Product [***] for such Co-Co Product, then Jounce will assume sole responsibility for Manufacturing the Co-Co Candidate, any Collaboration Candidates identified on Exhibit B, Co-Co Products and Co-Co Diagnostic Products for Development and Commercialization in the Territory; and (b) if Jounce is not Manufacturing in [***] (or other location, as mutually agreed by the Parties) the Biologic described in (a) above [***] for such Co-Co Product, then: (i) Celgene will assume sole responsibility for Manufacture of the Co-Co Candidate, any Collaboration Candidates identified on Exhibit B, Co-Co Products and Co-Co Diagnostic Products for Development and Commercialization in the ROW Territory in accordance with the Worldwide Manufacturing Plan; provided that such Manufacture by or on behalf of Celgene does not materially delay the First Co-Co Sale in the United States, and (ii) Jounce will assume sole responsibility for Manufacture of the Co-Co Candidate, any Collaboration Candidates identified on Exhibit B, Co-Co Products and Co-Co Diagnostic Products for Development and Commercialization in the United States in accordance with the Worldwide Manufacturing Plan.

2.5.2       Manufacturing Transition Costs.  Any costs associated with Manufacturing (including Manufacturing Transition Costs), excluding Manufacture of Co-Co Products and Co-Co Diagnostic Products for sale for which such costs are included as “Cost of Goods Sold” in the Profit & Loss Share, will be included in the calculation of Worldwide Development Costs, and shared by the Parties in accordance with the Development Cost Share.  For clarity, any costs associated with Manufacturing (and CMC Activities) that are not Manufacturing Transition Costs, including any costs associated with the transition of

25

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Manufacturing activities from one Manufacturing site to another Manufacturing site, will be included in the calculation of Worldwide Development Costs.

2.6.         Records; Reports; Results.  Each Party shall maintain or cause to be maintained complete, current and accurate records of all Development activities conducted by it (or its Affiliates and subcontractors) hereunder, and all data, results and analyses (including site records and master files) and other information resulting from such activities.  Such records shall (i) fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes, and (ii) record only such activities and shall not include or be commingled with records of activities that do not relate to the Development and Commercialization of Co-Co Products, the Co-Co Candidate and/or Co-Co Diagnostic Products, or activities carried out pursuant to this Jounce Lead Co-Co Agreement.  Each Party shall document all non-clinical studies and Clinical Trials in formal written study records according to applicable Laws, including national and international guidelines such as ICH, GCP, GLP and GMP.  All such records shall be retained by the relevant Party for at least [***] after the termination of this Jounce Lead Co-Co Agreement or for such longer period as may be required by applicable Law. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times, as reasonably requested by such Party.

2.7.         Materials Transfer; License.

2.7.1       Materials Transfer.  During the Jounce Co-Co Term, either Party (the “Co-Co Transferring Party”) shall transfer, if such Party agrees in writing to make such transfer (such agreement not to be unreasonably withheld) upon reasonable request by the other Party (the “Co-Co Materials Receiving Party”), certain biological or chemical materials (the “Jounce Co-Co Materials”) that are in the possession or control of, and are not needed by, the Co-Co Transferring Party, for use by the Co-Co Materials Receiving Party in furtherance of its rights and the conduct of its obligations under this Jounce Lead Co-Co Agreement (the “Jounce Co-Co Purpose”).  Any Direct Costs incurred by the Co-Co Transferring Party in connection with providing such Jounce Co-Co Materials, including the cost of Manufacturing, shall be included in the Worldwide Development Costs and subject to the Development Cost Share.  All transfers of such Jounce Co-Co Materials by the Co-Co Transferring Party to the Co-Co Materials Receiving Party shall be documented in a material transfer agreement substantially in the form of Exhibit E, which sets forth the type and name of the Jounce Co-Co Material transferred, the amount of the Jounce Co-Co Material transferred, the date of the transfer of such Jounce Co-Co Material and the Jounce Co-Co Purpose (each, a “Jounce Co-Co Material Transfer Agreement”). The Co-Co Transferring Party shall use Commercially Reasonable efforts to provide such Jounce Co-Co Materials to the requesting Party within a reasonable time period after the Parties execute the relevant Jounce Co-Co Material Transfer Agreement, not to exceed [***] for any on-hand Jounce Co-Co Materials.  Neither Party will unreasonably withhold its consent to any request made by the other Party pursuant to this Section 2.7.1. The Parties agree that the exchanged Jounce Co-Co Materials shall be used in compliance with applicable Law and the terms and conditions of this Jounce Lead Co-Co Agreement, and shall not be reverse engineered or chemically analyzed, except if required by the Jounce Program Co-Co Purpose or otherwise agreed to by the Parties in writing.

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2.7.2       License by Co-Co Transferring Party.  At the time the Co-Co Transferring Party provides the Jounce Program Co-Co Materials to the Co-Co Materials Receiving Party as provided herein and to the extent not separately licensed under this Jounce Lead Co-Co Agreement, the Co-Co Transferring Party hereby grants and shall cause (within [***] after the execution of any Jounce Co-Co Material Transfer Agreement) its Affiliates to grant to the Co-Co Materials Receiving Party a non-exclusive license under the Patents and Know-How Controlled by it, to use such Jounce Co-Co Materials solely for the Jounce Co-Co Purpose, and such license, upon termination of this Jounce Lead Co-Co Agreement (subject to Article 10), completion of the Jounce Co-Co Purpose, or discontinuation of the use of such Jounce Co-Co Materials (whichever occurs first), shall automatically terminate.  Except as otherwise provided under this Jounce Lead Co-Co Agreement, all such Jounce Co-Co Materials delivered by the Co-Co Transferring Party, shall only be used by or on behalf of (as permitted in this Section 2.7.2) the Co-Co Materials Receiving Party in furtherance of the Jounce Co-Co Purpose, and shall be returned to the Co-Co Transferring Party or destroyed, in the Co-Co Transferring Party’s sole discretion, upon the termination of this Jounce Lead Co-Co Agreement (subject to Article 8) or upon the discontinuation of the use of such Jounce Co-Co Materials (whichever occurs first), unless such Party has the right to continue to use such materials under the Master Collaboration Agreement or any other Development & Commercialization Agreement for purposes permitted thereunder, including pursuant to material transfer agreements executed in connection therewith.  The Co-Co Materials Receiving Party shall not cause the Jounce Co-Co Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the Co-Co Transferring Party provided that such transfer shall be permitted to any Third Party that is a Third Party subcontractor, or permitted Sublicensee, of the Co-Co Materials Receiving Party.

2.7.3       NO WARRANTIES.  THE JOUNCE CO-CO MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.7 ARE SUPPLIED “AS IS” AND, EXCEPT AS OTHERWISE SET FORTH IN THIS JOUNCE LEAD CO-CO AGREEMENT, THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE CO-CO MATERIALS OR USE THEREOF DO NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  The Co-Co Materials Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Co-Co Materials.  Except as otherwise set forth in this Jounce Lead Co-Co Agreement, the Co-Co Transferring Party shall not be liable to the Co-Co Materials Receiving Party for any loss, claim or demand made by the Co-Co Materials Receiving Party, or made against the Co-Co Materials Receiving Party by any Third Party, due to or arising from the use of the Jounce Co-Co Materials, except to the extent such loss, claim or demand is caused by the willful misconduct of the Transferring Party.

2.8.         No Representation.  Neither Party makes any representation, warranty or guarantee that the Jounce Co-Co Program will be successful, or that any other particular results will be achieved with respect to the Jounce Co-Co Program, Co-Co Target, any Co-Co Candidate, any Co-Co Product or any Co-Co Diagnostic Product hereunder.

27

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2.9.         Covenant During Jounce Co-Co Term.  Except as expressly permitted by this Jounce Lead Co-Co Agreement or as expressly agreed in writing by the Parties, commencing on the Jounce Lead Effective Date until expiration of a Party’s exclusivity obligations pursuant to Section 6.9 with respect to the Jounce Co-Co Program, such Party and its Affiliates and Sublicensees will not (a) assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, any assets specifically related to the Jounce Co-Co Program (but in the case of Celgene, only the Celgene Patents, Celgene’s interest in the Joint Collaboration IP, and the data which specifically relates to the Co-Co Product and in the case of both Jounce and Celgene, shall exclude any IP or assets which specifically relates to any pharmaceutical product or compound owned or otherwise Controlled by Jounce and, in all cases, not subject to any other Co-Development and Co-Commercialization Agreement (“Jounce Independent Product”) or Celgene Independent Products, respectively), including with respect to the Co-Co Candidate and Co-Co Products and related Co-Co Diagnostic Products (the “Co-Co Program Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, (b) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Co-Co Program Assets if such license or grant would conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, or (c) disclose any Confidential Information relating to the Co-Co Program Assets to any Third Party if such disclosure would impair or conflict in any respect with any of the rights granted to or retained by the other Party hereunder.

ARTICLE 3
COMMERCIALIZATION; RIGHT TO OPT IN

3.1.         Commercialization.

3.1.1       Commercialization Lead Party.  Subject to the terms and conditions of this Jounce Lead Co-Co Agreement, Celgene will have sole responsibility, and shall be the Commercialization Lead Party for all Commercialization Activities for Co-Co Products for ROW Administration.  Subject to the terms and conditions of this Jounce Lead Co-Co Agreement, including Celgene’s rights under Section 3.1.2, Jounce shall have sole responsibility, and shall be the Commercialization Lead Party for all Co-Co Products for U.S. Administration.  Subject to the terms and conditions of this Jounce Lead Co-Co Agreement, including this Article 3, the Commercialization Lead Party for Co-Co Products under this Jounce Lead Co-Co Agreement shall have final decision-making authority with respect to all matters that relate to Commercialization of Co-Co Products solely in the territory for which it serves as the Commercialization Lead Party, in accordance with Section 4.2.5 of the Master Collaboration Agreement.  The non-Commercialization Lead Party (itself or by or through any others, including any Affiliates or Sublicensees), will not take any action regarding the Commercialization of Co-Co Products in the countries for which it is not the Jounce Co-Co Lead Party unless (i) described in the U.S. Commercialization Plan or (ii) otherwise approved by the JCC.

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3.1.2       U.S. Commercialization Plan.

(a)                                 U.S.  No later than [***] prior to the anticipated submission of the first BLA for the first Co-Co Product for Regulatory Approval from the FDA in the U.S. (as set forth in the Jounce Co-Co Development Plan), Jounce (after good faith consultation with Celgene) will prepare an initial U.S. Commercialization Plan for such Co-Co Product covering the first [***] after First Co-Co Sale of such Co-Co Product in the U.S., and the JCC will review and approve such initial U.S. Commercialization Plan.  Thereafter, Jounce (after good faith consultation with Celgene) will update the U.S. Commercialization Plan (for the current Calendar Year and the [***]) each Calendar Year, and the JCC will review and approve any such update or other amendment to the U.S. Commercialization Plan.  Either Party may request at any time that the JCC consider and approve other updates to the U.S. Commercialization Plan.

(b)                                 Additional Terms.  In addition:

(i)            The JCC will set the required form and contents of the U.S. Commercialization Plan.  The U.S. Commercialization Plan will specify, as applicable, among other things, the number of sales representatives in the U.S. for each Party, creation of marketing and promotional materials, planning for conferences, the number, type (e.g., first position, second position, etc.) and frequency of details to be conducted by sales representatives for Co-Co Products in each Calendar Year, the allocation of sales details across geographies between the Parties, sales forecasts, strategies for compensation packages for sales representatives, Co-Co Product pricing strategy, strategy for managed care and reimbursement plans.  Celgene will have the right to provide up to (a) with respect to the ICOS Activator Program, [***] of the total sales representatives in the U.S. and (b) with respect to the First Other Program, [***] of the total sales representatives in the U.S., each of (a) and (b) calculated on an FTE basis (with the calculation of costs of engaging such FTEs for purposes of calculating Operating Profits or Losses being based on the FTE Rate), such basis to be used by both Parties for promotion of Co-Co Product for U.S. Administration. The U.S. Commercialization Plan will set forth the precise number of Celgene sales representatives consistent with the foregoing.

(ii)           Neither Party (itself or by or through any others, including any Affiliates or sublicensees (and in the case of Celgene, Sublicensees)) will take any material action regarding the Commercialization of Co-Co Product for U.S. Administration unless described in the U.S. Commercialization Plan or approved by the JCC.

(iii)          All Commercialization of Co-Co Product for U.S. Administration will be conducted pursuant to the overview of the JCC and as part of the U.S. Development and Commercialization Program.

(c)                                  U.S. Commercialization Budget.  At such times as the JCC will deem appropriate, and concurrently with the preparation of the initial U.S. Commercialization Plan, Jounce (after good faith consultation with Celgene) will prepare an initial U.S. Commercialization Budget, and the JCC will review and approve such initial U.S. Commercialization Budget.  Thereafter, Jounce (after good faith consultation with Celgene) will update the U.S. Commercialization Budget at least once in each Calendar Year, (but in any event no later than November 30 of each Calendar Year during the Co-Co Term) and the JCC will

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review and approve any such update or any other amendment to the U.S. Commercialization Budget.  In addition, either Party may request at any time that the JCC consider and approve other updates to the U.S. Commercialization Budget.

(d)                                 Additional Terms.  In addition:

(i)            The JCC will set the required form and contents of the U.S. Commercialization Budget.

(ii)           In preparing the U.S. Commercialization Budget, only the Commercialization activities for U.S. Administration will be included; any costs and expenses for ROW Administration will not be included.

3.1.3       ROW Commercialization.  For the avoidance of doubt, and notwithstanding anything to the contrary in this Jounce Lead Co-Co Agreement, the Parties acknowledge and agree that Celgene has the sole right and responsibility for the Commercialization of the Co-Co Candidate and Co-Co Products for ROW Administration and, except as expressly set forth in this Jounce Lead Co-Co Agreement, and subject to the terms and conditions of this Jounce Lead Co-Co Agreement and the Master Collaboration Agreement, nothing will restrict Celgene from taking any action regarding the Commercialization of the Co-Co Candidate or Co-Co Products for ROW Administration. At least [***] during the Co-Co Term, Celgene shall provide to Jounce, through the JSC, a written progress report on the status of its material Commercialization activities with respect to Co-Co Products and related Co-Co Diagnostic Products (a “Commercialization Report”) during the applicable year, and Celgene’s plans with respect to Commercialization of Co-Co Product during the following [***] period.

3.1.4       Acknowledgement.  Jounce hereby acknowledges and agrees that (a) it has rights with respect to the Commercialization of Co-Co Products for U.S. Administration solely as set forth herein; (b) it will not convey, transfer, license and/or lease any of its rights or obligations under this Jounce Lead Co-Co Agreement, except as expressly permitted in this Jounce Lead Co-Co Agreement, including as set forth in Section 6.1.3 and Section 9.4.

3.1.5       Commercialization Activities.

(a)                                 Training.  In the United States and pursuant to the overview of the JCC, Jounce shall, and in the ROW Territory, Celgene shall (i) direct the training of sales representatives (together with the first line managers who oversee such sales representatives) with respect to Co-Co Products, and will prepare and implement a training program and training materials for such sales representatives therefor, and (ii) specify the conduct and content of details (including detail scripts) for the Co-Co Product.  Each Party will cause each of its sales representatives assigned to promote the Co-Co Product to attend and complete the training program developed as provided above for the Co-Co Product to assure a consistent, focused promotional strategy and message as and to the extent consistent with applicable Law.

(b)                                 Sales Representatives; Detailing.  The following provisions shall apply to the activities of sales representatives with respect to Commercialization of Co-Co Products:

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(i)                                     Each Party will be solely responsible for recruiting, hiring and maintaining its sales force of sales representatives for promotion of the Co-Co Product in accordance with its standard procedures, the requirements of this Jounce Lead Co-Co Agreement and the minimum qualifications set forth on Schedule 3.1.5(b).  Each Party will be responsible for the activities of its sales representatives, including compliance by its sales representatives with training and detailing requirements.  In particular, each Party will provide its sales representatives assigned to promote the Co-Co Product in the U.S. with the level of oversight, management, direction and sales support with respect to the promotion of Co-Co Product necessary to effectively and efficiently promote the Co-Co Product in accordance with the terms of this Jounce Lead Co-Co Agreement and applicable Law.  Each Party agrees that none of its sales representatives involved in the promotion of the Co-Co Product will have any legal or regulatory disqualifications, bars or sanctions.  If Celgene raises any reasonable concern with Jounce regarding the performance or fitness of any of Jounce’s sales representatives, Jounce will address such concerns in a reasonable manner.

(ii)                                  Notwithstanding the foregoing, Jounce will not have the right to use any Third Party contract sales force to fulfil its obligations under this Jounce Lead Co-Co Agreement, except with the prior written consent of Celgene not to be unreasonably withheld or delayed (provided that Celgene may withhold or revoke its consent, with respect to all Co-Co Products, for any reason during the [***] following First Co-Co Sale in the United States upon reasonable written notice to Jounce).

(iii)                               The U.S. Commercialization Plan will set forth (A) the precise number of each Party’s sales representatives for Co-Co Product in the United States, consistent with the foregoing, (B) policies and processes for the creation of marketing and promotional materials, (C) planning for conferences, (D) the number, type (e.g., first position, second position, etc.) and frequency of details to be conducted by sales representatives for Co-Co Products in each Calendar Year, (E) the allocation of sales details between the Parties, (F) development of sales forecasts, and (G) coordinating strategies for compensation packages for sales representatives.

(iv)                              If Celgene does not provide in the United States at any particular time, for any reason, the number of sales representatives specified in the U.S. Commercialization Plan to be provided for the United States, then Jounce will have the right to make up such shortfall using its sales representatives until such time as Celgene is able to provide its agreed upon number of sales representatives and for a period of [***] thereafter, and, for clarity, all costs incurred by Jounce related to Jounce’s making up such shortfall shall be included in the calculation of Operating Profits or Losses.

(v)                                 The calculation of costs of engaging sales representatives in the United States for purposes of calculating Operating Profits or Losses shall be based on the FTE Rate, and such FTE Rate shall be used by both Parties for promotion of Co-Co Product in the United States.

(c)                                  Promotional Materials.  Each Party’s sales representatives assigned to promote the Co-Co Product in the United States will utilize only promotional materials that have been approved by Jounce.  All detailing activities conducted by each Party’s sales representatives

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will be consistent in all material respects with the promotional materials so approved.  Each Party will train and instruct their respective sales representatives to make only those statements and claims regarding the Co-Co Product, including as to efficacy and safety, that are consistent with the Co-Co Product labeling and accompanying inserts and the approved promotional materials. For clarity, all marketing and promotional materials used in the United States must be approved by Jounce prior to use.

(d)                                 Medical Affairs; Information.  For Co-Co Products in the United States, the Parties will discuss the implementation of medical and scientific affairs and programs, including for professional symposia and other educational activities, and medical affairs studies based upon approved protocols, medical information support and medical communications and publishing activities, and the allocation of each Party to such activities in the United States, provided Jounce shall have the final decision-making authority to the conduct of such activities in the United States.  The Parties acknowledge that in the United States each Party may receive requests for medical information concerning the Co-Co Product from members of the medical professions and consumers.  Jounce will have the exclusive right to respond to questions and requests for information about Co-Co Product received from such Persons that warrant a response beyond the understanding of the sales representatives or that are beyond the scope of the Co-Co Product labels and inserts (each such request, an “Information Request”) and that are solely applicable to Co-Co Product for U.S. Administration.  For clarity, Celgene will have the exclusive right to respond to an Information Request that is applicable to Co-Co Product for ROW Administration.  Any Information Request that is applicable to Co-Co Product throughout the Territory shall be referred to the JCC.

(e)                                  Market Access Activities.  The Commercialization Lead Party will have sole authority, in the Commercialization Lead Party’s territory, in consultation with the JCC, to develop plans for market access activities.  For Co-Co Products in the United States, each Party shall have the right to participate in the foregoing activities in accordance with the U.S. Commercialization Plan.  For clarity, the costs related to such market access activities shall be included as an Allowable Expense in the calculation of Operating Profits or Losses.

(f)                                   Reporting.  Each Party will provide the JCC with a report, as soon as practicable but in no event later than [***] following the end of each Calendar Quarter commencing as of the date upon which the first Co-Co Product has received Regulatory Approval in the Territory, or at such other time as the JCC deems appropriate, and continuing thereafter for each Calendar Quarter for the remainder of the Jounce Co-Co Term for such Co-Co Product, setting forth the number of details made by its sales representatives of Co-Co Product during such Calendar Quarter.  Costs and expenses for sales representatives for U.S. Administration will be charged to the Profit & Loss Share on an FTE Rate basis consistent with the U.S. Commercialization Budget.

(g)                                  Records.  Each Party will maintain records and otherwise establish procedures to ensure compliance with all applicable Laws and professional requirements that apply to the promotion and marketing of Co-Co Product, including compliance with the PhRMA Code on Interactions with Healthcare Professionals.

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3.1.6                     Commercialization Costs.  During the Jounce Co-Co Term, all Commercialization costs in the United States that are incurred pursuant to the U.S. Commercialization Plan and U.S. Commercialization Budget (for U.S. Administration only, the “U.S. Commercialization Costs”) shall be included in the Profit & Loss Share.  All Commercialization costs in the ROW Territory shall be borne [***] by Celgene.

3.2.                            Additional Terms.  In addition:

3.2.1                     Role of the JCC.  The JCC will coordinate the Parties’ efforts with respect to the Commercialization of Co-Co Products in the United States.  Specifically, the JCC will oversee the development of global branding strategies for Co-Co Products, coordinate training of sales representatives and others involved in Commercialization pursuant to Article 3 and coordinate commercial supply of Co-Co Products pursuant to this Jounce Lead Co-Co Agreement.

3.2.2                     Branding.  If and at such time as the JCC deems appropriate, the JCC shall discuss in good faith any branding and/or co-branding of the Co-Co Products to be used in connection with the Commercialization of Co-Co Products both in the United States and the ROW Territory, and the Parties will enter into appropriate trademark licensing agreements to achieve the foregoing.  For the avoidance of doubt, nothing in this Jounce Lead Co-Co Agreement shall be construed to grant either Party any rights in or to any of the other Party’s trademarks, trade names, logos, or other marks, including use thereof, absent a separate trademark licensing agreement entered into in accordance with this Section 3.2.2.  Effective as of the Jounce Opt-Out Date, Jounce hereby assigns to Celgene all right, title and interest in and to the Co-Co Product trademarks in the Territory that are owned by Jounce free and clear of any liens and encumbrances.  Jounce will execute and deliver any further document reasonably requested by Celgene to further document or record such assignment.

3.2.3                     Commercialization Reports.  Jounce will, with Celgene’s cooperation with respect to its activities under the U.S. Commercialization Plan, provide the JCC with a report, as soon as practicable but in no event later than [***] following the end of each Calendar Quarter commencing as of and continuing after the Calendar Quarter in which the first Co-Co Product has received Regulatory Approval in the United States setting forth a summary written progress report on the status of its Commercialization Activities with respect to Co-Co Products and Co-Co Diagnostic Products, including the number of details made by any sales representatives of Co-Co Product in the United States during such Calendar Quarter (a “U.S. Commercialization Report”), as well as Jounce’s plans with respect to Commercialization of Co-Co Products and Co-Co Diagnostic Products during the following [***] period.  At least [***] prior to the anticipated First Co-Co Sale of a Co-Co Product under this Jounce Lead Co-Co Agreement in the United States, the JCC shall discuss and agree upon the form and content for such U.S. Commercialization Report.  Such U.S. Commercialization Report shall also describe in reasonable detail the number of sales representatives dedicated to Commercialization of such products, the detailing strategy for such products, advertising, marketing and other promotional activities being conducted for such products, educational and scientific presentations to be made with respect to such products, actual and projected sales of such products, the key opinion leaders to be engaged with respect to such products, and other matters agreed upon by the JCC.

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ARTICLE 4
GOVERNANCE

4.1.                            Joint Steering Committee.  During the Jounce Co-Co Term, the JSC shall remain established as set forth in Article 4 of the Master Collaboration Agreement to perform the functions set forth in Section 4.2.3 and Section 4.2.4(b) of the Master Collaboration Agreement with respect to the Parties’ activities under this Jounce Lead Co-Co Agreement.

4.2.                            Patent Committee.  During the Jounce Co-Co Term, the Patent Committee shall remain established as set forth in Article 4 of the Master Collaboration Agreement to perform the functions set forth in Section 4.3.4 and Article 7 of the Master Collaboration Agreement and Article 6 of this Jounce Lead Co-Co Agreement, each with respect to the Parties’ activities under this Jounce Lead Co-Co Agreement.

4.3.                            Joint Commercialization Committee for U.S.

4.3.1                     Establishment.  At the time the initial U.S. Commercialization Plan is prepared by Jounce pursuant to Section 3.1.2, the Parties shall establish a joint commercialization committee with respect to Co-Co Product for U.S. Administration (“JCC”), which will have the responsibilities and decision-making rights set forth in this Section 4.3.

4.3.2                     Meetings.  The first scheduled meeting of the JCC shall be held no later than [***] after establishment of the JCC unless otherwise agreed by the Parties.  After the first scheduled meeting of the JCC until the JCC is disbanded, the JCC shall meet in person or telephonically at least once each Calendar Quarter, and more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree, provided that the JCC shall meet in person at least [***].  The JCC shall disband upon the expiration or termination of this Jounce Lead Co-Co Agreement.  Meetings that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.  The members of the JCC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JCC, including all travel and living expenses.

4.3.3                     Membership.  The JCC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Jounce.  Each representative of a Party shall have sufficient seniority and expertise in the commercialization of pharmaceuticals to participate on the JCC.  Jounce shall have the right to designate the chairperson of the JCC.  Each Party may replace any or all of its representatives on the JCC at any time upon written notice to the other Party in accordance with Section 12.2 of the Master Collaboration Agreement.  Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JCC as non-voting participants; provided, that any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth herein prior to attending such meeting and provided, further, that such Third Party shall not have any voting or decision-making authority on the JCC.

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4.3.4                     Responsibilities.  The JCC shall perform the following functions for Commercialization activities for Co-Co Products in the United States (and not, for clarity, in the ROW Territory), subject to the final decision-making authority process set forth in Section 4.3.5: (a) discuss the U.S. Commercialization Plan for Co-Co Product prepared or updated by Jounce in accordance with Section 3.1.2(a), including any amendments thereto; (b) oversee implementation of the U.S. Commercialization Plan; (c) review and coordinate the Commercialization activities of Celgene and Jounce with respect to Co-Co Products, including pre-launch and post-launch activities in the U.S.; (d) discuss any branding and/or co-branding matters; (e) establish target numbers regarding reach and frequency of sales performance; (f) discuss and attempt to resolve any disputes in the JCC; and (g) such other responsibilities as may be mutually agreed by the Parties from time to time.  For purposes of clarity, the JCC shall not have any authority beyond the specific matters set forth in this Section 4.3.4, and in particular shall not have any power to amend, modify or waive the terms of this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement.  In any case where a matter within the JCC’s authority arises, the JCC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the JCC’s attention (or, if earlier, at the next regularly scheduled JCC meeting).

4.3.5                     Decision-Making.  The three (3) JCC representatives of each Party (or other number as agreed upon by the Parties pursuant to Section 4.3.3) will collectively have one (1) vote, and the JCC will make decisions only by unanimous consent of each Party with respect to its vote, and each Party will act reasonably in exercising its vote.  Any matters unresolved by the JCC shall be submitted for resolution to the JSC (and for clarity, subject to Section 4.2.5 of the Master Collaboration Agreement, Celgene has final decision making authority on the JSC with respect to the Jounce Co-Co Program in the ROW Territory and Jounce has final decision making authority on the JSC with respect to the Jounce Co-Co Program in the United States).  For the avoidance of doubt, the JCC will have no right to supervise or direct the Commercialization of the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products for ROW Administration and Celgene will have sole decision-making authority with respect to such Commercialization.

4.3.6                     Minutes.  The Parties shall alternate responsibility for preparing and circulating minutes of each meeting of the JCC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JCC.  Such minutes shall be effective only after such minutes have been approved by both Parties in writing.  Definitive minutes of all JCC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

4.3.7                     Notwithstanding anything to the contrary contained herein, the Parties understand and agree that, from and after the date that Jounce provides the Jounce Opt-Out Notice, the Committees shall no longer have any decision-making authority, but shall continue to function for information sharing purposes.

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4.4.                            Jounce Opt-Out.

4.4.1                     Opt-Out Notice.  Jounce shall have the right, exercisable in its sole discretion, to elect to opt-out of its Development, Manufacturing and Commercialization rights and the Development Cost Share and Profit & Loss Share under this Jounce Lead Co-Co Agreement in the United States and to instead receive the royalty payments described in paragraph 6 on and in accordance with Exhibits C-1 or C-2, as applicable, by written notice to Celgene (such notice, the “Jounce Opt-Out Notice”); provided, however, that Jounce may not, without consent of Celgene, provide any such notice (x) within [***] after any Regulatory Authority or the other Party has provided to any Committee or Jounce any notification under Section 2.4.9 that a recall, market withdrawal or similar action may be required with respect to any Co-Co Product in the United States or (y) within [***] after any Committee or Jounce receives knowledge of any Third Party Products Liability Action.  After Jounce provides such Jounce Opt-Out Notice and subject to Section 4.3.7 and this Section 4.4, Celgene shall have sole discretion with respect to any matters regarding further Development, Manufacturing and Commercialization (including any sales force activities and designation of sales representatives) hereunder worldwide, provided that, during the period between such Jounce Opt-Out Notice and the applicable Jounce Opt-Out Date, Celgene shall use Commercially Reasonable Efforts to continue such activities in accordance with the plans and budgets therefor in effect as of such Jounce Opt-Out Notice.  For clarity, after delivery of the Jounce Opt-Out Notice Jounce shall remain eligible to receive the milestone payments described on Exhibit C-1 and C-2.

4.4.2                     Opt-Out Date.  Jounce’s opt-out shall be effective [***] after the Jounce Opt-Out Notice is given; provided that, if the Jounce Opt-Out Notice is given at any time during the [***] period prior to the anticipated First Commercial Sale in the United States of any Co-Co Product, then Jounce’s opt-out shall be effective the earlier of [***] after (a) the actual First Commercial Sale of such Co-Co Product in the United States, or (b) the date of such anticipated First Commercial Sale in the United States as of the time such Jounce Opt-Out Notice is delivered (the “Jounce Opt-Out Date”).

4.4.3                     Effects of Jounce Opt-Out Notice or Jounce Opt-Out Date.  Following the Jounce Opt-Out Notice:

(a)                                 the license and sublicense granted to Jounce under Section 6.1.2 shall terminate effective as of the Jounce Opt-Out Date and all licenses granted by Jounce to Celgene under Section 6.1.1 with respect to the Co-Co Product(s) Celgene shall convert to worldwide licenses as if Celgene were the Lead Party worldwide;

(b)                                 effective as of the Jounce Opt-Out Date, Celgene shall become the Lead Party with respect to the United States and, in accordance with Section 4.3.7, all decisions that the JDC or any other Committee under this Agreement would have made relating to Development, Manufacturing or Commercialization shall be made solely by Celgene;

(c)                                  neither Party shall have any further obligations under the Jounce Co-Co Development Plan or U.S. Commercialization Plan effective as of the Jounce Opt-Out Date;

(d)                                 Celgene shall be solely responsible for all Development costs and Commercialization expenses for the Co-Co Products incurred after the Jounce Opt-Out Date, except as provided in clause (e) immediately below and as provided in Section 7.7;

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(e)                                  effective as of the Jounce Opt-Out Date, Jounce shall, except as required by applicable Law, cease to conduct any further Development or Commercialization activities with respect to any Co-Co Products, cease to have any obligations to use Commercially Reasonable Efforts with respect to Article II (Development) and Article III (Commercialization), and cease to incur any further Development costs or U.S. Commercialization Costs except as approved by Celgene or as provided in Sections 2.4.9 and 7.7;

(f)                                   within [***] after the Jounce Opt-Out Date, Jounce shall provide to Celgene a reasonably detailed accounting of all Development costs or U.S. Commercialization Costs incurred by Jounce under the Collaboration prior to the Jounce Opt-Out Date and under Section 4.4.3(e) for the purpose of calculating a final reconciliation of shared costs through the Jounce Opt-Out Date in accordance with Sections 2.3.4 and 3.1.6;

(g)                                  within [***] after the Jounce Opt-Out Notice, Jounce shall provide to Celgene a reasonably detailed summary of Development and Commercialization activities undertaken by Jounce under the Collaboration, including any Clinical Trials committed but not yet completed as of such date;

(h)                                 within [***] after the Jounce Opt-Out Date, Jounce shall provide to Celgene an update to the summary provided pursuant to subsection (g) above;

(i)                                     Jounce shall undertake at Jounce’s sole cost, and coordinate with Celgene with respect to, any wind-down or transitional activities reasonably necessary to transfer to Celgene all Development, Manufacturing and Commercialization responsibility for the Co-Co Products throughout the Territory, including those activities referenced in Section 8.6.3, and Jounce shall use Commercially Reasonable Efforts to complete such activities before the Jounce Opt-Out Date; provided that the Parties shall reasonably cooperate in seeking to minimize the costs of such wind-down or transitional activities; provided further that, (A) if Celgene requests that any contracts or agreements that extend beyond the Jounce Opt-Out Date be terminated, Jounce and Celgene shall share all costs associated with such termination, and, (B) if Celgene requests that any such contract or agreement remain in effect, Celgene shall be responsible for all Development costs or U.S. Commercialization Costs incurred under such contract or agreement following the Jounce Opt-Out Date or, if Celgene requests assignment of such contract or agreement prior to the Jounce Opt-Out Date, incurred following such assignment (whichever is earlier);

(j)                                    Celgene shall have the option to obtain Jounce’s inventory of the Co-Co Products and their active pharmaceutical ingredients at a price equal to [***] of Jounce’s Manufacturing Costs;

(k)                                 in the event Jounce is utilizing a Third Party manufacturer to Manufacture the Co-Co Products or their active pharmaceutical ingredients and to the extent permitted by the terms of such contract, Jounce shall, if requested by Celgene, promptly assign to Celgene the manufacturing agreements with such Third Party with respect to such products and ingredients (it being understood that Jounce shall remain fully responsible for its share of obligations thereunder arising with respect to periods prior to such assignment in accordance with the terms and conditions of this Jounce Lead Co-Co Agreement);

37

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(l)                                     Jounce shall transfer, or have transferred, to Celgene or its designee, pursuant to a technology transfer plan to be mutually agreed by the Parties promptly after the Jounce Opt-Out Notice, all Know-How or other intellectual property related to Manufacturing Controlled by Jounce within the Jounce Co-Co IP that is necessary to Manufacture the Co-Co Products or their active pharmaceutical ingredients as Manufactured by or on behalf of Jounce and its Affiliates, and Jounce shall provide reasonable assistance in connection with the transfer of such intellectual property to Celgene or its designee, and Direct Costs incurred in such transfer shall be deemed part of the Development Cost Share (regardless of the country in the Territory in which such costs are incurred) and Jounce shall use Commercially Reasonable Efforts to complete such activities before the Jounce Opt-Out Date;

(m)                             effective as of the Jounce Opt Out Date, each Co-Co Product shall be subject to the royalty provisions of Section 6(a) or Section 6(b), as applicable, of Exhibit C-1 or C-2, as applicable, from and after the Jounce Opt-Out Date, in lieu of the sharing of Worldwide Development Costs under Section 2.3.4 and Profit & Loss Share under Section 5.6 and in lieu of the royalty payments described in Section 4 of Exhibit C-1 or C-2, as applicable;

(n)                                 as quickly as reasonably possible, Jounce shall transition to Celgene all Prosecution and Maintenance and enforcement responsibilities (if any) with respect to Jounce Co-Co Collaboration Patents and Joint Collaboration Patents, which transition Jounce shall use Commercially Reasonable Efforts to complete within [***] after the Jounce Opt-Out Date, and provide reasonable assistance to Celgene and cooperation in connection therewith, including execution of any documents as may be necessary to effect such transition; provided that effective as of the date of such transition, Celgene shall have the same rights to Prosecute and Maintain and enforce the Jounce Co-Co Collaboration Patents licensed to Celgene hereunder as those described in the Celgene Lead Co-Co Agreement (as if such Celgene Lead Co-Co Agreement were in effect and applicable to such Prosecution and Maintenance and enforcement responsibilities with respect to such Jounce Co-Co Collaboration Patents and Joint Collaboration Patents).

4.4.4                     No Reversion.  For purposes of clarity, except as provided in this Jounce Lead Co-Co Agreement, after the Jounce Opt-Out Date, Celgene shall be responsible for all costs and expenses for the Program and Jounce shall not have any option or right to buy back into any co-Development or co-Commercialization rights.

ARTICLE 5
FINANCIAL TERMS

5.1.                            ICOS Activator Program.  In the event the Jounce Co-Co Program is the ICOS Activator Program, then the financial terms set forth on Exhibit C-1 shall apply.

5.2.                            First Other Program.  In the event the Jounce Co-Co Program is the First Other Program for which Celgene exercises an Option, then the financial terms set forth on Exhibit C-2 shall apply.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.3.                            Royalties Payment Terms.

5.3.1                     Co-Co Royalty Term; Reduction. Celgene’s royalty obligations to Jounce in the ROW Territory or, after any Jounce Opt-Out, the Territory, under Exhibits C-1 and C-2 shall be on a Co-Co Product-by-Co-Co Product and country-by-country basis for the applicable Co-Co Royalty Term for such Co-Co Product in such country in the ROW Territory (or, after any Jounce Opt-Out, the Territory); provided that, subject to Section 5.4, the royalty amounts payable with respect to Co-Co Annual Net Sales of Co-Co Products shall be reduced on a Co-Co Product-by-Co-Co Product and country-by-country basis, to [***] of the amounts otherwise payable pursuant to Section 4 of Exhibits C-1 and C-2, as applicable (or, after any Jounce Opt-Out, Section 6 of Exhibits C-1 and C-2, as applicable), during any portion of the Co-Co Royalty Term in which there is not at least one (1) Valid Claim of a Patent within the Jounce Co-Co IP or Celgene Patents that Covers such Co-Co Product in such country. Only one royalty shall be payable by Celgene to Jounce for each sale of a Co-Co Product.

5.3.2                     Royalty Reduction for Comparable Co-Co Third Party Product Competition. If, on a Co-Co Product-by-Co-Co Product, country-by-country and Calendar Quarter-by-Calendar Quarter basis,

(a)                                 A Comparable Co-Co Third Party Product(s) has a market share of greater than [***] but less than or equal to [***]; or

(b)                                 A Comparable Co-Co Third Party Product(s) has a market share of more than [***];

then, subject to Section 5.4, the royalties payable with respect to Co-Co Annual Net Sales of such Co-Co Product pursuant to Exhibits C-1 or C-2 in such country during such Calendar Quarter shall be reduced by [***] if subsection (a) applies and [***] if subsection (b) applies, respectively, of the royalties otherwise payable pursuant to Exhibits C-1 and C-2. Market share shall be based on the aggregate market in such country of such Co-Co Product and the Comparable Co-Co Third Party Product(s) (based on sales of units of such Co-Co Product and such Comparable Co-Co Third Party Product(s) in the aggregate, as reported by IMS International, or if such data are not available, such other reliable data source as reasonably agreed by the Parties).

5.3.3                     Royalty Reduction for Third Party Payments.  Subject to Section 5.4 and Section 6.7, the amount of any royalties owed by Celgene to Jounce pursuant to Exhibits C-1 and C-2 shall be reduced, on a Co-Co Product-by-Co-Co Product, country-by-country and Calendar Quarter-by-Calendar Quarter basis, by an amount equal to [***] of any payments for ROW Administration (and, for clarity, any payment allocable to the United States for US Administration shall be subject to the Profit & Loss Share) or, after any Jounce Opt-Out, the Territory, pursuant to Section 6.7 that are made to a Third Party by Celgene, either directly or by reimbursement of amounts paid by Jounce to a Third Party, for licenses under Third Party Patents that are entered into pursuant to Section 7.8 of the Master Collaboration Agreement with respect to such Co-Co Product in such country, subject to the effective royalty rate floor set forth in Section 5.4.  For clarity, such Third Party licenses include licenses obtained from Adimab as described in Section 7.8 of the Master Collaboration Agreement. Celgene may carry over and apply any payments made to a Third Party as described in this Section 5.3.3, which are incurred or accrued in any Calendar Quarter and are not deducted in such Calendar Quarter, to any

39

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subsequent Calendar Quarter(s) and shall begin applying such reduction to such royalties as soon as practicable and continue applying such reduction on a Calendar Quarterly basis thereafter.

5.4.                            Cumulative Effect of Royalty Reductions.  In no event shall the royalty reductions described in Section 5.3, alone or together, reduce the royalties payable by Celgene for a given Calendar Quarter to less than [***] of the amounts payable by Celgene for a given Calendar Quarter pursuant to Exhibits C-1 and C-2. Subject to the previous sentence, Celgene may carry over and apply any such royalty reductions, which are incurred or accrued in a Calendar Quarter and are not deducted in such Calendar Quarter, to any subsequent Calendar Quarter(s) and shall begin applying such reduction to such royalties as soon as practicable and continue applying such reduction on a Calendar Quarterly basis thereafter.

5.5.                            Payment of Royalties.  Celgene shall: (a) within [***] following the end of each Calendar Quarter in which a royalty payment accrues, provide to Jounce a report for each country in the ROW Territory (or, after any Jounce Opt-Out, the Territory) in which sales of Co-Co Product occurred in the Calendar Quarter covered by such statement, specifying for such Calendar Quarter: the number of Co-Co Products sold, the gross sales and Co-Co Annual Net Sales in each country’s currency; the applicable royalty rate under this Jounce Lead Co-Co Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Co-Co Annual Net Sales in accordance with Celgene’s Accounting Principles; the applicable exchange rate to convert from each country’s currency to U.S. Dollars under Section 5.7.1; and the royalty calculation and royalties payable in U.S. Dollars, and (b) make the royalty payments owed to Jounce hereunder in accordance with such royalty report in arrears, within [***] from the end of each Calendar Quarter in which such payment accrues.

5.6.                            Profit & Loss Share for Co-Co Product.

5.6.1                     U.S. Administration for the ICOS Activator Program. The Parties will share in Operating Profits or Losses with respect to Co-Co Product for U.S. Administration for the ICOS Activator Program as follows: Jounce will bear (and be entitled to) [***], and Celgene Corp. will bear (and be entitled to) [***] (the “JTX Profit & Loss Share”).  Procedures for reporting of actual results on a Calendar Quarter basis, review and discussion of potential discrepancies, reconciliation on a Calendar Quarter basis, reasonable forecasting, and other finance and accounting matters, are set forth in Exhibit D, and to the extent not set forth in Exhibit D, will be established by the JCC.  The Parties understand and agree that, from and after the Jounce Opt-Out Date for the ICOS Activator Program, the JTX Profit & Loss Share shall no longer apply and sales of Co-Co Product in the United States shall instead be subject to Paragraph 6 of Exhibit C-1.

5.6.2                     U.S. Administration for the First Other Program. The Parties will share in Operating Profits or Losses with respect to Co-Co Product for U.S. Administration for the First Other Program as follows: Jounce will bear (and be entitled to) [***], and Celgene Corp. will bear (and be entitled to) [***] (the “First Other Program Profit & Loss Share” and collectively with the JTX Profit & Loss Share, the “Profit & Loss Share”).  Procedures for reporting of actual results on a Calendar Quarter basis, review and discussion of potential discrepancies, reconciliation on a Calendar Quarter basis, reasonable forecasting, and other

40

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finance and accounting matters, are set forth in Exhibit D, and to the extent not set forth in Exhibit D, will be established by the JCC.  The Parties understand and agree that, from and after the Jounce Opt-Out Date for the First Other Program, the First Other Program Profit & Loss Share shall no longer apply and sales of Co-Co Product in the United States shall instead be subject to Paragraph 6 of Exhibit C-2.

5.7.                            Additional Payment Terms.

5.7.1                     Accounting.  All payments hereunder shall be made in the United States in U.S. Dollars by wire transfer to a bank in the U.S. designated in writing by Jounce.  Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with Celgene’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

5.7.2                     Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Jounce Lead Co-Co Agreement shall bear interest at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

5.7.3                     Tax Withholding.

(a)                                 Each Party shall be entitled to deduct and withhold from any amounts payable under this Jounce Lead Co-Co Agreement (or allocable to another Party pursuant to Section 1.6 of Exhibit G) such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law.  The Party that is required to make such withholding (the “Paying Party”) will:  (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient Party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (and such notice, which shall set forth in reasonable detail the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain reduction of or relief from such deduction or withholding).  Each Party agrees to assist and cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty or other applicable Law which is in effect to ensure that any amounts required to be withheld pursuant to this Section 5.7.3(a) are reduced in amount to the fullest extent permitted by applicable Laws.  In addition, the Parties shall cooperate in accordance with applicable Laws to minimize [***].

(b)                                 Notwithstanding the foregoing, and subject to Section 5.7.3(c) of this Jounce Lead Co-Co Agreement, if (i) a Paying Party (or its assignee pursuant to Section 9.4) redomiciles or assigns its rights or obligations under this  Agreement pursuant to Section 9.4, (ii) as a result of such redomiciliation or assignment, such Party (or its assignee pursuant to

41

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 9.4) is required by applicable Law to withhold taxes, or if such redomiciliation or assignment results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Jounce Lead Co-Co Agreement (or any other agreement entered into pursuant to this Jounce Lead Co-Co Agreement), and (iii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable if such redomiciliation or assignment had not occurred, then any such amount payable shall be increased to take into account such increased withholding taxes or Indirect Taxes  as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts) and/or paying such Indirect Taxes, as the case may be, the Payee Party (or its assignee pursuant to Section 9.4) receives an amount equal to the sum it would have received had such redomiciliation or assignment not occurred; provided, however, that the Paying Party will have no obligation to pay any additional amount under the immediately preceding clause to the extent that such withholding taxes or such Indirect Taxes would not be imposed but for the failure by the Payee Party to comply with the requirements of Section 5.7.3(c).  The additional amounts payable pursuant to this Section 5.7.3(b) shall be reduced by the amount any foreign tax credit, tax refund or similar item available to the Payee Party in respect or as a result of withholding taxes or Indirect Taxes for which additional amounts have been paid pursuant to this Section 5.7.3(b), as mutually determined by the Parties cooperating in good faith.

(c)                                  Tax Documentation.  The Parties have each provided to the other Parties a properly completed and duly executed IRS Form W-9 or applicable Form W-8.  Each Party and any other recipient of payments under this Jounce Lead Co-Co Agreement shall provide to the other Party, at the time or times reasonably requested by such other Party or as required by applicable Law, such properly completed and duly executed documentation as will permit payments made under this Jounce Lead Co-Co Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by the Paying Party.

5.8.                            Records Retention by Celgene; Review by Jounce.

5.8.1                     Royalty Records.  With respect to payments to be made under Sections 5.1 through 5.4, inclusive, Celgene agrees to keep, and to require its Affiliates and Sublicensees to keep, for at least [***] from the end of the Calendar Year to which they pertain, complete and accurate records of transfer and sales by Celgene or its Affiliates or Sublicensees, as the case may be, of each Co-Co Product, in sufficient detail to allow the accuracy of the payments made thereunder to be confirmed

5.8.2                     Review.  Subject to the other terms of this Section 5.8.2, at the request of Jounce, which shall not be made more frequently than [***] during the Co-Co Term, upon at least [***] prior written notice from Jounce, and at the expense of Jounce, Celgene shall permit an independent, nationally-recognized certified public accountant selected by Jounce and reasonably acceptable to Celgene to inspect (during regular business hours) the relevant records required to be maintained by Celgene under Section 5.8.1.  In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Article 8 of the Master Collaboration Agreement and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and

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the purposes germane to Section 5.8.1.  Results of any such review shall be binding on both Parties absent manifest error.  Jounce shall treat the results of any such accountant’s review of Celgene’s records as Confidential Information of Celgene subject to the terms of Article 8 of the Master Collaboration Agreement.  If any review reveals a deficiency or overpayment in the calculation and/or payment of royalties by Celgene, then (a) Celgene or Jounce shall promptly pay the other Party the amount remaining to be paid, and (b) if such underpayment is by [***] or more in any Calendar Year, Celgene shall, within [***] of invoice therefor, pay the reasonable Out-of-Pocket Costs incurred by Jounce in connection with the review.

ARTICLE 6
INTELLECTUAL PROPERTY & EXCLUSIVITY

6.1.                            License.

6.1.1                     License to Celgene Subject to the terms and on the conditions set forth in this Jounce Lead Co-Co Agreement and the Master Collaboration Agreement, Jounce hereby grants to Celgene the following licenses: (a) in the ROW Territory, an exclusive (even as to Jounce and its Affiliates) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to the Jounce Co-Co IP to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Jounce Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products for ROW Administration; (b) in the United States, a co-exclusive (with Jounce and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to the Jounce Co-Co IP to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Jounce Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products for U.S. Administration; and (c) a worldwide co-exclusive (with Jounce and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under the Jounce Co-Co IP to Manufacture and have Manufactured the Jounce Co-Co Program’s Collaboration Candidates (including the Co-Co Candidate), Co-Co Products and Co-Co Diagnostic Products, in each case solely to the extent permitted in accordance with Section 2.5.  For clarity, the foregoing license grants with respect to Manufacturing and Development are subject to certain retained rights pursuant to Section 2.3.5 and, with respect to Manufacturing, the rights set forth in Section 2.5.

6.1.2                     License to Jounce. During the Jounce Co-Co Term, subject to the terms and on the conditions set forth in this Jounce Lead Co-Co Agreement and the Master Collaboration Agreement, Celgene hereby grants to Jounce the following licenses: (a) a non-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 6.1.3), under Celgene’s interest in the Joint Collaboration IP and Celgene Patents, solely (i) in the event Celgene requests Jounce to perform activities with respect to the Co-Co Product (including pursuant to Section 2.3), and Jounce agrees to perform such activities, in accordance with Article 2 of this Jounce Lead Co-Co Agreement and (ii) to the extent required to permit Jounce to conduct such activities (if any); (b) a co-exclusive (with Celgene and its Affiliates and Sublicensees) license, with the right to grant sublicenses (subject to Section 6.1.3), under and to Celgene’s interest in the Joint Collaboration IP and Celgene Patents to research, Develop, Manufacture, have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Jounce Co-Co Program’s Collaboration Candidates (including the Co-Co

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Candidate), Co-Co Products and Co-Co Diagnostic Products for U.S. Administration; and (c) a non-exclusive, fully-paid-up, royalty-free right and license, with the right to grant sublicenses (subject to Section 6.1.3), under any Celgene Background IP that Celgene contributes in its sole discretion and in writing, to either the ICOS Activator Program or the First Other Program, as applicable, to research, Develop, and use the Jounce Co-Co Program’s Collaboration Candidates, and to research, Develop, use, offer for sale, sell, import and otherwise Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products solely in the United States and to Manufacture and have Manufactured anywhere in the world solely for Development and Commercialization in accordance with this Jounce Lead Co-Co Agreement; provided, however, that in no event shall Celgene be obligated to grant to Jounce a license to any Celgene Background IP that would conflict with either (i) any rights granted to a Third Party by Celgene or (ii) any rights granted to Celgene by a Third Party. With respect to each of Celgene IP, Celgene Background IP, or Celgene’s interest in Joint Collaboration IP that covers the manufacture, use, offer for sale, sale or importation of Celgene Independent Products, the licenses granted above shall not include a license to have such Celgene Independent Product made or manufactured.  For clarity, the foregoing license grants with respect to Manufacturing and Development are subject to certain retained rights pursuant to Section 2.3.5 and, with respect to Manufacturing, the rights set forth in Section 2.5.

6.1.3                     Sublicenses.  Subject to compliance with Section 2.6 of the Master Collaboration Agreement, Celgene shall have the right to grant sublicenses under the rights granted to it under Section 6.1.1 and 6.1.2, without the prior consent of Jounce (except as stated below in this Section 6.1.3), to any (a) Affiliate of Celgene, (b) Third Party subcontractor engaged by Celgene, and (c) Third Party (if for the Commercialization of Co-Co Products in the U.S., solely with Jounce’s prior written consent, such consent not to be unreasonably withheld) for the Development or Commercialization of any Co-Co Candidate, Co-Co Product or related Co-Co Diagnostic Product (other than for PD-1, for which no consent shall be required), provided that in the event Celgene grants a sublicense under Section 6.1.3(c) (but excluding sublicenses granted to contractors, agents and other Third Parties performing services for or on behalf of Celgene or its Affiliates), Celgene shall provide Jounce with a fully-executed copy of any agreement (redacted as necessary to protect confidential or commercially sensitive information that is not necessary to confirm compliance with this Jounce Lead Co-Co Agreement) reflecting any such sublicense promptly after the execution thereof.  Subject to compliance with Section 2.6 of the Master Collaboration Agreement, Jounce shall have the right to grant sublicenses under the rights granted to it under Section 6.1.2, without the prior consent of Celgene, to any (a) Affiliate of Jounce, and (b) Third Party subcontractor engaged by Jounce.  Each sublicense granted by either Party under this Section 6.1.3 shall be subject to and consistent with the terms and conditions of this Jounce Lead Co-Co Agreement.

6.1.4                     Rights Retained by the Parties; No Implied Rights.  Each Party retains the rights under all Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement. Except as explicitly set forth in this Jounce Lead Co-Co Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property rights of such Party. For clarity, Celgene retains all rights under Know-How and Patents relating to or Covering Celgene’s programs outside the scope of this Collaboration, including Celgene’s approved product programs, except as otherwise

44

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granted by Celgene to Jounce in writing.  For further clarity, Jounce retains all rights under Know-How and Patents relating to or Covering Jounce’s programs outside the scope of this Collaboration except as otherwise granted by Jounce to Celgene in writing.

6.1.5                     Section 365(n) of the Bankruptcy Code.  All licenses granted under this Jounce Lead Co-Co Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code.  Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party shall be entitled to a complete duplicate of, or complete access to any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology shall be delivered to the licensee Party not later than:  (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this Jounce Lead Co-Co Agreement, or (b) if not delivered under Section 6.1.5(a), upon the rejection of this Jounce Lead Co-Co Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Jounce Lead Co-Co Agreement for purposes of Section 365(n) of the Bankruptcy Code.

6.2.                            Ownership.

6.2.1                     Inventorship.  Inventorship of Inventions shall be determined by application of U.S. patent laws pertaining to inventorship.

6.2.2                     Ownership.  Ownership of Inventions and intellectual property rights therein arising from the Parties’ activities under this Jounce Lead Co-Co Agreement shall be determined in accordance with Section 7.2.3 of the Master Collaboration Agreement (without regard to whether the Master Collaboration Agreement has been terminated or otherwise expired).

6.2.3                     Cooperation and Allocation.  Section 7.2.4 of the Master Collaboration Agreement shall apply to all Inventions and intellectual property rights therein, that arise in whole or in part as a result of the Parties’ activities under this Jounce Lead Co-Co Agreement.

6.3.                            Prosecution and Maintenance of Patents.

6.3.1                     Jounce Co-Co Collaboration Patents.  As between the Parties, subject to Section 4.4.3(n), and except as set forth in Section 6.3.3, the Parties will be jointly responsible for, and shall cooperate through the Patent Committee to Prosecute and Maintain, acting through Jounce, the Jounce Co-Co Collaboration Patents in the Territory, subject to the following terms and conditions: (a) the Parties shall continue to use the patent counsel used by Jounce prior to the Jounce Lead Effective Date to conduct such Prosecution and Maintenance of such Jounce Co-Co Collaboration Patents unless Celgene requests such counsel be changed due to such patent counsel, in Celgene’s good faith belief, not adequately conducting such Prosecution and Maintenance in the Territory, such request to be considered by Jounce in good faith and, if agreed to by Jounce, such Prosecution and Maintenance shall be transferred to a patent counsel reasonably acceptable to both Parties at Celgene’s expense; and (b) in the event Jounce disagrees

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with Celgene’s comments and recommended actions for the Jounce Co-Co Collaboration Patents in the Territory, Jounce will have final decision-making authority in the U.S., and Celgene will have final decision-making authority in the ROW Territory, in each case  subject to Section 6.3.2.

6.3.2                     Backup Right.   Subject to Section 4.4.3(n), if Jounce decides not to file a Jounce Co-Co Collaboration Patent or intends to allow a Jounce Co-Co Collaboration Patent to lapse or become abandoned without having first filed a substitute in the Territory, it shall notify Celgene of, and consult with Celgene with respect to, such decision or intention at least [***] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and Celgene shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Celgene’s expense with counsel of its choice.

6.3.3                     Prosecution and Maintenance of Third Party Patents. Notwithstanding Sections 6.3.1 and 6.3.2, Celgene acknowledges that the MSKCC has the first right to Prosecute and Maintain the Patents licensed to Jounce pursuant to the MSKCC Agreement (the “MSKCC Patents”).  If MSKCC decides to refrain from or to cease prosecuting or maintaining the MSKCC Patents, then under the MSKCC Agreement, Jounce has the right to continue such prosecution or maintenance in accordance with the MSKCC Agreement. If Jounce continues such activities, then Jounce shall proceed as provided in this Section 6.3 with respect to the MSKCC Patents, subject to any obligations of Jounce to any Third Party licensees with respect to the MSKCC Patents existing as of the Jounce Lead Effective Date; provided that Celgene agrees and acknowledges that Jounce is obligated to comply with the obligations described in the MSKCC Agreement with respect to Prosecution and Maintenance of Patents licensed under the MSKCC Agreement, including to provide to MSKCC any and all draft filings and applications for the MSKCC Patents, as well as responses to patent authorities in connection therewith, before filing such items, for review and comment by MSKCC.

6.3.4                     Costs of Prosecution and Maintenance.  Celgene shall bear all of the costs and expenses of Prosecution and Maintenance of the Jounce Co-Co Collaboration Patents in the ROW Territory.  For Prosecution and Maintenance of the Jounce Co-Co Collaboration Patents in the US, all costs and expenses shall, prior to the delivery of a Jounce Opt-Out Notice in accordance with Section 4.4, be allocated [***] to Jounce and [***] to Celgene for the ICOS Activator Program and shared equally for the First Other Program, and after the delivery of a Jounce Opt-Out Notice in accordance with Section 4.4, shall be borne in their entirety by Celgene.

6.4.                            Defense of Claims Brought by Third Parties.

6.4.1                     Notice.  If a Party becomes aware of any actual or potential claim that the research, Development, Manufacture or Commercialization of any Co-Co Candidate, any Co-Co Product or any related Co-Co Diagnostic Product, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance, the Parties shall as soon as practicable thereafter meet (which may be through the JSC) to discuss in good faith regarding the best response to such notice. Celgene shall have the sole right, but not the obligation, to defend and dispose (including through settlement or license) such claim in the

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ROW Territory, and Jounce shall have the sole right, but not the obligation, to defend and dispose (including through settlement or license) such claim in the United States.

6.4.2                     Costs.  The costs and expenses incurred by the Parties in connection with defense of any claim described in Section 6.4.1 in the U.S. shall be shared by the Parties in accordance with the Profit & Loss Share, and with respect to any such claim in the ROW Territory shall be borne solely by Celgene, unless otherwise agreed in writing by the Parties.  For clarity, this Section 6.4.2 is intended to address the Parties’ defense costs in such claim, and if as a result of any such defense of such claim, a Party obtains a license under Third Party intellectual property rights, Section 6.8 may apply to the amounts due to any such Third Party pursuant to such license.

6.5.                            Enforcement of Patents.

6.5.1                     Notice.  If any Party learns of an infringement or threatened infringement by a Third Party with respect to any Jounce Co-Co Collaboration Patent, including actual or alleged infringement under 35 USC §271(e)(2) that is or would be infringing activity involving the using, making, importing, offering for sale or selling of compounds or products that are substantially the same as or otherwise competitive with the Co-Co Candidate, Co-Co Products or Co-Co Diagnostic Products (including Comparable Co-Co Third Party Products) in the Field (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.  For any Competitive Infringement, each Party shall share with the other Party all information available to it regarding such actual or alleged infringement.

6.5.2                     Enforcement of Jounce Co-Co Collaboration Patent and Celgene Patents.

(a)                                 Celgene ROW Initial Enforcement.  As between the Parties, and subject to Section 6.7, Celgene shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement in the ROW Territory of (A) any Jounce Co-Co Collaboration Patent that is exclusively licensed to Celgene under this Jounce Lead Co-Co Agreement and that solely Covers Co-Co Products or the Co-Co Candidate (such Patents, the “Jounce Co-Co Product Patents”) and (B) any Celgene Patent, in each case by counsel of its own choice, in Celgene’s own name and under Celgene’s direction and control, provided that Celgene shall keep Jounce, through the JSC and/or Patent Committee, reasonably informed as to the status of, and all material developments in such action, including considering in good faith, the input of Jounce regarding the strategy and handling of such enforcement activities.

(b)                                 Jounce U.S. Initial Enforcement.  As between the Parties, and subject to Section 6.7, Jounce shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement in the United States of (A) any Jounce Co-Co Product Patent, and (B) any Celgene Patent, in each case by counsel of its own choice, in Jounce’s own name and under Jounce’s direction and control, provided that Jounce shall keep Celgene, through the JSC and/or Patent Committee, reasonably informed as to the status of, and all material developments in such action, including considering in good faith, the input of Celgene regarding the strategy and handling of such enforcement

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activities.   Notwithstanding anything in this Section 6.5 to the contrary, Celgene shall have final decision-making authority as to representations made in any proceedings under this Section 6.5 with respect to any Celgene Independent Products.

(c)                                  Timing. The Party having the first right to enforce a Patent pursuant to Sections 6.5.2(a) through 6.5.2(b) will have a period of [***] after its delivery of notice and evidence pursuant to Section 6.5.1 or receipt of written notice from a Third Party that reasonably evidences any action or proceeding with respect to any Co-Co Competitive Infringement described in Section 6.5.2(a), as applicable (such action or proceeding a “Co-Co Enforcement Proceeding”), to elect to so enforce such Jounce Co-Co Collaboration Patent or Celgene Patent, as applicable, in the applicable jurisdiction (or to settle or otherwise secure the abatement of such Co-Co Competitive Infringement), provided however, that such period will be (i) more than [***] to the extent applicable Law prevents earlier enforcement of such Jounce Co-Co Collaboration Patent or Celgene Patent, as applicable, and provided further that if such period is extended because applicable Law prevents earlier enforcement, the Party having the first right to enforce shall have until the date that is [***] following the date upon which applicable Law first permits such Co-Co Enforcement Proceeding, and (ii) less than [***] to the extent that a delay in bringing such Co-Co Enforcement Proceeding against such alleged Third Party infringer would limit or compromise the remedies (including monetary relief, and stay of regulatory approval) available against such alleged Third Party infringer.  In the event the Party having the first right to enforce does not so elect to enforce or settle or otherwise secure the abatement of such Co-Co Competitive Infringement before the first to occur of (A) the expiration of the applicable period of time set forth in above, or (B) [***] before the expiration of any time period under applicable Law, that would, if a Co-Co Enforcement Proceeding was not filed within such time period, limit or compromise the remedies available from such Co-Co Enforcement Proceeding, such Party having the first right to enforce will so notify the other Party in writing and in the case where such other Party then desires to commence a suit or take action to enforce the applicable Jounce Co-Co Collaboration Patent or Celgene Patent with respect to such Co-Co Competitive Infringement in the applicable jurisdiction, such other Party will, subject to Section 6.5.2(e), thereafter have the right to commence such a suit or take such action to enforce the applicable Jounce Co-Co Collaboration Patent or Celgene Patent, as applicable (such action, a “Co-Co Step-In Proceeding”), at such other Party’s expense.   Notwithstanding anything in this Section 6.5 to the contrary, Celgene shall have final decision-making authority as to representations made in any proceedings under this Section 6.5 with respect to any Celgene Independent Products.

(d)                                 Right to Participate; Joinder.  The non-enforcing Party in relation to any enforcement action or proceeding set forth in Sections 6.5.2(a) through 6.5.2(b) will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding.  In the case of any Co-Co Enforcement Proceeding or Co-Co Step-In Proceeding, at the enforcing Party’s written request, and at the enforcing Party’s expense (subject to Section 6.5.2(h)), the other Party shall join any such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding, or if the JSC (with respect to enforcement activities relating to Co-Co Product for U.S. Administration) determines

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that such joinder is necessary or desirable.  All time periods set forth in this Section 6.5.2 shall be subject to applicable Law, which may prevent earlier enforcement.

(e)                                  Cooperation.  In addition to the obligations set forth in Section 6.5.2(a) through 6.5.2(f), each Party will provide to the Party enforcing any such rights under Sections 6.5.2(a) or 6.5.2(b), as applicable, reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense (subject to Section 6.5.2(h)).  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts.  The Parties will coordinate any Co-Co Enforcement Proceeding with respect to the Jounce Co-Co Collaboration Patent and Celgene Patents through the JSC and/or Patent Committee.  Each Party bringing any such action or proceeding in accordance with this Section 6.5 shall have an obligation to consult with the other Party and will take comments of such other Party into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Jounce Co-Co Collaboration Patent and Celgene Patent that is the subject of such proceeding.

(f)                                   Agreement to Enforce.  Notwithstanding anything to the contrary in this Section 6.5, if either Party has a reasonable, good faith concern that the other Party’s exercise of its backup enforcement or defense rights with respect to any Patent as set forth in Section 6.5.2(a) and 6.5.2(b) would be detrimental to the overall patent protection of the Co-Co Products or related Co-Co Diagnostic Products, then such other Party shall not be permitted to enforce or defend such Patent without the prior consent of the objecting Party.

(g)                                  Settlement.  Notwithstanding anything to the contrary in this Section 6.5, a settlement or consent judgment or other voluntary final disposition of a suit under this Section 6.5: (i) with respect to enforcement in the ROW Territory, may be entered into without the consent of the Party not bringing suit, and (ii) with respect to enforcement in the U.S., may only be entered into with the approval of the JSC; provided, however, that in any event, any such settlement, consent judgment or other disposition of any action or proceeding by a Party under this Article 6 shall not, without the consent of the Party not bringing suit, (a) impose any liability or obligation on the Party not bringing suit, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the licenses granted to the Party not bringing suit under this Jounce Lead Co-Co Agreement, (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned by the Party not bringing suit, or (d) adversely affect the interest of the Party not bringing suit in any material respect, provided that such consent shall not be unreasonably withheld, conditioned or delayed.

(h)                                 Costs of Enforcement.  Except as otherwise set forth in this Section 6.5:

(i)                                     ROW.  Each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 6.5 that relate to a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding relating to Jounce Co-Co Patents or Celgene Patents in the ROW Territory, and, if a Party commences a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding in the ROW Territory, it shall bear all external costs and expenses for such action; and

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(ii)                                  U.S.  All Direct Costs and reasonable and documented external costs and expenses incurred by either Party in pursuing any Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding of the Jounce Co-Co Patents or the Celgene Patents in the U.S. in accordance with this Section 6.5 shall be shared by the Parties in accordance with the Profit & Loss Share.

(i)                                     Recoveries. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 6.5 shall be shared as follows:

(i)                                     Initial Allocation.  Such damages or other sums recovered shall first be applied to reimburse each Party for all of its Out-of-Pocket Costs expenses incurred by each Party directly in connection with such action (including, for this purpose, a reasonable allocation of expenses of outside counsel), and if such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party; and

(ii)                                  Remaining Proceeds.  Any remaining proceeds in case of suits with respect to a Co-Co Enforcement Proceeding or a Co-Co Step-In Proceeding relating to any Co-Co Product or related Co-Co Diagnostic Product under this Section 6.5, shall, (A) with respect to such suits in the ROW Territory, be allocated between the Parties such that the Party bringing suit under this Section 6.5 retains [***] and the other Party retains [***] of such amount, and (B) with respect to suits in the U.S., shall be shared by the Parties in accordance with the Profit & Loss Share.

(j)                                    Opt-Out by Jounce.  Notwithstanding any other provisions in this Section 6.5.2, if Jounce opts-out of its rights and responsibilities under Section 4.4 of this Jounce Lead Co-Co Agreement, Celgene shall have the sole right to enforce Jounce Co-Co Product Patents and Celgene Patents in the U.S. and in the ROW Territory at its own expense, and shall have sole right of settlement of and enforcement suit with respect to such Patents, and Celgene shall retain [***] of remaining proceeds under 6.5.2(i)(ii) in the U.S. and in the ROW Territory.

6.6.                            Patent Term Extensions.  Subject to Section 4.4.3(n), in the course of conducting activities pursuant to this Jounce Lead Co-Co Agreement, Jounce and Celgene shall discuss and seek to reach mutual agreement as to which, if any, of the Patents within the Jounce Co-Co Collaboration Patents or Celgene Patents that Cover the Co-Co Candidate, or Co-Co Products containing the Co-Co Candidate, for which the Parties shall apply to obtain patent term extensions, adjustments, restorations, or supplementary protection certificates under applicable Laws, based on the best commercial interests of the Co-Co Candidate or Co-Co Products; it being understood and agreed that, (a) if Celgene seeks a patent term extension in the ROW Territory, then Jounce agrees to negotiate in good faith with respect to any measures required by applicable Law for Celgene to obtain such extension and (b) if Jounce seeks a patent term extension in the United States, then Celgene agrees to negotiate in good faith with respect to any measures required by applicable Law for Jounce to obtain such extension.  If the Parties are unable to reach mutual agreement, Celgene shall have the right to make the final decision in the ROW Territory and Jounce shall have the right to make the final decision in the United States.

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6.7.                            Third Party Licenses.  If, at any time during the Jounce Co-Co Term, either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Development, Manufacture or Commercialization of any Co-Co Product or Co-Co Candidate, that is the subject of research, Development, Manufacture and/or Commercialization efforts under this Jounce Lead Co-Co Agreement, then such Party will notify the Patent Committee promptly, and Section 7.9 of the Master Collaboration Agreement shall apply (excluding Section 7.9.3); provided, however, that notwithstanding anything to the contrary in such provision of the Master Collaboration Agreement, unless Jounce has delivered a Jounce Opt-Out Notice in accordance with Section 4.4, the Parties shall cooperate through the Patent Committee regarding determining which Party should obtain a license, provided, further that unless the Parties otherwise agree, the following shall apply: (a) Jounce shall have the sole right, but not the obligation, to obtain a license from a Third Party under intellectual property rights that may be necessary for such activities with respect to U.S. Administration or, to the extent any Co-Co Product is being Manufactured by or on behalf of Jounce anywhere in the Territory, with respect to such Manufacturing; and (b) Celgene shall have the sole right, but not the obligation, to obtain a license from a Third Party under intellectual property rights that may be necessary for such activities with respect to ROW Administration or, to the extent any Co-Co Product is being Manufactured by or on behalf of Celgene anywhere in the Territory, with respect to such Manufacturing. Any amounts paid by (i) Celgene pursuant to any Third Party License Agreement entered into pursuant to Section 7.9 of the Master Collaboration Agreement or this Section 6.7 for ROW Administration shall be applied to reduce royalties payable to Jounce, to the extent provided in Section 5.3.3, or (ii) by Jounce or Celgene pursuant to this Section 6.7 or by Celgene pursuant to Section 7.9 of the Master Collaboration Agreement, in each case for U.S. Administration, shall be shared by the Parties in accordance with the Profit & Loss Share.

6.8.                            Jounce Co-Co Collaboration Patents; Celgene Patents.  Schedule 6.8 contains (a) a complete and accurate list of all Jounce Co-Co Collaboration Patents, and (b) a complete and accurate list of all Celgene Patents, in each case as of the Jounce Lead Effective Date.

6.9.                            Exclusivity.

6.9.1                     Exclusivity Obligations.  From the Jounce Lead Effective Date until the end of the Term, each of the Parties, on behalf of itself and its Affiliates, hereby covenants and agrees that, subject to Section 9.4, neither such Party nor its Affiliates shall, directly or indirectly, alone or with any Third Party: (i) alone or with or for any Third Party, (x) research (including screen) in the Field any Biologic (which, in the case of an Antibody, has one or more of the same CDR sequences of either any Collaboration Candidate hereunder or the Co-Co Candidate Specifically Directed to the Co-Co Target) or (y) research (including screen), Develop, Manufacture or Commercialize any Biologic that is an [Immune Activator/Immune Suppressor] [select the applicable one before signing] in the Field and that is Specifically Directed to the Co-Co Target, other than in performance of activities under this Jounce Lead Co-Co Agreement; except for (x) Co-Co Products (including those activities specifically permitted following termination of this Jounce Lead Co-Co Agreement) and (y) Programs (as defined in the Master Collaboration Agreement) directed to the Co-Co Target (A) that are being conducted pursuant to the Master Collaboration Agreement, (B) to which Celgene has exercised its Option (as defined in the Master Collaboration Agreement) under the Master Collaboration Agreement or (C) the rights to which have reverted to Jounce in accordance with the terms of the Master

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Collaboration Agreement; (ii) grant a license or sublicense to research (including screen), Develop, Manufacture or Commercialize any Biologic in the Field or pharmaceutical product in the Field, in each case described in clause (i) above as Specifically Directed to the Co-Co Target, as part of a Third Party Transaction; or (iii) except as expressly permitted under Section 9.4, transfer, assign, convey or otherwise sell any Biologic or pharmaceutical product described in clause (i) above.  The restrictions described in this Section 6.9.1 shall not apply to PD-1.

6.9.2                     Exceptions.

(a)                                 Academic Collaborations.  Notwithstanding the provisions of Section 6.9.1, each Party shall be permitted to perform any of the activities that would otherwise be prohibited under Section 6.9.1 and in relation to the Co-Co Target, if such activities are (a) the subject of an existing agreement between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement, provided that such Party shall not be permitted to amend any such agreement unless such amendment contains provisions consistent with the terms and conditions of such agreement in effect as of the Effective Date of the Master Collaboration Agreement with respect to (i) ownership and licenses of pre-existing intellectual property rights, as well as intellectual property rights and inventions arising pursuant to the conduct of activities under such agreement, (ii) rights regarding publication of the results arising pursuant to the conduct of activities under such agreement, and (iii) confidentiality obligations (collectively, (i) through (iii), the “Academic Essential Provisions”) in a manner that would result in any of the provisions covered by the Academic Essential Provisions in such existing agreement being less favorable to the contracting Party, or which would adversely affect any rights granted to Celgene or Jounce under this Jounce Lead Co-Co Agreement or any Development & Commercialization Agreement following such amendment without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), or (b) the subject of a new agreement entered into between such Party and an academic institution or academic collaborator that contains terms and conditions with respect to the Academic Essential Provisions consistent with the terms and conditions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement; provided that if any Academic Essential Provisions of an amendment described in (a) or an agreement described in (b) would not be consistent with the Academic Essential Provisions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date of the Master Collaboration Agreement, such Party shall not enter into such amendment or agreement on such inconsistent terms and conditions without the prior written consent of the other Party.

(b)                                 Competitive Programs.  Section 6.9.1 shall not apply if, during the Jounce Co-Co Term, any Party or its Affiliates merges or consolidates with, or otherwise acquires, a Third Party that is then engaged in activities that would otherwise constitute a breach of this Section 6.9 by any Party or its Affiliates (a “Competitive Program”) or acquires by license or otherwise a Competitive Program from a Third Party; it being understood and agreed that, unless the Parties agree otherwise in writing, such Party that is engaged in a Competitive Program (the “Competitive Program Party”) shall, within [***] after the date of such merger, consolidation or acquisition, notify the other Party that it intends to either: (i) terminate, or cause its relevant Affiliate to terminate, the Competitive Program or (ii) divest, or cause its relevant Affiliate to

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divest, whether by license or otherwise, the Competitive Program. If the Competitive Program Party notifies the other Party within such [***] period that it intends to terminate, or cause its relevant Affiliate to terminate, such Competitive Program, the Competitive Program Party or its relevant Affiliate, shall (i) terminate such Competitive Program as quickly as possible, and in any event within [***] (unless applicable Law requires a longer termination period) after the Competitive Program Party delivers such notice to the other Party; and (ii) confirm to the other Party when such termination has been completed, and the Competitive Program Party’s continuation of the Competitive Program during such [***] (or, as required by applicable Law, longer) period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 6.9.1.  If the Competitive Program Party notifies the other Party within such [***] period that it intends to divest such Competitive Program, the Competitive Program Party or its relevant Affiliate shall use all reasonable efforts to effect such divestiture as quickly as possible, and in any event within [***] after the Competitive Program Party delivers such notice to the other Party, and shall confirm to the other Party when such divestiture has been completed.  If the Competitive Program Party or its relevant Affiliate fails to complete such divestiture within such [***] period, but has used reasonable efforts to effect such divestiture within such [***] period, then, unless otherwise required by applicable Law, such [***] period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competitive Program to be in fact divested, not to exceed an additional [***]; provided that such additional [***] period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture if the Competitive Program Party or its relevant Affiliate is using good faith efforts to obtain such approvals.  The Competitive Program Party’s continuation of the Competitive Program during such divestiture period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 6.9.1.

(c)                                  Certain Permitted Activities.

(i)                                     The [***] shall not constitute a breach of Section 6.9.1.  Each Party shall report to the JSC on a Calendar Quarterly basis [***]. For clarity, providing at market price any supply of any biological or pharmaceutical product owned or controlled by a Party or any of its Affiliates that is then being commercialized to a Third Party conducting a human clinical trial with respect to a Biologic that is an [Immune Activator/Immune Suppressor] [select the applicable one before signing] through direct binding to the Co-Co Target in the Field for the Territory shall not constitute Development in violation of such Party’s exclusivity obligations under this Section 6.9 as long as neither such Party nor any of its Affiliates receives any other monetary consideration with respect to any product other than such product that is the subject of such clinical trial.

(ii)                                  The entry into any Funding Agreement by Celgene or its Affiliates, either before or after the Jounce Lead Effective Date, and the performance by Celgene or its Affiliates of any obligations thereunder shall not constitute a breach of Section 6.9; it being understood and agreed that any exercise of any options by Celgene or its Affiliates shall be subject to Section 6.9.1.

(iii)                               The restrictions set forth in Section 6.9.1, as applicable, shall not be deemed to prevent either Party or its respective Affiliates from (A) fulfilling its obligations

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under this Jounce Lead Co-Co Agreement, and (B) engaging any subcontractors in accordance with Section 2.6 of this Jounce Lead Co-Co Agreement.

(iv)                              If a Change of Control occurs with respect to either Party with a Third Party and the Third Party already is conducting or is planning, as of the effective date of such Change of Control, to conduct activities on an existing program that would cause a Party or an Affiliate to violate Section 6.9, as applicable, (an “Acquirer Program”), then such Third Party will be permitted to continue such Acquirer Program and such initiation or continuation will not constitute a violation of Section 6.9, as applicable; provided that (i) none of the Collaboration IP or Joint Collaboration IP will be used in any Acquirer Program, (ii) none of the other Patents or Know-How licensed by either Party to the other Party pursuant to this Jounce Lead Co-Co Agreement will be used in any Acquirer Program, (iii) no Confidential Information of the other Party will be used in any such Acquirer Program, and (iv) the research or Development activities required under this Jounce Lead Co-Co Agreement will be conducted separately from any research or development activities directed to such Acquirer Program, including by the maintenance of separate lab notebooks and records (password-protected to the extent kept on a computer network) and the use of separate personnel working on each of the activities under this Jounce Lead Co-Co Agreement, and the activities covered under such Acquirer Program (except that this requirement shall not apply to personnel who have senior research management roles and not project level research roles, provided such personnel in senior research management roles are not directly involved in the day-to-day activities under such Acquirer Program)..

(v)                                 Notwithstanding anything to the contrary contained herein, each Party shall have, at all times, the right to conduct cell-based screens directed toward cell phenotypes, even if such cell-based screens result in the unanticipated identification or discovery of the Co-Co Target, and such activities shall not constitute a violation of this Section 6.9.

(d)                                 Clinical Combinations.  Both Parties shall at all times have the right to supply any Biologic owned or Controlled (other than under any Development & Commercialization Agreement) by such Party that is then being Commercialized to a Third Party conducting a Clinical Trial for a combination therapy involving such supplied Biologic so long as such supply of such Biologic to such Third Party is at a then-prevailing market price.

ARTICLE 7
INDEMNIFICATION; INSURANCE

7.1.                            In the U.S.

7.1.1                     Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless the Jounce Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

(a)                                 the [***] under this Jounce Lead Co-Co Agreement; or

(b)                                 any [***] under this Jounce Lead Co-Co Agreement with respect to the U.S.;

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(c)                                  [***].

7.1.2                     Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless the Celgene Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim, based upon:

(a)                                 the [***] under this Jounce Lead Co-Co Agreement; or

(b)                                 any [***] under this Jounce Lead Co-Co Agreement with respect to the U.S.;

(c)                                  [***].

7.2.                            In the ROW.

7.2.1                     Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless the Jounce Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

(a)                                 the [***] under this Jounce Lead Co-Co Agreement;

(b)                                 any [***] under this Jounce Lead Co-Co Agreement with respect to the ROW Territory; or

(c)                                  [***];

(d)                                 [***].

7.2.2                     Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless the Celgene Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim in the ROW Territory based upon:

(a)                                 the [***] under this Jounce Lead Co-Co Agreement;

(b)                                 any [***] under this Jounce Lead Co-Co Agreement; or

(c)                                  [***];

(d)                                 [***].

7.3.                            Notice of Claims.  A Claim to which indemnification applies under Section 7.1 or Section 7.2 shall be referred to herein as an “Indemnification Claim.”  If the Indemnitee intends to claim indemnification under this Article 7, the Party claiming indemnification (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) in writing, promptly upon becoming aware of an Indemnification Claim, describing in reasonable detail the facts giving rise to the Indemnification Claim; provided, that an Indemnification Claim in respect of any action at law or suit in equity by or against a Third Party as to which indemnification shall be sought shall be given promptly after the action or suit is commenced (provided that the

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Indemnitee is aware of such commencement); and provided further, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Jounce Lead Co-Co Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice.

7.4.                            Indemnification Procedures.  If an Indemnitee receives written notice of a Claim that the Indemnitee believes may result in a claim for indemnification under this Article 7, such Indemnitee shall deliver an Indemnification Claim to the Indemnitor in accordance with the provisions of Section 7.3.  If the Litigation Conditions are satisfied, then the Indemnitor shall have the right to assume and control the defense of the Claim, at its own expense with counsel selected by it and reasonably acceptable to the Indemnitee, by delivering written notice of its assumption of such defense to the Indemnitee within [***] of its receipt of notice of such Claim from the Indemnitor (but the Indemnitor shall in any event have the right to assume and control the defense of a Claim that initially sought injunctive relief (including a declaratory judgment) from the Indemnitee when the only remaining dispute in such matter is the determination of non-injunctive relief or when the only remaining relief sought by the Third Party in such matter is non-injunctive relief, whichever is first); provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if (a) representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflict of interests between such Indemnitee and Indemnitor, (b) the Indemnitor has failed within a reasonable time to retain counsel, (c) the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or (d) at any time the Litigation Conditions are not satisfied with respect to such Claim.  If the Indemnitor assumes and controls the defense of such Claim, the Indemnitor shall keep the Indemnitee reasonably apprised of the status of the Claim and the Indemnitee shall be entitled to otherwise monitor such Claim at its sole cost and expense.  If the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee or if the Indemnitor does not assume the defense of the Claim as described in this Section 7.4, the Indemnitee shall be permitted to assume and control the defense of such Claim (but shall have no obligation to do so) and in such event shall be entitled to settle or compromise the Indemnification Claims in its sole and reasonable discretion, provided that if the Indemnitee is entitled to assume the defense of the Claim pursuant to this Section 7.4 solely because the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee, then the Indemnitee shall not settle or compromise such Indemnification Claims in any manner that involves the payment of monetary damages or has an adverse effect on the Indemnitor’s rights or interests (including any rights under this Jounce Lead Co-Co Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Jounce Lead Co-Co Agreement, any other Development & Commercialization Agreement or the Master Collaboration Agreement) without the prior written consent of the Indemnitor, which consent the Indemnitor shall not unreasonably withhold, condition or delay.  If the Indemnitor has assumed and controls the defense of the Claim in accordance with this Section 7.4, (i) the Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would result in the payment of amounts by the Indemnitee, impose any other obligation on the Indemnitee or otherwise have an adverse effect on the Indemnitee’s rights or interests (including any rights under this Jounce

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Lead Co-Co Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Jounce Lead Co-Co Agreement or any other Development & Commercialization Agreement, or the Master Collaboration Agreement), without the prior written consent of the Indemnitee. In each case, the Party that is not controlling the defense of any Claim shall reasonably cooperate with the Party that is controlling the defense of such Claim, at the non-controlling Party’s expense and shall make available to the controlling Party all pertinent information under the control of the non-controlling Party, which information shall be subject to Article 8 of the Master Collaboration Agreement.  Each Party shall use commercially reasonable efforts to avoid production of Confidential Information of the other Party (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of such Party to be made so as to preserve any applicable attorney-client or work-product privileges.

7.5.                            U.S. Administration Liabilities.  In the event that either Party (a) incurs any Third Party Damages in connection with a Claim for personal injury or death caused by the use of Co-Co Product for U.S. Administration, or any other Product Liability relating thereto, or (b) is required to make payments to any Third Party in order to acquire a license or other rights under Patents or Know-How necessary for the Development, Manufacture or Commercialization of Co-Co Product for U.S. Administration (collectively, “U.S. Administration Liabilities”), such U.S. Administration Liabilities arising from or occurring as a result of the performance, in good faith, of the Development, Manufacture or Commercialization of Co-Co Product for U.S. Administration in accordance with this Jounce Lead Co-Co Agreement will be shared by the Parties as Operating Profits or Losses under the Profit & Loss Share, provided that the Operating Profits or Losses will not include U.S. Administration Liabilities of a Party or its Affiliates:  (i) that are caused by a breach of this Jounce Lead Co-Co Agreement by such Party or its Affiliates; (ii) incurred with respect to or allocable to products other than Co-Co Product for U.S. Administration; or (iii) that are subject to indemnification by such Party pursuant to this Article 7 (and for clarity, if a Third Party makes a Claim directly against Jounce (or any of its Affiliates) or Celgene (or any of its Affiliates), respectively, that would otherwise be indemnified by Jounce or Celgene, respectively, if such Claim had been made against the other Party (or any of its Affiliates), then U.S. Administration Liabilities incurred by Jounce or Celgene in connection with such direct Claim will not be included in the calculation of the Operating Profits or Losses).

7.6.                            Insurance.  Each Party shall maintain, at its cost, a program of insurance and/or self-insurance against liability (including product liability insurance) and other risks associated with its activities and obligations under this Jounce Lead Co-Co Agreement, including as applicable its Clinical Trials, the Commercialization of any Co-Co Candidate, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Jounce Lead Co-Co Agreement.

7.7.                            Product Liability Costs.  Solely with respect to Co-Co Products distributed in the United States, except with respect to such portion (if any) of Product Liabilities that are claims entitled to indemnification under Sections 7.1 or 7.2, the Parties shall be responsible for all Product Liabilities, all Direct Costs (including Out-of-Pocket Costs) (calculated using the applicable FTE Rate) incurred in connection with any litigation or proceeding related to such

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Third Party Products Liability Action, and all Direct Costs (including Out-of-Pocket Costs) (calculated using the applicable FTE Rate) incurred as follows:

7.7.1                     All such costs and expenses incurred before the Jounce Opt-Out Date relating to Co-Co Products distributed in the United States prior to the Jounce Opt-Out Date shall be taken into account in determining the Profit & Loss Share as, and to the extent, provided in Exhibit D.

7.7.2                     All such costs and expenses incurred after the Jounce Opt-Out Date relating to Co-Co Products shall be borne solely by Celgene if and only to the extent such Product Liabilities arose from Co-Co Products distributed after the Jounce Opt-Out Date.

7.8.                            LIMITATION OF LIABILITY.  EXCEPT (A) FOR A BREACH OF SECTION 9.4 OR ARTICLE 6.9 OR (B) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 7 OR (C) FOR DAMAGES DUE TO THE FRAUD, MALICIOUS ACTIONS AND/OR INTENTIONAL TORT OF THE LIABLE PARTY, NEITHER JOUNCE NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS JOUNCE LEAD CO-CO AGREEMENT OR ITS AFFILIATES UNDER THIS JOUNCE LEAD CO-CO AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS OR LOST DATA, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 8
JOUNCE CO-CO TERM AND TERMINATION

8.1.                            Jounce Co-Co Term; Expiration.

8.1.1                     Co-Co Term.  This Jounce Lead Co-Co Agreement shall become effective on the Jounce Lead Effective Date and, unless earlier terminated pursuant to this Article 8, shall remain in effect until it expires (the “Jounce Co-Co Term”):

(a)                                 on a Co-Co Product-by-Co-Co Product and country-by-country basis in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory), this Jounce Lead Co-Co Agreement shall expire on the date of the expiration of all applicable Co-Co Royalty Terms with respect to such Co-Co Product in such country; and

(b)                                 in its entirety with respect to the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) only upon the expiration of all applicable Co-Co Royalty Terms in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) under this Jounce Lead Co-Co Agreement with respect to all Co-Co Products in the ROW Territory or the Territory, as applicable.

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8.1.2                     Effect of Expiration.  After the expiration of the Jounce Co-Co Term in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) or specific countries therein pursuant to Section 8.1.1 above, the following terms shall apply solely with respect to the ROW Territory (or such countries therein):

(a)                                 Licenses after Co-Co Product Expiration.  After expiration of the Jounce Co-Co Term (but not after early termination) with respect to any Co-Co Product in a country in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) pursuant to Section 8.1.1(a), Celgene shall have an exclusive, fully-paid, royalty-free, irrevocable, non-terminable, in such country right and license, with the right to grant sublicenses, under the Jounce Co-Co IP to develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Co-Co Product and related Co-Co Diagnostic Products in the Field in such country.

(b)                                 Licenses after Expiration of Co-Co Agreement.  After expiration of the Jounce Co-Co Term (but not after early termination) with respect to this Jounce Lead Co-Co Agreement in its entirety pursuant to Section 8.1.1(b), Celgene shall have an exclusive, fully-paid, royalty-free, irrevocable, non-terminable, in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory) right and license, with the right to grant sublicenses, under the Jounce Co-Co IP to develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize Co-Co Products and Co-Co Diagnostic Products in the Field in the ROW Territory (or, in the event of any Jounce Opt-Out, the Territory).

(c)                                  No Expiration in U.S.  For clarity, unless earlier terminated pursuant to this Article 8 or there is a Jounce Opt-Out, this Jounce Lead Co-Co Agreement shall remain in effect in perpetuity with respect to the United States.

8.2.                            Termination Without Cause.

8.2.1                     Termination by Celgene for Convenience.  At any time during the Jounce Co-Co Term, Celgene shall have the right, at its sole discretion, to terminate this Jounce Lead Co-Co Agreement in its entirety, upon [***] prior written notice to Jounce hereunder; it being understood and agreed that Celgene shall be entitled to terminate upon [***] written notice at any time it reasonably determines that such termination is necessary to comply with any Antitrust Law.

8.2.2                     Termination by Celgene for Safety Reasons.  Celgene shall have the right to terminate this Jounce Lead Co-Co Agreement immediately on a Co-Co Candidate-by-Co-Co Candidate basis upon written notice to Jounce based on Safety Reasons (defined below).  Upon such termination for Safety Reasons, subject to the terms and conditions of this Jounce Lead Co-Co Agreement, Celgene shall be responsible, at its expense, for the wind-down, if any, of any Development of the applicable Co-Co Candidate, and corresponding Co-Co Product (including any Clinical Trials for the applicable Co-Co Candidate or Co-Co Product being conducted by or on behalf of Celgene and any regulatory costs for closing out corresponding regulatory activities) and any Commercialization activities for the applicable Co-Co Candidate or Co-Co Product.  Such termination shall become effective upon the date that the Parties agree in writing that such wind-down is complete.  Upon such termination for Safety Reasons, all licenses granted by

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Jounce to Celgene under this Jounce Lead Co-Co Agreement shall terminate solely with respect to the applicable Co-Co Candidate or Co-Co Product.  For purposes of this Jounce Lead Co-Co Agreement, “Safety Reason” means that the Data Safety Monitoring Board for a Clinical Trial, or the Parties by mutual written agreement, based upon additional information that becomes available or an analysis of then-existing information at any time, determines that Development or Commercialization, as applicable, of the Co-Co Candidate and/or Co-Co Products should be discontinued because the medical risk/benefit of the Co-Co Candidate or Co-Co Products is sufficiently unfavorable as to be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it.  If this Jounce Lead Co-Co Agreement is terminated pursuant to this Section 8.2.2, then subject to applicable data privacy laws, and on Jounce’s request, Celgene shall provide Jounce with full access to all relevant data relating to the terminated Co-Co Product.

8.3.                            Termination for Breach.

8.3.1                     Termination by Either Party for Breach.  Subject to certain variations set forth in Section 8.3.2 with respect to a material breach by either Party of its obligations to use Commercially Reasonable Efforts pursuant to Section 2.2.2, this Jounce Lead Co-Co Agreement and the rights granted herein may be terminated by either Party for the material breach by the other Party of this Jounce Lead Co-Co Agreement, provided, that if the breaching Party has not cured such breach within [***] (or [***], in the case of Celgene’s payment obligations under this Jounce Lead Co-Co Agreement or the time period provided in Section 8.3.2 with respect to a material breach by either Party of its obligation to use Commercially Reasonable Efforts, each as applicable) (the “Cure Period”) after the date of written notice to the breaching Party of such breach, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Jounce Lead Co-Co Agreement pursuant to this Section 8.3.1. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this Jounce Lead Co-Co Agreement will run from the date that written notice was first provided to the breaching Party by the non-breaching Party in accordance with Section 12.2 of the Master Collaboration Agreement.  Any such termination of this Jounce Lead Co-Co Agreement under this Section 8.3.1 shall become effective at the end of the Cure Period, unless the breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, the non-breaching Party’s right of termination shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party. The Parties understand and agree that the totality of this Jounce Lead Co-Co Agreement and the totality of the circumstances with respect to this Jounce Lead Co-Co Agreement will be taken into account and assessed as a whole for purposes of determining whether a breach is material under this Jounce Lead Co-Co Agreement.

8.3.2                     Additional Procedures for Termination by either Party for Failure of the Other Party to Use Commercially Reasonable Efforts.  If either Party wishes to exercise its right to terminate this Jounce Lead Co-Co Agreement pursuant to Section 8.3.1 for the other Party’s material breach of its obligations to use Commercially Reasonable Efforts as set forth in Section 2.2.2, it shall provide to such other Party a written notice of its intent to exercise such right,

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which notice shall be labeled as a “notice of material breach for failure to use Commercially Reasonable Efforts,” and shall state the reasons and justification for such termination and recommending steps which such Party believes the other Party should take to cure such alleged breach.  For any such notice of breach by a Party, the Cure Period shall be [***], and shall become effective in accordance with Section 8.3.1.

8.3.3                     Disagreement as to Material Breach.  If the Parties reasonably and in good faith disagree as to whether there has been a material breach pursuant to either Section 8.3.1 or 8.3.2, the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such notice of alleged material breach for resolution to the Executive Officers, who shall meet promptly to discuss the matter, and determine, within [***] following referral of such matter, whether or not a material breach has occurred pursuant to Section 8.3.1 or 8.3.2, as applicable.  If the Executive Officers are unable to resolve a dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Section 12.7 of the Master Collaboration Agreement.

8.3.4                     Payments.  No milestone payments by Celgene as set forth in Exhibit C-1 or Exhibit C-2, as applicable, will be due on milestones achieved during the period between the delivery to Jounce in accordance with Section 12.2 of the Master Collaboration Agreement of a notice of termination by Celgene under Section 8.3.1 or 8.3.2 and the effective date of termination; provided, however, if either Party provides notice of a dispute pursuant to Section 8.3.3 or otherwise and such dispute is resolved in a manner in which no termination of this Jounce Lead Co-Co Agreement occurs with respect to such breach or the breaching Party cures the applicable breach during the Cure Period, then upon such resolution or cure Celgene will within [***] pay to Jounce the applicable milestone payment for each milestone achieved during the period between the notice of termination under Section 8.3.1 or 8.3.2 and the resolution of such dispute or cure of such breach, and if it was determined that Celgene wrongly asserted breach by Jounce under Section 8.3.1, then Celgene shall also pay interest on such amount at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is withheld, compounded monthly.

8.4.                            Termination for Bankruptcy.  If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof, the other Party may terminate this Jounce Lead Co-Co Agreement in its entirety effective immediately upon written notice to such Party.  In connection therewith, the provisions of Section 6.1.5 shall apply.

8.5.                            Termination for Patent Challenges.  Either Party shall have the right to terminate this Jounce Lead Co-Co Agreement solely on a Co-Co Product-by-Co-Co Product basis upon written notice in accordance with Section 12.2 of the Master Collaboration Agreement if the other Party or any Affiliate challenges the validity, scope or enforceability of or otherwise opposes any Patent (a) included in the Jounce Co-Co IP and that is licensed to Celgene

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under this Jounce Lead Co-Co Agreement, or (b) included in the Celgene Patents that is licensed to Jounce under this Jounce Lead Co-Co Agreement (other than in either case as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law, request or order) it being understood and agreed that either Party’s right to terminate this Jounce Lead Co-Co Agreement under this Section 8.5 shall not apply to any actions undertaken by an Affiliate of the other Party (the “Challenging Party”) that first becomes such an Affiliate as a result of a Business Combination involving the Challenging Party, where such new Affiliate was undertaking any of the activities described in the foregoing clause prior to such Business Combination; provided that a Party’s right to terminate this Jounce Lead Co-Co Agreement under this Section 8.5 shall apply to actions undertaken by such new Affiliate if the Challenging Party is the acquiror in such Business Combination and such new Affiliate does not terminate or otherwise cease such challenge or opposition within [***] after the effective date of such Business Combination. For the avoidance of doubt, an action by a Party or any Affiliate (collectively the “Prosecuting Party”) in accordance with this Jounce Lead Co-Co Agreement and the Master Collaboration Agreement to amend claims within a pending patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application or in defense of a Third Party proceeding, or to make a negative determination of patentability of claims of a patent application of the other Party or to abandon a patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application in accordance with Section 6.3, shall not constitute a challenge under this Section 8.5.

8.6.                            Effects of Expiration or Termination.

8.6.1                     License Upon Expiration.  Upon expiration (but not upon earlier termination) of this Jounce Lead Co-Co Agreement in the ROW Territory (or any country(ies) therein), the license granted to Celgene in Section 6.1.1 shall, with respect to the ROW Territory (or such country(ies)), automatically convert to the applicable license set forth in Section 8.1.2.

8.6.2                     Termination by Celgene Pursuant to Section 8.2, or by Jounce Pursuant to Section 8.3, 8.4, or 8.5.  In the event this Jounce Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.2 or by Jounce pursuant to Section 8.3, 8.4, or 8.5, then notwithstanding anything contained in this Jounce Lead Co-Co Agreement to the contrary, upon the effective date of such termination:

(a)                                 License Termination.  All rights and licenses granted to Celgene under this Jounce Lead Co-Co Agreement shall terminate (i) in their entirety if pursuant to Section 8.2.1, and (ii) with respect to the corresponding Co-Co Candidate and Co-Co Product if pursuant to Section 8.2.2, Celgene shall cease any and all Development, and Commercialization activities with respect to all corresponding terminated Co-Co Products and the Co-Co Candidate (subject to its wind-down obligations in accordance with Section 8.2.2 and Section 8.6.3), and all rights in such terminated Co-Co Product and the Co-Co Candidate granted by Jounce to Celgene shall revert to Jounce pursuant to Section 8.7;

(b)                                 Return of Confidential Information.  Each Party shall return or destroy all Confidential Information of the other Party with respect to the terminated Co-Co Products and

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the Co-Co Candidate being Developed or Commercialized under this Jounce Lead Co-Co Agreement, as required by Article 8 of the Master Collaboration Agreement, unless such information is practiced by the receiving Party pursuant to licenses retained after any such termination under this Jounce Lead Co-Co Agreement, another Development & Commercialization Agreement or the Master Collaboration Agreement; and

(c)                                  Reversion Product Obligations.  In the event this Jounce Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.2 or by Jounce Pursuant to Section 8.3, 8.4, or 8.5 , then Celgene shall comply with Section 8.7.

8.6.3                     Termination by Celgene Pursuant to Section 8.3, 8.4, or 8.5.  In the event this Jounce Lead Co-Co Agreement is terminated by Celgene pursuant to Section 8.3, 8.4, or 8.5, then (a) all rights and obligations of the Parties under this Jounce Lead Co-Co Agreement shall terminate, except (i) the licenses granted in Section 6.1.1, (ii) Celgene’s payment obligations (subject to clause (c) below) and the audit rights set forth in Article 6, and (iii) Section 8.9, shall, in each of cases (i) through (iii), survive such termination, (b) Jounce shall return any Confidential Information of Celgene pursuant to Article 8 of the Master Collaboration Agreement that is not necessary to practice any licenses retained by Jounce following such termination under this Jounce Lead Co-Co Agreement, another Development & Commercialization Agreement or the Master Collaboration Agreement, and (c) all payments due to Jounce pursuant to Article 6 that accrue on or after the effective date of such termination shall be reduced by all costs and losses as finally awarded to Celgene and all reasonable and documented expenses incurred by Celgene as a result of Jounce’s breach of this Jounce Lead Co-Co Agreement; unless such termination of this Jounce Lead Co-Co Agreement is pursuant to a breach of Section 2.7, 6.9 or 9.4, in which case Celgene shall have the right to take, as its exclusive remedy for such breach, one of the following three alternatives: (x) a reduction of all payments due to Jounce under this Jounce Lead Co-Co Agreement by [***], (y) the reductions in payments described in (c) above, or (z) seek and recover all damages and other remedies available under applicable Law.

8.6.4                     Wind-Down of Regulatory Activities.  In the case of any termination of this Jounce Lead Co-Co Agreement, if any Clinical Trials (including any Jounce Co-Co Additional Studies) are then being conducted at the time of such termination with respect to any Co-Co Product, the Parties hereby agree (i) to reasonably cooperate in the completion of any such Clinical Trials (including any Jounce Co-Co Additional Studies), and (ii) notwithstanding anything to the contrary contained herein, to grant to the Party that retains global Commercialization rights to such Co-Co Product following such termination (A) free of charge, copies of and rights of reference to and use of all Co-Co Product Data that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Jounce Co-Co Additional Studies) that are relevant to or necessary to address issues relating to: (1) the safety of such Co-Co Product in the Territory, including data that is related to adverse effects experienced with such Co-Co Product and/or (2) all activities relating to CMC regarding such Co-Co Product and in each of (1) and (2), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available, and (B) copies of and rights of reference to and use of all Co-Co Product Data (other than the Co-Co Product Data referred to in subclause (A) above) that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Jounce Co-Co Additional Studies) that are relevant to or

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necessary to address the Development and Commercialization of such Co-Co Product promptly following the generation of such Co-Co Product Data if, but only if, as to such Co-Co Product Data described in this subclause (B), such Party that retains global Commercialization rights to such Co-Co Product following such termination promptly pays for all Development Costs incurred following any such termination of this Jounce Lead Co-Co Agreement with respect to such Clinical Trials (including any Jounce Co-Co Additional Studies).

8.7.                            Jounce Reversion Products.

8.7.1                     Reversion.  If this Jounce Lead Co-Co Agreement terminates with respect to the Co-Co Candidate or a Co-Co Product, or in the entirety, except for any termination by Celgene pursuant to Section 8.3, 8.4 or 8.5, then all corresponding Co-Co Products and/or the Co-Co Candidate shall be deemed “Jounce Reversion Products”.  Celgene shall grant and hereby grants to Jounce (a) an exclusive, royalty-bearing (as provided in Section 8.7.2) worldwide license, with the right to grant sublicenses, under any [***], solely to the extent necessary to permit Jounce to Develop, Manufacture and Commercialize such Jounce Reversion Products, (b) a non-exclusive, fully-paid-up, royalty-free, worldwide, perpetual and irrevocable right and license, with the right to grant sublicenses, under any [***], and solely as and to the extent the making, having made, using or selling of the Jounce Reversion Product is Covered by such Celgene Background IP as of the applicable termination date [***], to research, Develop, Manufacture and have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Co-Co Candidate, Co-Co Products and Co-Co Diagnostic Products, and (c) if, under the Master Collaboration Agreement or this Jounce Lead Co-Co Agreement, Celgene and Jounce agreed to perform a combination Clinical Trial with a Co-Co Candidate that is the subject of this Jounce Lead Co-Co Agreement [***], a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free right and license, with the right to grant sublicenses, under [***] solely to market and promote such Co-Co Candidate in combination with [***].

8.7.2                     Reversion Royalty.  If such Jounce Reversion Products is designated as such by reason of a termination under Section 8.7.1, Jounce shall reimburse Celgene’s (i) actual costs directly incurred in the conduct of activities under this Jounce Lead Co-Co Agreement with respect to such Jounce Reversion Product in the ROW Territory, and (ii) share of Celgene’s actual costs directly incurred in the conduct of activities under this Jounce Lead Co-Co Agreement with respect to such Jounce Reversion Product in the U.S. that were included in the Profit & Loss Share, in each case prior to the effective date of such termination (the “Full Amount”).  Such payment shall be in the form of an annual royalty of [***] of Co-Co Annual Net Sales of the relevant Jounce Reversion Products (applied mutatis mutandis as if such sales were by Celgene), until such time as the Full Amount has been fully paid.  If a Co-Co Product and/or Co-Co Candidate becomes a Jounce Reversion Product by reason of a termination under Sections 8.3 (by Jounce) or 8.4 (by Jounce), Jounce shall pay Celgene as provided in this Section 8.7.2 above except that the Full Amount shall be reduced by all costs and losses as finally awarded to Jounce and all expenses incurred by Jounce as a result of Celgene’s breach of this Jounce Lead Co-Co Agreement or insolvency.

8.7.3                     Effects of Reversion.  With respect to each Co-Co Candidate and Co-Co Product that becomes a Jounce Reversion Product:

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(a)                                 Celgene shall return to Jounce within a reasonable time, at no cost to Jounce, all Know-How within the Jounce Co-Co IP transferred by Jounce to Celgene with respect to each such Jounce Reversion Product;

(b)                                 Except to the extent not permitted pursuant to any agreements between Celgene and a Third Party, Celgene shall provide to Jounce, within a reasonable time, at Jounce’s request, subject to Jounce’s reimbursement of Celgene’s actual costs directly incurred in transferring such items, and preparing and making such items in connection with such transfer (without duplicating any amounts reimbursed pursuant to Section 8.7.2), tangible embodiments of the Know-How licensed to Jounce pursuant to Section 8.7.1 and other material information, materials and data not described in Section 8.7.1 pertaining to the applicable Jounce Reversion Products in its Control that is actually used by or on behalf of Celgene with respect to or incorporated in such Jounce Reversion Products, including copies of (i) all Clinical Trial data and results generated in the development of such Jounce Reversion Products, and (ii) materials and documents relating to the sourcing, manufacture, promotion, distribution, sale or use of such Jounce Reversion Products throughout the world, except as each of the foregoing relates solely to any Celgene Independent Product. For clarity, Jounce shall have the right to use the foregoing material information, materials and data solely in connection with Jounce’s development, manufacture and commercialization of Jounce Reversion Products;

(c)                                  Celgene shall provide reasonable cooperation to assist Jounce in negotiating appropriate arrangements with Third Party vendors that were engaged by Celgene to perform activities in connection with Jounce Reversion Products prior to reversion of such Jounce Reversion Products to Jounce, at Jounce’s request and at Jounce’s expense;

(d)                                 Celgene shall transfer within a reasonable time to Jounce, at Jounce’s request and at Jounce’s expense (without duplicating any amounts reimbursed pursuant to Section 8.7.2), any and all Regulatory Filings pertaining to the applicable Jounce Reversion Products in its possession or Control, and shall assign and hereby assigns to Jounce all of Celgene’s right, title and interest in, to and under such Regulatory filings and all Regulatory Approvals for Co-Co Products and Co-Co Diagnostic Products;

(e)                                  with respect to any Co-Co Candidate or Co-Co Product that becomes a Jounce Reversion Product as a result of termination of this Jounce Lead Co-Co Agreement at a time during which Celgene is conducting a Clinical Trial for such Co-Co Candidate or Co-Co Product, Celgene will, as directed by Jounce, facilitate the transfer to Jounce of all filings, information, Materials and Third Party agreements necessary to enable Jounce to complete such Clinical Trial, at Celgene’s sole cost and expense, if such termination is pursuant to Sections 8.3 or 8.4 (in each case by Jounce), and otherwise at Jounce’s cost and expense;

(f)                                   Celgene shall otherwise cooperate reasonably with Jounce to provide a transfer of the materials described in Sections 8.7.3(a) through 8.7.3(e), such transfer to be completed within [***] after the Parties have identified the Know-How and Regulatory Filings to be transferred;

(g)                                  As and to the extent a Third Party is Manufacturing such Jounce Reversion Product, Celgene shall use reasonable efforts to assist in the transfer of such supply

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arrangements to Jounce at Celgene’s sole cost and expense, if such termination is by Jounce pursuant to Sections 8.3 or 8.4, and otherwise at Jounce’s cost and expense;

(h)                                 To the extent that Celgene owns any trademark(s) and/or domain names that pertain specifically to a Jounce Reversion Product that Jounce believes would be necessary or useful for the Commercialization of a Jounce Reversion Product (as then currently marketed, but not including any marks that include, in whole or part, any corporate name or logo of Celgene), Jounce shall have the right to negotiate in good faith with Celgene at Celgene’s choice either the grant to Jounce of an exclusive license to such trademark(s) and/or domain names solely for use with respect to such Product or an assignment of such trademark(s) and/or domain names.  Jounce shall exercise such right by written notice to Celgene within [***] after such Co-Co Candidate or Co-Co Product becomes a Jounce Reversion Product.  The Parties shall negotiate in good faith the commercially reasonable terms of any such license or assignment to Jounce for up to [***] after Celgene receives any such written notice from Jounce;

(i)                                     If Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is a sublicensee under such Third Party License, then Jounce shall be solely responsible for any fees, expenses, milestones, royalties and other payments associated with the exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License. To the extent Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is not a sublicensee under such Third Party License, then Celgene shall (1) if permitted under such Third Party License, assign to Jounce such Third Party License or (2) if such assignment is not permitted under such Third Party License, then, to the extent Celgene is permitted to do so, grant Jounce a sublicense under such Third Party License; provided, in each case, Jounce shall be solely responsible for any fees, expenses, milestones, royalties and other payments associated with the assignment, sub license and/or exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License.

8.8.                            Survival of Sublicensees.  Notwithstanding the foregoing, termination of this Jounce Lead Co-Co Agreement shall be construed as a termination of any sublicense of any Sublicensee hereunder, provided however that such Sublicensee shall have the right to request that Jounce grants to such Sublicensee a direct license. Jounce shall not unreasonably withhold its consent to any such request.

8.9.                            Surviving Provisions.

8.9.1                     Accrued Rights; Remedies.  Termination, relinquishment or expiration of this Jounce Lead Co-Co Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under Article 5 hereof, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Jounce Lead Co-Co Agreement.  Except as otherwise expressly set forth in this Jounce Lead Co-Co Agreement, the termination provisions of this 8.9.1

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are in addition to any other relief and remedies available to either Party under this Jounce Lead Co-Co Agreement and at applicable Law.

8.9.2                     Survival.  Notwithstanding any provision herein to the contrary, any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of this Jounce Lead Co-Co Agreement.  Further, the rights and obligations of the Parties set forth in the following Sections and Article shall survive the expiration or termination of this Jounce Lead Co-Co Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Jounce Lead Co-Co Agreement:  (a) 1, 2.1, 2.7.3, 5.7.3, 6.1.5, 6.2, Article 7 (to the extent applicable to claims arising during the Jounce Co-Co Term, or any claims relating to breaches of provisions that are deemed to survive pursuant to this Jounce Lead Co-Co Agreement), 8.1.2, 8.6, 8.7, 8.8, 8.9, 8.10 and Article 9; and (b) additionally, if Section  8.6.3 applies, 5, 6.1.1, 6.1.3, 6.1.4, 6.3, 6.4, 6.5 (with respect to Jounce Co-Co Collaboration Patents and Celgene Patents), 6.6, 6.7, 7.6, 7.7, 7.8, and Article 8 (to the extent applicable to claims arising during the Jounce Co-Co Term (or any claims relating to breaches of provisions that are deemed to survive pursuant to this Jounce Lead Co-Co Agreement) after such expiration or termination to the extent a Party retains a license from the other Party to Develop, Manufacture or Commercialize the Co-Co Candidate or Co-Co Products thereafter); provided that such survival shall be limited to any specific time periods set forth in such Articles and Sections.  For the avoidance of doubt, in the event notice of termination of this Jounce Lead Co-Co Agreement is given prior to achievement of any milestone set forth in Exhibit C-1 or C-2 of this Jounce Lead Co-Co Agreement, Celgene shall not be obligated to make any milestone payment to Jounce with respect to any milestone achieved following the notice of such termination except as set forth in Section 8.3.4.

8.10.                     Relationship to Other Agreements.  Except as provided herein, termination of this Jounce Lead Co-Co Agreement shall not affect in any way the terms or provisions of the Master Collaboration Agreement, any other then-existing executed Development & Commercialization Agreement or the Equity Purchase Agreement.

ARTICLE 9
MISCELLANEOUS

9.1.                            Confidentiality; Publicity.

9.1.1                     Confidentiality.  The confidentiality, non-disclosure and non-use obligations set forth in Article 8 of the Master Collaboration Agreement, including each Party’s rights and obligations with respect to publicity and publications set forth in Sections 8.6 and 8.7 of the Master Collaboration Agreement, shall apply to the Parties’ performance of all activities under this Jounce Lead Co-Co Agreement.

9.1.2                     Press Release.  Upon or following the Jounce Lead Effective Date, the Parties may issue the form of press release agreed by the Parties pursuant to Section 8.6 of the Master Collaboration Agreement and attached hereto as Exhibit F.  In all other cases, the issuance of any press release or other public statement by either Party or their respective Affiliates disclosing any information relating to this Jounce Lead Co-Co Agreement, the

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activities hereunder, or the transactions contemplated hereby shall be subject to Section 8.6 of the Master Collaboration Agreement.

9.2.                            Warranties; Disclaimer of Warranties.

9.2.1                     Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that as of the Jounce Lead Effective Date: (a) it has the full right, power and authority to enter into this Jounce Lead Co-Co Agreement and to perform its obligations hereunder; (b) this Jounce Lead Co-Co Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (c) the execution and delivery by such Party of this Jounce Lead Co-Co Agreement does not conflict with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable Law.

9.2.2                     Disclaimer.  Except as otherwise expressly set forth in this Jounce Lead Co-Co Agreement or the Master Collaboration Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test, including the Jounce Co-Co Program, commenced under this Jounce Lead Co-Co Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Co-Co Candidate, Co-Co Product or Co-Co Diagnostic Product, it provides or discovers under this Jounce Lead Co-Co Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Jounce Lead Co-Co Agreement.

9.3.                            Applicability of Terms of Master Collaboration Agreement.

.  In addition to those provisions of the Master Collaboration Agreement that are expressly stated in this Jounce Lead Co-Co Agreement to apply to the Parties activities hereunder, Sections 12.1, 12.2, 12.3, 12.5, 12.6, 12.7, 12.8, 12.9 (with respect to the Parties ability to bind one another and with respect to third party beneficiaries), 12.11, 12.12, 12.13 and 12.14 of the Master Collaboration Agreement shall apply in full to the Party’s performance of all activities under this Jounce Lead Co-Co Agreement.  References to “Agreement” in such sections shall refer to this Jounce Lead Co-Co Agreement.

9.4.                            Assignment.

9.4.1                     Generally.  This Jounce Lead Co-Co Agreement may not be assigned by any Party, nor may any Party delegate its obligations or otherwise transfer licenses or other rights created by this Jounce Lead Co-Co Agreement, except as expressly permitted hereunder without

68

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

9.4.2                     Celgene.  Notwithstanding the limitations in Section 9.4.1, Celgene Corp. and Celgene RIVOT may assign this Jounce Lead Co-Co Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 9.4.2 or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Jounce Lead Co-Co Agreement; provided however that, except in the case where Celgene Corp., or Celgene RIVOT, as applicable, [***], (i) Celgene Corp. or Celgene RIVOT, as applicable, provides Jounce with written notice of any such assignment(s) [***], (ii) prior to such assignment(s), Celgene Corp. or Celgene RIVOT, as applicable, agrees in a written agreement delivered to Jounce (and upon which Jounce may rely) to remain fully liable for the performance of its obligations under this Jounce Lead Co-Co Agreement by its assignee(s), and (iii) the assignee(s) agree in a written agreement delivered to Jounce (and upon which Jounce may rely) to assume performance of all such assigned obligations. If Celgene Corp. or Celgene RIVOT, as applicable, wishes to assign [***], with respect to the assets so assigned.

9.4.3                     Jounce.  Notwithstanding the limitations in Section 9.4.1, Jounce may assign this Jounce Lead Co-Co Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 9.4.3 or (b) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Jounce Lead Co-Co Agreement; provided however that, except in the case where Jounce [***], (i) Jounce provides Celgene with at least [***] advance written notice of any such assignment(s), (ii) prior to such assignment(s), Jounce agrees in a written agreement delivered to Celgene (and upon which Celgene may rely) to remain fully liable for the performance of its obligations under this Jounce Lead Co-Co Agreement by its assignee(s), and (iii) prior to such assignment(s), the assignee(s) agree in a written agreement delivered within [***] after the date such assignments become effective to Celgene (and upon which Celgene may rely) to assume performance of all such assigned obligations, (iv) in the case of any assignment(s) by Jounce, [***], and (v) all of the matters referred to in clauses (i), (ii), (iii) and (iv), as applicable, will be set forth in [***] prior to any such assignment(s) [***] and in all cases will provide [***].  If Jounce wishes to assign any [***], it will be permitted to do so conditioned on [***], with respect to the assets so assigned

9.4.4                     All Other Assignments Null and Void.  The terms of this Jounce Lead Co-Co Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 9.4 will be null and void ab initio.

9.4.5                     Business Combinations.  Notwithstanding anything to the contrary in this Jounce Lead Co-Co Agreement, with respect to any intellectual property rights controlled by the acquiring party or its Affiliates (if other than one of the Parties to this Jounce Lead Co-Co Agreement) involved in any Business Combination of either Party, such intellectual property rights shall not be included in the technology and intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer or its Affiliate (other than the relevant Party to this Jounce Lead Co-Co Agreement) prior to such transaction, or to the extent such technology

69

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

is developed by such acquirer or its Affiliate outside the scope of activities conducted with respect to the Collaboration, Jounce Co-Co Program, the Co-Co Candidate, Co-Co Products or related Co-Co Diagnostic Products.  The Jounce Program Co-Co IP and the Celgene Background IP shall exclude any intellectual property owned or controlled by a permitted assignee of this Jounce Lead Co-Co Agreement or successor to Jounce or Celgene, as applicable, and not developed in connection with the Collaboration, Jounce Co-Co Program, the Co-Co Candidate, or Co-Co Products, or related Co-Co Diagnostic Products, researched, Developed or Commercialized pursuant to this Jounce Lead Co-Co Agreement, any other Development & Commercialization Agreement or the Master Collaboration Agreement.

9.5.                            Performance by Affiliates.

9.5.1                     To the extent that this Jounce Lead Co-Co Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

9.5.2                     The Parties hereby acknowledge and agree that (a) Celgene Corp. and Jounce Therapeutics are the parties to this Jounce Lead Co-Co Agreement with respect to all rights and obligations (including payment obligations) under this Jounce Lead Co-Co Agreement in the United States; and (b) Celgene RIVOT is the party to this Jounce Lead Co-Co Agreement with respect to all rights and obligations under this Jounce Lead Co-Co outside of the United States.

9.6.                            Entire Agreement.  This Jounce Lead Co-Co Agreement, together with the attached Exhibits and Schedules, and the Master Collaboration Agreement, including its Exhibits and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, and any and all term sheets relating to the transactions contemplated by this Jounce Lead Co-Co Agreement and exchanged between the Parties prior to the Jounce Lead Effective Date.

[Signature Page Follows]

70

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this JOUNCE LEAD CO-CO AGREEMENT to be executed by their respective duly authorized officers as of the Jounce Lead Effective Date.

JOUNCE THERAPEUTICS, INC.	CELGENE CORPORATION

By:	By:

Name:	Name:

Title:	Title:

CELGENE RIVOT LLC

By:

Name:

Title:

[Signature page to Jounce Lead Co-Co Agreement]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

Jounce Co-Co Program

The Jounce Co-Co Program that is the subject of this Jounce Lead Co-Co Agreement is:

☐  the ICOS Activator Program; or

☐  the First Other Program.

A - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT B

Co-Co Target, the Co-Co Candidate and the Collaboration Candidates

For the Jounce Co-Co Program that is:

☐ the [                         ] Program, then:

A.                                    the “Co-Co Target” is:  [                                     ]; and

B.                                    the “Co-Co Candidate” is: [               ]; and

C.                                    the other “Collaboration Candidates” for this Jounce Co-Co Program are: [               ].

B - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-1

FINANCIAL TERMS — ICOS ACTIVATOR PROGRAM

In consideration for the rights and licenses granted to Celgene under this Jounce Lead Co-Co Agreement with respect to the Jounce Co-Co Program (where such Jounce Co-Co Program is the ICOS Activator Program):

1.                                      Clinical Milestones.  Celgene shall make the following clinical milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the clinical milestone events (“Clinical Milestone Events”) set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Clinical Milestone Event).

Clinical Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]

2.                                      Sales Milestones.  On a Co-Co Product-by-Co-Co Product basis, Celgene shall make the following sales milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the sales milestone events (“Sales Milestone Events”) set forth below with respect to sales of such Co-Co Product in the ROW Territory.

Sales Milestone Event (Per Co-Co Product, ROW (i.e., ex-U.S.))	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]

3.                                      Regulatory Milestones.  Celgene shall make the following approval milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the regulatory milestone events (“Regulatory Milestone Events”) set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Regulatory Milestone Event).

C-1 - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Regulatory Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For each of Paragraphs (1) - (3) of this Exhibit C-1, the Parties understand and agree that in no event will more than one (1) milestone payment be paid with respect to any specific event triggering a payment under this Jounce Lead Co-Co Agreement.

4.                                      Royalties for Co-Co Products.  Subject to paragraph 6 of this Exhibit C-1:

(a)                                 On a Co-Co Product-by-Co-Co Product basis, Celgene shall pay Jounce royalties on Co-Co Annual Net Sales by Celgene, its Affiliates and Sublicensees in the ROW Territory for the applicable Co-Co Product at the royalty rates set forth below:

ROW (i.e., ex-U.S.) Co-Co Annual Net Sales (For each Co-Co Product)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the ROW Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a Co-Co Product in the ROW Territory by Celgene, its Affiliates and Sublicensees was [***], the royalties payable with respect to such Co-Co Annual Net Sales, subject to this Exhibit C-1, would be [***].

5.                                      The Parties understand and agree that, notwithstanding anything to the contrary, any amounts owed by Celgene to Jounce for royalties, milestones or other payments may be reduced and offset by any deferral repayments payable pursuant to Section 6.9 and Exhibit G of the Master Collaboration Agreement without limitation.

C-1 - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.                                      Royalty Payments in the Territory Following Jounce Opt-Out.

(a)                                 [***].  Following any Jounce Opt-Out Date [***][***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-1, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a given Co-Co Product in the Territory by a Co-Co Selling Party was $[***], then the royalties payable with respect to such Co-Co Annual Net Sales in the Territory, subject to adjustment as set forth in Section 5.3, would be [***].

(b)                                 [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-1, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a given Co-Co Product in the Territory by a Co-Co Selling Party was $[***], then the royalties payable with respect to such Co-Co Annual Net Sales in the Territory, subject to adjustment as set forth in Section 5.3, would be [***]

C-1 - 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C-2

FINANCIAL TERMS — FIRST OTHER PROGRAM

In consideration for the rights and licenses granted to Celgene under this Jounce Lead Co-Co Agreement with respect to the Jounce Co-Co Program (where such Jounce Co-Co Program is the First Other Program):

1.                                      Clinical Milestones.  Celgene shall make the following clinical milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Clinical Milestone Events set forth below with respect to the first Co-Co Product that achieves such event.  For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Clinical Milestone Event).

Clinical Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]

2.                                      Sales Milestones.  On a Co-Co Product-by-Co-Co Product basis, Celgene shall make the following sales milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Sales Milestone Events set forth below with respect to sales of such Co-Co Product in the ROW Territory.

Sales Milestone Event (Per Co-Co Product, ROW (i.e., ex-U.S.))	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]

3.                                      Regulatory Milestones.  Celgene shall make the following approval milestone payments to Jounce that are set forth below upon the first achievement by or on behalf of Celgene, its Affiliates or Sublicensees of the Regulatory Milestone Events set forth below with respect to the first Co-Co Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Co-Co Products to achieve any such Regulatory Milestone Event).

C-2 - 1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Regulatory Milestone Event (For the first Co-Co Product that achieves such event)	Milestone Payments (in $ millions)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For each of Paragraphs (1) - (3) of this Exhibit C-2, the Parties understand and agree that in no event will more than one (1) milestone payment be paid with respect to any specific event triggering a payment under this Jounce Lead Co-Co Agreement.

4.                                      Royalties for Co-Co Products for the ROW Territory.  Subject to paragraph 6 of this Exhibit C-2:

(a)                                 On a Co-Co Product-by-Co-Co Product basis, Celgene shall pay Jounce royalties on Co-Co Annual Net Sales by Celgene, its Affiliates and Sublicensees in the ROW Territory for the applicable Co-Co Product at the royalty rates set forth below:

ROW (i.e., ex-U.S.) Co-Co Annual Net Sales (For each Co-Co Product)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the ROW Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a Co-Co Product in the ROW Territory by Celgene, its Affiliates and Sublicensees was $[***], the royalties payable with respect to such Co-Co Annual Net Sales, subject to this Exhibit C-2, would be [***].

5.                                      The Parties understand and agree that, notwithstanding anything to the contrary, any amounts owed by Celgene to Jounce for royalties, milestones or other payments may be reduced and offset by any deferral repayments payable pursuant to Section 6.9 and Exhibit G of the Master Collaboration Agreement without limitation.

C-2 - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.                                      Royalty Payments in the Territory Following Jounce Opt-Out.

(a)                                 [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-2, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a given Co-Co Product in the Territory by Co-Co Selling Party was $[***], then the royalties payable with respect to such Co-Co Annual Net Sales in the Territory, subject to adjustment as set forth in Section 5.3, would be [***].

(b)                                 [***].  Following any Jounce Opt-Out Date [***], in lieu of the Profit & Loss Share for U.S. Administration and in lieu of the royalty payments described above in paragraph 4 of this Exhibit C-2, Celgene shall pay to Jounce royalties on Co-Co Annual Net Sales of Co-Co Products in the Territory following any Jounce Opt-Out Date at the applicable royalty rate set forth below on a Co-Co Product-by-Co-Co Product basis:

Worldwide Annual Net Sales of Co-Co Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each royalty rate set forth in the tables above will apply only to that portion of the Co-Co Annual Net Sales of a given Co-Co Product in the Territory during a given Calendar Year that falls within the indicated portion.

For example, if Co-Co Annual Net Sales of a given Co-Co Product in the Territory by a Co-Co Selling Party was $[***], then the royalties payable with respect to such Co-Co Annual Net Sales in the Territory, subject to adjustment as set forth in Section 5.3, would be [***].

C-2 - 3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D

Profit & Loss Share

This Exhibit D to this Jounce Lead Co-Co Agreement covers financial planning, accounting policies and procedures to be followed in determining the Profit & Loss Share for U.S. Administration.  The Profit & Loss Share is not a legal entity and has been defined for identification purposes only.

1.                                      Principles of Reporting.

(a)                                 The presentation of results of operation of the Parties with respect to Co-Co Products for U.S. Administration will be based on each Party’s respective financial information presented separately and on a consolidated basis in the reporting format depicted as follows:

	[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

(b)                                 It is the intention of the Parties to interpret definitions to be consistent with this Exhibit D and Accounting Principles, it being understood and agreed that (i) [***].  Where such costs will be determined based on either Party’s system of cost or project accounting, each Party agrees to provide reasonable supporting documentation, as may be requested by the other Party, to ensure that each Party’s methodologies are reasonable and consistently applied.  To the extent that such costs are not readily determinable based on the respective Party’s system of cost or project accounting, the JCC will develop a reasonable methodology for determining such costs.  Reasonable methodologies may include a standard rate or some other appropriate basis for allocating costs.  For billing and reporting, the statement of operations will be translated into U.S. Dollars in accordance with this Jounce Lead Co-Co Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)                                  If necessary, a Party will make the appropriate adjustments to the financial information it supplies under this Exhibit D to conform to the above format of reporting results of operation.

(d)                                 The Parties agree that all Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product in the United States will be booked by Jounce.

2.                                      Frequency of Reporting.

(a)                                 The fiscal year for the purposes of reporting and other activities undertaken by the Parties pursuant to this Exhibit D will be a Calendar Year.  Unless the schedule of such reporting is altered by the JSC, reporting by each Party for revenues and expenses will be as set forth in this Paragraph 2 of this Exhibit D.

(b)                                 Jounce will prepare, for sales of Co-Co Product and Co-Co Diagnostic Product, a consolidated reporting of the activities undertaken by the Parties hereunder (including Operating Profit or Loss), the calculation of the Operating Profit or Loss sharing, and determination of the cash settlement as between the Parties.  Jounce will provide Celgene within [***] after the end of each Calendar Quarter, a detailed statement showing the consolidated results and calculations of the Operating Profit or Loss sharing and cash settlement required in a format agreed to by the Parties (the “Report”).  Celgene will cooperate as appropriate and provide Jounce with financial statements, within [***] of the end of each Calendar Quarter, for Celgene’s activities with respect to Co-Co Product and Co-Co Diagnostic Product (if any), prepared in accordance with the terms contained in the financial planning, accounting and reporting procedures set forth in this Exhibit D in order for Jounce to prepare the consolidated reports, including in reasonable detail the following costs and expenses incurred by Celgene (if any, in such Calendar Quarter:  (i) Cost of Goods Sold, (ii) Marketing Costs, (iii) Sales Costs, (iv) Distribution Costs, and (v) Other Operating Income/Expense.

(c)                                  On a monthly basis, Jounce will supply Celgene with an estimate of Co-Co Annual Net Sales during the prior month of such Co-Co Product and Co-Co Diagnostic Product in the United States, in units, local currency and U.S. dollars (using the conversion method set forth in this Jounce Lead Co-Co Agreement) according to Jounce’s sales reporting system, which will be consistent with the financial planning, accounting and reporting procedures set forth in this Exhibit D.  Jounce shall also provide to Celgene information regarding the Allowable Expenses for such month, gross sales and gross-to-net sales for Co-Co Product and Co-Co Diagnostic Product.  Each such report will be provided as early as possible, but no later than [***] after the last day of the month in question, and will separately provide monthly and year-to-date cumulative figures. Jounce will provide to Celgene, together with the next monthly estimate under this Section 2(c), an updated report for the immediately preceding month providing a reconciliation of the estimated amounts for such preceding month against the actual Co-Co Annual Net Sales during such month of such Co-Co Product and Co-Co Diagnostic Product in the United States.

3.                                      Financial Records.   With respect to all financial records and reports required by this Exhibit D, each Party to the extent applicable hereunder will keep financial records in accordance with its Accounting Principles.  All cost reporting will be based on the appropriate

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costs definitions stated in Paragraph 7 of this Exhibit D or elsewhere in this Jounce Lead Co-Co Agreement, and each Party will report costs in a manner consistent with a mutually agreed standard.

4.                                      Operating Profits and Loss Sharing.

(a)                                 The Parties agree to share Operating Profits or Losses with respect to Development and Commercialization of Co-Co Products and Co-Co Diagnostic Products in the United States as set forth below:

(i)             If this Jounce Lead Co-Co Agreement is for the ICOS Activator Program, then Celgene will bear (and be entitled to) forty percent (40%), and Jounce will bear (and be entitled to) sixty percent (60%) of Operating Profits or Losses; or

(ii)          If this Jounce Lead Co-Co Agreement is for the First Other Program, then Celgene will bear (and be entitled to) fifty percent (50%), and Jounce will bear (and be entitled to) fifty percent (50%) of Operating Profits or Losses.

(b)                                 Jounce shall either invoice Celgene, or pay to Celgene, at the time the Report is delivered to Celgene, an amount such that Celgene will be bearing its Profit & Loss Share (as defined in Section 5.6 of this Jounce Lead Co-Co Agreement) for the relevant sales of Co-Co Product and Co-Co Diagnostic Product.  Either (i) Celgene shall make payment in full to Jounce of the amount of any such invoice, within [***] after the date of such invoice, or (ii) Jounce shall pay Celgene within [***] after the Report is delivered to Celgene, an amount such that Celgene will bear or receive its Profit & Loss Share.  Such amounts will be invoiced and paid (whether before or after Regulatory Approval is received) pursuant to this Paragraph 4(b) of this Exhibit D.  All payments to be made by either Party hereunder will be made in U.S. Dollars by wire transfer to such bank account as such Party may designate.  Jounce shall have the right to request deferral of Jounce’s obligation to pay amounts such that Celgene bears its Profit & Loss Share for the relevant sales of Co-Co Product and Co-Co Diagnostic Product as described in Exhibit G of the Master Collaboration Agreement.

(c)                                  In the event any payment is made after the date specified in Paragraph 4(b) of this Exhibit D and provided that such payment is not otherwise subject to good faith dispute, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 5.7.2 of this Jounce Lead Co-Co Agreement.

5.                                      Start of Operations and Effective Accounting Date Termination.

(a)                                 Operation of the Profit & Loss Share will be deemed to have commenced as of the Jounce Lead Effective Date.  Except as otherwise provided herein, costs and expenses incurred prior to such date are not chargeable to the Profit & Loss Share.

(b)                                 Unless otherwise set forth in this Jounce Lead Co-Co Agreement, for reporting and accounting purposes with respect to the Profit & Loss Share, the effective termination date of the Jounce Lead Co-Co Agreement with regard to the last detailing year for

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Co-Co Product and Co-Co Diagnostic Product will be the end of the month in which such termination takes place.

6.                                      Audits.  Each Party will keep, and will cause its Affiliates and Sublicensees, as applicable, to keep, accurate books and records of accounting as required under its Accounting Principles for the purpose of calculating all amounts payable by either Party to the other Party under the Profit & Loss Share, including with respect to the calculation of Allowable Expenses, Gross Profit and Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product for U.S. Administration.  Such records shall be retained by each Party or any of its Affiliates or Sublicensees (in such capacity, the “Recording Party”) for a period of no less than [***] after the Calendar Year to which such records relate.  At the request of either Party, the other Party will, and, will cause its Affiliates and Sublicensees, as applicable, to, permit the requesting Party and its representatives (including an independent auditor), at reasonable times and upon reasonable notice to the Recording Party, to inspect, review and audit the books and records maintained pursuant to this Paragraph 6 of this Exhibit D.  Such examinations may not, unless otherwise required by applicable Law, (a) be conducted for any Calendar Year more than [***] after the end of such Calendar Year, (b) be conducted more than once in any [***] period, or (c) be repeated for any Calendar Year.  Except as provided below, the cost of this examination will be borne by the Party that requested the examination, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party will bear the cost of the audit.  Unless disputed as described below, if such audit concludes that additional payments were owed or that excess payments were made during such period, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 5.7.2 of this Jounce Lead Co-Co Agreement, within [***] after the date on which a written report of such audit is delivered to the Parties.  In the event of a dispute regarding such books and records, including the amounts owed to a Party under Section 5.6 of this Jounce Lead Co-Co Agreement or the calculation of Allowable Expenses, Co-Co Annual Net Sales of Co-Co Product and Co-Co Diagnostic Product or Gross Profit, the Parties will work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], such dispute will be resolved in accordance with Section 12.7 of the Master Collaboration Agreement.  The receiving Party will treat all information subject to review under this Paragraph 6 of this Exhibit D in accordance with the confidentiality provisions of Article 8 of the Master Collaboration Agreement and the Parties will cause any auditor or arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to a confidentiality agreement.

7.                                      Definitions.

(a)                                 “Allocable Overhead” means the following costs, attributable to the Profit & Loss Share, all of which will be consistent with Accounting Principles in accordance with each Party’s then-current practices and reported in a manner consistent with a standard mutually agreed upon by the Parties:

(i)                                     indirect supplies and department overhead, such as indirect labor and other department expenses; and

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(ii)                                  facility overhead, such as rent, depreciation, utilities and facility support.

(b)                                 “Allowable Expenses” means the sum of the following costs and expenses incurred during the term the Profit & Loss Share is applicable, as set forth in Paragraph 5 of this Exhibit D, which will coincide with the Jounce Co-Co Term, by the Parties, their Affiliates or Sublicensees, pursuant to the Commercialization, including Manufacturing, of Co-Co Products and Co-Co Diagnostic Products in accordance with this Jounce Lead Co-Co Agreement, during the applicable Calendar Quarter or the applicable Calendar Year:  [***], in each case that are incurred in accordance with the U.S. Development Budget and the terms and conditions of this Jounce Lead Co-Co Agreement.

(c)                                  “Costs of Goods Sold” or “COGS” means [***].

(d)                                 “Distribution Costs” means [***].

(e)                                  “Gross Profit” means [***].

(f)                                   “Manufacturing Costs” means [***].

(g)                                  “Marketing Costs” means [***].

(h)                                 “Operating Profits or Losses” means [***].

(i)                                     “Other Operating Income/Expense” means [***]:

(j)                                    “Pharmacovigilance Expenses” means [***].

(k)                                 “Product Recall Expenses” means [***].

(l)                                     “Regulatory Expenses” means [***].

(m)                             “Sales Costs” means [***].

(n)                                 “Sublicense Revenues” means [***].

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EXHIBIT E

Form of Jounce Co-Co Material Transfer Agreement

This Jounce Co-Co Material Transfer Agreement No.        (the “Jounce Co-Co Material Transfer Agreement”) is made as of                        (the “Jounce Co-Co Material Transfer Agreement Effective Date”), pursuant to that certain Jounce Lead Co-Co Agreement for the [List Program] Program, entered into by Jounce Therapeutics, Inc., Celgene Corporation and Celgene RIVOT LLC, with an effective date of [•], 20    (the “[List Program] Program Jounce Lead Co-Co Agreement”), by and between:

Transferring Party:  [Please identify transferring party]

And

Co-Co Materials Receiving Party:  [Please identify receiving party]

for the transfer of:

A.                                    Confidential Information:

[Please identify any Confidential Information other than Jounce Co-Co Materials that would be transferred, e.g., assay protocols.  If none, state “None.”]

B.                                    Jounce Co-Co Materials:

[Please identify all Jounce Co-Co Materials to be transferred by type and name, as well as specifying the amount transferred.  If none, state “None.”]

for the following Program(s):

☐ [          ] Program

☐

and for the purpose of:

[Please describe purpose and scope of use of such Confidential Information and/or Jounce Co-Co Materials]

The Parties acknowledge and agree that the transfer of Confidential Information and/or Jounce Co-Co Materials pursuant to this Jounce Co-Co Material Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Master Collaboration Agreement and the [list Program] Jounce Lead Co-Co Agreement.  Any capitalized terms used in this Jounce Co-Co Material Transfer Agreement that are not defined herein have the meanings ascribed to them in the Master Collaboration Agreement or the [list Program] Jounce Lead Co-Co Agreement, as applicable.

[Signature Page Follows]

E - 1

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IN WITNESS WHEREOF, this Jounce Co-Co Material Transfer Agreement is entered into as of the Jounce Co-Co Material Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For the Transferring Party:	For the Co-Co Materials Receiving Party:

By:	By:

Name:	Name:

Title:	Title:

E - 2

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EXHIBIT F

Form of Press Release

F - 1

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EXHIBIT G

Section 1.1.                                 [***].

G - 1

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SCHEDULE 2.3.4

Development Cost Share

For the ICOS Activator Program:

All Worldwide Development Costs will be allocated as follows: (a) two-thirds (2/3) of such costs and expenses will be allocated to Celgene, and (b) one-third (1/3) of such costs and expenses will be allocated to Jounce.

For the First Other Program:

All Worldwide Development Costs will be allocated as follows: (a) seventy percent (70%) of such costs and expenses will be allocated to Celgene, and (b) thirty percent (30%) of such costs and expenses will be allocated to Jounce.

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SCHEDULE 3.1.5(b)

Minimum Jounce and Celgene Sales Representative Qualifications

[***]

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SCHEDULE 6.8

Patents Licensed to Celgene

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Exhibit C

Form of PD-1 License Agreement

C - 1

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FORM OF PD-1 LICENSE AGREEMENT

FINAL VERSION

PD-1 LICENSE AGREEMENT

by and among

Jounce Therapeutics, Inc.

and

Celgene Corporation

and

Celgene RIVOT LLC

Dated as of [•], [•]

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i

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(continued)

ii

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LIST OF EXHIBITS

Exhibit A	Licensed Candidate and Included Collaboration Candidates
Exhibit B	Form of License Material Transfer Agreement
Exhibit C	Form of Press Release
Exhibit D	Guiding Principles
Exhibit E	PD-1 Profit & Loss Share
Exhibit F	[***]

LIST OF SCHEDULES

Schedule 2.3.5	Development Cost Share
Schedule 4.8	Patents Licensed to Celgene
Schedule 2.5.1	Manufacturing Source

iii

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PD-1 LICENSE AGREEMENT

This PD-1 LICENSE AGREEMENT (this “PD-1 License Agreement”) is entered into and made effective as of [•], 20   (the “Execution Date”) by and among Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), and Celgene Corporation, a Delaware corporation (“Celgene Corp.”), with respect to all rights and obligations under this PD-1 License Agreement in the United States, and Celgene RIVOT LLC, a Delaware limited liability company (“Celgene RIVOT”), with respect to all rights and obligations under this PD-1 License Agreement outside of the United States (Celgene RIVOT and Celgene Corp. together, “Celgene”).  Celgene and Jounce are each referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Jounce and Celgene entered into that certain Master Research and Collaboration Agreement, dated as of July 18, 2016 (the “Master Collaboration Agreement”);

WHEREAS, pursuant to the terms of the Master Collaboration Agreement, upon exercise by Celgene of its Option with respect to the PD-1 Program (as defined in the Master Collaboration Agreement), the Parties shall enter into this PD-1 License Agreement (as defined in the Master Collaboration Agreement) with respect to the PD-1 Program;

WHEREAS, pursuant to the Master Collaboration Agreement, Jounce has been developing the Licensed Candidate and Included Collaboration Candidate(s) identified on Exhibit A hereto, each of which are Specifically Directed against PD-1; and

WHEREAS, pursuant to this PD-1 License Agreement, Jounce grants to Celgene (a) under a license, co-exclusive rights in the Territory with respect to the Development, Manufacture and Commercialization of the Licensed Candidate set forth on Exhibit A for the PD-1 Program and Licensed Products (as defined in the Master Collaboration Agreement) for such Jounce Licensed Program (any product that constitutes, incorporates, comprises or contains the Licensed Candidate and/or any Included Collaboration Candidates listed on Exhibit A hereunder, a “Licensed Product”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used, but not defined, herein will have the meanings ascribed to them in the Master Collaboration Agreement.

1.1          “Development Plan” means, on a Monotherapy Product-by-Monotherapy Product basis, the plan for the Development of such Monotherapy Product (and corresponding Licensed Candidate and if applicable Licensed Diagnostic Products) in the Territory.

1.2          “Direct Cost” means, [***].

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1.3          “FTE Rate” means the equivalent of the work of one (1) full-time person engaged in Development, Manufacturing or Commercialization activities under this PD-1 License Agreement, carried out by an appropriately qualified employee of a Party or its Affiliates, based on [***] working hours or greater per year (such person, an “FTE”), at a rate of (a) in the case of Development activities under this PD-1 License Agreement, [***] per year, and (b) in the case of Manufacturing and Commercialization activities under this PD-1 License Agreement, [***] per year.  Any Party’s employee who devotes fewer than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by [***].  Any employee who devotes more than [***] hours per year on the applicable activities shall be treated as one (1) FTE.  For the avoidance of doubt, FTE shall not include the work of general corporate or administrative personnel, except for the portion of such personnel’s work time actually spent on conducting scientific, technical or commercial activities directly related to the Development, Manufacture or Commercialization of Program Products.

1.4          “Jounce Licensed IP” means, with respect to the PD-1 Program, (a) all Jounce IP (including any Background IP) Controlled by Jounce and/or its Affiliates as of the PD-1 Effective Date or at any time thereafter during the PD-1 Term, (b) Jounce’s interest in Joint Collaboration IP and (c) Jounce’s interest in Collaboration IP (to the extent not included in Jounce IP), for each of (a), (b) and (c) solely to the extent that it is related to and/or reasonably necessary for the Development, Manufacture and/or Commercialization of the Licensed Candidate, Licensed Products and/or related Licensed Diagnostic Products including any such Patents that Cover any Licensed Candidate, Licensed Product and/or related Licensed Diagnostic Product (“Jounce Licensed Collaboration Patents”).  The Jounce Patents set forth on Schedule 4.8 are included in the Jounce Licensed Collaboration Patents.

1.5          “Licensed Product Data” means all relevant data included in the Know-How Controlled by either Party or its Affiliates in relation to the Licensed Products for use in the Field that: (a) is in existence at the PD-1 Effective Date; (b) is generated from activities conducted by or on behalf of a Party under the Development Plan or otherwise necessary for applications for Regulatory Approval or Regulatory Approvals for Licensed Products or Licensed Diagnostic Products in the Field; or (c) otherwise relates to Licensed Product or Licensed Diagnostic Product and is necessary for Regulatory Approval of the Licensed Products or Licensed Diagnostic Products in the Field.

1.6          “Manufacturing Transition Costs” means [***].

1.7          “PD-1 Effective Date” means the date on or after the Execution Date that is the Implementation Date (as defined in the Master Collaboration Agreement) with respect to this PD-1 License Agreement.

1.8          Additional Definitions.  Each of the following terms has the meaning described in the corresponding section of this PD-1 License Agreement indicated below:

Defined Term:	Section:
Additional Study	2.3.2

2

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Defined Term:	Section:
Additional Study Approval	2.3.2(c)
Celgene	Preamble
Celgene Corp.	Preamble
Celgene PD-1 Patents	4.5.1
Celgene RIVOT	Preamble
Collaboration Combination Products	2.2.1
Combination Products	2.2.1
Competitive Infringement	4.5.1
Cure Period	6.3
[***]	[***]
Development Costs	2.3.5
Development Cost Report	2.3.5(b)
Development Cost Share	2.3.5
Included Collaboration Candidates	2.1.3
Indemnification Claim	5.3
Indemnitee	5.3
Indemnitor	5.3
Indirect Taxes	3.2.3(b)
Jounce	Preamble
Jounce Independent Product	4.5.2(b)
Jounce License Material Transfer Agreement	2.7.1
Jounce License Material Transfer Agreement Effective Date	Exhibit B
Jounce Licensed Materials	2.7.1
Jounce Licensed Product Patents	4.5.2(a)
Jounce Licensed Purpose	2.7.1
[***]	[***]
Jounce Reversion Products	6.7.1
JWG	2.3.1(a)
Licensed Candidate	2.1.3; Exhibit A
Licensed Diagnostic Products	2.2.1
Licensed Enforcement Proceeding	4.5.2(b)
Licensed Materials Receiving Party	2.7.1
Licensed Products	Recitals
Licensed Program Assets	2.9
Licensed Step-In Proceeding	4.5.2(b)
Licensed Target	2.1.2
License Transferring Party	2.7.1
Lump Sum	2.3.2(c)
Master Collaboration Agreement	Recitals
Monotherapy Products	2.2.1
Non-Proposing Party	2.3.2
Party or Parties	Preamble

3

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Defined Term:	Section:
Payee Party	3.2.3
Paying Party	3.2.3
PD-1 Term	6.1
PD-1 License Agreement	Preamble
PD-1 Effective Date	Preamble
Proposing Party	2.3.2(b)
Regulatory Interactions	2.4.2
Revenue Split Product	Exhibit E
Third Party Agreements	3.2.1(a)
Safety and CMC Data	2.4.4
Safety Reason	6.2.2

1.9          Definitions from Master Collaboration Agreement.  Capitalized terms used herein but not defined, including each of the following terms, have the meaning described in the Master Collaboration Agreement:

Defined Term:

Antibody

Accounting Principles

Affiliate

Antitrust Law

Background IP

Bankruptcy Code

Business Combination

Business Day

Calendar Quarter

Calendar Year

Celgene Indemnitees

Celgene Independent Products

Celgene IP

Celgene Option Exercise Notice

Celgene Patents

Claims

Clinical Trial

Co-Development & Co-Commercialization Agreement

Collaboration Candidate

Collaboration IP

Commercialization

Commercially Reasonable Efforts

Confidential Information

Control, Controls or Controlled

Cover, Covering or Covered

Damages

4

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Defined Term:

Data Package

Development

Development Candidate

Diagnostic Product

Dollars or $

EMA

Equity Purchase Agreement

Executive Officers

FDA

Field

Good Clinical Practices or GCP

Good Laboratory Practices or GLP

Good Manufacturing Practices or GMP

Guiding Principles

IIT or Investigator Initiated Trial

IND

Implementation Date

Inventions

Joint Collaboration IP

Jounce Indemnitees

Jounce IP

Jounce Patents

Jounce Program

Jounce Program Assets

Know-How

Law or Laws

Licensed Product

Litigation Conditions

MAA

Manufacture or Manufacturing

New Drug Application or NDA

Option

Option Exercise Notice

Patents

PD-1 Program

Person

Phase 3 Clinical Trial

Pivotal Clinical Trial

Product Liability

Products

Program

Prosecution and Maintenance

Regulatory Approval

Regulatory Authority

Regulatory Materials

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Defined Term:

Reimbursable Costs

Resulting Patents

Specifically Directed

Sublicensee

Target

Territory

Third Party

Third Party License

United States or U.S.

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ARTICLE 2
DEVELOPMENT, REGULATORY AND SUPPLY

2.1                               Jounce Licensed Program, Licensed Target and Candidates.

2.1.1                     Jounce Licensed Program.  The “Jounce Licensed Program” is the PD-1 Program.

2.1.2                     Licensed Target.  The Collaboration Target for this PD-1 License Agreement is PD-1 (the “Licensed Target”).

2.1.3                     Licensed Candidates.  The Development Candidate for this PD-1 License Agreement, as of the PD-1 Effective Date, is set forth on Exhibit A (“Licensed Candidate”), which Exhibit also contains the other Collaboration Candidates that meet the LO Criteria under this PD-1 License Agreement (the “Included Collaboration Candidates”).

2.2                               Roles and Responsibilities.

2.2.1                     As of and after the PD-1 Effective Date, subject to the terms and conditions of this PD-1 License Agreement and applicable provisions of the Master Collaboration Agreement, the Parties will assume responsibility for, and control of, the Development of the Licensed Candidate, Included Collaboration Candidates, Licensed Products and Diagnostic Products for such Licensed Products (“Licensed Diagnostic Products”) in the Field in the Territory: (a) [***] (pursuant to Section 2.3.3) or [***] (pursuant to the global Development Plan), where the Licensed Products are Developed solely for use as a monotherapy, not in combination or co-formulated or co-packaged with any other active pharmaceutical product or active ingredients, and not as a bi-specific or multi-specific Antibody (“Monotherapy Products”) (as and to the extent provided in Section 2.3), and (b) [***] including with any Third Party), or [***] (pursuant to Section 2.3.2), wherein such Licensed Products are Developed for use in combination, co-formulated or co-packaged with any other active pharmaceutical product or active ingredient that is not a Collaboration Candidate (“Non-Collaboration Combination Products”), and (c) jointly wherein such Licensed Products are Developed for use in combination, co-formulated or co-packaged with a Collaboration Candidate other than the Licensed Candidate and such Development is pursuant and subject to the Co-Development & Co-Commercialization Agreement applicable to any such Collaboration Candidate (“Collaboration Combination Products”).

2.2.2                     During the PD-1 Term, each Party will cooperate with the other Party to provide reasonable assistance requested by such other Party, to facilitate the transfer of Development, Manufacture and Commercialization efforts related to the Licensed Candidate, Licensed Products and Licensed Diagnostic Products, including assistance with respect to regulatory and Clinical Trial transition matters, and with the transfer to the other Party of any additional Know-How licensed to such other Party hereunder.  Such cooperation will include providing the other Party with reasonable access in-person or by teleconference to such Party’s personnel involved in the research, Development and Manufacture of the Licensed Candidate, Included Collaboration Candidates, Licensed Products and Licensed Diagnostic Products.

2.2.3                     From and after the PD-1 Effective Date, Article 4 of the Master

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Collaboration Agreement shall no longer apply with respect to this PD-1 License Agreement.

2.3                               Development.

2.3.1                     Joint Working Group.

(a)                                 Establishment.  Within [***] after the PD-1 Effective Date, the Parties shall establish a joint working group (the “JWG”) as more fully described in this Section 2.3.1(a).  The JWG shall set the Guiding Principles as described in Section 2.3.1(c)(i) and shall have review and oversight responsibilities for the activities performed under this PD-1 License Agreement with respect to Licensed Products.  The JWG shall meet as mutually agreed by the Parties.  The JWG shall disband upon the expiration or termination of this PD-1 License Agreement in its entirety.

(b)                                 Membership.  The JWG shall be comprised of [***] representatives (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Jounce.  Each Party may replace any or all of its representatives on the JWG at any time upon written notice to the other.

(c)                                  Responsibilities.

(i)                                     [***].

(ii)                                  The JWG shall create the Development Plan for Monotherapy Products and related commercialization plan and commercialization budgets, which the Parties may mutually agree upon from time to time and shall have oversight over and serve as a forum for the coordination of the Parties’ Development and Commercialization activities with respect to Monotherapy Products and the resolution of disputes with respect to such Development and Commercialization, including as described in Section 2.10.1. Each Party agrees to keep the JWG informed of its progress and activities with respect to such Development and Commercialization Activities.

(iii)                               [***] shall be responsible for preparing and circulating minutes of each meeting of the JWG, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JWG.  Such minutes shall be effective only after such minutes have been approved by both Parties in writing.  Definitive minutes of all JWG meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

(d)                                 Decisions. Except as otherwise set forth in this PD-1 License Agreement, all decisions of the JWG shall be made by [***], with each Party having [***] vote.  If the JWG cannot agree on a matter for which the JWG has oversight as set forth in Section 2.3.1(c)(ii), within [***] after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution.  The Parties’ respective Executive Officers shall meet within [***] after such matter is referred to them, and shall negotiate in good faith to resolve the matter.  If the Executive Officers are unable to resolve the matter within [***], or such other longer time frame the Executive Officers may

8

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otherwise agree upon, after the matter is referred to them in accordance with this Section 2.3.1(d), then: (i) [***].

(e)                                  Authority.  For purposes of clarity, the JWG shall not have any authority with respect to either Party’s Development of any Non-Collaboration Combination Product or Collaboration Combination Products, and in particular none of the Parties, alone, or the JWG shall have any power to amend, modify, interpret or waive the terms of this PD-1 License Agreement or any Co-Development & Co-Commercialization Agreement, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this PD-1 License Agreement.  In any case where a matter within the JWG’s authority arises, the JWG shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the JWG’s attention (or, if earlier, at the next regularly scheduled JWG meeting).

2.3.2                     Development Plan.

(a)                                 Scope and Preparation.

(i)                                     Monotherapy Products.  The Parties may discuss preparation of an initial global Development Plan for any Monotherapy Products prior to the initiation of Development of such Monotherapy Products, and if the Parties mutually agree, shall work together in good faith to prepare an initial global Development Plan for such Monotherapy Products.  For clarity, any Development of any Monotherapy Products conducted by the Parties after the PD-1 Effective Date shall be subject to Section 2.3.3.  All reasonable Direct Costs incurred by either Party or its Affiliates in conducting (i) Development activities pursuant to a Development Plan, or (ii) Additional Studies that the Parties agree to conduct pursuant to this Section 2.3 following the PD-1 Effective Date shall be considered Development Costs.  Subject to Sections 2.3.3 and 2.3.4, the costs of conducting Development activities in the Territory in relation to Monotherapy Products shall be allocated and paid as set forth in Section 2.3.5.  Each of the Parties (itself or by or through any others, including any Affiliates or Sublicensees) may take any action that is not described in a Development Plan regarding the Development of the Licensed Candidate or Monotherapy Products that is consistent with the Guiding Principles or, with respect to Additional Studies, in accordance with Section 2.3.3, provided that only such actions that are described in such Development Plan shall be considered Development Costs (except as provided in Sections 2.3.3 and 2.3.4).

(ii)                                  Non-Collaboration Combination Products.  Each Party may Develop, Commercialize or Manufacture Non-Collaboration Combination Products on its own or with Third Parties, and each Party shall be solely responsible for all costs, including any costs incurred in Development of such Non-Collaboration Combination Products and operating profits and losses that are not Development Costs. The costs of conducting Development activities in the Territory in relation to Non-Collaboration Combination Products shall be allocated and paid as set forth in Section 2.3.5.

(iii)                               Collaboration Combination Products.   All Development of Collaboration Combination Products shall be subject to and in accordance with the Co-Development & Co-Commercialization Agreement for the corresponding Co-Co Product that is the subject of such combination studies.   The costs of conducting Development activities in the

9

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Territory in relation to Collaboration Combination Products shall be allocated and paid as set forth in Section 2.3.5.

(b)                                 Updates.  Following the initial preparation of the Development Plan as set forth in Section 2.3.2(a), the Parties will update any applicable Development Plan [***] in each Calendar Year during the PD-1 Term prior to the grant of Regulatory Approval for the applicable Licensed Products.  In addition, either Party may reasonably request at any time that the other Party consider and approve other updates to the Development Plan for Development activities to support Regulatory Approval for any Additional Study that the Parties agree to conduct pursuant to Section 2.3.3.

2.3.3                     New Clinical Trials and Other Studies.  If, following the PD-1 Effective Date, a Party (the “Proposing Party”) wishes to conduct a Clinical Trial or other study for Monotherapy Products in the Territory not already included in a Development Plan (an “Additional Study”), then solely in the case of Development of Monotherapy Products:  (A) the Proposing Party shall first provide the proposed trial design and protocol for such Additional Study to the other Party (the “Non-Proposing Party”) for review and approval as to the clinical and regulatory aspects of such Additional Study, and shall incorporate reasonable comments from the Non-Proposing Party into such Additional Study design and protocol, and (B) following such review, provide the final proposed design and projected costs of such Additional Study to the Non-Proposing Party; it being understood and agreed that (1) in the case of any Additional Studies involving a Collaboration Combination Product, the terms and conditions for such Additional Study under Section 2.3 of the applicable Co-Development & Co-Commercialization Agreement shall supersede the following provisions in this Section 2.3.3, and (2) in the case of any Monotherapy Product, then the Parties agree that neither Party shall be entitled to participate in or have any access to any of the efficacy data arising under such Additional Study (and, for the avoidance of doubt, the Parties understand and agree that neither Party shall be required to submit any proposed trial design, protocol or otherwise for any such Additional Study to the other Party), provided that each party shall have a right to access such data for safety reporting to applicable Regulatory Authorities.  Subject to the preceding sentence, the following shall apply for Additional Studies hereunder:

(a)                                 [***].

(b)                                 [***].

(c)                                  [***].

(d)                                 [***].

(e)                                  [***].

2.3.4                     [***].

2.3.5                     Development Costs.  [***]:

(a)                                 Records.  Each Party shall calculate and maintain records of Development Costs incurred by such Party for any activities that are subject to the Development Cost Share

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(including for any costs that such Party may submit to the other Party for Additional Studies, as applicable).

(b)                                 Development Cost Report.  Promptly following the PD-1 Effective Date, the Parties shall agree upon a form of cost report to be prepared and submitted by each Party to the other Party on a Calendar Quarterly basis setting forth the costs incurred by each Party in conducting Development activities in accordance with the Development Plan in the previous Calendar Quarter (the “Development Cost Report”).  Within [***] after the end of each Calendar Quarter following the PD-1 Effective Date, each Party shall submit its Development Cost Report for the previous Calendar Quarter to the other Party.  Such Development costs incurred in accordance with Section 2.3.5 shall be included as a Development Cost and be subject to the Development Cost Share in accordance with Schedule 2.3.5.

(c)                                  Payment.  The Party that incurs less than its share of the total actual Development Costs as set forth on Schedule 2.3.5 shall pay to the other Party a payment amount calculated so that each of the Parties bears its Development Cost Share after giving effect to such payment for such Calendar Quarter.

2.3.6                     Retained Rights for Certain Development Activities.  Notwithstanding anything in this PD-1 License Agreement to the contrary, each of the Parties retains the right in the Territory to conduct Development of Non-Collaboration Combination Products and, subject to the applicable Co-Development & Co-Commercialization Agreement, Collaboration Combination Products .

2.3.7                     Status Reports.  Each Party shall provide a reasonably detailed written progress report to the other Party, [***] every Calendar Quarter, on the status of its activities and efforts with respect to any activities under a Development Plan, including:  (i) [***]; and (ii) [***].

2.4                               Regulatory.  The Parties understand and agree that this Section 2.4 supersedes Section 2.5 of the Master Collaboration Agreement.

2.4.1                     Transfer of Regulatory Documentation.  Jounce shall promptly transfer copies of and provide rights of reference to Celgene for any and all Regulatory Approvals and Regulatory Documentation (including the IND and any foreign counterparts thereof) necessary for Celgene to perform the activities set forth in Article 2.

2.4.2                     Responsibility for Regulatory Interactions.  The Parties shall have joint responsibility for all Regulatory Interactions with Regulatory Authorities with respect to each Licensed Product, as and to the extent Developed under a Development Plan or under an Additional Study for which the Non-Proposing Party is co-funding.  As used herein, the term “Regulatory Interactions” means (i) monitoring and coordinating all regulatory actions, preparing, submitting and coordinating all communications and filings with, and submissions to, all Regulatory Authorities with respect to the Development, Manufacture and Commercialization of Licensed Candidates, Licensed Products and Licensed Diagnostic Products and (ii) interfacing, corresponding and meeting with the Regulatory Authorities with respect to the Licensed Candidates, Licensed Products and Licensed Diagnostic Products.

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2.4.3                     Review of Regulatory Documentation.  During the PD-1 Term, Celgene shall keep Jounce reasonably informed of all Regulatory Interactions, preparation of all Regulatory Documentation, Regulatory Authority review of Regulatory Documentation, Regulatory Approvals, annual reports, including annual safety reports to the respective health authorities, annual re-assessments, and any subsequent variations and changes to labeling, in each case with respect to the Licensed Candidates, Licensed Products and Licensed Diagnostic Products.  Celgene shall respond within a reasonable time frame to all reasonable inquiries by Jounce with respect to any information provided pursuant to this Section 2.4 (and sufficiently promptly for Jounce to provide meaningful input with respect to responses to Regulatory Authorities).

2.4.4                     Rights to Use Licensed Product Data.  Notwithstanding anything to the contrary in this PD-1 License Agreement, each Party shall promptly provide to the other Party, free of charge, copies of and rights of reference to and use of all Licensed Product Data that is Controlled by such Party, and that are relevant to or necessary to address issues relating to: (i) [***], or (ii) [***], and in each of (i) and (ii), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available (collectively, “Safety and CMC Data”).  Each Party shall use the Safety and CMC Data provided to it pursuant to this Section 2.4.4 solely to Develop, Manufacture and Commercialize the Licensed Candidate, Licensed Products and Licensed Diagnostic Products in the Field in the Territory.

2.4.5                     Right of Reference or Use.  Each Party hereby consents and grants to the other Party a Right of Reference or Use (without any further action required on the part of such other Party, whose authorization to file this consent with any Regulatory Authority is hereby granted) to any Regulatory Documentation and Regulatory Approvals (including all data contained or referenced therein) owned or Controlled by such Party that are described in Section 2.4.1 and 2.4.2 that are necessary for the Development, Manufacture or Commercialization (as set forth in this PD-1 License Agreement) of the Licensed Candidates, Licensed Products and Licensed Diagnostic Products.

2.4.6                     Pharmacovigilance.  Jounce will deploy and administer any safety monitoring activity implemented for the Licensed Product in the Territory, and be responsible for all pharmacovigilance activities for the Licensed Product in the Territory.  Further, Celgene will follow the adverse event reporting requirements and processes set forth in the pharmacovigilance agreement described in this Section 2.4.  In addition:

(a)                                 In accordance with the procedures established by the Parties under this Section 2.4, each Party shall cooperate with the other Party and share information concerning the pharmaceutical safety of each Licensed Candidate and Licensed Product.  Each Party shall promptly advise the other Party of any information that comes to its knowledge that may affect the safety, effectiveness or labelling of such Licensed Candidate or Licensed Product and any actions taken in response to such information.  Treatment of safety information, standard operating procedures and training, as well as a statement of respective regulatory obligations shall be agreed in a separate pharmacovigilance agreement between Jounce and Celgene (or an Affiliate of Celgene, as designated by Celgene).

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(b)                                 The Parties shall be jointly responsible for reporting all adverse drug experiences associated with the Licensed Candidate, Licensed Products and Licensed Diagnostic Products in the Territory, and for establishing, holding and maintaining the global safety database for the Licensed Candidate, Licensed Products and Licensed Diagnostic Products.  Each Party shall provide the other Party with all Licensed Product and Licensed Diagnostic Products complaints, adverse event information and safety data from clinical studies that are in its possession and control and that are necessary or desirable for the other Party to comply with all applicable Laws with respect to Licensed Candidate, Licensed Products and Licensed Diagnostic Products. Further, the Parties shall commence good faith discussions with respect to entering into a separate pharmacovigilance agreement, as and when requested by Celgene.

2.4.7                     Compliance.

(a)                                 Obligations.  Each of Celgene and Jounce shall reasonably cooperate with the other Party in its efforts to ensure that all government reporting, including price and gift reporting, sales, marketing and promotional practices in respect of each Licensed Product meet the standards required by applicable Laws.

(b)                                 Information.  Each of Celgene and Jounce shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required by the other in order to enable the other Party to comply with applicable Laws, including reporting requirements, or the equivalent thereof anywhere the Parties are Developing or Commercializing Licensed Products in the Territory, in a timely and appropriate manner.  Each Party shall ensure that any such reporting is true, complete and correct in all respects; provided however that neither Party shall be held responsible for submitting erroneous reports to the extent such deficiencies result from information provided by the other Party which itself was not true, complete and correct.

(c)                                  Cooperation.  Celgene and Jounce shall confer with each other on a regular basis to discuss and compare their respective procedures and methodologies relating to each Party’s compliance with applicable Laws or fulfilment of any other obligation in this Section 2.4.  In the event that the Parties have different understandings or interpretations of this Section 2.4 or of the applicability of, or standards required by any applicable Laws, then the Parties shall confer and seek to reach common agreement on such matters.

(d)                                 Antitrust Compliance.  For the avoidance of doubt, the Parties shall continue to comply with Section 3.2 of the Master Collaboration Agreement.

2.4.8                     Transfer of Regulatory Responsibility.  Jounce shall be responsible for Regulatory Interactions for any Monotherapy Product in the United States and any of its Non-Collaboration Combination Products anywhere in the Territory.  Celgene shall be responsible for Regulatory Interactions for any Monotherapy Product in the ROW Territory and any of its Non-Collaboration Combination Products anywhere in the Territory.  Responsibility for Regulatory Interactions for Collaboration Combination Products shall be in accordance with and subject to the applicable Co-Development & Co-Commercialization Agreement for such Collaboration Combination Product’s corresponding Co-Co Product.

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2.4.9                     Recalls, Market Withdrawals or Corrective Actions.

(a)                                 In the event that any Regulatory Authority issues or requests a recall, market withdrawal or similar action in connection with a Licensed Product in any portion of the Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or similar action in any portion of the Territory, the Party notified of such recall, market withdrawal or similar action, or the Party that desires such recall, market withdrawal or similar action, shall within twenty-four (24) hours advise the other Party thereof by telephone or facsimile.  The Party then-Commercializing such Licensed Product shall, after reasonable consultation with the other Party, decide whether to conduct a recall, market withdrawal or similar action in its applicable portion of the Territory and the manner in which any such recall, market withdrawal or similar action shall be conducted.  Each Party will make available to the other Party, upon request, all of such Party’s (and its Affiliates’) pertinent records that such other Party may reasonably request to assist such other Party in effecting any recall, market withdrawal or similar action.

(b)                                 The costs and expenses incurred relating to a recall, market withdrawal or similar action of any Monotherapy Products in the Territory shall be included in COGS under Exhibit E.

2.5                               Manufacturing and Supply.

2.5.1                     Generally.  The Parties have agreed to the following manufacturing sourcing as provided on Schedule 2.5.1.

2.5.2                     Manufacturing Transition Costs.  [***].

2.6                               Records; Reports; Results.  Each Party shall maintain or cause to be maintained complete, current and accurate records of all Development activities conducted by it (or its Affiliates and subcontractors) hereunder, and all data, results and analyses (including site records and master files) and other information resulting from such activities.  Such records shall (i) fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes, and (ii) record only such activities and shall not include or be commingled with records of activities that do not relate to the Development and Commercialization of Licensed Products, the Licensed Candidate and/or Licensed Diagnostic Products, or activities carried out pursuant to this PD-1 License Agreement.  Each Party shall document all non-clinical studies and Clinical Trials in formal written study records according to applicable Laws, including applicable national and international guidelines such as ICH, GCP, GLP and GMP.  All such records shall be retained by the relevant Party for at least [***] after the termination of this PD-1 License Agreement or for such longer period as may be required by applicable Law. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times, as reasonably requested by such Party.

2.7                               Materials Transfer; License.

2.7.1                     Materials Transfer.  During the PD-1 Term, either Party (the “License Transferring Party”) shall transfer, if such Party agrees in writing to make such transfer (such agreement not to be unreasonably withheld) upon reasonable request by the other Party (the “Licensed Materials Receiving Party”), certain biological or chemical materials (the “Jounce

14

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Licensed Materials”) that are in the possession or control of, and are not needed by, the License Transferring Party, for use by the Licensed Materials Receiving Party in furtherance of its rights and the conduct of its obligations under this PD-1 License Agreement (the “Jounce Licensed Purpose”).  Any Direct Costs incurred by the License Transferring Party in connection with providing such Jounce Licensed Materials, including the cost of Manufacturing, shall be included in the Development Costs and subject to the Development Cost Share.  All transfers of such Jounce Licensed Materials by the License Transferring Party to the Licensed Materials Receiving Party shall be documented in a material transfer agreement substantially in the form of Exhibit B, which sets forth the type and name of the Jounce Licensed Material transferred, the amount of the Jounce Licensed Material transferred, the date of the transfer of such Jounce Licensed Material and the Jounce Licensed Purpose (each, a “Jounce License Material Transfer Agreement”). The License Transferring Party shall use reasonable efforts to provide such Jounce Licensed Materials to the requesting Party within a reasonable time period after the Parties execute the relevant Jounce License Material Transfer Agreement, not to exceed [***] for any on-hand Jounce Licensed Materials.  Neither Party will unreasonably withhold its consent to any request made by the other Party pursuant to this Section 2.7.1. The Parties agree that the exchanged Jounce Licensed Materials shall be used in compliance with applicable Law and the terms and conditions of this PD-1 License Agreement, and shall not be reverse engineered or chemically analysed, except if required by the Jounce Program Licensed Purpose or otherwise agreed to by the Parties in writing.

2.7.2                     License by License Transferring Party.  At the time the License Transferring Party provides the Jounce Program Licensed Materials to the Licensed Materials Receiving Party as provided herein and to the extent not separately licensed under this PD-1 License Agreement, the License Transferring Party hereby grants and shall cause (within [***] after the execution of any Jounce License Material Transfer Agreement) its Affiliates to grant to the Licensed Materials Receiving Party a non-exclusive license under the Patents and Know-How Controlled by it, to use such Jounce Licensed Materials solely for the Jounce Licensed Purpose, and such license, upon termination of this PD-1 License Agreement (subject to Article 6), completion of the Jounce Licensed Purpose, or discontinuation of the use of such Jounce Licensed Materials (whichever occurs first), shall automatically terminate.  Except as otherwise provided under this PD-1 License Agreement, all such Jounce Licensed Materials delivered by the License Transferring Party, shall only be used by or on behalf of (as permitted in this Section 2.7.2) the Licensed Materials Receiving Party in furtherance of the Jounce Licensed Purpose, and shall be returned to the License Transferring Party or destroyed, in the License Transferring Party’s sole discretion, upon the termination of this PD-1 License Agreement (subject to Article 6) or upon the discontinuation of the use of such Jounce Licensed Materials (whichever occurs first), unless such Party has the right to continue to use such materials under the Master Collaboration Agreement or any other Co-Development & Co-Commercialization Agreement for purposes permitted thereunder, including pursuant to material transfer agreements executed in connection therewith.  The Licensed Materials Receiving Party shall not cause the Jounce Licensed Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the License Transferring Party provided that such transfer shall be permitted to any Third Party that is a Third Party subcontractor, or permitted Sublicensee, of the Licensed Materials Receiving Party.

2.7.3                     NO WARRANTIES.  THE JOUNCE LICENSED MATERIALS

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SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.7 ARE SUPPLIED “AS IS” AND, EXCEPT AS OTHERWISE SET FORTH IN THIS PD-1 LICENSE AGREEMENT, THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE LICENSED MATERIALS OR USE THEREOF DO NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  The Licensed Materials Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Licensed Materials.  Except as otherwise set forth in this PD-1 License Agreement, the License Transferring Party shall not be liable to the Licensed Materials Receiving Party for any loss, claim or demand made by the Licensed Materials Receiving Party, or made against the Licensed Materials Receiving Party by any Third Party, due to or arising from the use of the Jounce Licensed Materials, except to the extent such loss, claim or demand is caused by the wilful misconduct of the Transferring Party.

2.8                               No Representation.  Neither Party makes any representation, warranty or guarantee that the Jounce Licensed Program will be successful, or that any other particular results will be achieved with respect to the Jounce Licensed Program, Licensed Target, any Licensed Candidate, any Licensed Product or any Licensed Diagnostic Product hereunder.

2.9                               Covenant During PD-1 Term.  Except as expressly permitted by this PD-1 License Agreement or as expressly agreed in writing by the Parties, commencing on the PD-1 Effective Date and continuing until the first to occur of termination or expiration of this PD-1 License Agreement, such Party and its Affiliates and Sublicensees will not (a) assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including any liens or charges, but excluding any licenses, which are the subject of subsection (b) below) or dispose of, any assets specifically related to the Jounce Licensed Program (but in the case of Celgene, only the Celgene Patents, Celgene’s interest in the Joint Collaboration IP, and the data which specifically relates to the Licensed Product and in the case of both Jounce and Celgene, shall exclude any IP or assets which specifically relates to Jounce Independent Products or Celgene Independent Products, respectively), including with respect to the Licensed Candidate and Licensed Products and related Licensed Diagnostic Products (the “Licensed Program Assets”), except in each case to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, (b) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Licensed Program Assets if such license or grant would conflict with or adversely affect in any respect any of the rights granted to or retained by the other Party hereunder, or (c) disclose any Confidential Information relating to the Licensed Program Assets to any Third Party if such disclosure would impair or conflict in any respect with any of the rights granted to or retained by the other Party hereunder.

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2.10                        Commercialization.

2.10.1              Monotherapy Products.

(a)                                 Commercialization Activities.  Subject to the terms and conditions of this PD-1 License Agreement, the Parties shall mutually agree through the JWG as to the sharing of responsibility for all Commercialization Activities for Monotherapy Products in the Territory.   Neither Party (itself or by or through any others, including any Affiliates or Sublicensees), will take any action regarding the Commercialization of Monotherapy Products unless otherwise approved by the JWG.

(b)                                 Additional Terms.  In addition:

(i)                                     Role of the JWG.  The JWG will coordinate the Parties’ efforts with respect to the Commercialization of Monotherapy Products worldwide.  Specifically, the JWG will oversee the development of global branding strategies for Monotherapy Products, coordinate training of sales representatives and others involved in Commercialization and coordinate commercial supply of Monotherapy Products pursuant to this PD-1 License Agreement.

(ii)                                  Branding.  If and at such time as the JWG deems appropriate, the JWG shall discuss in good faith any branding and/or co-branding of the Monotherapy Products to be used in connection with the Commercialization of Monotherapy Products both in the United States and the ROW Territory, and the Parties will enter into appropriate trademark licensing agreements to achieve the foregoing.  For the avoidance of doubt, nothing in this PD-1 License Agreement shall be construed to grant either Party any rights in or to any of the other Party’s trademarks, trade names, logos, or other marks, including use thereof, absent a separate trademark licensing agreement entered into in accordance with this Section 2.10.

(iii)                               Commercialization Reports.  Each Party will, with the other Party’s cooperation with respect to its activities under this PD-1 License Agreement, provide the JWG with a report, as soon as practicable but in no event later than [***] following the end of each Calendar Quarter commencing as of and continuing after the Calendar Quarter in which the first Monotherapy Product has received Regulatory Approval in the United States setting forth a summary written progress report on the status of its Commercialization Activities with respect to Monotherapy Products and related Licensed Diagnostic Products, including the number of details made by any sales representatives of Monotherapy Product in the Territory during such Calendar Quarter (a “Commercialization Report”), as well as the Parties’ plans with respect to Commercialization of Monotherapy Products and Co-Co Diagnostic Products during the following [***] period.  At least [***] prior to the anticipated First Licensed Sale of a Monotherapy Product under this PD-1 Agreement in the United States, the JWG shall discuss and agree upon the form and content for such Commercialization Report.  Such Commercialization Report shall also describe in reasonable detail the number of sales representatives dedicated to Commercialization of such products, the detailing strategy for such products, advertising, marketing and other promotional activities being conducted for such products, educational and scientific presentations to be made with respect to such products, actual and projected sales of such products, the key opinion leaders to be engaged with respect to such products, and other matters agreed upon by the JWG.

2.10.2              Non-Collaboration Combination Products.  Subject to the terms and conditions of this PD-1 License Agreement, for Non-Collaboration Combination Products, each

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Party shall have the sole and exclusive right to conduct Commercialization Activities for Non-Collaboration Combination Products which are Developed by or on behalf of such Party for use in combination, co-formulation or co-packaging with any active pharmaceutical product or active ingredient (other than a Collaboration Candidate under an applicable Co-Development & Co-Commercialization Agreement) by such Party in the Territory.

2.10.3              Collaboration Combination Products.  Subject to the terms and conditions of this PD-1 License Agreement and the applicable Co-Development & Co-Commercialization Agreement, the Party that is the Lead Party under the applicable Co-Development & Co-Commercialization Agreement shall have the final decision-making authority with respect to conduct of Commercialization Activities for Collaboration Combination Products that are Licensed Products that are Developed for use in combination, co-formulated or co-packaged with any applicable Collaboration Candidate thereunder.

ARTICLE 3
FINANCIAL TERMS

3.1       Payment Terms.

3.1.1                     Profit and Cost Share.

(a)                                 Revenue Split Products.  The Parties will share in Gross Profits or Losses with respect to any Revenue Split Product as follows: Jounce will bear (and be entitled to) fifty percent (50%), and Celgene Corp. will bear (and be entitled to) fifty percent (50%) (the “PD-1 Profit & Loss Share”).  Procedures for reporting of actual results on a [***] basis, review and discussion of potential discrepancies, reconciliation on a [***] basis, reasonable forecasting, and other finance and accounting matters, are set forth in Exhibit E, and to the extent not set forth in Exhibit E, will be established by the JWG.  Notwithstanding the foregoing, if at any time during the Term the Revenue Split Product is being sold solely under one and only one Regulatory Approval for use in combination with either a Celgene Independent Product or Jounce Independent Product, as applicable, in a non-co-packaged or non-co-formulated format, then any trading losses (meaning losses arising solely from the sale of a Revenue Split Product at less than its acquisition costs) on such Revenue Split Product shall not be included in the PD-1 Profit & Loss Share and for clarity shall not be shared under this PD-1 License Agreement, as and to the extent set forth in the Guiding Principles.

(b)                                 Collaboration Combination Products.  Sharing in Gross Profits or Losses for Collaboration Combination Products that are co-packaged or co-formulated shall be in accordance with the applicable Co-Development & Co-Commercialization Agreement, and sales of such Licensed Products shall be deemed sales of the applicable Co-Co Product under the applicable Co-Development & Co-Commercialization Agreement (i.e. other than for Collaboration Combination Products which are Revenue Split Products).

(c)                                  Other Non-Collaboration Combination Products.  Notwithstanding anything to the contrary contained herein, each of the Parties covenants and agrees that each Party shall retain all rights to financial proceeds from the sale of Non-Collaboration Combination Products which are sold in a co-formulated or co-packaged form (i.e. other than for Non-Collaboration Combination Products which are Revenue Split Products).

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3.1.2                     Milestone Payments.  Celgene shall pay Jounce a one-time payment in the amount of [***] for the first Regulatory Approval in the first of either the United States or a Major Market Country obtained by Celgene for each unique and distinct Non-Collaboration Combination Product; for example, if the use of the Licensed Product together with a Celgene Independent Product ever receives Regulatory Approval for use in combination as a Non-Collaboration Combination Product, no further milestone shall ever be owed if any further Indication is approved for such combination.  Celgene shall make each payment described in this Section 3.1.2 within [***] after the occurrence of the applicable Regulatory Approval.

3.1.3                     Royalty.  Subject to Section 3.2.1, except in connection with the sale of Licensed Products under a Co-Development & Co-Commercialization Agreement between the Parties neither Party shall owe the other Party any royalty, milestone or other payment for the sale of Licensed Product.

3.2                               Additional Payment Terms.

3.2.1                     Third Party Agreements.

(a)                                 Celgene acknowledges that Jounce has entered into that particular Collaboration Agreement with Adimab, LLC dated December 5, 2013, as amended on June 1, 2015, and that particular Commercial License Agreement with Selexis SA dated September 18, 2015 (each, as may be amended solely in accordance with Section 9.4.2(a) of the Master Collaboration Agreement, a “Third Party Agreement”), each of which have been provided to Celgene and under each of which Jounce has obtained rights to Licensed Products and may incur future payment obligations.  The Parties shall use reasonable efforts to work together to comply with the applicable terms and conditions of the Third Party Agreements, including [***].

(b)                                 [***].

3.2.2                     Accounting.  All payments hereunder shall be made in the United States in U.S. Dollars by wire transfer to a bank in the U.S. designated in writing by Jounce.  Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with Celgene’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

3.2.3                     Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this PD-1 License Agreement shall bear interest at an annual rate equal to the lesser of: (a) [***] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

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3.2.4                     Tax Withholding.

(a)                                 Tax Withholding.

(i)                                     Each Party shall be entitled to deduct and withhold from any amounts payable under this PD-1 License Agreement (or allocable to another Party pursuant to Section 1.6 of Exhibit F) such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law.  The Party that is required to make such withholding (the “Paying Party”) will:  (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient Party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (and such notice, which shall set forth in reasonable detail the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain reduction of or relief from such deduction or withholding).  Each Party agrees to assist and cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty or other applicable Law which is in effect to ensure that any amounts required to be withheld pursuant to this Section 3.2.4(a) are reduced in amount to the fullest extent permitted by applicable Laws.  In addition, the Parties shall cooperate in accordance with applicable Laws to minimize [***].

(ii)                                  Notwithstanding the foregoing, and subject to Section 3.2.4(c) of this Agreement, if (i) [***], (ii) as a result of [***], and (iii) [***].

(b)                                 Tax Documentation.  The Parties have each provided to the other Parties a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party.  Each Party and any other recipient of payments under this PD-1 License Agreement shall provide to the other Party, at the time or times reasonably requested by such other Party or as required by applicable Law, such properly completed and duly executed documentation as will permit payments made under this PD-1 License Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by the Paying Party.

3.3                               Records Retention and Review.  Subject to the other terms of this PD-1 License Agreement, at the request of a Party, which shall not be made more frequently than [***] during the PD-1 Term, upon at least [***] prior written notice, and at the requesting Party’s expense, the other Party shall permit an independent, nationally-recognized certified public accountant selected by the requesting Party and reasonably acceptable to the other Party to inspect (during regular business hours) the relevant records required to be maintained by the other Party for Development Costs incurred hereunder; subject to the Guiding Principles.  In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Article 8 of the Master Collaboration Agreement and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties.  Results of any such review shall be binding on both Parties absent manifest error.  Each Party shall treat the results of any such accountant’s review of the other Party’s records as Confidential Information of the non-requesting Party subject to the terms of Article 8 of the Master Collaboration Agreement.  If any review reveals a deficiency or overpayment in the calculation and/or payment of royalties by a Party, then (a) the applicable

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party shall promptly pay the other Party the amount remaining to be paid, and (b) if any such underpayment is by [***] or more in any Calendar Year, the non-requesting Party shall, within [***] of invoice therefor, pay the reasonable Direct Costs incurred by the requesting Party in connection with the review.

ARTICLE 4
INTELLECTUAL PROPERTY & EXCLUSIVITY

4.1                               License.

4.1.1                     License to Celgene.  During the PD-1 Term and subject to the terms and on the conditions set forth in this PD-1 License Agreement and the Master Collaboration Agreement, Jounce hereby grants to Celgene in the Territory a co-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 4.1.3), under and to the Jounce Licensed IP to research, Develop, Manufacture, have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Licensed Candidate, Included Collaboration Candidates, Licensed Products and Licensed Diagnostic Products; for clarity, Jounce retains the right to grant licenses to Third Parties under Jounce Licensed IP.

4.1.2                     License to Jounce. During the PD-1 Term, subject to the terms and on the conditions set forth in this PD-1 License Agreement and the Master Collaboration Agreement, Celgene hereby grants to Jounce in the Territory a co-exclusive, worldwide, royalty-free right and license, with the right to grant sublicenses (subject to Section 4.1.3), under and to the Celgene Patents and Celgene’s interest in the Joint Collaboration IP to research, Develop, Manufacture, have Manufactured, use, offer for sale, sell, import and otherwise Commercialize the Licensed Candidate, Included Collaboration Candidates, Licensed Products and Licensed Diagnostic Products; for clarity, Celgene retains the right to grant licenses to Third Parties under the Celgene Patents and Celgene’s interest in the Joint Collaboration IP. With respect to the Celgene Patents that also cover the manufacture, use, offer for sale, sale or importation of Celgene Independent Products, the licenses granted above shall not include a license to have such Celgene Independent Product made or Manufactured.

4.1.3                     Sublicenses.  Subject to compliance with Section 2.6 (Subcontracting) of the Master Collaboration Agreement, Celgene shall have the right to grant sublicenses under the rights granted to it under Section 4.1.1, (I) without the prior consent of Jounce (except as stated below in Section 4.1.4), to any (a) Affiliate of Celgene, (b) Third Party subcontractor engaged by Celgene, (c) to any Third Party for the Development or Commercialization of any Licensed Candidate, Licensed Product or related Licensed Diagnostic Product.  Subject to compliance with Section 2.6 (Subcontracting) of the Master Collaboration Agreement, Jounce shall have the right to grant sublicenses under the rights granted to it under Section 4.1.2 (A) without the prior consent of Celgene (except as stated below in Section 4.1.4), (i) to any Affiliate of Jounce, (ii) to any a Third Party subcontractor engaged by Jounce, and (iii) to any Third Party for the Development or Commercialization of any Licensed Candidate, Licensed Product or related Licensed Diagnostic Product.  Each sublicense granted by either Party under this Section 4.1.3 shall be subject to and consistent with the terms and conditions of this PD-1 License Agreement.

4.1.4                     Rights Retained by the Parties; No Implied Rights.  Each Party retains the rights under all Know-How and Patents Controlled by such Party not expressly granted to the

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other Party pursuant to this PD-1 License Agreement or the Master Collaboration Agreement. Except as explicitly set forth in this PD-1 License Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property rights of such Party. For clarity, Celgene retains all rights under Know-How and Patents relating to or Covering Celgene’s programs outside the scope of this Collaboration, including Celgene’s approved product programs, except as otherwise granted by Celgene to Jounce in writing.  For further clarity, Jounce retains all rights under Know-How and Patents relating to or Covering Jounce’s programs outside the scope of this Collaboration except as otherwise granted by Jounce to Celgene in writing.

4.1.5                     Section 365(n) of the Bankruptcy Code.  All licenses granted under this PD-1 License Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code.  Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party shall be entitled to a complete duplicate of, or complete access to any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology shall be delivered to the licensee Party not later than:  (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this PD-1 License Agreement, or (b) if not delivered under Section 6.1.6(a), upon the rejection of this PD-1 License Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this PD-1 License Agreement for purposes of Section 365(n) of the Bankruptcy Code.

4.2                               Ownership.

4.2.1                     Inventorship.  Inventorship of Inventions shall be determined by application of U.S. patent laws pertaining to inventorship.

4.2.2                     Ownership.  Ownership of Inventions and intellectual property rights therein arising from the Parties’ activities under this PD-1 License Agreement shall be determined in accordance with Section 7.2.3 of the Master Collaboration Agreement (without regard to whether the Master Collaboration Agreement has been terminated or otherwise expired).

4.2.3                     Cooperation and Allocation.  Section 7.2.4 of the Master Collaboration Agreement shall apply to all Inventions and intellectual property rights therein, that arise in whole or in part as a result of the Parties’ activities under this PD-1 License Agreement.

4.3                               Prosecution and Maintenance of Patents.

4.3.1                     Jounce Licensed Collaboration Patents.  Notwithstanding anything to the contrary in the Master Collaboration Agreement (including Section 7.3.1(d)), as between the Parties, subject to Section 4.4, the Parties will be jointly responsible for and shall cooperate to Prosecute and Maintain the Jounce Licensed Collaboration Patents licensed under Section 4.1.1 and the Celgene Patents licensed under Section 4.1.2, acting through Jounce for such Jounce Licensed Collaboration Patents in the Territory and acting through Celgene for such Celgene

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Patents in the Territory, subject to the following terms and conditions: (a) the Parties shall continue to use the patent counsel used by such Party prior to the PD-1 Effective Date to conduct such Prosecution and Maintenance of such Jounce Licensed Collaboration Patents and Celgene Patents, as applicable, unless the other Party requests such counsel be changed due to such patent counsel, in such other Party’s good faith belief, not adequately conducting such Prosecution and Maintenance in the Territory, such request to be considered by such Party in good faith and, if agreed to by such Party, such Prosecution and Maintenance shall be transferred to a patent counsel reasonably acceptable to both Parties at such other Party’s expense; and (b) in the event a Party disagrees with the other Party’s comments and recommended actions for the Jounce Licensed Collaboration Patents or the Celgene Patents, as applicable, in the Territory, the acting Party (as described above in this Section 4.3.1) will have final decision-making authority with respect to the subject matter of such disagreement, subject to Section 4.3.2.

4.3.2                     Backup Right.   Notwithstanding anything to the contrary in the Master Collaboration Agreement (including Section 7.3.1(d)), subject to Section 4.4, if a Party decides not to file a Patent for which it is acting as described in Section 4.3.1 or intends to allow such a Patent to lapse or become abandoned without having first filed a substitute in the Territory, it shall notify the other Party of, and consult with such other Party with respect to, such decision or intention at least [***] prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at such other Party’s expense with counsel of its choice.

4.4                               Defense of Claims Brought by Third Parties.  Except for Collaboration Combination Products (which defense shall be governed by the terms and conditions of the applicable Co-Development & Co-Commercialization Agreement):

4.4.1                     Notice.  If a Party becomes aware of any actual or potential claim that the research, Development, Manufacture or Commercialization of any Licensed Candidate, any Licensed Product or any related Licensed Diagnostic Product, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance, the Parties shall as soon as practicable thereafter meet to discuss in good faith regarding the best response to such actual or potential claim.  Jounce shall have the sole right, but not the obligation, to defend and dispose (including through settlement or license) such claim in the Territory; provided, however, that Celgene shall have the sole right to defend and dispose (including through settlement or license) such claim in the Territory if the claim involves or alleges only infringing activity in connection the promotion of such Licensed Candidate, Licensed Product or Licensed Diagnostic Product for use solely with a Celgene Independent Product.

4.4.2                     Costs.  The costs and expenses incurred by the Parties in connection with defense of any claim described in Section 4.4.1 shall be borne equally by the Parties.

4.5                               Enforcement of Patents.  Except for Collaboration Combination Products (which enforcement shall be governed by the terms and conditions of the applicable Co-Development & Co-Commercialization Agreement):

4.5.1                     Notice.  If any Party learns of an infringement or threatened infringement

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by a Third Party with respect to any Jounce Licensed Collaboration Patent or any Celgene Patents that Cover any Licensed Candidates, Licensed Products or Licensed Diagnostic Products (such Celgene Patents, the “Celgene PD-1 Patents”), including actual or alleged infringement under 35 USC §271(e)(2) that is or would be infringing activity involving the using, making, importing, offering for sale or selling of compounds or products that are substantially the same as or otherwise competitive with the Licensed Candidate, Licensed Products or Licensed Diagnostic Products in the Field (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.  For any Competitive Infringement, each Party shall share with the other Party all information available to it regarding such actual or alleged infringement.

4.5.2                     Enforcement of Jounce Licensed Collaboration Patent and Celgene Patents.

(a)                                 Initial Enforcement.  As between the Parties, and subject to Section 4.7: (i) with respect to any Competitive Infringement in the Territory of a Celgene PD-1 Patent, Celgene shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding in the Territory to the extent any claim within a Celgene PD-1 Patent is asserted in such action or proceeding; (ii) with respect to any Competitive Infringement in the Territory of a Jounce Licensed Collaboration Patent, Jounce shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding in the Territory to the extent any claim within a Jounce Licensed Collaboration Patent is asserted in such action or proceeding; and (iii) with respect to any Competitive Infringement in the Territory of a Joint Collaboration Patent, Jounce shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding to the extent any claim within a Jounce Licensed Collaboration Patent is asserted in such action or proceeding; in each case of (i) — (iii), by counsel of its own choice, in such Party’s own name and under such Party’s direction and control, provided that either Party shall keep the other Party, reasonably informed as to the status of, and all material developments in such action, including considering in good faith, the input of the other Party regarding the strategy and handling of such enforcement activities.

(b)                                 Timing. The Party having the first right to enforce a Patent pursuant to Section 4.5.2(a) will have a period of [***] after its delivery of notice and evidence pursuant to Section 4.5.1 or receipt of written notice from a Third Party that reasonably evidences any action or proceeding with respect to any Competitive Infringement described in Section 4.5.2(a), as applicable (such action or proceeding a “Licensed Enforcement Proceeding”), to elect to so enforce such Jounce Licensed Collaboration Patent or Celgene PD-1 Patent, as applicable, in the applicable jurisdiction (or to settle or otherwise secure the abatement of such Competitive Infringement), provided however, that such period will be (i) more than [***] to the extent applicable Law prevents earlier enforcement of such Jounce Licensed Collaboration Patent or Celgene PD-1 Patent, as applicable, and provided further that if such period is extended because applicable Law prevents earlier enforcement, the Party having the first right to enforce shall have until the date that is [***] following the date upon which applicable Law first permits such Licensed Enforcement Proceeding, and (ii) less than [***] to the extent that a delay in bringing such Licensed Enforcement Proceeding against such alleged Third Party infringer would limit or compromise the remedies (including monetary relief, and stay of regulatory approval) available against such alleged Third Party infringer.  In the event the Party having the first right to enforce

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does not so elect to enforce or settle or otherwise secure the abatement of such Competitive Infringement before the first to occur of (A) the expiration of the applicable period of time set forth in above, or (B) [***] before the expiration of any time period under applicable Law, that would, if a Licensed Enforcement Proceeding was not filed within such time period, limit or compromise the remedies available from such Licensed Enforcement Proceeding, such Party having the first right to enforce will so notify the other Party in writing and in the case where such other Party then desires to commence a suit or take action to enforce the applicable Jounce Licensed Collaboration Patent or Celgene PD-1 Patent with respect to such Competitive Infringement in the applicable jurisdiction, such other Party will, subject to Section 4.5.2(e), thereafter have the right to commence such a suit or take such action to enforce the applicable Jounce Licensed Collaboration Patent or Celgene PD-1 Patent, as applicable (such action, a “Licensed Step-In Proceeding”), at such other Party’s expense. Notwithstanding the anything in this Section 4.5 to the contrary, (1) Celgene shall have final decision-making as to representations made in any proceedings under this Section 4.5 with respect to any Celgene Independent Products, and (2) Jounce shall have final decision-making as to representations made in any proceedings under this Section 4.5 with respect to any pharmaceutical product or compound owned or otherwise Controlled by Jounce and, in all cases, not subject to any Co-Development and Co-Commercialization Agreement (“Jounce Independent Product”).

(c)                                  Right to Participate; Joinder.  The non-enforcing Party in relation to any enforcement action or proceeding set forth in Sections 4.5.2(a) and 4.5.2(b) will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding.  In the case of any Licensed Enforcement Proceeding or Licensed Step-In Proceeding, at the enforcing Party’s written request, and at the enforcing Party’s expense (subject to Section 4.5.4), the other Party shall join any such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding.  All time periods set forth in this Section 4.5.2 shall be subject to applicable Law, which may prevent earlier enforcement.

(d)                                 Cooperation.  In addition to the obligations set forth in Section 4.5.2(a) through 4.5.2(c), each Party will provide to the Party enforcing any such rights under Section 4.5.2(a) or 4.5.2(b), as applicable, reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense (subject to Section 4.5.4).  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts.  The Parties will coordinate any Licensed Enforcement Proceeding with respect to the Jounce Licensed Collaboration Patent and Celgene Patents.  Each Party bringing any such action or proceeding in accordance with this Section 4.5 shall have an obligation to consult with the other Party and will take comments of such other Party into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Jounce Licensed Collaboration Patent and Celgene Patent that is the subject of such proceeding.

(e)                                  Agreement to Enforce.  Notwithstanding anything to the contrary in this Section 4.5, if either Party has a reasonable, good faith concern that the other Party’s exercise of its backup enforcement or defense rights with respect to any Patent as set forth in Section 4.5.2(a) would be detrimental to the overall patent protection of the Licensed Products or related

25

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Licensed Diagnostic Products, then such other Party shall not be permitted to enforce or defend such Patent without the prior consent of the objecting Party.

(f)                                   Settlement.  Notwithstanding anything to the contrary in this Section 4.5, a settlement or consent judgment or other voluntary final disposition of a suit under this Section 4.5 may be entered into without the consent of the Party not bringing suit; provided, however, that in any event, any such settlement, consent judgment or other disposition of any action or proceeding by a Party under this Article 4 shall not, without the consent of the Party not bringing suit, (a) impose any liability or obligation on the Party not bringing suit, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the licenses granted to the Party not bringing suit under this PD-1 License Agreement, (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned by the Party not bringing suit, or (d) adversely affect the interest of the Party not bringing suit in any material respect, provided that such consent shall not be unreasonably withheld, conditioned or delayed.

(g)                                  Costs of Enforcement.  Except as otherwise set forth in this Section 4.5, each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 4.5 that relate to a Licensed Enforcement Proceeding or a Licensed Step-In Proceeding relating to Jounce Licensed Patents or Celgene PD-1 Patents in the Territory, and, if a Party commences a Licensed Enforcement Proceeding or a Licensed Step-In Proceeding in the Territory, it shall bear all external costs and expenses for such action.

(h)                                 Recoveries. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 4.5 shall be shared as follows:

(i)                                     Initial Allocation.  Such damages or other sums recovered shall first be applied to reimburse each Party for all of its Direct Costs incurred in connection with such action (including, for this purpose, a reasonable allocation of expenses of outside counsel), and if such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party; and

(ii)                                  Remaining Proceeds.  Any remaining proceeds in case of suits with respect to a Licensed Enforcement Proceeding or a Licensed Step-In Proceeding relating to any Licensed Product or related Licensed Diagnostic Product under this Section 4.5, shall be retained by the Party bringing suit under this Section 4.5 or, if damages are recovered for infringement of both Jounce Licensed Collaboration Patents and Celgene PD-1 Patents, then such remaining proceeds shall be shared equally by the Parties.

4.6                               Patent Term Extensions.  In the course of conducting activities pursuant to this PD-1 License Agreement, Jounce and Celgene shall discuss and seek to reach mutual agreement as to which, if any, of the Patents within the Jounce Licensed Collaboration Patents or Celgene Patents that Cover the Licensed Candidate, or Licensed Products containing the Licensed Candidate, for which the Parties shall apply to obtain patent term extensions, adjustments, restorations, or supplementary protection certificates under applicable Laws, based on the best commercial interests of the Licensed Candidate or Licensed Products; it being understood and agreed that, (a) Celgene shall have final say with respect to such actions in the ROW Territory and if Celgene seeks a patent term extension in the ROW Territory, then Jounce agrees to

26

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negotiate in good faith with respect to any measures required by applicable Law for Celgene to obtain such extension and (b) Jounce shall have final say with respect to such actions in the U.S. and if Jounce seeks a patent term extension in the U.S., then Celgene agrees to negotiate in good faith with respect to any measures required by applicable Law for Jounce to obtain such extension.

4.7                               Third Party Licenses.  If, at any time during the PD-1 Term, either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Development, Manufacture or Commercialization of any Licensed Product or Licensed Candidate, that is the subject of research, Development, Manufacture and/or Commercialization efforts under this PD-1 License Agreement, then such Party will notify the other Party promptly, and Section 7.9.2 of the Master Collaboration Agreement shall apply and, if the Parties agree to obtain a license under such Third Party intellectual property that enables each Party to Develop, Manufacture and Commercialize any Licensed Candidate, Licensed Product or Licensed Diagnostic Product in the Territory, then the Parties shall share equally in the costs of such license; provided, however, that notwithstanding anything to the contrary in the Master Collaboration Agreement, the Parties shall cooperate through the Patent Committee regarding determining which Party should obtain a license, provided, further that unless the Parties otherwise agree, the following shall apply: (a) Jounce shall have the sole right, but not the obligation, to obtain a license from a Third Party under intellectual property rights that may be necessary for such activities with respect to any Licensed Product that is being Manufactured by or on behalf of Jounce anywhere in the Territory, with respect to such Manufacturing; and (b) Celgene shall have the sole right, but not the obligation, to obtain a license from a Third Party under intellectual property rights that may be necessary for such activities with respect to any Licensed Product that is being Manufactured by or on behalf of Celgene anywhere in the Territory, with respect to such Manufacturing.

4.8                               Jounce Licensed Collaboration Patents; Celgene Patents.  Schedule 4.8 contains (a) a complete and accurate list of all Jounce Licensed Collaboration Patents, and (b) a complete and accurate list of all Celgene Patents, if any, in each case as of the PD-1 Effective Date.  Schedule 4.8 will be updated from time to time by mutual agreement of the Parties.

ARTICLE 5
INDEMNIFICATION; INSURANCE

5.1                               Indemnification by Celgene.  Celgene shall indemnify, defend and hold harmless the Jounce Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim based upon:

5.1.1                     the [***] under this PD-1 License Agreement;

5.1.2                     any [***] under this PD-1 License Agreement;

5.1.3                     any [***] under this PD-1 License Agreement; or

5.1.4                     any [***];

5.1.5                     [***].

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5.2                               Indemnification by Jounce.  Jounce shall indemnify, defend and hold harmless the Celgene Indemnitees, from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, from any Claim, based upon:

5.2.1                     the [***] under this PD-1 License Agreement; or

5.2.2                     any [***] under this PD-1 License Agreement;

5.2.3                     any [***] under this PD-1 License Agreement; or

5.2.4                     [***].

5.3                               Notice of Claims.  A Claim to which indemnification applies under Section 5.1 or Section 5.2 shall be referred to herein as an “Indemnification Claim.”  If the Indemnitee intends to claim indemnification under this Article 5, the Party claiming indemnification (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) in writing, promptly upon becoming aware of an Indemnification Claim, describing in reasonable detail the facts giving rise to the Indemnification Claim; provided, that an Indemnification Claim in respect of any action at law or suit in equity by or against a Third Party as to which indemnification shall be sought shall be given promptly after the action or suit is commenced (provided that the Indemnitee is aware of such commencement); and provided further, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this PD-1 License Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice.

5.4                               Indemnification Procedures.  If an Indemnitee receives written notice of a Claim that the Indemnitee believes may result in a claim for indemnification under this Article 5, such Indemnitee shall deliver an Indemnification Claim to the Indemnitor in accordance with the provisions of Section 5.3.  If the Litigation Conditions are satisfied, then the Indemnitor shall have the right to assume and control the defense of the Claim, at its own expense with counsel selected by it and reasonably acceptable to the Indemnitee, by delivering written notice of its assumption of such defense to the Indemnitee within [***] of its receipt of notice of such Claim from the Indemnitor (but the Indemnitor shall in any event have the right to assume and control the defense of a Claim that initially sought injunctive relief (including a declaratory judgment) from the Indemnitee when the only remaining dispute in such matter is the determination of non-injunctive relief or when the only remaining relief sought by the Third Party in such matter is non-injunctive relief, whichever is first); provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if (a) representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflict of interests between such Indemnitee and Indemnitor, (b) the Indemnitor has failed within a reasonable time to retain counsel, (c) the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or (d) at any time the Litigation Conditions are not satisfied with respect to such Claim.  If the Indemnitor assumes and controls the defense of such Claim, the Indemnitor shall keep the Indemnitee reasonably apprised of the status of the Claim and the Indemnitee shall be entitled to otherwise monitor such Claim at its sole cost and expense.  If the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee or if the Indemnitor does not assume the defense of the Claim as

28

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described in this Section 5.4, the Indemnitee shall be permitted to assume and control the defense of such Claim (but shall have no obligation to do so) and in such event shall be entitled to settle or compromise the Indemnification Claims in its sole and reasonable discretion, provided that if the Indemnitee is entitled to assume the defense of the Claim pursuant to this Section 5.4 solely because the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee, then the Indemnitee shall not settle or compromise such Indemnification Claims in any manner that involves the payment of monetary damages or has an adverse effect on the Indemnitor’s rights or interests (including any rights under this PD-1 License Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this PD-1 License Agreement, any other Co-Development & Co-Commercialization Agreement or the Master Collaboration Agreement) without the prior written consent of the Indemnitor, which consent the Indemnitor shall not unreasonably withhold, condition or delay.  If the Indemnitor has assumed and controls the defense of the Claim in accordance with this Section 5.4, (i) the Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would result in the payment of amounts by the Indemnitee, impose any other obligation on the Indemnitee or otherwise have an adverse effect on the Indemnitee’s rights or interests (including any rights under this PD-1 License Agreement or the Equity Purchase Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this PD-1 License Agreement or any other Co-Development & Co-Commercialization Agreement, or the Master Collaboration Agreement), without the prior written consent of the Indemnitee. In each case, the Party that is not controlling the defense of any Claim shall reasonably cooperate with the Party that is controlling the defense of such Claim, at the non-controlling Party’s expense and shall make available to the controlling Party all pertinent information under the control of the non-controlling Party, which information shall be subject to Article 8 of the Master Collaboration Agreement.  Each Party shall use commercially reasonable efforts to avoid production of Confidential Information of the other Party (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of such Party to be made so as to preserve any applicable attorney-client or work-product privileges.

5.5                               Insurance.  Each Party shall maintain, at its cost, a program of insurance and/or self-insurance against liability (including product liability insurance) and other risks associated with its activities and obligations under this PD-1 License Agreement, including as applicable its Clinical Trials, the Commercialization of any Licensed Candidate, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this PD-1 License Agreement.

5.6                               LIMITATION OF LIABILITY.  EXCEPT (A) FOR A BREACH OF SECTION 7.4 OR (B) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 5 OR (C) FOR DAMAGES DUE TO THE FRAUD, MALICIOUS ACTIONS AND/OR INTENTIONAL TORT OF THE LIABLE PARTY, NEITHER JOUNCE NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS PD-1 LICENSE AGREEMENT OR ITS AFFILIATES

29

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UNDER THIS PD-1 LICENSE AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS OR LOST DATA, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 6
PD-1 TERM AND TERMINATION

6.1                               PD-1 Term; Expiration.   This PD-1 License Agreement shall become effective on the PD-1 Effective Date and, unless terminated pursuant to this Article 6, shall remain in effect until the later to occur of (a) the date there is no longer a Valid Claim in the Jounce Licensed Collaboration Patents or the Celgene PD-1 Patents that Cover a Licensed Product, (b) [***] following First Licensed Sale of the Licensed Product, or (c) the [***] of the PD-1 Effective Date (the “PD-1 Term”).

6.2                               Termination Without Cause.

6.2.1                     Termination by Celgene for Convenience.  At any time during the PD-1 Term, Celgene shall have the right, at its sole discretion, to terminate this PD-1 License Agreement in its entirety, upon [***] prior written notice to Jounce hereunder; it being understood and agreed that Celgene shall be entitled to terminate upon [***]’ written notice at any time it reasonably determines that such termination is necessary to comply with any Antitrust Law.

6.2.2                     Termination by Celgene for Safety Reasons.  Celgene shall have the right to terminate this PD-1 License Agreement immediately on a Licensed Candidate-by-Licensed Candidate basis upon written notice to Jounce based on Safety Reasons (defined below).  Upon such termination for Safety Reasons, subject to the terms and conditions of this PD-1 License Agreement, Celgene shall be responsible, at its expense, for the wind-down, if any, of any Development of the applicable Licensed Candidate, and corresponding Licensed Product (including any Clinical Trials for the applicable Licensed Candidate or Licensed Product being conducted by or on behalf of Celgene and any regulatory costs for closing out corresponding regulatory activities) and any Commercialization activities for the applicable Licensed Candidate or Licensed Product.  Such termination shall become effective upon the date that the Parties agree in writing that such wind-down is complete.  Upon such termination for Safety Reasons, all licenses granted by Jounce to Celgene under this PD-1 License Agreement shall terminate solely with respect to the applicable Licensed Candidate or Licensed Product.  For purposes of this PD-1 License Agreement, “Safety Reason” means that the Data Safety Monitoring Board for a Clinical Trial, or the Parties by mutual written agreement, based upon additional information that becomes available or an analysis of then-existing information at any time, determines that Development or Commercialization, as applicable, of the Licensed Candidate and/or Licensed Products should be discontinued because the medical risk/benefit of the Licensed Candidate or Licensed Products is sufficiently unfavorable as to be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize

30

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it.  If this PD-1 License Agreement is terminated pursuant to this Section 6.2.2, then subject to applicable data privacy laws, and on Jounce’s request, Celgene shall provide Jounce with full access to all relevant data relating to the terminated Licensed Product.

6.3                               Termination for Breach. This PD-1 License Agreement and the rights granted herein may be terminated by either Party for the material breach by the other Party of this PD-1 License Agreement, provided, that if the breaching Party has not cured such breach within [***]s (or [***], in the case of Celgene’s payment obligations under this PD-1 License Agreement with respect to a material breach by either Party of its obligation to use Commercially Reasonable Efforts, each as applicable) (the “Cure Period”) after the date of written notice to the breaching Party of such breach, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this PD-1 License Agreement pursuant to this Section 6.3. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this PD-1 License Agreement will run from the date that written notice was first provided to the breaching Party by the non-breaching Party in accordance with Section 12.2 of the Master Collaboration Agreement.  Any such termination of this PD-1 License Agreement under this Section 6.3 shall become effective at the end of the Cure Period, unless the breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, the non-breaching Party’s right of termination shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party. The Parties understand and agree that the totality of this PD-1 License Agreement and the totality of the circumstances with respect to this PD-1 License Agreement will be taken into account and assessed as a whole for purposes of determining whether a breach is material under this PD-1 License Agreement.

6.4                               Termination for Bankruptcy .  If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof, the other Party may terminate this PD-1 License Agreement in its entirety effective immediately upon written notice to such Party.  In connection therewith, the provisions of Section 4.1.5 shall apply.

6.5                               Termination for Patent Challenges.  Either Party shall have the right to terminate this PD-1 License Agreement upon written notice in accordance with Section 12.2 of the Master Collaboration Agreement if the other Party or any Affiliate challenges the validity, scope or enforceability of or otherwise opposes any Patent (a) included in the Jounce Licensed IP and that is licensed to Celgene under this PD-1 License Agreement, or (b) included in the Celgene Patents that is licensed to Jounce under this PD-1 License Agreement (other than in either case as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law, request or order) it being understood and agreed that either Party’s right to terminate this PD-1 License Agreement under this Section 6.5 shall not apply to any actions undertaken by an Affiliate of the other Party (the “Challenging Party”) that first becomes such an Affiliate as a result of a Business Combination

31

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involving the Challenging Party, where such new Affiliate was undertaking any of the activities described in the foregoing clause prior to such Business Combination; provided that a Party’s right to terminate this PD-1 License Agreement under this Section 6.5 shall apply to actions undertaken by such new Affiliate if the Challenging Party is the acquiror in such Business Combination and such new Affiliate does not terminate or otherwise cease such challenge or opposition within [***] after the effective date of such Business Combination. For the avoidance of doubt, an action by a Party or any Affiliate (collectively the “Prosecuting Party”) in accordance with this PD-1 License Agreement and the Master Collaboration Agreement to amend claims within a pending patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application or in defense of a Third Party proceeding, or to make a negative determination of patentability of claims of a patent application of the other Party or to abandon a patent application of the other Party during the course of the Prosecuting Party’s Prosecution and Maintenance of such pending patent application in accordance with Section 4.3, shall not constitute a challenge under this Section 6.5.

6.6                               Effects of Expiration or Termination.

6.6.1                     Licenses Upon Expiration.  Upon expiration (but not upon earlier termination) of this PD-1 License Agreement in the Territory (or any country(ies) therein), the licenses granted under Section 4.1.1 and Section 4.1.2 shall, with respect to the Territory (or such country(ies)), become worldwide, non-exclusive, fully paid-up, royalty-free, sublicensable (through multiple tiers), irrevocable and non-terminable.

6.6.2                     Termination by Celgene Pursuant to Section 6.2, or by Jounce Pursuant to Section 6.3, 6.4, or 6.5.  In the event this PD-1 License Agreement is terminated by Celgene pursuant to Section 6.2 or by Jounce pursuant to Section 6.3, 6.4, or 6.5, then notwithstanding anything contained in this PD-1 License Agreement to the contrary, upon the effective date of such termination:

(a)                                 License Termination.  All rights and licenses granted to Celgene under this PD-1 License Agreement shall terminate (i) in their entirety if pursuant to Section 6.2.1, and (ii) with respect to the corresponding Licensed Candidate and Licensed Product if pursuant to Section 6.2.2, Celgene shall cease any and all Development, and Commercialization activities with respect to all corresponding terminated Licensed Products and the Licensed Candidate (subject to its wind-down obligations in accordance with Section 6.2.2 and Section 6.6.3), and all rights in such terminated Licensed Product and the Licensed Candidate granted by Jounce to Celgene shall revert to Jounce pursuant to Section 6.7;

(b)                                 Return of Confidential Information.  Each Party shall return or destroy all Confidential Information of the other Party with respect to the terminated Licensed Products and the Licensed Candidate being Developed or Commercialized under this PD-1 License Agreement, as required by Article 8 of the Master Collaboration Agreement, unless such information is practiced by the receiving Party pursuant to licenses retained after any such termination under this PD-1 License Agreement, another Co-Development & Co-Commercialization Agreement or the Master Collaboration Agreement; and

32

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(c)                                  Reversion Product Obligations.  In the event this PD-1 License Agreement is terminated by Celgene pursuant to Section 6.2, then all Licensed Products shall be deemed Jounce Reversion Products and Celgene shall comply with Section 6.7.1 and Section 6.7.2 (Effects of Reversion).

6.6.3                     Termination by Celgene Pursuant to Section 6.3, 6.4, or 6.5.  In the event this PD-1 License Agreement is terminated by Celgene pursuant to Section 6.3, 6.4, or 6.5, then (a) all rights and obligations of the Parties under this PD-1 License Agreement shall terminate, except (i) the licenses granted in Section 4.1.1, (ii) Celgene’s payment obligations (subject to clause (c) below) and the audit rights set forth in Article 6, and (iii) Section 6.9, shall, in each of cases (i) through (iii), survive such termination, (b) Jounce shall return any Confidential Information of Celgene pursuant to Article 8 of the Master Collaboration Agreement that is not necessary to practice any licenses retained by Jounce following such termination under this PD-1 License Agreement, another Co-Development & Co-Commercialization Agreement or the Master Collaboration Agreement, and (c) all payments due to Jounce pursuant to Article 6 that accrue on or after the effective date of such termination shall be reduced by all costs and losses as finally awarded to Celgene and all reasonable and documented expenses incurred by Celgene as a result of Jounce’s breach of this PD-1 License Agreement.

6.6.4                     Wind-Down of Regulatory Activities.  In the case of any termination of this PD-1 License Agreement, if any Clinical Trials (including any Additional Studies) are then being conducted at the time of such termination with respect to any Licensed Product, the Parties hereby agree (i) to reasonably cooperate in the completion of any such Clinical Trials (including any Additional Studies), and (ii) notwithstanding anything to the contrary contained herein, to grant to the Party that retains global Commercialization rights to such Licensed Product following such termination (A) free of charge, copies of and rights of reference to and use of all Licensed Product Data that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Additional Studies) that are relevant to or necessary to address issues relating to: (1) the safety of such Licensed Product in the Territory, including data that is related to adverse effects experienced with such Licensed Product and/or (2) all activities relating to CMC regarding such Licensed Product and in each of (1) and (2), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available, and (B) copies of and rights of reference to and use of all Licensed Product Data (other than the Licensed Product Data referred to in subclause (A) above) that is Controlled by such Party and generated pursuant to such Clinical Trials (including any Additional Studies) that are relevant to or necessary to address the Development and Commercialization of such Licensed Product promptly following the generation of such Licensed Product Data if, but only if, as to such Licensed Product Data described in this subclause (B), such Party that retains global Commercialization rights to such Licensed Product following such termination promptly pays for all Development Costs incurred following any such termination of this PD-1 License Agreement with respect to such Clinical Trials (including any Additional Studies).

6.7                               Jounce Reversion Products.

6.7.1                     Reversion.  If this PD-1 License Agreement terminates with respect to the Licensed Candidate or a Licensed Product, or in the entirety, except for any termination by Celgene pursuant to Section 6.3, 6.4 or 6.5, then all corresponding Licensed Products and/or the

33

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Licensed Candidate shall be deemed “Jounce Reversion Products”. In the case of any termination of this PD-1 License Agreement (other than by Celgene pursuant to Section 6.3,  6.4, or 6.5), (a) all rights and obligations of the Parties under this PD-1 License Agreement shall terminate, except that (i) the license granted to Jounce pursuant to Section 4.1.2 shall become a worldwide, exclusive, fully paid-up, sublicensable (through multiple tiers) royalty-free, irrevocable and non-terminable license under and [***] as and to the extent the making, having made, using or selling of the Jounce Reversion Product is Covered by such [***] as of the applicable termination date [***], and (ii) [***] and (b) [***]  In the case of any termination of this PD-1 License Agreement by Celgene pursuant to Section 6.3, 6.4 or 6.5, the license granted to Jounce pursuant to Section 4.1.2 shall terminate. [***]

6.7.2                     Effects of Reversion.  With respect to each Licensed Candidate and Licensed Product that becomes a Jounce Reversion Product:

(a)                                 Celgene shall return to Jounce within a reasonable time, at no cost to Jounce, all Know-How within the Jounce Licensed IP transferred by Jounce to Celgene with respect to each such Jounce Reversion Product;

(b)                                 Except to the extent not permitted pursuant to any agreements between Celgene and a Third Party, Celgene shall provide to Jounce, within a reasonable time, at Jounce’s request, subject to Jounce’s reimbursement of Celgene’s actual costs directly incurred in transferring such items and preparing and making such items in connection with such transfer, tangible embodiments of the Know-How licensed to Jounce pursuant to Section 6.7.1 and other material information, materials and data not described in Section 6.7.1 pertaining to the applicable Jounce Reversion Products in its Control that is actually used by or on behalf of Celgene with respect to or incorporated in such Jounce Reversion Products, including copies of (i) all Clinical Trial data and results generated in the development of such Jounce Reversion Products, and (ii) materials and documents relating to the sourcing, manufacture, promotion, distribution, sale or use of such Jounce Reversion Products throughout the world, except as each of the foregoing relates solely to any Celgene Independent Product. For clarity, Jounce shall have the right to use the foregoing material information, materials and data solely in connection with Jounce’s development, manufacture and commercialization of Jounce Reversion Products;

(c)                                  Celgene shall provide reasonable cooperation to assist Jounce in negotiating appropriate arrangements with Third Party vendors that were engaged by Celgene to perform activities in connection with Jounce Reversion Products prior to reversion of such Jounce Reversion Products to Jounce, at Jounce’s request;

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(d)                                 Celgene shall transfer within a reasonable time to Jounce, at Jounce’s request and at Celgene’s expense, any and all Regulatory Filings pertaining to the applicable Jounce Reversion Products in its possession or Control, and shall assign and hereby assigns to Jounce all of Celgene’s right, title and interest in, to and under such Regulatory filings and all Regulatory Approvals for Licensed Products and Licensed Diagnostic Products;

(e)                                  with respect to any Licensed Candidate or Licensed Product that becomes a Jounce Reversion Product as a result of termination of this PD-1 License Agreement at a time during which Celgene is conducting a Clinical Trial for such Licensed Candidate or Licensed Product, Celgene will, as directed by Jounce, facilitate the transfer to Jounce of all filings, information, Materials and Third Party agreements necessary to enable Jounce to complete such Clinical Trial, at Celgene’s sole cost and expense, if such termination is pursuant to Sections 6.3 or 6.4 (in each case by Jounce), and otherwise at Jounce’s cost and expense;

(f)                                   Celgene shall otherwise cooperate reasonably with Jounce to provide a transfer of the materials described in Sections 6.7.2(a) through 6.7.2(e), such transfer to be completed within [***] after the Parties have identified the Know-How and Regulatory Filings to be transferred;

(g)                                  As and to the extent a Third Party is Manufacturing such Jounce Reversion Product, Celgene shall use reasonable efforts, to assist in the transfer of such supply arrangements to Jounce at Celgene’s sole cost and expense, if such termination is by Jounce pursuant to Sections 8.3 or 8.4, and otherwise at Jounce’s cost and expense;

(h)                                 To the extent that Celgene owns any trademark(s) and/or domain names that pertain specifically to a Jounce Reversion Product that Jounce believes would be necessary or useful for the Commercialization of a Jounce Reversion Product (as then currently marketed, but not including any marks that include, in whole or part, any corporate name or logo of Celgene), Jounce shall have the right to negotiate in good faith with Celgene to Jounce of an exclusive license to such trademark(s) and/or domain names solely for use with respect to such Product or an assignment of such trademark(s) and/or domain names.  Jounce shall exercise such right by written notice to Celgene within [***] after such Licensed Candidate or Licensed Product becomes a Jounce Reversion Product.  The Parties shall negotiate in good faith the commercially reasonable terms of any such license or assignment to Jounce for up to [***] after Celgene receives any such written notice from Jounce; and

(i)                                     If Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is a sublicensee under such Third Party License, then Jounce shall be solely responsible for any fees, expenses, milestones, royalties and other payments associated with the exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License.  To the extent Celgene has obtained a Third Party License with respect to such Jounce Reversion Product and Jounce is not a sublicensee under such Third Party License, then Celgene shall (1) if permitted under such Third Party License, assign to Jounce such Third Party License or (2) if such assignment is not permitted under such Third Party License, then, to the extent Celgene is permitted to do so, grant Jounce a sublicense under such Third Party License; provided, in each case, Jounce shall be solely responsible for

35

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any fees, expenses, milestones, royalties and other payments associated with the assignment, sub license and/or exercise of any rights under such Third Party License to the extent due with respect to the practice by Jounce, its Affiliates or sublicensees of the technology covered by or rights licensed under such Third Party License.

6.8                               Survival of Sublicensees .  Notwithstanding the foregoing, termination of this PD-1 License Agreement shall be construed as a termination of any sublicense of any Sublicensee hereunder, provided however that such Sublicensee shall have the right to request that Jounce grants to such Sublicensee a direct license. Jounce shall not unreasonably withhold its consent to any such request.

6.9                               Surviving Provisions.

6.9.1                     Accrued Rights; Remedies.  Termination, relinquishment or expiration of this PD-1 License Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this PD-1 License Agreement.  Except as otherwise expressly set forth in this PD-1 License Agreement, the termination provisions of this 6.9 are in addition to any other relief and remedies available to either Party under this PD-1 License Agreement and at applicable Law.

6.9.2                     Survival.  Notwithstanding any provision herein to the contrary, any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of this PD-1 License Agreement.  Further, the rights and obligations of the Parties set forth in the following Sections and Articles shall survive the expiration or termination of this PD-1 License Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this PD-1 License Agreement: 1, 2.1, 2.7.3, 2.8, 3.2.1 (with respect to Celgene’s exercise of its license under Section 6.6.1), 3.2.4, 4.1.5, 4.2, 5 (to the extent applicable to claims arising during the PD-1 Term, or any claims relating to breaches of provisions that are deemed to survive pursuant to this PD-1 License Agreement), 6, 7.1.1, 7.2, 7.3, 7.4, 7.5, and 7.6.

6.10                        Relationship to Other Agreements .  Except as provided herein, termination of this PD-1 License Agreement shall not affect in any way the terms or provisions of the Master Collaboration Agreement, any other then-existing executed Co-Development & Co-Commercialization Agreement or the Equity Purchase Agreement.

ARTICLE 7
MISCELLANEOUS

7.1                               Confidentiality; Publicity.

7.1.1                     Confidentiality.  The confidentiality, non-disclosure and non-use obligations set forth in Article 8 of the Master Collaboration Agreement, including each Party’s rights and obligations with respect to publicity and publications set forth in Sections 8.6 and 8.7 of the Master Collaboration Agreement, shall apply to the Parties’ performance of all activities

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under this PD-1 License Agreement.

7.1.2                     Press Release.  Upon or following the PD-1 Effective Date, the Parties may issue the form of press release agreed by the Parties pursuant to Section 8.6 of the Master Collaboration Agreement and attached hereto as Exhibit C.  In all other cases, the issuance of any press release or other public statement by either Party or their respective Affiliates disclosing any information relating to this PD-1 License Agreement, the activities hereunder, or the transactions contemplated hereby shall be subject to Section 8.6 of the Master Collaboration Agreement.

7.2                               Warranties; Disclaimer of Warranties.

7.2.1                     Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that as of the PD-1 Effective Date: (a) it has the full right, power and authority to enter into this PD-1 License Agreement and to perform its obligations hereunder; (b) this PD-1 License Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (c)  the execution and delivery by such Party of this PD-1 License Agreement does not conflict with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable Law.

7.2.2                     Disclaimer.  Except as otherwise expressly set forth in this PD-1 License Agreement or the Master Collaboration Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test, including the Jounce Licensed Program, commenced under this PD-1 License Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Licensed Candidate, Licensed Product or Licensed Diagnostic Product, it provides or discovers under this PD-1 License Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this PD-1 License Agreement.

7.3                               Applicability of Terms of Master Collaboration Agreement.  In addition to those provisions of the Master Collaboration Agreement that are expressly stated in this PD-1 License Agreement to apply to the Parties activities hereunder, Sections 12.1, 12.2, 12.3, 12.5, 12.6, 12.7, 12.8, 12.9 (with respect to the Parties ability to bind one another and with respect to third party beneficiaries), 12.11, 12.12, 12.13 and 12.14 of the Master Collaboration Agreement shall apply in full to the Party’s performance of all activities under this PD-1 License Agreement.  References to “Agreement” in such sections shall refer to this PD-1 License Agreement.

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7.4                               Assignment.

7.4.1                     Generally.  This PD-1 License Agreement may not be assigned by any Party, nor may any Party delegate its obligations or otherwise transfer licenses or other rights created by this PD-1 License Agreement, except as expressly permitted hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

7.4.2                     Celgene.  Notwithstanding the limitations in Section 7.4.1, Celgene Corp. and Celgene RIVOT may assign this PD-1 License Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates solely as provided in this Section 7.4.2 or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this PD-1 License Agreement; provided however that, except in the case where Celgene Corp., or Celgene RIVOT, as applicable, [***], (i) Celgene Corp. or Celgene RIVOT, as applicable, provides Jounce with written notice of any such assignment(s) within [***] after the date such assignments become effective, (ii) prior to such assignment(s), Celgene Corp. or Celgene RIVOT, as applicable, agrees in a written agreement delivered to Jounce (and upon which Jounce may rely) to remain fully liable for the performance of its obligations under this PD-1 License Agreement by its assignee(s), and (iii) the assignee(s) agree in a written agreement delivered to Jounce (and upon which Jounce may rely) to assume performance of all such assigned obligations. If Celgene Corp. or Celgene RIVOT, as applicable, wishes to assign [***], with respect to the assets so assigned.

7.4.3                     Jounce.  Notwithstanding the limitations in Section 7.4.1, Jounce may assign this PD-1 License Agreement, or any rights or obligations hereunder in whole or in part, without Celgene’s consent, to (a) one or more Affiliates solely as provided in this Section 7.4.3 or (b) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this PD-1 License Agreement; provided however that, except in the case where Jounce [***], (i) Jounce provides Celgene with at least [***] advance written notice of any such assignment(s), (ii) prior to such assignment(s), Jounce agrees in a written agreement delivered to Celgene (and upon which Celgene may rely) to remain fully liable for the performance of its obligations under this PD-1 License Agreement by its assignee(s), and (iii) prior to such assignment(s), the assignee(s) agree in a written agreement delivered within [***] after the date such assignments become effective to Celgene (and upon which Celgene may rely) to assume performance of all such assigned obligations, (iv) in the case of any assignment(s) by Jounce, [***], and (v) all of the matters referred to in clauses (i), (ii), (iii) and (iv), as applicable, will be set forth in documentation [***] prior to any such assignment(s) [***] and in all cases will provide [***].  If Jounce wishes to assign [***], it will be permitted to do so conditioned on [***], with respect to the assets so assigned.

7.4.4                     All Other Assignments Null and Void.  The terms of this PD-1 License Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 7.4 will be null and void ab initio.

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7.4.5                     Business Combinations.  Notwithstanding anything to the contrary in this PD-1 License Agreement, with respect to any intellectual property rights controlled by the acquiring party or its Affiliates (if other than one of the Parties to this PD-1 License Agreement) involved in any Business Combination of either Party, such intellectual property rights shall not be included in the technology and intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer or its Affiliate (other than the relevant Party to this PD-1 License Agreement) prior to such transaction, or to the extent such technology is developed by such acquirer or its Affiliate outside the scope of activities conducted with respect to the Collaboration, Jounce Licensed Program, the Licensed Candidate, Licensed Products or related Licensed Diagnostic Products.  The Jounce Program Licensed IP shall exclude any intellectual property owned or controlled by a permitted assignee of this PD-1 License Agreement or successor to Jounce or Celgene, as applicable, and not developed in connection with the Collaboration, Jounce Licensed Program, the Licensed Candidate, or Licensed Products, or related Licensed Diagnostic Products, researched, Developed or Commercialized pursuant to this PD-1 License Agreement, any other Co-Development & Co-Commercialization Agreement or the Master Collaboration Agreement.

7.5                               Performance by Affiliates.

7.5.1                     To the extent that this PD-1 License Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

7.5.2                     The Parties hereby acknowledge and agree that (a) Celgene Corp. and Jounce Therapeutics are the parties to this PD-1 License Agreement with respect to all rights and obligations (including payment obligations) under this PD-1 License Agreement in the United States; and (b) Celgene RIVOT is the party to this PD-1 License Agreement with respect to all rights and obligations under this PD-1 License Agreement outside of the United States.

7.6                               Entire Agreement.  This PD-1 License Agreement, together with the attached Exhibits and Schedules, and the Master Collaboration Agreement, including its Exhibits and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, and any and all term sheets relating to the transactions contemplated by this PD-1 License Agreement and exchanged between the Parties prior to the PD-1 Effective Date.

[Signature Page Follows]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this PD-1 LICENSE AGREEMENT to be executed by their respective duly authorized officers as of the PD-1 Effective Date.

JOUNCE THERAPEUTICS, INC.	CELGENE CORPORATION

By:	By:

Name:	Name:

Title:	Title:

CELGENE RIVOT LLC

By:

Name:

Title:

[Signature page to PD-1 License Agreement]

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EXHIBIT A

Licensed Candidate and the Included Collaboration Candidates

For the Jounce Licensed Program:

A.                                    the “Licensed Candidate” is: [JTX-4014]; and

B.                                    the “Included Collaboration Candidates” for this Jounce Licensed Program are:  [    ].

A - 1

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EXHIBIT B

Form of Jounce License Material Transfer Agreement

This Jounce License Material Transfer Agreement No.        (the “Jounce License Material Transfer Agreement”) is made as of                                             (the “Jounce License Material Transfer Agreement Effective Date”), pursuant to that certain PD-1 License Agreement, entered into by Jounce Therapeutics, Inc., Celgene Corporation and Celgene RIVOT LLC, with an effective date of [•], 20    (the “PD-1 License Agreement”), by and between:

Transferring Party:  [Please identify transferring party]

And

Licensed Materials Receiving Party:  [Please identify receiving party]

for the transfer of:

A.                                    Confidential Information:

[Please identify any Confidential Information other than Jounce Licensed Materials that would be transferred, e.g., assay protocols.  If none, state “None.”]

B.                                    Jounce Licensed Materials:

[Please identify all Jounce Licensed Materials to be transferred by type and name, as well as specifying the amount transferred.  If none, state “None.”]

for the PD-1 Program, and for the purpose of:

[Please describe purpose and scope of use of such Confidential Information and/or Jounce Licensed Materials]

The Parties acknowledge and agree that the transfer of Confidential Information and/or Jounce Licensed Materials pursuant to this Jounce License Material Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Master Collaboration Agreement and the PD-1 License Agreement.  Any capitalized terms used in this Jounce License Material Transfer Agreement that are not defined herein have the meanings ascribed to them in the Master Collaboration Agreement or the PD-1 License Agreement, as applicable.

[Signature Page Follows]

B - 1

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IN WITNESS WHEREOF, this Jounce License Material Transfer Agreement is entered into as of the Jounce License Material Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For the Transferring Party:	For the Licensed Materials Receiving Party:

By:	By:

Name:	Name:

Title:	Title:

B - 2

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EXHIBIT C

Form of Press Release

C - 1

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Exhibit D

Guiding Principles

D - 1

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EXHIBIT E

PD-1 Profit & Loss Share

This Exhibit E to this PD-1 License Agreement covers financial planning, accounting policies and procedures to be followed in determining the PD-1 Profit & Loss Share for Monotherapy Products and any other Licensed Products which are not co-packaged or co-formulated (excluding, for the avoidance of doubt, any co-formulated or co-packaged Collaboration Combination Products or Non-Collaboration Combination Products, the “Revenue Split Products”).  The PD-1 Profit & Loss Share is not a legal entity and has been defined for identification purposes only.

1.              Principles of Reporting.

The presentation of results of operation of the Parties with respect to Revenue Split Products will be based on each Party’s respective financial information presented separately and on a consolidated basis in the reporting format depicted as follows:

	[***]	[***]

[***]

[***]

[***]

[***]

It is the intention of the Parties to interpret definitions to be consistent with this Exhibit E and Accounting Principles, it being understood and agreed that [***].  Where such costs will be determined based on either Party’s system of cost or project accounting, each Party agrees to provide reasonable supporting documentation, as may be requested by the other Party, to ensure that each Party’s methodologies are reasonable and consistently applied.  To the extent that such costs are not readily determinable based on the respective Party’s system of cost or project accounting, the JWG will develop a reasonable methodology for determining such costs.  Reasonable methodologies may include a standard rate or some other appropriate basis for allocating costs.  For billing and reporting, the statement of operations will be translated into U.S. Dollars in accordance with this PD-1 License Agreement.

If necessary, a Party will make the appropriate adjustments to the financial information it supplies under this Exhibit E to conform to the above format of reporting results of operation.

The Parties agree that (a) all Revenue Split Products will be booked by the Party which is then-Commercializing such Revenue Split Product and (b) all Collaboration Combination Products will be booked pursuant to the terms of the applicable Co-Development &

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Co-Commercialization Agreement pursuant to which such Collaboration Combination Product is then-being Commercialized.

2.              Frequency of Reporting. Solely with respect to Revenue Split Products:

a.              The fiscal year for the purposes of reporting and other activities undertaken by the Parties pursuant to this Exhibit E will be a Calendar Year.  Unless the schedule of such reporting is altered by the JWG, reporting by each Party for revenues and expenses will be as set forth in this Paragraph 2 of this Exhibit E.

b.              The Party Commercializing such Revenue Split Product will prepare a consolidated reporting of the activities undertaken by the Parties hereunder (including Gross Profit or Loss), the calculation of the Gross Profit or Loss sharing, and determination of the cash settlement as between the Parties. The Party Commercializing such Revenue Split Product will provide the other Party within [***] after the end of each Calendar Quarter, a detailed statement showing the consolidated results and calculations of the Gross Profit or Loss sharing and cash settlement required in a format agreed to by the Parties (the “Report”).  The non-Commercializing Party will cooperate as appropriate and provide the Commercializing Party with financial statements, within [***] of the end of each Calendar Quarter, for the non-Commercializing Party’s activities with respect to Revenue Split Product (if any), prepared in accordance with the terms contained in the financial planning, accounting and reporting procedures set forth in this Exhibit E in order for the Commercializing Party to prepare the consolidated reports, including in reasonable detail the Cost of Goods Sold in such Calendar Quarter.

c.               On a monthly basis, the Commercializing Party will supply the non- Commercializing Party with an estimate of Revenue Split Product Annual Net Sales during the prior month of such Revenue Split Product and related Licensed Diagnostic Product, in units, local currency and U.S. dollars (using the conversion method set forth in this PD-1 License Agreement) according to the Commercializing Party’s sales reporting system, which will be consistent with the financial planning, accounting and reporting procedures set forth in this Exhibit E.  Each such report will be provided as early as possible, but no later than [***] after the last day of the month in question, and will separately provide monthly and year-to-date cumulative figures. The Commercializing Party will provide to the non- Commercializing Party, together with the next monthly estimate under this Section 2(c), an updated report for the immediately preceding month providing a reconciliation of the estimated amounts for such preceding month against the actual Revenue Split Product Annual Net Sales during such month of such Revenue Split Product and Licensed Diagnostic Product in the United States.

3.              Financial Records.   With respect to all financial records and reports required by this Exhibit E, each Party to the extent applicable hereunder will keep financial records in accordance with its Accounting Principles.  All cost reporting will be based on the appropriate costs definitions stated in this Exhibit E or elsewhere in this PD-1 License

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Agreement, and each Party will report costs in a manner consistent with a mutually agreed standard.

4.              Gross Profits and Loss Sharing.

a.              The Parties agree to share Gross Profits or Losses with respect to Development and Commercialization of Revenue Split Products in the Territory as set forth below:

i.                  Celgene will bear (and be entitled to) fifty percent (50%), and Jounce will bear (and be entitled to) fifty percent (50%) of Gross Profits or Losses.

b.              Jounce shall either invoice Celgene, or pay to Celgene, at the time the Report is delivered to Celgene, an amount such that Celgene will be bearing its portion of the PD-1 Profit & Loss Share for the relevant sales of Revenue Split Product and related Licensed Diagnostic Product.  Either (i) Celgene shall make payment in full to Jounce of the amount of any such invoice, within [***] after the date of such invoice, or (ii) Jounce shall pay Celgene within [***] after the Report is delivered to Celgene, an amount such that Celgene will bear or receive its portion of the PD-1 Profit & Loss Share.  Such amounts will be invoiced and paid (whether before or after Regulatory Approval is received) pursuant to this Paragraph 4(b) of this Exhibit E.  All payments to be made by either Party hereunder will be made in U.S. Dollars by wire transfer to such bank account as such Party may designate.  Jounce shall have the right to request deferral of Jounce’s obligation to pay amounts such that Celgene bears its portion of the PD-1 Profit & Loss Share for the relevant sales of Revenue Split Product and related Licensed Diagnostic Product as described in Exhibit G of the Master Collaboration Agreement.

c.               In the event any payment is made after the date specified in Paragraph 4(b) of this Exhibit E and provided that such payment is not otherwise subject to good faith dispute, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 3.2.3 of this PD-1 License Agreement.

5.              Start of Operations and Effective Accounting Date Termination.

a.              Operation of the PD-1 Profit & Loss Share will be deemed to have commenced as of the PD-1 Effective Date.  Except as otherwise provided herein, costs and expenses incurred prior to such date are not chargeable to the Profit & Loss Share.

b.              Unless otherwise set forth in this PD-1 License Agreement, for reporting and accounting purposes with respect to the PD-1 Profit & Loss Share, the effective termination date of the PD-1 License Agreement with regard to the last detailing year for Revenue Split Product and related Licensed Diagnostic Product will be the end of the month in which such termination takes place.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.              Audits.  Each Party will keep, and will cause its Affiliates and Sublicensees, as applicable, to keep, accurate books and records of accounting as required under its Accounting Principles for the purpose of calculating all amounts payable by either Party to the other Party under the PD-1 Profit & Loss Share.  Such records shall be retained by each Party or any of its Affiliates or Sublicensees (in such capacity, the “Recording Party”) for a period of no less than [***] after the Calendar Year to which such records relate.  At the request of either Party, the other Party will, and, will cause its Affiliates and Sublicensees, as applicable, to, permit the requesting Party and its representatives (including an independent auditor), at reasonable times and upon reasonable notice to the Recording Party, to inspect, review and audit the books and records maintained pursuant to this Paragraph 6 of this Exhibit E.  Such examinations may not, unless otherwise required by applicable Law, (a) be conducted for any Calendar Year more than [***] after the end of such Calendar Year, (b) be conducted more than once in any [***] period, or (c) be repeated for any Calendar Year.  Except as provided below, the cost of this examination will be borne by the Party that requested the examination, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party will bear the cost of the audit.  Unless disputed as described below, if such audit concludes that additional payments were owed or that excess payments were made during such period, the paying Party will pay the additional amounts or the receiving Party will reimburse such excess payments, with interest from the date originally due as provided in Section 3.2.3 of this PD-1 License Agreement, within [***] after the date on which a written report of such audit is delivered to the Parties.  In the event of a dispute regarding such books and records, including the amounts owed to a Party under Article 3 of this PD-1 License Agreement, Revenue Split Product Annual Net Sales of Revenue Split Product and related Licensed Diagnostic Product or Gross Profit, the Parties will work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], such dispute will be resolved in accordance with Section 12.7 of the Master Collaboration Agreement.  The receiving Party will treat all information subject to review under this Paragraph 6 of this Exhibit E in accordance with the confidentiality provisions of Article 8 of the Master Collaboration Agreement and the Parties will cause any auditor or arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to a confidentiality agreement.

Definitions.

“Allocable Overhead” means the following costs, attributable to the PD-1 Profit & Loss Share, all of which will be consistent with Accounting Principles in accordance with each Party’s then-current practices and reported in a manner consistent with a standard mutually agreed upon by the Parties:

indirect supplies and department overhead, such as indirect labor and other department expenses; and

facility overhead, such as rent, depreciation, utilities and facility support.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

“Costs of Goods Sold” or “COGS” means [***].

“Gross Profit or Losses” means [***].

“Manufacturing Costs” means [***].

“Net Sales” means, [***]:

(a)                                 [***];

(b)                                 [***];

(c)                                  [***];

(d)                                 [***];

(e)                                  [***]; and

(f)                                   [***].

[***].

“Revenue Split Product Annual Net Sales” means, [***].

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EXHIBIT F

[***]

[***]

F - 1

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SCHEDULE 2.3.5

Development Cost Share

For Monotherapy Products:

All Development Costs for Monotherapy Products will be allocated [***] to Celgene and [***] to Jounce.

For Collaboration Combination Products:

All Development Costs for Collaboration Combination Products will be paid in accordance with the Co-Development & Co-Commercialization Agreement under which such Collaboration Combination Product is being Developed.

For Non-Collaboration Combination Products:

All Development Costs for Non-Collaboration Combination Products will be paid [***] by the Party electing to conduct such study.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE 2.5.1

[***]

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SCHEDULE 4.8

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D

Form of Collaboration Material Transfer Agreement

This Collaboration Material Transfer Agreement No.             (the “Collaboration Material Transfer Agreement”) is made as of                                                                   (the “Collaboration Material Transfer Agreement Effective Date”), pursuant to that certain Master Research and Collaboration Agreement for the [List Program] Program, entered into by Jounce Therapeutics, Inc., Celgene Corporation and Celgene RIVOT LLC, with an effective date of July 18, 2016 (the “Collaboration Agreement”), by and between:

Transferring Party:  [Please identify transferring party]

And

Material Receiving Party:  [Please identify receiving party]

for the transfer of:

A.                                                                                          Confidential Information:

[Please identify any Confidential Information other than Materials that would be transferred, e.g., assay protocols.  If none, state “None.”]

B.                                                                                          Materials:

[Please identify all Materials to be transferred by type and name, as well as specifying the amount transferred.  If none, state “None.”]

for the purpose of:

[Please describe purpose and scope of use of such Confidential Information and/or Materials]

The Parties acknowledge and agree that the transfer of Confidential Information and/or Materials pursuant to this Collaboration Material Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Collaboration Agreement.  Any capitalized terms used in this Collaboration Material Transfer Agreement that are not defined herein have the meanings ascribed to them in the Collaboration Agreement.

D - 1

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IN WITNESS WHEREOF, this Collaboration Material Transfer Agreement is entered into as of the Collaboration Material Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For the Transferring Party:	For the Materials Receiving Party:

By:	By:

Name:	Name:

Title:	Title:

D - 2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit E

Form of Press Release

E - 1

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EXHIBIT F

TARGET POOL

Available Macrophage Targets:

[***]

Bundled Macrophage Targets:

Group #1

[***]

[Additional Bundled Macrophage Targets to be added as separate groups in accordance with Section 2.2.3]

Available B-Cell/Treg Targets:

[TO BE ADDED IN ACCORDANCE WITH SECTION 2.2.2]

Bundled B-Cell/Treg Targets:

[TO BE ADDED IN ACCORDANCE WITH SECTION 2.2.3]

[Bundled B-Cell/Treg Targets to be added as separate groups]

F - 1

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[***]

G - 1

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Schedule 2.2.2 - LO Criteria

The LO Criteria are meant to provide information that, when considered in the aggregate, is sufficient for Celgene to evaluate whether or not a Biologic is suitable for further development within the Collaboration. Jounce may perform assays and experiments as listed in the LO Criteria to create the LO Data Package.

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 2.6 — Subcontracting Essential Provisions

IP Ownership: Retain or obtain Control of any and all Know-How or Patents related to the Collaboration, which may be created by or used with the relevant Party’s permission by such subcontractor in connection with such subcontracted activity (other than Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business).

IP Licenses: Obtain licenses to any Know-How or Patents owned or controlled by the subcontractor, which may be created by or used by the subcontractor in connection with such subcontracted activity (including Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business), that falls within the scope of any licenses granted by the subcontracting Party to the other Party under the Collaboration.

Publication: Publications by the subcontractor are not permitted without the subcontracting Party’s prior written consent (and if related to the Collaboration, is subject to Article 8 of this Agreement).

Confidentiality: Consistent with the terms of Article 8, where practicable, but in no event less than reasonable confidentiality, non-disclosure and non-use obligations.

Assignment: Assignment of the agreement, and any rights and obligations thereunder, by the subcontractor is not permitted without the subcontracting Party’s prior written consent.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 7.3.1(c) - Core Countries

[***]

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Schedule 9.2.1 - Jounce Patents

Docket No.	Country	Application/Patent Number	Title	Status	Filing Date	Expiration Date
[***]

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Schedule 9.2.2 - Jounce Agreements

Jounce In-Licenses:

[***]

1.              Amended and Restated Exclusive License Agreement, by and among the Company, Sloan-Kettering Institute for Cancer Research, Memorial Sloan-Kettering Cancer Center, and Memorial Hospital for Cancer and Allied Diseases, dated September 28, 2015

[***]

Jounce Out-Licenses:

[***]

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Schedule 9.2.3 — Payment Obligations to Third Parties as a Result of Execution of this Agreement

[***]